As filed with the Securities and Exchange Commission on December 18, 2009

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXSTAR BROADCASTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	4833	23-3063152
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(972) 373-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry A. Sook

President and Chief Executive Officer

5215 North O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(972) 373-8800

(972) 373-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-Accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Senior Subordinated PIK Notes due 2014	$42,628,184	$2,378.66
Guarantees (2)	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NEXSTAR BROADCASTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	4833	23-3083125
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(972) 373-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Perry A. Sook

President and Chief Executive Officer

5215 North O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(972) 373-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 446-4800

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 18, 2009

PROSPECTUS                     , 2009

$42,628,184

NEXSTAR BROADCASTING, INC.

Exchange Offer for

Senior Subordinated PIK Notes due 2014

Offer for outstanding Senior Subordinated PIK Notes due 2014, in the aggregate principal amount of $42,628,184 (which we refer to as the “Old Notes”) in exchange for up to $42,628,184 aggregate principal amount of Senior Subordinated PIK Notes due 2014 which have been registered under the Securities Act of 1933, as amended, (which we refer to as the “New Notes”).

Terms of the Exchange Offer:

•	Expires 5:00 p.m., New York City time, , 2010, unless extended.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	Nexstar Broadcasting, Inc. (“Nexstar”) can amend or terminate the exchange offer.

•	Nexstar will exchange all Senior Subordinated PIK Notes due 2014 that are validly tendered and not validly withdrawn.

•	Nexstar will not receive any proceeds from the exchange offer.

•	The exchange of notes will not be a taxable exchange for United States federal income tax purposes.

•	You may withdraw tendered outstanding Old Notes any time before the expiration of the exchange offer.

Terms of the New Notes:

•	The New Notes will be general unsecured senior subordinated obligations of Nexstar and will be subordinated to all of Nexstar’s senior debt.

•

The guarantees will be general unsecured senior subordinated obligations of the guarantors and will be subordinated to all senior debt of the guarantors. However, Nexstar Broadcasting Group, Inc., Nexstar’s ultimate parent will not be considered a guarantor (as defined in the indenture) for any purpose under the indenture and, therefore, will not be subject to the indenture.

•

The New Notes mature on January 15, 2014. The New Notes will bear interest at: (a) 12% per annum from June 30, 2008 to January 15, 2010, payable entirely during such period by increasing the principal amount of the Notes by an amount equal to the amount of interest then due (“Payment- in-Kind Interest”); (b) 13% per annum, payable entirely in cash, from January 16, 2010 to July 15, 2010; (c) 13.5% per annum, payable entirely in cash, from July 16, 2010 to January 15, 2011; (d) 14.0% per annum, payable entirely in cash, from January 16, 2011 to July 15, 2011; (e) 14.5% per annum, payable entirely in cash, from July 16, 2011 to January 15, 2012; and (f) 15% per annum, payable entirely in cash, thereafter.

•	Nexstar may redeem the New Notes at any time on or after October 1, 2008.

•	Upon a change of control, Nexstar may be required to offer to repurchase the New Notes.

•	The terms of the New Notes are identical to Nexstar’s outstanding Old Notes except for transfer restrictions and registration rights.

For a discussion of specific risks that you should consider before tendering your outstanding Senior Subordinated PIK Notes due 2014 in the exchange offer, see “Risk Factors” beginning on page 8.

There is no public market for Nexstar’s outstanding Senior Subordinated PIK Notes due 2014 or the New Notes. However, you may trade Nexstar’s outstanding Senior Subordinated PIK Notes due 2014 in the Private Offering Resale and Trading through Automatic Linkages, or PORTAL™, market.

Each broker-dealer that receives New Notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended, in connection with any resales of the New Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the New Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling noteholders are offering to sell, and seeking offers to buy, Senior Subordinated PIK Notes due 2014 only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Senior Subordinated PIK Notes due 2014.

Each broker-dealer that receives new securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new securities. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where those securities were acquired by this broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

As used in this prospectus and unless the context indicated otherwise, “Notes” refers, collectively, to our “Old Notes” and “New Notes.”

i

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “us,” and “our” refer to Nexstar Broadcasting, Inc. and its subsidiaries, unless the context otherwise requires. Unless specified, all financial information in this prospectus is information regarding Nexstar Broadcasting Group, Inc. and its consolidated subsidiaries and Mission Broadcasting, Inc. (“Mission”). This prospectus includes specific terms of the New Notes we are offering as well as information regarding our business and detailed financial data. For a more complete understanding of this offering, we encourage you to read this prospectus in its entirety.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 63 television stations (inclusive of the digital multi-channels) in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Our principal offices are at 5215 North O’Connor Boulevard, Suite 1400, Irving, Texas 75039. Our telephone number is (972) 373-8800 and our website is www.nexstar.tv.

Purpose of the Exchange Offer

On June 30, 2008, we sold, through a private placement exempt from the registration requirements of the Securities Act, $42,628,184 of our Senior Subordinated PIK Notes due 2014, all of which are eligible to be exchanged for New Notes. We refer to these notes as “Old Notes” in this prospectus. The Old Notes are subject to transfer restrictions until we consummate this exchange offer or they are resold under a shelf registration statement.

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes. Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical Notes, which will be issued in exchange for the Old Notes, to be filed as soon as practicable after June 30, 2008, but in no event later than December 31, 2009. We refer to the Notes to be registered under this exchange offer registration statement as “New Notes” and collectively with the Old Notes, we refer to them as the “Notes” in this prospectus. You may exchange your Old Notes for New Notes in this exchange offer. You should read the discussion under the headings “—Summary of the Exchange Offer,” “The Exchange Offer” and “Description of the New Notes” for further information regarding the New Notes.

We did not register the Old Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Old Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Old Notes do not exchange their Old Notes in the exchange offer, they lose their right to have the Old Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Old Notes after the exchange offer may be unable to resell their Old Notes.

Summary of the Exchange Offer

The Exchange Offer

Securities Offered	$42,628,184 principal amount of Senior Subordinated PIK Notes due 2014. The Notes are subject to transfer restrictions until we consummate this exchange offer or they are resold under a shelf registration statement.

The Exchange Offer	Nexstar is offering to exchange the Old Notes for a like principal amount at maturity of the New Notes. Old Notes may be exchanged only in integral principal at maturity multiples of $1,000. This exchange offer is being made pursuant to a registration rights agreement dated as of June 30, 2008, which granted the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender

Nexstar’s exchange offer will expire 5:00 p.m. New York City time, on                     , 2010, or a later time if we choose to extend this exchange offer. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you acquire the New Notes in the ordinary course of business:

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes;

•	you are not an “affiliate” of Nexstar, as defined in Rule 405 of the Securities Act; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any New Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Nexstar does not assume or indemnify you against this liability.

Each broker-dealer acquiring New Notes issued for its own account in exchange for Old Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any New Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the New Notes issued in the exchange offer.

Conditions to the Exchange Offer	Nexstar’s obligation to accept for exchange, or to issue the New Notes in exchange for, any Old Notes is subject to certain customary conditions relating to compliance with any applicable law, or any applicable interpretation by any staff of the Securities and Exchange Commission, or any order of any governmental agency or court of law. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Notes Held in the Form of Book-Entry Interests	The Old Notes were issued as global securities and were deposited upon issuance with The Bank of New York. The Bank of New York issued certificateless depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company.

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in the Depository Trust Company, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by The Depository Trust Company.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the BLUE-colored “Letter of Election and Instructions to Brokers or Bank” that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes will be tendered in multiples of $1,000.

A timely confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at The Depository Trust Company, under the procedure described in this prospectus under the heading “The Exchange Offer” must be received by the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

United States Federal Income Tax Considerations	The exchange offer should not result in any income, gain or loss to the holders of Old Notes or to us for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offer.

Exchange Agent	The Bank of New York is serving at the exchange agent for the exchange offer.

PORTAL Market	There is no public market for Nexstar’s outstanding Senior Subordinated PIK Notes due 2014 or the New Notes.

Shelf Registration Statement	In limited circumstances, holders of Old Notes may require Nexstar to register their Old Notes under a shelf registration statement.

The New Notes

The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act. As a result, the New Notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the Old Notes. The New Notes represent the same debt as the Old Notes. The Old Notes and the New Notes are governed by the same indenture and are together considered a “series” of securities under that indenture. Unless the context indicates otherwise, we use the term “Notes” in this prospectus to refer collectively to the Old Notes and the New Notes.

Issuer	Nexstar Broadcasting, Inc.

The New Notes	$42,628,184 million principal amount of Senior Subordinated PIK Notes due 2014. The Notes are subject to transfer restrictions until we consummate this exchange offer or they are resold under a shelf registration statement.

Maturity	January 15, 2014.

Interest Rate	The New Notes will bear interest at: (a) 12% per annum from June 30, 2008 to January 15, 2010, payable entirely during such period by increasing the principal amount of the Notes by an amount equal to the amount of interest then due (“Payment-in-Kind Interest”); (b) 13% per annum, payable entirely in cash, from January 16, 2010 to July 15, 2010; (c) 13.5% per annum, payable entirely in cash, from July 16, 2010 to January 15, 2011; (d) 14.0% per annum, payable entirely in cash, from January 16, 2011 to July 15, 2011; (e) 14.5% per annum, payable entirely in cash, from July 16, 2011 to January 15, 2012; and (f) 15% per annum, payable entirely in cash, thereafter.

Interest Payment Dates	January 15 and July 15

First payment: July 15, 2010.

Denominations	$1,000 minimum and $1,000 integral multiples thereof.

Guarantees	The Notes will be fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by:

•

Nexstar Broadcasting Group, Inc., Nexstar’s ultimate parent; however, Nexstar Broadcasting Group, Inc. will not be considered a guarantor (as defined in the indenture) for any purpose under the indenture and, therefore, will not be subject to the indenture; and

•	all of Nexstar’s future domestic subsidiaries.

Of all of our consolidated entities, the only one that does not guarantee the Notes is Nexstar’s direct parent, Nexstar Finance Holdings, Inc.

Ranking	The Notes and the guarantees are senior subordinated obligations. Accordingly, they will rank:

•	behind all of Nexstar’s and the guarantors’ existing and future senior debt;

•

equally with all of Nexstar’s and the guarantors’ existing and future unsecured senior subordinated obligations that do not expressly provide that they are subordinated to the Notes and the guarantees, respectively; and

•	ahead of any of Nexstar’s and the guarantors’ future debt that expressly provides that it is subordinated to the Notes.

Optional Redemption	See “Description of the New Notes—Optional Redemption.”

Mandatory Repurchase Offer	If Nexstar or any of their restricted subsidiaries sell certain assets or if Nexstar experiences specific kinds of changes of control, Nexstar must offer to repurchase the Notes at the prices listed under “Description of the New Notes—Repurchase at the Option of Holders.”

Certain Covenants	We will issue the notes under an indenture (and a supplemental indenture thereto) with The Bank of New York, which will initially act as trustee on your behalf. The Indenture governing the Notes will, among other things, restrict the ability of Nexstar and its subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on, or redeem or repurchase, capital stock;

•	make investments;

•	engage in transactions with affiliates;

•	transfer or sell assets;

•	incur liens or enter into any sale/leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of their assets.

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Risk Factors	Investing in the Notes involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Notes.

The Notes will not be entitled to the benefit of any mandatory sinking fund.

For more complete information about the Notes, see the “Description of the New Notes” section of this prospectus.

Our executive offices are located at 5215 North O’Connor Boulevard, Suite 1400, Irving, Texas 75039, and our telephone number is (972) 373-8800.

RISK FACTORS

An investment in the notes is subject to numerous risks, including those listed below. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. You should carefully consider the following risks, along with the information provided elsewhere in this prospectus. These risks could materially affect our ability to meet our obligations under the notes. You could lose all or part of your investment in, and the expected return on, the notes.

Risks Related to the New Notes

Because there is no public market for the New Notes, you may not be able to sell your New Notes.

The New Notes will be registered under the Securities Act of 1933, as amended, or the Securities Act, but will constitute a new issue of securities with no established trading market, and uncertainty exists with regard to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their New Notes; or

•	the price at which the holders would be able to sell their New Notes.

If a trading market were to develop, the New Notes might trade a higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

Any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market might not exist for the New Notes and any trading market that does develop might not be liquid.

In addition, any holder of Old Notes who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your Old Notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue New Notes pursuant to this exchange offer only after a timely receipt of your Old Notes (including timely notation in book-entry form). Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Old Notes, by the expiration date of the exchange offer, we will not accept your Old Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If there are defects or irregularities with respect to your tender of Old Notes, we will not accept your Old Notes for exchange.

If you do not exchange your Old Notes, your Old Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your Old Notes.

We did not register the Old Notes, nor do we intend to do so following the exchange offer. The Old Notes that are not tendered will, therefore, continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Old Notes, you will be subject to existing transfer restrictions. As a result, if you hold Old Notes after the exchange offer, you may be unable to sell your Old Notes. If a large number of outstanding Old Notes are exchanged for New Notes issued in the exchange offer, it may be difficult for holders of outstanding Old Notes that are not exchanged in the exchange offer to sell their Old Notes, since those Old Notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of Old Notes outstanding, there may not be a very liquid market in those Old Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you exchange your Old Notes, you may not be able to resell the New Notes you receive in the exchange offer without registering them and delivering a prospectus.

You may not be able to resell New Notes you receive in the exchange offer without registering those New Notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to New Notes issued in the exchange offer, that:

•	holders who are not “affiliates” of Nexstar within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their New Notes in the ordinary course of business;

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the New Notes; and

•	are not broker-dealers

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the New Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of New Notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding New Notes in market-making activities or other trading activities and must deliver a prospectus when they resell New Notes they acquire in the exchange offer in order not to be deemed an underwriter.

Risks Related to The Offering

Our substantial debt could limit our ability to grow and compete.

We have a significant amount of indebtedness. Our substantial indebtedness could have important consequences to our business. For example, it could:

•	limit our ability to borrow additional funds or obtain additional financing in the future;

•	limit our ability to pursue acquisition opportunities;

•	expose us to greater interest rate risk since the interest rate on borrowings under our senior credit facility is variable;

•	limit our flexibility to plan for and react to changes in our business and our industry; and

•	impair our ability to withstand a general downturn in our business and place us at a disadvantage compared to our competitors that are less leveraged.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations” included in this prospectus.

In addition, our and Mission’s high level of debt requires us and Mission to dedicate a substantial portion of cash flow to pay principal and interest on debt which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes. We and Mission could also incur additional debt in the future. The terms of our and Mission’s senior credit facilities, as well as the indentures governing our outstanding notes (including Nexstar Finance Holdings’ senior discount notes and Nexstar’s senior subordinated notes), limit, but do not prohibit us or Mission from incurring substantial amounts of additional debt. To the extent we or Mission incur additional debt, we would become even more susceptible to the leverage-related risks described above.

The agreements governing our and Mission’s debt contain various covenants that limit our management’s discretion in the operation of our business.

Our and Mission’s senior credit facilities and the indentures governing our outstanding notes contain various covenants that restrict our and Mission’s ability and the ability of our and Mission’s subsidiaries to, among other things:

•	incur additional debt and issue preferred stock;

•	pay dividends and make other distributions;

•	make investments and other restricted payments;

•	make acquisitions;

•	merge, consolidate or transfer all or substantially all of our assets;

•	enter into sale and leaseback transactions;

•	create liens;

•	sell assets or stock of our subsidiaries; and

•	enter into transactions with affiliates.

In addition, our senior credit facility requires us to maintain or meet certain financial ratios, including consolidated leverage ratios and interest coverage ratios. Future financing agreements may contain similar, or even more restrictive, provisions and covenants. As a result of these restrictions and covenants, our management’s ability to operate our business in its discretion is limited, and we may be unable to compete effectively, pursue acquisitions or take advantage of new business opportunities, any of which could harm our business. Mission’s senior credit facility contains similar terms and restrictions.

If we, Mission or any of our respective subsidiaries fails to comply with the restrictions in present or future financing agreements, a default may occur. A default could allow creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. A default could also allow creditors to foreclose on any collateral securing such debt. We may not have, or be able to obtain, sufficient funds to make accelerated payments, including payments on the Notes, or to repay the Notes in full after we pay our senior debt in full. See “Description of the New Notes.”

Ability to Service Debt—To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to pay the principal of and interest on the Notes, to service our other debt and to finance indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing economic conditions and to financial, business, legislative and regulatory factors as well as other factors beyond our control. We cannot assure you that we will generate sufficient cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations, including the Notes. If we are unable to pay our obligations as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, some alternative strategies will require the consent of our lenders before we engage in those strategies. In addition, the ability to borrow funds under our senior credit facility in the future will depend on our meeting the financial covenants in the agreements governing this facility, including a minimum interest coverage test and a maximum leverage ratio test. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facility, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity; however, we may not be able to refinance our debt on acceptable terms or at all.

Subordination—Your right to receive payment on the Notes and the guarantees is junior to all of Nexstar’s and the guarantors’ senior debt.

By their express terms, the Notes and the guarantees will be junior in right of payment to all of Nexstar’s and the guarantors’ existing and future senior debt, including obligations under Nexstar’s and Mission’s senior credit facilities. If Nexstar or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, Nexstar’s or such guarantor’s senior debt will be entitled to be paid in full from Nexstar’s assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the Notes or the affected guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes after paying Nexstar’s and the guarantors’ senior debt in full. As a result, holders of the Notes may receive less, proportionally, than the holders of debt senior to the Notes and the guarantees. The subordination provisions of the indenture governing the Notes and the guarantees also provide that we and the guarantors can make no payment to you during the continuance of payment defaults on Nexstar’s and the guarantors’ senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under Nexstar’s and the guarantors’ senior debt. See “Description of the New Notes—Subordination.”

In addition, the indenture governing the Notes and the credit agreements governing Nexstar’s and Mission’s senior credit facilities permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt.

Fraudulent Conveyance Matters—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the Notes and require Nexstar’s noteholders to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of the Notes or a guarantee could be subordinated to all of Nexstar’s other debts or all other debts of any guarantor if, among other things, Nexstar or the guarantor was insolvent or rendered insolvent by reason of such incurrence, or Nexstar or the guarantor were engaged in a business or transaction for which Nexstar’s or the guarantor’s remaining assets constituted unreasonably small capital; or Nexstar or the guarantor intended to incur or believed that Nexstar or it would incur, debts beyond Nexstar’s or its ability to pay those debts as they mature. In addition, any payment by Nexstar or that guarantor in accordance with its guarantee could be voided and required to be returned to Nexstar or the guarantor, or to a fund for the benefit of Nexstar’s creditors or the creditors of the guarantors.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent it the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assists, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or it would not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, Nexstar believes that Nexstar and each guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which Nexstar and they are engaged and will not have incurred debts beyond Nexstar’s or their ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions.

Risks Related to Our Operations

The continued economic slowdown in the United States and the national and world-wide financial crisis may adversely affect our results of operations, cash flows and financial condition. Among other things, these negative economic trends could adversely affect demand for television advertising, reduce the availability, and increase the cost, of short-term funds for liquidity requirements, and adversely affect our ability to meet long-term commitments. In addition, general trends in the television industry could adversely affect demand for television advertising as consumers flock to alternative media, including the Internet, for entertainment.

The continued economic slowdown in the United States is likely to adversely affect our results of operations and cash flows by, among other things, reducing demand for local and national television advertising and making it more difficult for customers to pay their accounts. Moreover, television viewing among consumers has been negatively impacted by the increasing availability of alternative media, including the Internet. As a result, in recent years demand for television advertising has been declining and demand for advertising in alternative media has been increasing, and we expect this trend to continue. Our ability to access funds under the Nexstar Senior Credit Facility (“Nexstar Facility”) depends, in part, on our compliance with certain financial covenants in the Nexstar Facility, including covenants based on EBITDA as defined in the Nexstar Facility. If our EBITDA is not sufficient to ensure compliance with these covenants, we might not be able to draw down funds under our revolving credit facility or it might be considered an event of default under the Nexstar Facility.

Disruptions in the capital and credit markets, as have been experienced during 2009 and may continue in 2010, could adversely affect our ability to draw on our bank revolving credit facilities. Our access to funds under the revolving credit facilities is dependent on the ability of the banks that are parties to the facilities to meet their funding commitments. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

Longer term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures and other discretionary uses of cash.

We and Mission have a history of net losses.

We and Mission had aggregate net losses of $78.1 million, $19.8 million and $9.0 million for the years ended December 31, 2008, 2007 and 2006, respectively. We and Mission may not be able to achieve or maintain profitability.

Our substantial debt could limit our ability to grow and compete.

As of September 30, 2009, we and Mission had $675.6 million of debt, which represented 135.7% of our and Mission’s total combined capitalization. The companies’ high level of debt could have important consequences to our business. For example, it could:

•	limit our ability to borrow additional funds or obtain additional financing in the future;

•	limit our ability to pursue acquisition opportunities;

•	expose us to greater interest rate risk since the interest rate on borrowings under the senior credit facilities is variable;

•	limit our flexibility to plan for and react to changes in our business and our industry; and

•	impair our ability to withstand a general downturn in our business and place us at a disadvantage compared to our competitors that are less leveraged.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations” for disclosure of the approximate aggregate amount of principal indebtedness scheduled to mature.

We and Mission could also incur additional debt in the future. The terms of our and Mission’s senior credit facilities, as well as the indentures governing our publicly-held notes, limit, but do not prohibit us or Mission from incurring substantial amounts of additional debt. To the extent we or Mission incur additional debt we would become even more susceptible to the leverage-related risks described above.

The agreements governing our debt contain various covenants that limit our management’s discretion in the operation of our business.

Our senior credit facility and the indentures governing our publicly-held notes contain various covenants that restrict our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	pay dividends and make other distributions;

•	make investments and other restricted payments;

•	make acquisitions;

•	merge, consolidate or transfer all or substantially all of our assets;

•	enter into sale and leaseback transactions;

•	create liens;

•	sell assets or stock of our subsidiaries; and

•	enter into transactions with affiliates.

In addition, our senior credit facility requires us to maintain or meet certain financial ratios, including consolidated leverage ratios and interest coverage ratios. Future financing agreements may contain similar, or even more restrictive, provisions and covenants. As a result of these restrictions and covenants, our management’s ability to operate our business at its discretion is limited, and we may be unable to compete effectively, pursue acquisitions or take advantage of new business opportunities, any of which could harm our business. Mission’s senior credit facility contains similar terms and restrictions.

If we fail to comply with the restrictions in present or future financing agreements, a default may occur. A default could allow creditors to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. A default could also allow creditors to foreclose on any collateral securing such debt.

Our senior credit facility agreement contains covenants which require us to comply with certain financial ratios, including: (a) maximum total and senior leverage ratios, (b) a minimum interest coverage ratio, and (c) a minimum fixed charge coverage ratio. The covenants, which are calculated on a quarterly basis, include the combined results of Nexstar Broadcasting and Mission. Mission’s senior credit facility agreement does not contain financial covenant ratio requirements; however it does include an event of default if Nexstar does not comply with all covenants contained in its credit agreement. The senior subordinated notes and senior discount notes contain restrictive covenants customary for borrowing arrangements of this type.

As of September 30, 2009, we were in compliance with all indentures governing the publicly-held notes. As of September 30, 2009, we were not in compliance with all covenants contained in the credit agreements governing our senior credit facility. On October 8, 2009, we amended our credit facility to modify certain covenants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for a more complete discussion of the credit facility amendment. The October 8, 2009 debt amendment contained a limited waiver for the leverage ratios which cured the violation as of September 30, 2009 contained in the credit agreement governing our senior credit facility.

On March 30, 2009, we closed an offer to exchange $143,600,000 of the 7% senior subordinated notes due 2014 in exchange for $142,320,761 7% senior subordinated PIK Notes due 2014 (the “PIK Notes”). Based on the financial covenants in the senior credit facility, the PIK Notes are not included in the debt amount used to calculate the total leverage ratio until January 2011. In addition to the debt exchange, we have undertaken certain actions as part of our efforts to ensure we will be in compliance with our debt covenants including 1) the elimination of corporate bonuses for 2008 and 2009, 2) the consolidation of various back office processes in certain markets , 3) the execution of a management services agreement whereby Nexstar operates seven stations in exchange for a service fee , 4) the consummation of purchase agreements on March 12, 2009 and May 1, 2009 to acquire all the assets of KARZ and WCWJ, respectively, 5) the October 8, 2009 amendment to the senior credit facility, which modified certain covenants and 6) obtaining the limited waiver of the leverage ratios as of September 30, 2009, in conjunction with the credit amendment.

The industry-wide mandatory conversion to digital television could have an adverse impact on our business, as certain viewers that do not upgrade their technology to be able to receive digital signals could no longer be able to view our programming.

Television stations in the U.S. transitioned from analog to digital broadcasts and had to phase-out analog broadcasting altogether by June 12, 2009. All of our and Mission’s stations are broadcasting with digital only signals. TV viewers who receive their signals over-the-air (instead of through multichannel video program distributors, which we refer to as MVPDs, such as cable, satellite, or fiber optic service) and who have older, analog-only television receivers, had to obtain digital-to-analog converters (or new digital televisions) and perhaps new antennas in order to continue watching television after June 12, 2009. The federal government established a program to provide eligible TV viewers with coupons to cover the expense of purchasing digital-to-analog converters (but not new antennas). However, due to technological differences in the way digital as compared to analog TV signals are received, it is possible that some viewers who received adequate analog signals over-the-air are not able to receive usable digital signals (even with digital-to-analog converters and new antennas) and, therefore, are not able to watch some or all of the stations they have been watching (unless they subscribe to an MVPD service).

Mission may make decisions regarding the operation of its stations that could reduce the amount of cash we receive under our local service agreements.

Mission is 100% owned by an independent third party. Mission owns and operates 16 television stations as of September 30, 2009. We have entered into local service agreements with Mission, pursuant to which we provide services to Mission’s stations. In return for the services we provide, we receive substantially all of the available cash, after payment of debt service costs, generated by Mission’s stations. We also guarantee all of the obligations incurred under Mission’s senior credit facility, which were incurred primarily in connection with Mission’s acquisition of its stations. The sole shareholder of Mission has granted to us a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent, for consideration equal to the greater of (1) seven times the station’s cash flow, as defined in the option agreement, less the amount of its indebtedness as defined in the option agreement or (2) the amount of its indebtedness.

We do not own Mission or Mission’s television stations. However, as a result of our guarantee of the obligations incurred under Mission’s senior credit facility, our arrangements under the local service agreements and purchase option agreements with Mission, we are deemed under U.S. GAAP to have a controlling financial interest in Mission while complying with the FCC’s rules regarding ownership limits in television markets. In order for both us and Mission to comply with FCC regulations, Mission maintains complete responsibility for and control over the programming, finances, personnel and operations of its stations. As a result, Mission’s sole shareholder and officers can make decisions with which we disagree and which could reduce the cash flow generated by these stations and, as a consequence, the amounts we receive under our local service agreements with Mission. For instance, we may disagree with Mission’s programming decisions, which programming may prove unpopular and/or may generate less advertising revenue. Furthermore, subject to Mission’s agreement with its lenders, Mission’s sole shareholder could choose to pay himself a dividend.

The revenue generated by stations we operate or provide services to could decline substantially if they fail to maintain or renew their network affiliation agreements on favorable terms, or at all.

Due to the quality of the programming provided by the networks, stations that are affiliated with a network generally have higher ratings than unaffiliated independent stations in the same market. As a result, it is important for stations to maintain their network affiliations. All of the stations that we operate or provide services to have network affiliation agreements––12 stations have primary affiliation agreements with NBC, 11 with CBS, 9 with ABC, 15 with Fox, 7 with MyNetworkTV, 4 with The CW and 1 with Azteca America. Each of NBC, CBS and ABC generally provides affiliated stations with up to 22 hours of prime time programming per week, while each of Fox, MyNetworkTV and The CW provides affiliated stations with up to 15 hours of prime time programming per week. In return, affiliated stations broadcast the respective network’s commercials during the network programming. Under the affiliation agreements with NBC, CBS and ABC, some of the stations we operate or provide services to also receive compensation from these networks.

All of the network affiliation agreements of the stations that we own, operate, program or provide sales and other services to are scheduled to expire at various times beginning in June 2010 through August 2017.

Network affiliation agreements are also subject to earlier termination by the networks under limited circumstances. For more information regarding these network affiliation agreements, see “Business—Network Affiliations.”

The loss of or material reduction in retransmission consent revenues could have an adverse effect on our business, financial condition, and results of operations.

Nexstar’s retransmission consent agreements with cable operators, direct broadcast satellite operators, and others permit the operators to carry our stations’ signals in exchange for the payment of compensation to us from the system operators as consideration. The television networks have recently asserted to their local television station affiliates the networks’ position that they, as the owners or licencees of programming we broadcast and provide for retransmission, are entitled to a portion of the compensation under the retransmission consent agreements. Networks have proposed to include these provisions in their network affiliation agreements. Inclusion of these or similar provisions in our network affiliation agreements could materially reduce this revenue source to Nexstar and could have an adverse effect on our business, financial condition, and results of operations.

The FCC could decide not to grant renewal of the FCC license of any of the stations we operate or provide services to which would require that station to cease operations.

Television broadcast licenses are granted for a maximum term of eight years and are subject to renewal upon application to the FCC. The FCC is required to grant an application for license renewal if, during the preceding term, the station served the public interest, the licensee did not commit any serious violations of the Communications Act or the FCC’s rules, and the licensee committed no other violations of the Communications Act or the FCC’s rules which, taken together, would constitute a pattern of abuse. A majority of renewal applications are routinely granted under this standard. If a licensee fails to meet this standard the FCC may still grant renewal on terms and conditions that it deems appropriate, including a monetary forfeiture or renewal for a term less than the normal eight-year period.

On October 26, 2005, the Director of the Central Illinois Chapter of the Parents Television Council (“PTC”) submitted an informal objection to the application for renewal of license for Nexstar’s station WCIA in Champaign, Illinois, requesting the FCC withhold action on WCIA’s license renewal application until the FCC acts on the PTC’s complaint regarding an allegedly indecent broadcast on WCIA.

On January 3, 2006, Cable America Corporation submitted a petition to deny the applications for renewal of license for Nexstar’s station KSFX and Mission’s station KOLR, both licensed to Springfield, Missouri. Cable America alleged that Nexstar’s local service agreements with Mission give Nexstar improper control over Mission’s operations. Nexstar and Mission submitted a joint opposition to this petition to deny and Cable America submitted a reply. Cable America subsequently requested that the FCC dismiss its petition. However, the petition remains pending with the FCC.

Nexstar and Mission began to submit renewal of license applications for their stations beginning in June 2004. We and Mission expect the FCC to renew the licenses for our stations in due course but cannot provide any assurances that the FCC will do so.

The loss of the services of our chief executive officer could disrupt management of our business and impair the execution of our business strategies.

We believe that our success depends upon our ability to retain the services of Perry A. Sook, our founder and President and Chief Executive Officer. Mr. Sook has been instrumental in determining our strategic direction and focus. The loss of Mr. Sook’s services could adversely affect our ability to manage effectively our overall operations and successfully execute current or future business strategies.

Our growth may be limited if we are unable to implement our acquisition strategy.

We intend to continue our growth by selectively pursuing acquisitions of television stations. The television broadcast industry is undergoing consolidation, which may reduce the number of acquisition targets and increase the purchase price of future acquisitions. Some of our competitors may have greater financial or management resources with which to pursue acquisition targets. Therefore, even if we are successful in identifying attractive acquisition targets, we may face considerable competition and our acquisition strategy may not be successful. On October 8, 2009, we amended our credit facility and the amendment also specifically restricts our ability to pursue our acquisition strategy.

FCC rules and policies may also make it more difficult for us to acquire additional television stations. Television station acquisitions are subject to the approval of the FCC and, potentially, other regulatory authorities. The need for FCC and other regulatory approvals could restrict our ability to consummate future transactions if, for example, the FCC or other government agencies believe that a proposed transaction would result in excessive concentration in a market, even if the proposed combinations may otherwise comply with FCC ownership limitations.

Growing our business through acquisitions involves risks and if we are unable to manage effectively our rapid growth, our operating results will suffer.

We have experienced rapid growth. Since January 1, 2003, we have more than doubled the number of stations that we own, operate, program or provide sales and other services to, having acquired 20 stations and contracted to provide service to 17 additional stations. We will continue to actively pursue additional acquisition opportunities. To manage effectively our growth and address the increased reporting requirements and administrative demands that will result from future acquisitions, we will need, among other things, to continue to develop our financial and management controls and management information systems. We will also need to continue to identify, attract and retain highly skilled finance and management personnel. Failure to do any of these tasks in an efficient and timely manner could seriously harm our business.

There are other risks associated with growing our business through acquisitions. For example, with any past or future acquisition, there is the possibility that:

•	we may not be able to successfully reduce costs, increase advertising revenue or audience share or realize anticipated synergies and economies of scale with respect to any acquired station;

•	an acquisition may increase our leverage and debt service requirements or may result in our assuming unexpected liabilities;

•	our management may be reassigned from overseeing existing operations by the need to integrate the acquired business;

•	we may experience difficulties integrating operations and systems, as well as company policies and cultures;

•	we may fail to retain and assimilate employees of the acquired business; and

•	problems may arise in entering new markets in which we have little or no experience.

The occurrence of any of these events could have a material adverse effect on our operating results, particularly during the period immediately following any acquisition.

FCC actions may restrict our ability to create duopolies under local service agreements, which would harm our existing operations and impair our acquisition strategy.

In some of our markets, we have created duopolies by entering into what we refer to as local service agreements. While these agreements take varying forms, a typical local service agreement is an agreement between two separately owned television stations serving the same market, whereby the owner of one station provides operational assistance to the other station, subject to ultimate editorial and other controls being exercised by the latter station’s owner. By operating or entering into local service agreements with more than one station in a market, we (and the other station) achieve significant operational efficiencies. We also broaden our audience reach and enhance our ability to capture more advertising spending in a given market.

While all of our existing local service agreements comply with FCC rules and policies, the FCC may not continue to permit local service agreements as a means of creating duopoly-type opportunities.

On August 2, 2004, the FCC initiated a rule making proceeding to determine whether to make TV joint sales agreements attributable under its ownership rules. Comments and reply comments were filed in this proceeding in the fourth quarter of 2004. The FCC has not yet issued a decision in this proceeding. However, if the FCC adopts a joint sales agreement attribution rule for television stations we will be required to comply with the rule.

Cable America Corporation and an affiliate of Equity separately have alleged that our local service agreements with Mission give Nexstar improper control over Mission’s operations. If the FCC challenges our existing arrangements with Mission (or our similar arrangements with Sinclair Broadcasting Group, Inc. (“Sinclair”)) based on these complaints and determines that our arrangements violate the FCC’s rules and policies, we may be required to terminate such arrangements and we could be subject to sanctions, fines and/or other penalties.

The FCC may decide to terminate “grandfathered” time brokerage agreements.

The FCC attributes time brokerage agreements and local marketing agreements (“TBAs”) to the programmer under its ownership limits if the programmer provides more than 15% of a station’s weekly broadcast programming. However, TBAs entered into prior to November 5, 1996 are exempt attributable interests for now.

The FCC will review these “grandfathered” TBAs in the future. During this review, the FCC may determine to terminate the “grandfathered” period and make all TBAs fully attributable to the programmer. If the FCC does so, we and Mission will be required to terminate the TBAs for stations WFXP and KHMT unless the FCC simultaneously changes its duopoly rules to allow ownership of two stations in the applicable markets.

The FCC may fail to grant a construction permit for KMID’s digital facilities.

On December 8, 2008, Nexstar submitted an application to modify the construction permit to specify a new broadcast tower for KMID’s digital operations. The FCC requested further information regarding this application, which Nexstar submitted on September 8, 2009. The FCC has not yet granted KMID’s digital authorization; however, the FCC has granted KMID a special temporary authorization for the continued operation of KMID’s digital facilities during the pendency of its review. We believe the FCC will likely grant KMID’s digital authorization in the normal course. However, if the FCC ultimately denies KMID’s amended application, Nexstar will be required to cease operating KMID’s digital facilities.

The level of foreign investments held by our principal stockholder, ABRY Partners, LLC and its affiliated funds (“ABRY”), may limit additional foreign investments made in us.

The Communications Act limits the extent of non-U.S. ownership of companies that own U.S. broadcast stations. Under this restriction, a U.S. broadcast company such as ours may have no more than 25% non-U.S. ownership (by vote and by equity). Because our majority shareholder, ABRY has a substantial level of foreign investment, the amount of additional foreign investment that may be made in us is limited to approximately 12% of our total outstanding equity.

The interest of our principal stockholder, ABRY, in other media may limit our ability to acquire television stations in particular markets, restricting our ability to execute our acquisition strategy.

The number of television stations we may acquire in any market is limited by FCC rules and may vary depending upon whether the interests in other television stations or other media properties of persons affiliated with us are attributable under FCC rules. The broadcast or other media interest of our officers, directors and stockholders with 5% or greater voting power are generally attributable under the FCC’s rules, which may limit us from acquiring or owning television stations in particular markets while those officers, directors or stockholders are associated with us. In addition, the holder of otherwise non-attributable equity and/or debt in a licensee in excess of 33% of the total debt and equity of the licensee will be attributable where the holder is either a major program supplier to that licensee or the holder has an attributable interest in another broadcast station, cable system or daily newspaper in the same market.

ABRY, our principal stockholder, is one of the largest private firms specializing in media and broadcasting investments. As a result of ABRY’s interest in us, we could be prevented from acquiring broadcast companies in markets where ABRY has an attributable interest in television stations or other media, which could impair our ability to execute our acquisition strategy. Our certificate of incorporation allows ABRY and its affiliates to identify, pursue and consummate additional acquisitions of television stations or other broadcast-related businesses that may be complementary to our business and therefore such acquisitions opportunities may not be available to us.

We are controlled by one principal stockholder, ABRY, and its interests may differ from your interests.

As a result of ABRY’s controlling interest in us, ABRY is able to exercise a controlling influence over our business and affairs. ABRY is able to unilaterally determine the outcome of any matter submitted to a vote of our stockholders, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. In addition, five of our directors are or were affiliated with ABRY. ABRY’s interests may differ from the interests of other security holders and ABRY could take actions or make decisions that are not in the best interests of our security holders. Furthermore, this concentration of ownership by ABRY may have the effect of impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer for our shares.

Our certificate of incorporation, bylaws, debt instruments and Delaware law contain anti-takeover protections that may discourage or prevent a takeover of us, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of the Delaware General Corporation Law, could delay or make it more difficult to remove incumbent directors or for a third party to acquire us, even if a takeover would benefit our stockholders. The provisions in our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock by our board of directors without a stockholder vote;

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

•	set forth specific advance notice procedures for matters to be raised at stockholder meetings.

The Delaware General Corporation Law prohibits us from engaging in “business combinations” with “interested shareholders” (with some exceptions) unless such transaction is approved in a prescribed manner. The existence of this provision could have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for our common stock.

In addition, a change in control would be an event of default under our senior credit facility and trigger the rights of holders of our publicly-traded notes to cause us to repurchase such notes. These events would add to the cost of an acquisition, which could deter a third party from acquiring us.

We and Mission have a material amount of goodwill and intangible assets, and therefore we and Mission could suffer losses due to future asset impairment charges.

As of December 31, 2008, approximately $390.5 million, or 62.3%, of our and Mission’s combined total assets consisted of goodwill and intangible assets, including FCC licenses and network affiliation agreements. We recorded an impairment charge of $82.4 million during the year ended December 31, 2008 that included an impairment to the carrying value of FCC licenses of $41.4 million, related to 20 of our television stations; an impairment to the carrying value of network affiliation agreements of $2.1 million related to 3 of our television stations; and an impairment to the carrying values of goodwill of $38.9 million, related to 10 reporting units consisting of 11 of our television stations. We recorded an impairment charge of $16.2 million during the third quarter of 2009 that included an impairment to the carrying values of FCC licenses of $8.8 million, related to 19 of our stations and an impairment to the carrying values of goodwill of $7.4 million, related to four reporting units consisting of five of our television stations. We and Mission test goodwill and FCC licenses annually, and on an interim date if factors or indicators become apparent that would require an interim test of these assets, in accordance with accounting and disclosure requirements for goodwill and other intangible assets. We and Mission test network affiliation agreements whenever circumstances or indicators become apparent the asset may not be recoverable through expected future cash flows. The methods used to evaluate the impairment of Nexstar’s and Mission’s goodwill and intangible assets would be affected by a significant reduction in operating results or cash flows at one or more of Nexstar’s and Mission’s television stations, or a forecast of such reductions, a significant adverse change in the advertising marketplaces in which Nexstar’s and Mission’s television stations operate, the loss of network affiliations, or by adverse changes to FCC ownership rules, among others, which may be beyond our or Mission’s control. If the carrying amount of goodwill and intangible assets is revised downward due to impairment, such non-cash charge could materially affect Nexstar’s and Mission’s financial position and results of operations.

Risks Related to Our Industry

Nexstar’s operating results are dependent on advertising revenue and as a result, Nexstar may be more vulnerable to economic downturns and other factors beyond Nexstar’s control than businesses not dependent on advertising.

Nexstar derives revenue primarily from the sale of advertising time. Nexstar’s ability to sell advertising time depends on numerous factors that may be beyond Nexstar’s control, including:

•	the health of the economy in the local markets where our stations are located and in the nation as a whole;

•	the popularity of our programming;

•	fluctuations in pricing for local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based media, particularly newspapers, cable television, Internet and radio;

•	the decreased demand for political advertising in non-election years; and

•	changes in the makeup of the population in the areas where our stations are located.

Because businesses generally reduce their advertising budgets during economic recessions or downturns, the reliance upon advertising revenue makes Nexstar’s operating results particularly susceptible to prevailing economic conditions. Our programming may not attract sufficient targeted viewership, and we may not achieve favorable ratings. Our ratings depend partly upon unpredictable and volatile factors beyond our control, such as viewer preferences, competing programming and the availability of other entertainment activities. A shift in viewer preferences could cause our programming not to gain popularity or to decline in popularity, which could cause our advertising revenue to decline. In addition, we and the programming providers upon which we rely may not be able to anticipate, and effectively react to, shifts in viewer tastes and interests in our markets.

Because a high percentage of our operating expenses are fixed, a relatively small decrease in advertising revenue could have a significant negative impact on our financial results.

Our business is characterized generally by high fixed costs, primarily for debt service, broadcast rights and personnel. Other than commissions paid to our sales staff and outside sales agencies, our expenses do not vary significantly with the increase or decrease in advertising revenue. As a result, a relatively small change in advertising prices could have a disproportionate effect on our financial results. Accordingly, a minor shortfall in expected revenue could have a significant negative impact on our financial results.

Preemption of regularly scheduled programming by network news coverage may affect our revenue and results of operations.

Nexstar may experience a loss of advertising revenue and incur additional broadcasting expenses due to preemption of our regularly scheduled programming by network coverage of a major global news event such as a war or terrorist attack. As a result, advertising may not be aired and the revenue for such advertising may be lost unless the station is able to run the advertising at agreed-upon times in the future. Advertisers may not agree to run such advertising in future time periods, and space may not be available for such advertising. The duration of such preemption of local programming cannot be predicted if it occurs. In addition, our stations and the stations we provide services to may incur additional expenses as a result of expanded news coverage of a war or terrorist attack. The loss of revenue and increased expenses could negatively affect our results of operations.

If we are unable to respond to changes in technology and evolving industry trends, our television businesses may not be able to compete effectively.

New technologies could also adversely affect our television stations. Information delivery and programming alternatives such as cable, direct satellite-to-home services, pay-per-view, the Internet, telephone company services, mobile devices, digital video recorders and home video and entertainment systems have fractionalized television viewing audiences and expanded the numbers and types of distribution channels for advertisers to access. Over the past decade, cable television programming services, other emerging video distribution platforms and the Internet have captured an increasing market share, while the aggregate viewership of the major television networks has declined. In addition, the expansion of cable and satellite television, the Internet and other technological changes have increased, and may continue to increase, the competitive demand for programming. Such increased demand, together with rising production costs, may increase our programming costs or impair our ability to acquire or develop desired programming.

In addition, video compression techniques, now in use with direct broadcast satellites, cable and wireless cable, are expected to permit greater numbers of channels to be carried within existing bandwidth. These compression techniques as well as other technological developments are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized niche programming, resulting in more audience fractionalization. This ability to reach very narrowly defined audiences may alter the competitive dynamics for advertising expenditures. We are unable to predict the effect that these and other technological changes will have on the television industry or on the future results of our television businesses.

If direct broadcast satellite companies do not carry the stations that we own and operate or provide services to, we could lose audience share and revenue.

Direct broadcast satellite television companies are permitted to transmit local broadcast television signals to subscribers in local markets provided that they offer to carry all local stations in that market. However, satellite providers have limited satellite capacity to deliver local station signals in local markets. Satellite providers, such as DirecTV and Dish Network, carry our and Mission’s stations in only some of our markets and may choose not to carry local stations in any of our other markets. DirecTV currently provides satellite carriage of our and Mission’s stations in the Champaign-Springfield-Decatur, Evansville, Ft. Smith-Fayetteville-Springdale-Rogers, Ft. Wayne, Jacksonville, Johnstown-Altoona, Little Rock-Pine Bluff, Peoria-Bloomington, Rochester, Rockford, Shreveport, Springfield and Wilkes Barre-Scranton markets. Dish Network currently provides satellite carriage of our and Mission’s stations in the Abilene-Sweetwater, Amarillo, Beaumont-Port Arthur, Billings, Champaign-Springfield-Decatur, Dothan, Erie, Evansville, Fort Wayne, Ft. Smith-Fayetteville-Springdale-Rogers, Hagerstown, Jacksonville, Johnstown-Altoona, Joplin, MO-Pittsburg, KS, Little Rock-Pine Bluff, Lubbock, Monroe, LA-El Dorado, AR, Odessa-Midland, Peoria-Bloomington, Rochester, Rockford, San Angelo, Shreveport, Springfield, Terre Haute, Wichita Falls, TX-Lawton, OK and Wilkes Barre-Scranton markets. In those markets in which the satellite providers do not carry local station signals, subscribers to those satellite services are unable to view local stations without making further arrangements, such as installing antennas and switches. Furthermore, when direct broadcast satellite companies do carry local television stations in a market, they are permitted to charge subscribers extra for such service. Some subscribers may choose not to pay extra to receive local television stations. In the event subscribers to satellite services do not receive the stations that we own and operate or provide services to, we could lose audience share which would adversely affect our revenue and earnings.

The FCC can sanction us for programming broadcast on our stations which it finds to be indecent.

In 2004, the FCC began to impose substantial fines on television broadcasters for the broadcast of indecent material in violation of the Communications Act and its rules. The FCC also revised its indecency review analysis to more strictly prohibit the use of certain language on broadcast television. Because our and Mission’s stations’ programming is in large part comprised of programming provided by the networks with which the stations are affiliated, we and Mission do not have full control over what is broadcast on our stations, and we and Mission may be subject to the imposition of fines if the FCC finds such programming to be indecent.

In addition, fines may be imposed on a television broadcaster for an indecency violation to a maximum of $325 thousand per violation.

Intense competition in the television industry could limit our growth and impair our ability to become profitable.

As a television broadcasting company, we face a significant level of competition, both directly and indirectly. Generally we compete for our audience against all the other leisure activities in which one could choose to engage rather than watch television. Specifically, stations we own or provide services to compete for audience share, programming and advertising revenue with other television stations in their respective markets and with other advertising media, including newspapers, radio stations, cable television, DBS systems and the Internet.

The entertainment and television industries are highly competitive and are undergoing a period of consolidation. Many of our current and potential competitors have greater financial, marketing, programming and broadcasting resources than we do. The markets in which we operate are also in a constant state of change arising from, among other things, technological improvements and economic and regulatory developments. Technological innovation and the resulting proliferation of television entertainment, such as cable television, wireless cable, satellite-to-home distribution services, pay-per-view and home video and entertainment systems, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to increased competition. We may not be able to compete effectively or adjust our business plans to meet changing market conditions. We are unable to predict what form of competition will develop in the future, the extent of the competition or its possible effects on our businesses.

The FCC could implement legislation and/or regulations that might have a significant impact on the operations of the stations we own and the stations we provide services to or the television broadcasting industry as a whole.

The FCC has initiated proceedings to determine whether to make TV joint sales agreements attributable interests under its ownership rules; to determine whether it should establish formal rules under which broadcasters will be required to serve the local public interest; and to determine whether to modify or eliminate certain of its broadcast ownership rules, including the radio-television cross-ownership rule and the newspaper-television cross-ownership rule. A change to any of these rules may have significant impact on us and the stations we provide services to.

In addition, the FCC may decide to initiate other new rule making proceedings on its own or in response to requests from outside parties, any of which might have such an impact. Congress also may act to amend the Communications Act in a manner that could impact our stations and the stations we provide services to or the television broadcast industry in general.

The FCC may reallocate some portion of the spectrum available for use by television broadcasters to wireless broadband use which alteration could substantially impact our future operations and may reduce viewer access to our programming.

The FCC has initiated a proceeding to assess the availability of spectrum to meet future wireless broadband needs pursuant to which the FCC is examining whether some portion of the spectrum currently used for commercial broadcast television can be made available for wireless broadband use. The FCC has proposed requiring television stations to co-locate their antennas and/or reducing the amount of spectrum allocated to each television station from 6 megahertz to 3 megahertz. If the FCC determines to move forward with reducing the spectrum available to television broadcasters for their use, it may render our investment in digital facilities worthless and consequently reduce the useful lives of certain digital equipment, could require substantial additional investment to continue our operations, and may require viewers to invest in additional equipment or subscription services to continue receiving broadcast television signals.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and beliefs and estimates based on such data, may not be reliable.

In the context of describing ownership of television stations in a particular market, the term “duopoly” refers to owning or deriving the economic benefit, through local service agreements, or LSAs, including joint sales agreements, time brokerage agreements and shared services agreements, from two or more stations in a particular market. For more information on how we derive economic benefit from a duopoly, see “Business” and “Prospectus Summary—Relationship with Mission” in this prospectus.

There are 210 generally recognized television markets, known as Designated Market Areas, or DMAs, in the United States. DMAs are ranked in size according to various factors based upon actual or potential audience. DMA rankings contained in this prospectus are from the Investing in Television Market Report 2008 4th Edition, as published by BIA Financial Network, Inc. Industry publications generally state that the information they provide has been obtained from other sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of this information and therefore we also cannot guarantee the accuracy and completeness of such information. The industry forecasts we provide in this prospectus, particularly the television industry’s annual growth rate in revenue for each of our markets, are subject to numerous risks and uncertainties and actual results could be different from such predictions, perhaps significantly. Industry forecasts are also based on assumptions that events, trends and activities will occur. We have not independently verified the information and assumptions used in making these forecasts and, if the information and assumptions turn out to be wrong, then the forecasts will most likely be wrong as well.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections or expectations of earnings, revenue, financial performance, liquidity and capital resources or other financial items; any assumptions or projections about the television broadcasting industry, any statements of our plans, strategies and objectives for our future operations, performance, liquidity and capital resources or other financial items; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ from a projection or assumption in any of our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties discussed at greater length in the “Risk Factors” beginning on page 8 and in our other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements made in this prospectus are made only as of the date hereof, and we do not have or undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances unless otherwise required by law.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement dated as of June 30, 2008. We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the New Notes, except as otherwise described in this prospectus. The Old Notes surrendered in exchange for New Notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

THE EXCHANGE OFFER

Terms Of The Exchange Offer; Period For Tendering Outstanding Old Notes

We will accept any validly tendered Old Notes that you do not withdraw before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 of principal amount of New Notes in exchange for each $1,000 principal amount of your outstanding Old Notes. You may tender some or all of your Old Notes in the exchange offer.

The form and terms of the New Notes are the same as the form and terms of the outstanding Old Notes except that:

(1) the New Notes being issued in the exchange offer will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the New Notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

(3) interest on the New Notes will accrue from the last interest date on which interest was paid on your Old Notes.

Outstanding Old Notes that we accept for exchange will not accrue interest after we complete the exchange offer.

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2010, unless we extend it. If we extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

(1) to extend the exchange offer;

(2) to terminate the exchange offer and not accept any Old Notes for exchange if any of the conditions have not been satisfied; or

(3) to amend the exchange offer in any manner provided, however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary to keep the exchange offer open for at least five business days after such amendment or waiver.

We will promptly give written notice of any extension, delay, non-acceptance, termination or amendment. We will also file a post-effective amendment with the Commission if we amend the terms of the exchange offer.

If we extend the exchange offer, Old Notes that you have previously tendered will still be subject to the exchange offer and we may accept them. We will promptly return your Old Notes if we do not accept them for exchange for any reason without expense to you after the exchange offer expires or terminates.

Procedures For Tendering Old Notes Held Through Brokers And Banks

Since the Old Notes are represented by global book-entry notes, The Depositary Trust Company or DTC, as depositary, or its nominee is treated as the registered holder of the notes and will be the only entity that can tender your Old Notes for New Notes. Therefore, to tender notes subject to this exchange offer and to obtain New Notes, you must instruct the institution where you keep your Old Notes to tender your notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The BLUE-colored “Letter of Election and Instructions to Broker or Bank” that may accompany this prospectus may be used by you to give such instructions. YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2010.

You may tender some or all of your Old Notes in this exchange offer. However, notes may be tendered only in integral multiples of $1,000.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus.

The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular note not properly tendered;

(2) refuse to accept any Old Note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Note before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will determine. We, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring New Notes for your outstanding Old Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring New Notes in exchange for your outstanding Old Notes is engaging in or intends to engage in a distribution of the New Notes issued in the exchange offer;

(3) neither you nor any other person acquiring New Notes in exchange for your outstanding Old Notes has an arrangement or understanding with any person to participate in the distribution of New Notes issued in the exchange offer;

(4) neither you nor any other person acquiring New Notes in exchange for your outstanding Old Notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(5) if you or another person acquiring New Notes for your outstanding Old Notes is a broker-dealer, and acquired the Old Notes as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of your New Notes.

By Tendering Your Old Notes You Are Deemed To Have Made These Representations

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the New Notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, you are a broker-dealer who acquired your outstanding Old Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of New Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the staff of the Commission and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Old Notes.

Procedures For Brokers And Custodian Banks; DTC Account

In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 p.m., New York City Time on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such notes;

(2) Account number of the beneficial owner tendering such notes; and

(3) Principal amount of notes tendered by such beneficial owner.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering notes. We will ask the exchange agent to instruct DTC to return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such notes on behalf of holders of the notes. Neither we nor the exchange agent is responsible or liable for the return of such notes to the tendering DTC participants or to their owners, nor as to the time by which such return is completed.

Acceptance Of Outstanding Old Notes For Exchange; Delivery Of New Notes Issued In The Exchange Offer

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If we do not accept any tendered Old Notes for exchange because of an invalid tender or other valid reason, the exchange agent will return the certificates, without expense, to the tendering holder. If a holder has tendered Old Notes by book-entry transfer, we will credit the notes to an account maintained with The Depository Trust Company. We will credit the account at The Depository Trust Company promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE

Withdrawal Rights

You may withdraw your tender of outstanding Old Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Old Notes to be withdrawn;

(2) identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes;

(3) specify the name and number of an account at The Depository Trust Company to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will return any outstanding Old Notes that have been tendered but not exchanged, or credit them to The Depository Trust Company account, promptly after withdrawal, rejection of tender, or termination of the exchange offer. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions To The Exchange Offer

Notwithstanding any other provision herein, we are not required to accept for exchange, or to issue New Notes in exchange for, any outstanding Old Notes. We may terminate or amend the exchange offer, before the expiration of the exchange offer;

(1) if any federal law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

(2) if any stop order is threatened or in effect with respect to the registration statement which this prospectus is a part of or the qualification of the indenture under the Trust Indenture Act of 1939; or

(3) if there is a change in the current interpretation by the staff of the Commission which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer New Notes issued in the exchange offer without registration of the New Notes and delivery of a prospectus, as discussed above.

These conditions are for our sole benefit and we may assert them at any time before the expiration of the exchange offer. Our failure to exercise any of the foregoing rights will not be a waiver of our rights.

Exchange Agent

You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the BLUE-colored “Letter of elections and Instructions to Brokers or Bank” to the exchange agent at The Bank of New York, 101 Barclay Street -8 W, New York, New York 10286, attention: Corporate Trust Operations Reorganization Unit (Telephone) (212)815-3750 and (Facsimile) (212) 815-5707.

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees And Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

We will pay the estimated cash expenses connected with the exchange offer.

Accounting Treatment

The New Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses incurred in connection with the exchange offer will be expensed as incurred.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register New Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the registration rights agreement and described above, and your Old Notes will continue to be subject to restrictions on transfer when we complete the exchange offer. Accordingly, if you do not tender your notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will not continue to be entitled to any increase in interest rate that the indenture provides for if we do not complete the exchange offer.

Holders of the New Notes issued in the exchange offer and Old Notes that are not tendered in the exchange offer will vote together as a single class under the indenture governing the New Notes.

Consequences Of Exchanging Outstanding Old Notes

If you make the representations that we discuss above, we believe that you may offer, sell or otherwise transfer the New Notes to another party without registration of your notes or delivery of a prospectus.

We base our belief on interpretations by the staff of the Commission in no-action letters issued to third parties. If you cannot make these representations, you cannot rely on this interpretation by the Commission’s staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Old Notes. A broker-dealer that receives New Notes for its own account in exchange for its outstanding Old Notes must acknowledge that it acquired as a result of market making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Notes. Broker-dealers who can make these representations may use this exchange offer prospectus, as supplemented or amended, in connection with resales of New Notes issued in the exchange offer.

However, because the Commission has not issued a no-action letter in connection with this exchange offer, we cannot be sure that the staff of the Commission would make a similar determination regarding the exchange offer as it has made in similar circumstances.

Shelf Registration

The registration rights agreement also requires that we file a shelf registration statement if:

(1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law;

(2) a law or Commission policy prohibits a holder from participating in the exchange offer;

(3) a holder cannot resell the New Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4) a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

We will also register the New Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register New Notes in any jurisdiction unless a holder requests that we do so.

Old Notes may be subject to restrictions on transfer until:

(1) a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

(2) a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3) the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Old Notes are sold to the public under Rule 144 of the Securities Act.

SELECTED FINANCIAL AND OTHER DATA

The following table presents our selected financial and other data, which you should read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data presented below for the nine months ended September 30, 2009 and 2008 have been derived from our unaudited consolidated financial statements. The selected historical consolidated financial data presented below for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 have been derived from our consolidated financial statements. The following financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Nine months ended September 30,		Fiscal years ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in thousands, except for per share/unit amounts)
Statement of Operations Data:
Net revenue	$178,019	$204,605	$284,919	$266,801	$265,169	$228,939	$249,531
Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	56,867	58,189	78,287	74,128	71,465	67,681	65,608
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below)	66,280	65,639	90,468	86,773	85,293	75,863	76,603
Restructure charge	670	—	—	—	—	—	—
Non-cash contract termination fees	191	7,167	7,167	—	—	—	—
Impairment of goodwill	7,360	27,841	38,856 (1)	—	—	—	—
Impairment of other intangible assets	8,804	20,696	43,539 (2)	—	—	—	—
Amortization of broadcast rights	19,495	15,393	20,423	21,457	19,701	22,257	24,805
Depreciation and amortization	33,775	34,750	49,153	45,880	42,221	43,244	44,412
Merger related expenses	—	—	—	—	—	—	456
Gain on asset exchange	(6,710)	(4,079)	(4,776)	(1,962)	—	—	—
Loss on property held for sale	—	—	—	—	—	616	—
Loss (gain) on asset disposal, net	(2,813)	(297)	(43)	(17)	639	668	582
Income (loss) from operations	(5,900)	(20,694)	(38,155)	40,542	45,850	18,610	37,065
Interest expense	(27,433)	(36,401)	(48,832)	(55,040)	(51,783)	(47,260)	(52,265)
Gain (loss) on extinguishment of debt	18,567	—	2,897	—	—	(15,715)	(8,704)
Interest income	47	626	713	532	760	213	113
Other income, net	3	—	2	—	—	380	5,077
Loss before income taxes	(14,716)	(54,469)	(83,375)	(13,966)	(5,173)	(43,772)	(18,714)
Income tax benefit (expense).	1,135	(310)	5,316	(5,807)	(3,819)	(4,958)	(3,892)
Loss before minority interest in consolidated entity	(13,581)	(56,779)	(78,059)	(19,773)	(8,992)	(48,730)	(22,606)
Minority interest of consolidated entity	—	—	—	—	—	—	2,106
Net loss	(13,581)	(56,779)	(78,059)	(19,773)	(8,992)	(48,730)	(20,500)

Basic and diluted loss per share:
Net loss attributable to common shareholders	$(0.48)	$(2.00)	$(2.75)	$(0.70)	$(0.32)	$(1.72)	$(0.72)
Weighted average number of shares outstanding:
Basic and diluted	28,426	28,422	28,423	28,401	28,376	28,363	28,363

Balance Sheet Data (end of period):
Cash and cash equivalents	19,323	11,648	15,834	16,226	11,179	13,487	18,505
Working capital (deficit)	40,781	22,978	27,391	(11,472)	21,872	26,144	35,249
Net intangible assets and goodwill	368,695	433,464	390,540	494,092	519,450	494,231	519,626
Total assets	628,055	665,218	626,587	708,702	724,709	680,081	734,965
Total debt	675,555	666,242	662,117	681,176	681,135	646,505	629,898
Total member’s interest (deficit) or stockholder’s equity (deficit)	(177,612)	(144,303)	(165,156)	(89,390)	(73,290)	(66,025)	(17,295)

Cash Flow Data:
Net cash provided by (used for):
Operating activities	9,834	40,726	60,648	36,987	54,462	14,350	31,911
Investing activities	(30,106)	(25,548)	(38,492)	(18,608)	(79,272)	(26,358)	(44,605)
Financing activities	23,761	(19,756)	(22,548)	(13,332)	22,502	6,990	20,351

Other Financial Data:
Capital expenditures, net of proceeds from asset sales	14,250	18,119	30,687	18,221	23,751	13,891	10,298
Cash payments for broadcast rights	6,811	6,128	8,239	8,376	8,284	9,704	10,520

Financial Ratio Data:
Ratio of earnings to fixed charges(3)	—	—	—	—	1.17	—	—

(1)	The Company recognized an impairment charge of $38.9 million related to goodwill. See Note 8 under on page F-56 for additional information.
(2)	The Company recognized an impairment charge of $43.5 million related to FCC licenses and network affiliation agreements. See Note 8 on page F-56 for additional information.
(3)	The computation of the ratio of earnings to fixed charges is filed with this registration statement as Exhibit 12.1.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the “Selected Historical Financial Data,” and the combined financial statements and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements about our markets, the demand for our products and services and our future results. We based these statements on assumptions that we consider reasonable. Actual results may differ materially from those suggested by our forward-looking statements for various reasons including those discussed in the “Risk Factors” and “Forward-Looking Statements” sections of this prospectus.

Overview of Operations

We own and operate 34 television stations as of September 30, 2009. Through various local service agreements, we programmed, provided sales or other services to 25 additional television stations (exclusive of digital multi-channels), including 16 television stations owned and operated by Mission as of September 30, 2009. All of the stations we program or provide sales and other services to, including Mission, are 100% owned by independent third parties.

The following table summarizes the various local service agreements we had in effect as of September 30, 2009 with Mission:

Service Agreements	Mission Stations
TBA (1)	WFXP and KHMT
SSA & JSA (2)	KJTL, KJBO-LP, KOLR, KCIT, KCPN-LP, KAMC, KRBC, KSAN, WUTR, WFXW, WYOU, KODE, WTVO and KTVE

(1)	We have a time brokerage agreement (“TBA”) with each of these stations which allows us to program most of each station’s broadcast time, sell each station’s advertising time and retain the advertising revenue generated in exchange for monthly payments to Mission.
(2)	We have both a shared services agreement (“SSA”) and a joint sales agreement (“JSA”) with each of these stations. The SSA allows us to provide certain services including news production, technical maintenance and security, in exchange for our right to receive certain payments from Mission as described in the SSAs. The JSA permits us to sell and retain a percentage of the net revenue from the station’s advertising time in return for monthly payments to Mission of the remaining percentage of net revenue as described in the JSAs.

In conjunction with Mission’s acquisition of KTVE, the NBC affiliate in the Monroe, Louisiana—El Dorado, Arkansas market, effective January 16, 2008, it entered into a SSA and JSA with Nexstar. The terms of the SSA and JSA are comparable to the terms of the SSAs and JSAs between Nexstar and Mission as discussed above.

Our ability to receive cash from Mission is governed by these agreements. The arrangements under the local service agreements have had the effect of us receiving substantially all of the available cash, after Mission’s payments of operating costs and debt service, generated by the stations listed above. We anticipate that, through these local service agreements, we will continue to receive substantially all of the available cash, after Mission’s payments of operating costs and debt service, generated by the stations listed above.

We also guarantee all obligations incurred under Mission’s senior credit facility. Similarly, Mission is a guarantor of our senior credit facility and the senior subordinated notes we have issued. In consideration of our guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted us a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent, for consideration equal to the greater of (1) seven times the station’s cash flow, as defined in the option agreement, less the amount of its indebtedness as defined in the option agreement, or (2) the amount of its indebtedness. These option agreements (which expire on various dates between 2011 and 2018) are freely exercisable or assignable by us without consent or approval by the sole shareholder of Mission. We expect these option agreements to be renewed upon expiration.

We do not own Mission or Mission’s television stations. However, as a result of our guarantee of the obligations incurred under Mission’s senior credit facility, our arrangements under the local service agreements and purchase option agreements with Mission, we are deemed under U.S. GAAP to have a controlling financial interest in Mission while complying with the FCC’s rules regarding ownership limits in television markets. In order for both us and Mission to comply with FCC regulations, Mission maintains complete responsibility for and control over programming, finances, personnel and operations of its stations.

The operating revenue of our stations is derived primarily from broadcast advertising revenue, which is affected by a number of factors, including the economic conditions of the markets in which we operate, the demographic makeup of those markets and the marketing strategy we employ in each market. Most advertising contracts are short-term and generally run for a few weeks. For the years ended December 31, 2008 and 2007 and the nine months ended September 30, 2009, the revenue generated from local advertising represented 72.2% , 70.3% and 75.1%, respectively, of our consolidated spot revenue (total of local and national advertising revenue, excluding political advertising revenue). The remaining advertising revenue represents inventory sold for national or political advertising. All national and political revenue is derived from advertisements placed through advertising agencies. The agencies receive a commission rate of 15.0% of the gross amount of advertising schedules placed by them. While the majority of local spot revenue is placed by local agencies, some advertisers place their schedules directly with the stations’ local sales staff, thereby eliminating the agency commission. Each station also has an agreement with a national representative firm that provides for sales representation outside the particular station’s market. Advertising schedules received through the national representative firm are for national or large regional accounts that advertise in several markets simultaneously. National commission rates vary within the industry and are governed by each station’s agreement.

Each of our stations and the stations we provide services to has a network affiliation agreement pursuant to which the network provides programming to the station during specified time periods, including prime time. Under the affiliation agreements with NBC, CBS and ABC, some of our stations and the stations we provide services to receive cash compensation for distributing the network’s programming over the air and for allowing the network to keep a portion of advertising inventory during those time periods. The affiliation agreements with Fox, MyNetworkTV and The CW do not provide for compensation. In recent years, in conjunction with the renewal of affiliation agreements with NBC, CBS and ABC, the amount of network compensation has been declining from year to year. We expect this trend to continue in the future. Therefore, revenue associated with network compensation agreements is expected to decline in future years and may be eliminated altogether at some point in time.

Each station acquires licenses to broadcast programming in non-news and non-network time periods. The licenses are either purchased from a program distributor for cash and/or the program distributor is allowed to sell some of the advertising inventory as compensation to eliminate or reduce the cash cost for the license. The latter practice is referred to as barter broadcast rights. The station records the estimated fair market value of the licenses, including any advertising inventory given to the program distributor, as a broadcast right asset and liability. Barter broadcast rights are recorded at management’s estimate of the value of the advertising time exchanged using historical advertising rates, which approximates the fair value of the program material received. The assets are amortized as a component of amortization of broadcast rights. Amortization is computed using the straight-line method based on the license period or usage, whichever yields the greater expense. The cash broadcast rights liabilities are reduced by monthly payments while the barter liability is amortized over the life of the contract as barter revenue.

Our primary operating expenses consist of commissions on advertising revenue, employee compensation and related benefits, newsgathering and programming costs. A large percentage of the costs involved in the operation of our stations and the stations we provide services to remains relatively fixed.

Seasonality

Advertising revenue is positively affected by strong local economies, national and regional political election campaigns, and certain events such as the Olympic Games or the Super Bowl. Because television broadcast stations rely on advertising revenue, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the revenue of broadcast television stations. The stations’ advertising revenue is generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to, and including, the holiday season. In addition, advertising revenue is generally higher during even-numbered years resulting from political advertising and advertising aired during the Olympic Games.

Industry Trends

Our net revenue decreased 13.0% to $178.0 million for the nine months ended September 30, 2009, compared to $204.6 million for the nine months ended September 30, 2008 primarily due to decreases in national and local advertising which is attributable to the overall slowdown in the economy and in particular, the automotive industry, year-over-year.

Political advertising revenue was $2.3 million for the nine months ended September 30, 2009, a significant decrease from the $13.4 million for the nine months ended September 30, 2008. The demand for political advertising is generally higher in even-numbered years, when congressional and presidential elections occur, than in odd-numbered years when there are no federal elections scheduled. Since 2009 is a non-election year, we expect significantly less political advertising revenue to be reported in 2009 in relation to the amount of political advertising reported in 2008.

Automotive-related advertising, our largest advertising category, represented approximately 16% and 23% of our core local and national advertising revenue for the nine months ended September 30, 2009 and 2008. Our automotive-related advertising decreased approximately 40% for the nine months ended September 30, 2009 as compared to the same period in 2008. Automotive-related advertising on a quarter-to-quarter comparison to the prior year has followed a consistent downward trend over the last three years. This trend is primarily due to the current condition of the automotive industry and resulting decline in the demand for advertising from this business category. A continued pattern of deterioration in advertising revenue from this source could materially affect our future results of operations.

Pending Transaction

On April 11, 2006, we and Mission filed an application with the FCC for consent to assignment of the license of KFTA Channel 24 (Ft. Smith, Arkansas) from us to Mission. Consideration for this transaction is set at $5.6 million. On August 28, 2006, we and Mission entered into a local service agreement whereby (a) Mission pays us $5 thousand per month for the right to broadcast Fox programming on KFTA during the Fox network programming time periods and (b) we pay Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. The local service agreement between us and Mission will terminate upon assignment of KFTA’s FCC license from us to Mission. Upon completing the assignment of KFTA’s license, Mission plans to enter into a JSA and SSA with our station KNWA in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas, whereby KNWA will provide local news, sales and other non-programming services to KFTA. In March 2008, the FCC granted the application to assign the license for KFTA from Nexstar to Mission. The grant contained conditions which Nexstar is currently appealing.

Station Acquisitions

On January 16, 2008, Mission completed its acquisition of KTVE, the NBC affiliate in Monroe, Louisiana—El Dorado, Arkansas, for total consideration of $8.3 million, inclusive of transaction costs.

On October 6, 2008, Nexstar entered into a purchase agreement to acquire substantially all of the assets of KARZ (formerly KWBF), the MyNetworkTV affiliate serving the Little Rock, Arkansas market for $4.0 million. The acquisition gives Nexstar an opportunity to further utilize existing retransmission compensation contracts and also to achieve duopoly synergies within the KARZ market. In accordance with the purchase agreement, Nexstar made a down payment of $0.4 million in 2008. This acquisition closed on March 12, 2009 and the remaining $3.6 million was paid from available cash on hand. Transaction costs such as legal, accounting, valuation and other professional services of $0.1 million were expensed as incurred.

On January 28, 2009, Nexstar entered into an agreement to acquire the assets of WCWJ, the CW affiliate serving the Jacksonville, Florida market, for $18.0 million (base) subject to working capital adjustments. Nexstar viewed this acquisition as an opportunity to leverage our management expertise and increase profitability of the station by overlaying our existing retransmission compensation contracts and incorporating our cost reduction strategies. The transaction closed on May 1, 2009. Cash available on hand was used to make a $1.0 million down payment in February 2009 and the remaining $16.2 million was paid upon closing. Transaction costs such as legal, accounting, valuation and other professional services of $0.3 million were expensed as incurred.

Refinancing of Long-Term Debt Obligations

On June 27, 2008, Nexstar Broadcasting Inc. (the “Issuer”), an indirect subsidiary of Nexstar Broadcasting Group, Inc. (the “Parent”), and the Parent entered into a purchase agreement with certain initial purchasers (the “Purchasers”) identified therein pursuant to which the Issuer agreed to issue and sell, the Purchasers agreed to purchase, Senior Subordinated PIK Notes due 2014 (the “Notes”) in aggregate principal amount of $35,623,410 at a purchase price equal to 98.25%. The transaction closed on June 30, 2008 and was subject to customary representations, warranties and closing conditions. Each of the Issuer and the Parent has agreed to indemnify the Purchasers for any breach of any of the representations, warranties, covenants or agreements made by such party. The Issuer used the net proceeds from the sale of Notes to reduce revolver borrowings under its senior bank credit facility. The Notes are guaranteed by the Parent (the “Guarantee”).

Recent Developments

On October 6, 2008, Nexstar entered into a purchase agreement to acquire substantially all of the assets of KARZ-TV (formerly KWBF-TV), the MyNetworkTV affiliate serving the Little Rock, Arkansas market for $4.0 million (base price) subject to working capital adjustments. This acquisition closed on March 12, 2009.

On January 28, 2009, Nexstar entered into an agreement to acquire the assets of WCWJ, the CW affiliate serving the Jacksonville, Florida market, for a base purchase price of $18.0 million subject to working capital adjustments. The transaction received FCC approval and closed on May 1, 2009.

On February 27, 2009, Nexstar announced the commencement of an offer to exchange up to $143,600,000 aggregate principal amount of its outstanding $191,510,000 in aggregate principal amount of 7% senior subordinated notes due 2014 (the “Old Notes”) in exchange for (i) up to $142,320,761 in aggregate principal amount of Nexstar Broadcasting’s 7% senior subordinated PIK Notes due 2014 (the “New Notes”), to be guaranteed by each of the existing guarantors to the Old Notes and (ii) cash. This debt exchange closed on March 30, 2009. See Debt Covenant discussion in the “Liquidity and Capital Resources” section.

During the first quarter of 2009, the Company repurchased a total of $27.9 million (face amount) of its 11.375% notes and $1.0 million (face amount) of the old notes for a total of $10.0 million, plus accrued interest of $1.0 million.

On October 8, 2009, Nexstar entered into that certain Second Amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005, together with Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Bank of America, N.A., as Administrative Agent and as L/C Issuer, Banc of America Securities LLC, as joint lead arranger and joint book manager, UBS Securities LLC, as co-syndication agent and joint lead arranger, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agent and joint book manager, and the several banks parties thereto (the “Nexstar Credit Agreement”, and, as amended, the “Amended Nexstar Credit Agreement”, setting forth the terms of the senior credit facility).

The Amendment modifies certain terms of Nexstar Credit Agreement, including, but not limited to, changes to financial covenants, including the Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio, a general tightening of the exceptions to the negative covenants (principally by means of reducing the types and amounts of permitted transactions) and an increase to the interest rates and fees payable with respect to the borrowings under the Amended Nexstar Credit Agreement.

	Prior	As Amended
Consolidated Total Leverage Ratio:
July 1, 2009 through September 30, 2009	6.50 to 1.00	6.75 to 1.00
October 1, 2009 to December 31, 2009	6.50 to 1.00	8.75 to 1.00
January 1, 2010 through March 31, 2010	6.50 to 1.00	9.50 to 1.00
April 1, 2010 through June 30, 2010	6.50 to 1.00	10.25 to 1.00
July 1, 2010 through September 30, 2010	6.25 to 1.00	9.25 to 1.00
October 1, 2010 through and including March 31, 2011	6.25 to 1.00	7.75 to 1.00
April 1, 2011 and thereafter	6.00 to 1.00	6.00 to 1.00

Consolidated Senior Leverage Ratio:
July 1, 2009 through September 30, 2009	4.50 to 1.00	5.50 to 1.00
October 1, 2009 to December 31, 2009	4.50 to 1.00	7.00 to 1.00
January 1, 2010 through March 31, 2010	4.25 to 1.00	7.00 to 1.00
April 1, 2010 through June 30, 2010	4.25 to 1.00	7.50 to 1.00
July 1, 2010 through September 30, 2010	4.25 to 1.00	6.75 to 1.00
October 1, 2010 through and including March 31, 2011	4.25 to 1.00	5.50 to 1.00
April 1, 2011 and thereafter	4.00 to 1.00	4.00 to 1.00

The Amended Nexstar Credit Agreement revises the calculation of Consolidated Total Leverage Ratio to exclude the netting of cash and cash equivalents against total debt.

On an annual basis following the delivery of Nexstar’s Broadcasting, Inc.’s year end financial statements, the Amended Nexstar Credit Agreement requires mandatory prepayments of principal, as well as a permanent reduction in revolving credit commitments, subject to a computation of excess cash flow for the preceding fiscal year, as more fully set forth in the Amended Nexstar Credit Agreement. The Amended Nexstar Credit Agreement also places additional restrictions on the use of proceeds from asset sales, equity issuances, or debt issuances (with the result that such proceeds, subject to certain exceptions, be used for mandatory prepayments of principal and permanent reductions in revolving credit commitments), and includes an anti-cash hoarding provision which requires that Nexstar utilize unrestricted cash and cash equivalent balances in excess of $15 million to repay principal amounts outstanding, but not permanently reduce capacity, under the revolving credit facility.

The Amended Nexstar Credit Agreement also revised the interest rate provisions. As amended, borrowings under the senior credit facility may bear interest at either (i) a Eurodollar Rate, which has been amended to include an interest rate floor equal to 1% or (ii) a Base Rate, which, as amended, is defined as the greater of (1) the sum of 1/2 of 1% plus the Federal Funds Rate, (2) Bank of America, N.A.’s prime rate and (3) the sum of (x) 1% plus (y) the Eurodollar Rate. The definition of applicable margin was changed to eliminate the pricing grid and replace it with a fixed rate. As amended, the applicable margin for Eurodollar loans is a rate per annum equal to 4% and the applicable margin for Base Rate loans is a rate per annum equal to 3%.

On October 8, 2009, Mission entered into its first amendment (the “Mission Amendment”) to its Third Amended and Restated Credit Agreement dated as of April 1, 2005, among it, Bank of America, N.A., as Administrative Agent and as L/C Issuer, Banc of America Securities, as joint lead arranger and joint book manager, UBS Securities LLC, as co-syndication agent and joint lead arranger and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-syndication agent and joint bank manager, and the several banks parties thereto (as amended, the “Amended Mission Credit Agreement”).

Nexstar, Nexstar Broadcasting Group, Inc. and Nexstar Finance Holdings, Inc. (together, the “Nexstar Entities”) continue to guarantee full payment of any and all obligations under the Amended Mission Credit Agreement in the event of a default thereunder. The Amended Nexstar Credit Agreement expanded certain cross-default provisions such that the breach of certain warranties, representations or covenants under the Amended Mission Credit Agreement now constitute an event of default under the Amended Nexstar Credit Agreement.

The foregoing description of the Amendment to the senior credit facility and the modifications contained therein does not purport to be complete and is qualified in its entirety by the terms and conditions of such Amendment.

The Mission Amendment, among other things, permitted Mission to modify certain terms and conditions of the Mission Credit Agreement. Mission continues to guarantee full payment of all obligations of the Nexstar Entities under the Amended Nexstar Credit Agreement.

Historical Performance

Revenue

The following table sets forth the principal types of revenue earned by the Company’s stations for the periods indicated and each type of revenue (other than trade and barter) as a percentage of total gross revenue, as well as agency commissions:

	Nine Months Ended September 30,				Year Ended December 31,
	2009		2008		2008		2007		2006
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(in thousands, except percentages)
Local	$113,412	61.8	$129,999	60.2	$171,552	57.0	$175,508	62.9	$164,077	58.8
National	37,563	20.5	50,296	23.3	66,122	22.0	74,256	26.6	71,620	25.6
Political	2,271	1.2	13,418	6.2	32,886	10.9	4,308	1.6	27,031	9.7
Retransmission compensation (1)	17,884	9.8	10,461	4.8	14,393	4.8	11,810	4.2	8,696	3.1
eMedia revenue	8,291	4.5	7,342	3.4	10,180	3.4	5,113	1.8	100	—
Network compensation	1,607	0.9	2,615	1.2	3,523	1.1	4,364	1.6	4,210	1.5
Other	2,326	1.3	1,635	0.9	2,498	0.8	3,652	1.3	3,542	1.3

Total gross revenue	183,354	100.0	215,766	100.0	301,154	100.0	279,011	100.0	279,276	100.0
Less: Agency commissions	19,002	10.4	24,544	11.4	34,587	11.5	31,629	11.3	33,104	11.9

Net broadcast revenue	164,352	89.6	191,222	88.6	266,567	88.5	247,382	88.7	246,172	88.1
Trade and barter revenue	13,667		13,383		18,352		19,419		18,997

Net revenue	$178,019		$204,605		$284,919		$266,801		$265,169

(1)	Retransmission compensation consists of a per subscriber-based compensatory fee and excludes advertising revenue generated from retransmission consent agreements, which is included in gross local advertising revenue.

Results of Operations

The following table sets forth a summary of the Company’s operations for the periods indicated and their percentages of total net revenue:

	Nine Months Ended September 30,				Year Ended December 31,
	2009		2008		2008		2007		2006
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(in thousands, except percentages)
Net revenue	$178,019	100.0	$204,605	100.0	$284,919	100.0	$266,801	100.0	$265,169	100.0
Operating expenses (income):
Corporate expenses	14,499	8.1	11,033	5.4	15,473	5.4	13,348	5.0	14,588	5.5
Station direct operating expenses, net of trade	52,991	29.8	53,783	26.3	72,056	25.3	68,112	25.5	64,358	24.3
Selling, general and administrative expenses	51,781	29.1	54,606	26.7	74,995	26.3	73,425	27.5	70,705	26.7
Impairment of goodwill	7,360	4.1	27,841	13.6	38,856	13.6	—	—	—	—
Impairment of other intangible assets	8,804	4.9	20,696	10.1	43,539	15.3	—	—	—	—
Restructure charge	670	0.4	—	—	—	—	—	—	—	—
Non-cash contract termination fees	191	0.1	7,167	3.5	7,167	2.5	—	—	—	—
Gain on asset exchange	(6,710)	(3.8)	(4,079)	(2.0)	(4,776)	(1.7)	(1,962)	(0.7)	—	—
Loss (gain) on asset disposal, net	(2,813)	(1.6)	(297)	(0.1)	(43)	—	(17)	—	639	0.2
Trade and barter expense	12,793	7.2	13,097	6.4	17,936	6.3	18,423	6.9	18,717	7.1
Depreciation and amortization	33,775	19.0	34,750	17.0	49,153	17.3	45,880	17.2	42,221	15.9
Amortization of broadcast rights, excluding barter	10,578	5.9	6,702	3.3	8,718	3.1	9,050	3.4	8,091	3.1
Income (loss) from operations	$(5,900)		$(20,694)		$(38,155)		$40,542		$45,850

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

Revenue

Gross local advertising revenue was $113.4 million for the nine months ended September 30, 2009 a decrease of $16.6 million or 12.8% when compared to $130.0 million for the nine months ended September 30, 2008. Gross national advertising revenue was $37.6 million for the nine months ended September 30, 2009, compared to $50.3 million for the same period in 2008, a decrease of $12.7 million, or 25.3%. Advertising revenue from Paid Programming, Automotive, Fast Foods/Restaurants, Furniture and Telecom business categories decreased by approximately $2.3 million, $17.0 million, $1.2 million, $1.8 million and $1.6 million, respectively during the nine months ended September 30, 2009 compared to the prior year.

Gross political advertising revenue was $2.3 million for the nine months ended September 30, 2009, compared to $13.4 million for the same period in 2008, a decrease of $11.1 million, or 83.1%. The decrease in gross political revenue was mainly attributed to presidential and statewide primary elections and to statewide and/or local races that occurred during the nine months ended September 30, 2008 as compared to nominal political advertising during the nine months ended September 30, 2009.

Retransmission compensation was $17.9 million for the nine months ended September 30, 2009, compared to $10.5 million for the same period in 2008, an increase of $7.4 million, or 71.0%. The increase in retransmission compensation was primarily the result of agreements with various cable companies being renegotiated at higher rates in the fourth quarter of 2008.

eMedia revenue, representing revenue generated from non-television web-based advertising, was $8.3 million for the nine months ended September 30, 2009, compared to $7.3 million for the nine months ended September 30, 2008, an increase of $1.0 million or 12.9%. The increase in eMedia revenue was a result of the continued expansion of products offered in this area.

Net revenue for the nine months ended September 30, 2009 decreased 13.0% to $178.0 million compared to $204.6 million for the nine months ended September 30, 2008.

Operating Expenses

Corporate expenses, related to costs associated with the centralized management of Nexstar’s and Mission’s stations, were $14.5 million for the nine months ended September 30, 2009, compared to $11.0 million for the nine months ended September 30, 2008, an increase of $3.5 million, or 31.4%. The increase during the nine months ended September 30, 2009 was primarily attributed to $2.9 million in fees associated with the March 2009 7% notes exchange offer and $0.6 million in professional fees associated with the recent amendment of our senior credit facility.

Station direct operating expenses, consisting primarily of news, engineering and programming, net of trade, and selling, general and administrative expenses were $104.8 million for the nine months ended September 30, 2009, compared to $108.4 million for the same period in 2008, a decrease of $3.6 million, or 3.3%. This decrease is primarily attributed to a decrease in national and local sales commissions which resulted from decreases in national and local revenue.

In February 2009, Nexstar began regionalizing certain accounting and traffic functions. As a result, approximately 93 employees were notified they would be terminated at various points in time through the end of May 2009. These employees were offered termination benefits that aggregated to $0.7 million. The Company recognized these costs ratably over the period of time between the notice of termination and the termination date. Nexstar estimates the restructuring will save the Company approximately $2.2 million annually. The Company incurred a $0.7 million charge during the nine months ended September 30, 2009 related to these benefits.

In May 2009, the Company incurred a non-cash charge of $0.2 million related to the termination of national sales representation agreements at certain stations. The Company incurred a similar type of charge in March 2008 in the amount of $7.2 million related to a different group of stations.

Amortization of broadcast rights, excluding barter, was $10.6 million for the nine months ended September 30, 2009, compared to $6.7 million for the same period in 2008. The increase is primarily due to net realizable write-downs of $3.0 million as more fully described in Note 2 on page F-10. Additionally, the 2009 purchase of stations WCWJ and KARZ increased the monthly amortization.

Amortization of intangible assets was $17.8 and $19.1 million for the nine months ended September 30, 2009 and 2008, respectively. The decrease in amortization was primarily due to the reduction of the carrying value of network affiliation agreements being amortized in 2009 as a result of impairments in the second half of 2008 and one station changing networks at the beginning of 2009.

We recorded an impairment charge of $16.2 million during the third quarter of 2009 that included an impairment to the carrying values of FCC licenses of $8.8 million, related to 19 of our stations and an impairment to the carrying values of goodwill of $7.4 million, related to four reporting units consisting of five of our television stations. In the third quarter of 2008, we recorded an impairment charge of $48.5 million that included an impairment to the carrying values of FCC licenses of $19.7 million, related to 12 of our television stations; an impairment to the carrying value of network affiliation agreements of $1.0 million, related to three of our television stations; and an impairment to the carrying values of goodwill of $27.8 million, related to five reporting units consisting of six of our television stations. As required by the authoritative guidance for goodwill and other intangible assets, we tested our FCC licenses and goodwill for impairment at September 30, 2009, between the required annual tests, because we believed events had occurred and circumstances changed that would more likely than not reduce the fair value of our reporting units below their carrying amounts and that our FCC licenses might be impaired. These events and circumstances include the overall economic recession and a continued decline in demand for advertising at several of our stations.

Depreciation of property and equipment was $16.0 million and $15.7 million for the nine months ended September 30, 2009, and 2008, respectively.

For the nine months ended September 30, 2009, and September, 30 2008 respectively, we recognized a gain of $6.7 million and $4.1 million from the exchange of equipment under an arrangement with Sprint Nextel Corporation. The increase was due to the number of stations completing spectrum conversions in 2009 compared to 2008.

The net gain on asset disposal of $2.8 million for the nine months ended September 30, 2009 included a $2.2 million gain related to the KSNF tower insurance claim.

Loss from Operations

Loss from operations was $5.9 million for the nine months ended September 30, 2009, compared to a loss from operations of $20.7 million for the same period in 2008, a decrease of $14.8 million, or 71.5%. The decrease in loss from operations was primarily the result of the decrease of $32.4 million in the magnitude of the impairment charge in the nine months ended September 30, 2009 compared to the same period in 2008, as well as the decrease in non-cash contact termination fees of $7.0 million combined with increased gains on asset exchange and disposal of assets of $5.1 million, partially offset by the decrease in net revenue of $26.6 million and the increase in amortization of broadcast rights of $4.1 million, which included $3.0 million in write-downs of the net realizable value of certain broadcast rights.

Interest Expense

Interest expense, including amortization of debt financing costs, was $27.4 million for the nine months ended September 30, 2009, compared to $36.4 million for the same period in 2008, a decrease of $9.0 million, or 24.6%. The decrease in interest expense was primarily attributed to lower average interest rates in 2009 compared to 2008, as well as reductions in the outstanding 11.375% notes, period-over-period.

Gain on Extinguishment of Debt

In the first quarter of 2009, the Company purchased $27.8 million of its 11.375% notes and $1.0 million of its 7% notes for a total of $10.0 million, plus accrued interest of $1.0 million. These transactions resulted in combined gains of $18.6 million for the nine months ended September 30, 2009.

Income Taxes

Income tax benefit was $1.1 million for the nine months ended September 30, 2009, compared to an expense of $0.3 million for the same period in 2008, a decrease of $1.4 million, or 466.1%. The decrease in expense was primarily due to the deferred tax effect of the impairment charge of $16.2 million in 2009 and $48.5 million in 2008 related to goodwill and other indefinite-lived intangible assets. Our provision for income taxes is primarily created by changes in the deferred tax liabilities position during the year arising from the amortizing of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. The impairment charge reduced the book value and therefore decreased the deferred tax liability position. No tax benefit was recorded with respect to the losses for 2009 and 2008, as the utilization of such losses is not likely to be realized in the foreseeable future.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue

Gross local advertising revenue was $171.6 million for the year ended December 31, 2008, compared to $175.5 million for the same period in 2007, a decrease of $3.9 million, or 2.3%. Gross national advertising revenue was $66.1 million for the year ended December 31, 2008, compared to $74.3 million for the same period in 2007, a decrease of $8.2 million, or 11.0%. The combined net decrease in gross local and national advertising revenue of $12.1 million was primarily the result of a decrease in automotive related advertising, our largest advertising category.

Gross political advertising revenue was $32.9 million for the year ended December 31, 2008, compared to $4.3 million for the same period in 2007, an increase of $28.6 million, or 663.4%. The increase in gross political revenue was attributed to presidential, statewide and/or local races (primarily in Pennsylvania, Indiana, Alabama, Missouri and Montana) that occurred during the year ended December 31, 2008 as compared to nominal political advertising during the year ended December 31, 2007.

Retransmission compensation was $14.4 million for the year ended December 31, 2008, compared to $11.8 million for the same period in 2007, an increase of $2.6 million, or 22.0%. The increase in retransmission compensation was primarily the result of (1) additional subscriber base for certain content distributors in 2008 compared to 2007, (2) annual rate increases in 2008 for certain retransmission consent agreements, (3) the addition of new markets under retransmission consent agreements in 2008 and (4) renewal of various multi-year contracts at higher rates with certain distributors.

eMedia revenue, representing revenue generated from non-television web-based advertising, was $10.2 million for the year ended December 31, 2008, compared to $5.1 million for the year ended December 31, 2007. The increase in new media revenue was a result of having all of our markets complete implementation of this digital media platform initiative for all of 2008 as compared to 2007, in which complete implementation did not take place until June 2007. Also contributing to the increase is the introduction of additional products in this area.

Operating Expenses

Corporate expenses, related to costs associated with the centralized management of Nexstar’s and Mission’s stations, were $15.5 million for the year ended December 31, 2008, compared to $13.3 million for the year ended December 31, 2007, an increase of $2.2 million, or 15.9%. The increase during the year ended December 31, 2008 was primarily attributed to an increase in legal and professional fees of $2.4 million.

Station direct operating expenses, consisting primarily of news, engineering and programming, net of trade, and selling, general and administrative expenses were $147.1 million for the year ended December 31, 2008, compared to $141.5 million for the same period in 2007, an increase of $5.6 million, or 3.9%. The increase in station direct operating expenses, net of trade, is primarily attributed to (1) the addition of KTVE in 2008 and (2) payroll-related costs and commissions related to the growth in eMedia revenue. These increases were partially offset by a reduction in employee incentives.

Amortization of broadcast rights, excluding barter, was $8.7 million for the year ended December 31, 2008, compared to $9.1 million for the same period in 2007, a decrease of $0.4 million, or 3.7%.

Amortization of intangible assets was $28.1 million for the year ended December 31, 2008, compared to $25.7 million for the same period in 2007, an increase of $2.4 million, or 9.6%. The increase was primarily related to the acceleration of amortization of our NBC Network affiliation agreement at KBTV due to the station becoming a Fox affiliated station effective January 1, 2009.

Depreciation of property and equipment was $21.0 million for the year ended December 31, 2008, compared to $20.2 million for the same period in 2007, an increase of $0.8 million, or 4.0%. The increase in depreciation was due to a corresponding increase in property and equipment, including Mission’s acquisition of KTVE.

For the year ended December 31, 2008, we recognized a non-cash gain of $4.8 million from the exchange of equipment under an arrangement we first transacted with Sprint Nextel Corporation during the second quarter of 2007.

We recognized a $7.2 million non-cash charge related to the termination of the national sales representation contract.

We recorded an impairment charge of $82.4 million during the year ended December 31, 2008 that included an impairment to the carrying values of FCC licenses of $41.4 million, related to 22 of our television stations; an impairment to the carrying value of network affiliation agreements of $2.1 million, related to 3 of our television stations; and an impairment to the carrying values of goodwill of $38.9 million, related to 10 reporting units consisting of 11 of our television stations. See Note 8 in the Notes to Consolidated Financial Statements on page F-56 for additional information.

Income from Operations

Loss from operations was $38.2 million for the year ended December 31, 2008, compared to income of $40.5 million for the same period in 2007, a decrease of $78.7 million, or 194.3%. The decrease was primarily the result of impairment charges as required by authoritative guidance for goodwill and other intangible assets partially offset by increases in net revenue.

Interest Expense

Interest expense, including amortization of debt financing costs, was $48.8 million for the year ended December 31, 2008, compared to $55.0 million for the same period in 2007, a decrease of $6.2 million, or 11.3%. The decrease in interest expense was primarily attributed to lower average interest rates during the year ended December 31, 2008 compared to the same period in 2007 combined with the $46.9 million principal payment on our 11.375% senior discounted Notes on April 1, 2008, a $5.3 million dollar repurchase of the 11.375% Notes in September 2008 and a repurchase of $7.5 million of the 7% Notes in October 2008.

Gain on Extinguishment of Debt

On October 16, 2008, Nexstar purchased $5 million (face value) of the Company’s outstanding 7% Notes. The cash paid was approximately $3.1 million which included approximately $0.1 million of accrued interest. On October 28, 2008, Nexstar purchased $2.5 million (face value) of the 7% Notes for approximately $1.5 million, which included approximately $0.1 million of accrued interest. As a result of these two transactions, Nexstar recognized a combined gain of $2.9 million. This amount is net of a $0.1 million pro-rata write-off of debt financing costs associated with the 7% Notes.

Income Taxes

Income tax benefit was $5.3 million for the year ended December 31, 2008, compared to income tax expense of $5.8 million for the same period in 2007, a decrease of $11.1 million. The decrease was primarily due to the tax benefit recognized as a result of the impairment charge on indefinite-lived assets. Our provision for income taxes is primarily created by an increase in the deferred tax liabilities position during the year arising from the amortizing of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. The impairment charge reduced the book value and therefore decreased the deferred tax liability position. No tax benefit was recorded with respect to the losses for 2008 and 2007, as the utilization of such losses is not likely to be realized in the foreseeable future.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Revenue

Gross local advertising revenue was $175.5 million for the year ended December 31, 2007, compared to $164.1 million for the same period in 2006, an increase of $11.4 million, or 7.0%. Gross national advertising revenue was $74.3 million for the year ended December 31, 2007, compared to $71.6 million for the same period in 2006, an increase of $2.7 million, or 3.7%. The combined net increase in gross local and national advertising revenue of $14.1 million was primarily the result of (1) the inclusion of local and national advertising revenue of approximately $11.4 million for 2007 from newly acquired television station WTAJ and (2) advertising revenue generated from the retransmission consent agreements which increased by approximately $3.5 million compared to the same period in 2006. Advertising revenue from the Telecommunications and Furniture business categories, which increased by approximately $1.1 million and $0.4 million during 2007 compared to the prior year, respectively, were offset by declines in advertising revenue from the Insurance, Fast Foods/Restaurants and Department and Retail Stores business categories, which decreased by approximately $1.0 million, $0.4 million and $0.6 million during 2007 compared to the prior year, respectively.

Gross political advertising revenue was $4.3 million for the year ended December 31, 2007, compared to $27.0 million for the same period in 2006, a decrease of $22.7 million, or 84.1%. The decrease in gross political revenue was attributed to statewide and/or local races (primarily in Pennsylvania, Missouri, Illinois, Texas, New York and Indiana) that occurred during the year ended December 31, 2006 as compared to nominal political advertising during the year ended December 31, 2007.

Retransmission compensation was $11.8 million for the year ended December 31, 2007, compared to $8.7 million for the same period in 2006, an increase of $3.1 million, or 35.8%. The increase in retransmission compensation was primarily the result of (1) additional subscriber base for certain content distributors in 2007 compared to 2006, (2) annual rate increases in 2007 for certain retransmission consent agreements and (3) a few additional markets under retransmission consent agreements in 2007.

eMedia revenue, representing revenue generated from non-television web-based advertising, was $5.1 million for the year ended December 31, 2007, compared to $0.1 million for the year ended December 31, 2006. The increase in new media revenue was a result of having all of our markets complete implementation of this digital media platform initiative as of June 2007 compared to implementation by only a few initial markets in 2006.

Operating Expenses

Corporate expenses, related to costs associated with the centralized management of Nexstar’s and Mission’s stations, were $13.3 million for the year ended December 31, 2007, compared to $14.6 million for the year ended December 31, 2006, a decrease of $1.3 million, or 8.5%. The decrease during the year ended December 31, 2007 was primarily attributed to (1) approximately $1.0 million less incentive compensation recognized in 2007 than in 2006, (2) $0.3 million less of non-income related taxes incurred in 2007 and (3) $0.4 million less of audit and tax preparation fees incurred in 2007.

Station direct operating expenses, consisting primarily of news, engineering and programming, net of trade, and selling, general and administrative expenses were $141.5 million for the year ended December 31, 2007, compared to $135.1 million for the same period in 2006, an increase of $6.4 million, or 4.8%. The increase in station direct operating expenses, net of trade, and selling, general and administrative expenses for the year ended

December 31, 2007 was primarily attributed to the inclusion of such expenses totaling approximately $5.4 million for 2007 from newly acquired television station WTAJ and additional payroll costs incurred in 2007 mainly as a result of annual merit increases and costs associated with a new department created to develop web-based revenue.

Amortization of broadcast rights, excluding barter, was $9.1 million for the year ended December 31, 2007, compared to $8.1 million for the same period in 2006, an increase of $1.0 million, or 11.9%. The increase was primarily attributed to the amortization of broadcast rights of approximately $0.6 million for 2007 from newly acquired television station WTAJ.

Amortization of intangible assets was $25.7 million for the year ended December 31, 2007, compared to $24.1 million for the same period in 2006, an increase of $1.6 million, or 6.4%. The increase was primarily related to the amortization of intangible assets of approximately $1.8 million for 2007 from newly acquired television station WTAJ.

Depreciation of property and equipment was $20.2 million for the year ended December 31, 2007, compared to $18.1 million for the same period in 2006, an increase of $2.1 million, or 11.7%. The increase was primarily attributed to the depreciation of assets of approximately $1.6 million for 2007 from newly acquired television station WTAJ.

For the year ended December 31, 2007, we recognized a non-cash gain of $2.0 million from the exchange of equipment under an arrangement we first transacted with Sprint Nextel Corporation during the last three quarters of 2007.

Income from Operations

Income from operations was $40.5 million for the year ended December 31, 2007, compared to $45.9 million for the same period in 2006, a decrease of $5.4 million, or 11.6%. The decrease was primarily the result of the increase in operating expenses, particularly in station direct operating expenses, net of trade, and selling, general and administrative expenses, depreciation and amortization of intangible assets as described above, for the year ended December 31, 2007 compared to the same period in 2006, partially offset by increases in net revenue and gain on asset exchange.

Interest Expense

Interest expense, including amortization of debt financing costs, was $55.0 million for the year ended December 31, 2007, compared to $51.8 million for the same period in 2006, an increase of $3.2 million, or 6.3%. The increase in interest expense was primarily attributed to (1) higher average interest rates incurred during the year ended December 31, 2007 compared to the same period in 2006 under our and Mission’s senior credit facilities and (2) a greater amount of average debt outstanding in 2007 under our senior credit facility resulting from the borrowing in connection with our acquisition of WTAJ and WLYH in December 2006.

Income Taxes

Income tax expense was $5.8 million for the year ended December 31, 2007, compared to $3.8 million for the same period in 2006, an increase of $2.0 million, or 52.1%. The increase was primarily due to (1) the recognition of a $0.5 million benefit from a prior year tax position in the third quarter of 2006, (2) a $0.5 million reduction in our net deferred tax liabilities position resulting from enactment of the Texas Margin Tax recorded in the second quarter of 2006, (3) a provision for current state income tax of $0.5 million for the year ended December 31, 2007 related to the Texas Margin Tax and (4) $0.8 million of income tax expense for the year ended December 31, 2007 related to the increase in deferred tax liabilities in 2007 associated with our newly acquired television station WTAJ. The increase was partially offset by (1) a $0.5 million reduction in our deferred state income tax provision for the year ended December 31, 2007 resulting from the enactment of recent legislation revising the Texas Margin Tax and its computation of the temporary credit for Texas business loss carryovers and (2) the recognition of a $0.1 million benefit from a prior year tax position in the third quarter of 2007. Our provision for income taxes is primarily created by an increase in the deferred tax liabilities position during the year arising from the amortizing of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. This expense has no impact on our cash flows. No tax benefit was recorded with respect to the losses for 2007 and 2006, as the utilization of such losses is not likely to be realized in the foreseeable future.

Liquidity and Capital Resources

We and Mission are highly leveraged, which makes the Company vulnerable to changes in general economic conditions. Our and Mission’s ability to meet the future cash requirements described below depends on our and Mission’s ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other conditions, many of which are beyond our and Mission’s control. Based on current operations and anticipated future growth, we believe that our and Mission’s available cash, anticipated cash flow from operations and available borrowings under the Nexstar and Mission senior credit facilities will be sufficient to fund working capital, capital expenditure requirements, interest payments and scheduled debt principal payments for at least the next twelve months. In order to meet future cash needs we may, from time to time, borrow under credit facilities or issue other long- or short-term debt or equity, if the market and the terms of our existing debt arrangements permit, and Mission may, from time to time, borrow under its available credit facility. We will continue to evaluate the best use of Nexstar’s operating cash flow among its capital expenditures, acquisitions and debt reduction.

Overview

The following tables present summarized financial information management believes is helpful in evaluating the Company’s liquidity and capital resources:

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006
	(in thousands)
Net cash provided by operating activities	$9,834	$40,726	$60,648	$36,987	$54,462
Net cash used for investing activities	(30,106)	$(25,548)	(38,492)	(18,608)	(79,272)
Net cash provided by (used for) financing activities	23,761	(19,756)	(22,548)	(13,332)	22,502
Net increase (decrease) in cash and cash equivalents	3,489	(4,578)	(392)	5,047	(2,308)
Cash paid for interest	22,228	29,440	39,036	40,575	38,182
Cash paid for income taxes, net	523	178	178	51	36

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007
	(in thousands)
Cash and cash equivalents	$19,323	$11,648	$15,834	$16,226
Long-term debt including current portions	675,555	666,242	662,117	681,176
Unused commitments under senior secured credit facilities (1)	12,500	69,500	66,500	69,500

(1)	Based on covenant calculations, as of December 31, 2008, $28.4 million of total unused revolving loan commitments under the Nexstar and Mission credit facilities were available for borrowing. As of September 30, 2009, there was $12.5 million of total unused revolving loan commitments under the Nexstar and Mission credit facilities. Based on covenant calculations, as of September 30, 2009, $0 was available for borrowing.

Cash Flows—Operating Activities

The comparative net cash flows provided by operating activities decreased by $30.9 million during the nine months ended September 30, 2009 compared to the same period in 2008. The decrease was primarily due to the overall reduction in our net revenue.

Cash paid for interest decreased by $7.2 million during the nine months ended September 30, 2009 compared to the same period in 2008. The decrease was primarily due to lower average interest rates on our variable rate bank debt in 2009 compared to 2008.

The comparative net cash flows provided by operating activities increased by $23.3 million during the year ended December 31, 2008 compared to the same period in 2007. The increase was primarily due to (1) our increase in net revenue of $18.1 million, partially offset by an increase in direct operating and general and administrative expenses of $7.8 million, (2) an increase of $10.2 million resulting from the timing of collections for accounts receivable and (3) an increase of $2.3 million related to timing of interest payments on the 11.375% senior discount notes.

Cash paid for interest decreased by $1.5 million during the year ended December 31, 2008 compared to the same period in 2007. The decrease was due to a decrease in cash payments of interest on our and Mission’s bank debt. Cash payments of interest on our and Mission’s senior credit facilities were $19.9 million for the year ended December 31, 2008, compared to $26.6 million for the year ended December 31, 2007, a decrease of $6.7 million. The decrease was due to lower average interest rates incurred during the year ended December 31, 2008 compared to the same period in 2007 and a lower level of average debt outstanding in 2008 on the respective credit facilities. The decrease in cash interest paid on bank debt was partially offset by an increase in cash interest paid on the 11.375% senior discount notes, which required cash payments beginning in April 2008.

The comparative net cash flows provided by operating activities decreased by $17.5 million during the year ended December 31, 2007 compared to the same period in 2006. The decrease was primarily due to (1) less favorable operating results as reflected in the $10.8 million increase in net loss, (2) a decrease of $5.3 million resulting from the timing of payments for accounts payable and accrued expenses and (3) a decrease of $5.3 million resulting from the timing of collections of accounts receivable.

Cash paid for interest increased by $2.4 million during the year ended December 31, 2007 compared to the same period in 2006. The increase was due to an increase in cash payments of interest on our and Mission’s bank debt. Cash payments of interest on our and Mission’s senior credit facilities were $26.6 million for the year ended December 31, 2007, compared to $24.2 million for the year ended December 31, 2006, an increase of $2.4 million. The increase was due to higher average interest rates incurred during the year ended December 31, 2007 compared to the same period in 2006 and a greater amount of average debt outstanding in 2007 on the respective credit facilities.

Nexstar and its subsidiaries file a consolidated federal income tax return. Mission files its own separate federal income tax return. Additionally, Nexstar and Mission file their own state and local tax returns as are required. Due to our and Mission’s recent history of net operating losses, we and Mission currently do not pay any federal income taxes. These net operating losses may be carried forward, subject to expiration and certain limitations, and used to reduce taxable earnings in future years. Through the use of available loss carryforwards, it is possible that we and Mission may not pay significant amounts of federal income taxes in the foreseeable future.

Cash Flows—Investing Activities

The comparative net cash used for investing activities increased by $4.6 million during the nine months ended September 30, 2009 compared to the same period in 2008. The increase was primarily due to the increase in acquisitions of stations, partially offset by a reduction in capital expenditures and an increase in insurance proceeds for KBTV and KSNF.

The comparative net cash used for investing activities increased by $19.5 million during the year ended December 31, 2008 compared to the same period in 2007. The increase was primarily due to increases in purchases of property and equipment and in acquisition-related payments.

The comparative net cash used for investing activities decreased by $60.7 million during the year ended December 31, 2007 compared to the same period in 2006. The decrease was primarily due to decreases in purchases of property and equipment and in acquisition-related payments.

Capital expenditures were $14.3 million for the nine months ended September 30, 2009, compared to $18.1 million for the nine months ended September 30, 2008. The decrease was primarily attributable to a significant portion of the digital conversions occurring in 2008.

We project that 2009 full-year capital expenditures will be approximately $17.0 million, which is expected to include approximately $8.5 million of digital conversion expenditures. We concluded our digital conversion expenditures during 2009 for a total estimated cost of $8.5 million.

Capital expenditures were $30.8 million for the year ended December 31, 2008, compared to $18.5 million for the year ended December 31, 2007. The increase was primarily attributable to digital conversion expenditures, which was $23.3 million for the year ended December 31, 2008 compared to $8.6 million for the same period in 2007.

Capital expenditures were $18.5 million for the year ended December 31, 2007, compared to $24.4 million for the year ended December 31, 2006. The decrease was primarily attributable to digital conversion expenditures, which was $8.6 million for the year ended December 31, 2007 compared to $14.3 million for the same period in 2006.

Acquisition-related payments for the nine months ended September 30, 2009 consisted of the acquisitions of KARZ for $3.6 million and the acquisition of WCWJ for $17.2 million.

Cash used for station acquisitions was $8.3 million for the year ended December 31, 2008, $0.4 million for the year ended December 31, 2007 and $55.5 million for the year ended December 31, 2006.

Acquisition-related payments for the year ended December 31, 2008 included $7.9 million related to Mission’s acquisition of KTVE and $0.4 million for the down-payment on KARZ. The $0.4 million of acquisition-related payments in 2007 were for the down payment on the KTVE acquisition.

Acquisition-related payments for the year ended December 31, 2006 consisted of $55.1 million total consideration, exclusive of transaction costs, for our acquisition of WTAJ and WLYH.

Cash Flows—Financing Activities

The comparative net cash from financing activities increased by $43.5 million during the nine months ended September 30, 2009 compared to the same period in 2008, due primarily to an increase in net borrowings under the revolving credit facility of $54.0 million partially offset by consideration of $17.7 million paid to bondholders in the exchange of the 7% senior subordinated notes.

The comparative net cash used for financing activities increased by $9.2 million during the year ended December 31, 2008 compared to the same period in 2007, primarily due to the repayment of $56.8 million of senior subordinated debt, partially offset by proceeds from the June 27, 2008 issuance of senior subordinated payment in kind (PIK) notes of $35 million and also $13.0 million less in net payments on the revolving credit facility.

The comparative net cash from financing activities decreased by $35.8 million during the year ended December 31, 2007 compared to the same period in 2006, due to the decrease in the proceeds during 2007 from revolving loan borrowings under our and Mission’s senior secured credit facilities and the increase in repayments during 2007 under our and Mission’s senior secured credit facilities.

On April 1, 2008, Nexstar redeemed $46.9 million of its outstanding 11.375% senior discount notes to ensure they are not “Applicable High Yield Discount Obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986. In September 2008, the Company repurchased $5.3 million of the 11.375% notes at par as required by the terms of the senior subordinated PIK notes purchase agreement. In October 2008, Nexstar voluntarily repurchased $7.5 million of the outstanding 7% senior subordinated notes for approximately $4.6 million.

During the nine months ended September 30, 2009, there were $54.0 million of revolving loan borrowings under our and Mission’s senior secured credit facilities, compared to $50.0 million of borrowings and $50.0 million of repayments under the revolving credit facility for the nine months ended September 30, 2008.

During the year ended December 31, 2008, there were $3.5 million of scheduled term loan maturities, $50.0 million of revolving loan repayments and $53.0 million of revolving loan borrowings under our and Mission’s senior secured credit facilities.

During the year ended December 31, 2007, there were $3.5 million of scheduled term loan maturities, $18.0 million of revolving loan repayments and $8.0 million of revolving loan borrowings under our and Mission’s senior secured credit facilities.

During the nine months ended September 30, 2009, there were $2.6 million of repayments under our and Mission’s senior secured credit facilities, all consisting of scheduled term loan maturities. Additionally, we purchased $27.9 million and $1.0 million (both face amounts) of our 11.375% notes and 7% notes, respectively, for a total of $10.0 million.

During the year ended December 31, 2006, there were $15.5 million of repayments under our and Mission’s senior secured credit facilities, consisting of scheduled term loan maturities of $3.5 million and voluntary repayments of $12.0 million of term loans.

Future Sources of Financing and Debt Service Requirements

As of September 30, 2009, Nexstar and Mission had total combined debt of $675.6 million, which represented 135.7% of Nexstar and Mission’s combined capitalization. Our and Mission’s high level of debt requires that a substantial portion of cash flow be dedicated to pay principal and interest on debt which reduces the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes.

The following table summarizes the approximate aggregate amount of principal indebtedness scheduled to mature for the periods referenced as of September 30, 2009:

	Total	Remainder of 2009	2010-2011	2012-2013	Thereafter
	(in thousands)
Nexstar senior credit facility	$234,768	$439	$3,516	$230,813	$—
Mission senior credit facility	172,792	432	3,454	168,906	—
Senior subordinated PIK notes due 2014	42,628	—	—	—	42,628
7% senior subordinated notes due 2014	47,910	—	—	—	47,910
7% senior subordinated PIK notes due 2014	143,600	—	—	—	143,600
11.375% senior discount notes due 2013	49,981	—	—	49,981	—

	$691,679	$871	$6,970	$449,700	$234,138

We make semiannual interest payments on our 7% (non-PIK) Notes of on January 15th and July 15th of each year. The 11.375% Notes began to accrue cash interest on April 1, 2008. We make semiannual interest payments on our 11.375% Notes on April 1st and October 1st. Our senior subordinated PIK notes due 2014 will begin paying cash interest in 2010 and our 7% senior subordinated PIK notes due 2014 will begin paying cash interest in 2011. Interest payments on our and Mission’s senior credit facilities are generally paid every one to three months and are payable based on the type of interest rate selected.

The terms of the Nexstar and Mission senior credit facilities, as well as the indentures governing our publicly-held notes, limit, but do not prohibit us or Mission from incurring substantial amounts of additional debt in the future.

We do not have any rating downgrade triggers that would accelerate the maturity dates of our debt. However, a downgrade in our credit rating could adversely affect our ability to renew existing, or obtain access to new, credit facilities or otherwise issue debt in the future and could increase the cost of such facilities.

Debt Covenants

Our senior credit facility agreement contains covenants which require us to comply with certain financial ratios, including: (a) maximum total and senior leverage ratios, (b) a minimum interest coverage ratio, and (c) a minimum fixed charge coverage ratio. The covenants, which are calculated on a quarterly basis, include the combined results of Nexstar Broadcasting and Mission. Mission’s senior credit facility agreement does not contain financial covenant ratio requirements; however it does include an event of default if Nexstar does not comply with all covenants contained in its credit agreement. The senior subordinated notes and senior discount notes contain restrictive covenants customary for borrowing arrangements of this type.

On October 8, 2009, Nexstar amended its senior credit facility to modify certain terms of the underlying credit agreement. The modifications included, but are not limited to, changes to financial covenants, including the Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio, a general tightening of the exceptions to the negative covenants (principally by means of reducing the types and amounts of permitted transactions) and an increase to the interest rates and fees payable with respect to the borrowings under the amended credit agreement. The following table compares the old and new covenant requirements.

	Prior	As Amended
Consolidated Total Leverage Ratio:
July 1, 2009 through September 30, 2009	6.50 to 1.00	6.75 to 1.00
October 1, 2009 to December 31, 2009	6.50 to 1.00	8.75 to 1.00
January 1, 2010 through March 31, 2010	6.50 to 1.00	9.50 to 1.00
April 1, 2010 through June 30, 2010	6.50 to 1.00	10.25 to 1.00
July 1, 2010 through September 30, 2010	6.25 to 1.00	9.25 to 1.00
October 1, 2010 through and including March 31, 2011	6.25 to 1.00	7.75 to 1.00
April 1, 2011 and thereafter	6.00 to 1.00	6.00 to 1.00

Consolidated Senior Leverage Ratio:
July 1, 2009 through September 30, 2009	4.50 to 1.00	5.50 to 1.00
October 1, 2009 to December 31, 2009	4.50 to 1.00	7.00 to 1.00
January 1, 2010 through March 31, 2010	4.25 to 1.00	7.00 to 1.00
April 1, 2010 through June 30, 2010	4.25 to 1.00	7.50 to 1.00
July 1, 2010 through September 30, 2010	4.25 to 1.00	6.75 to 1.00
October 1, 2010 through and including March 31, 2011	4.25 to 1.00	5.50 to 1.00
April 1, 2011 and thereafter	4.00 to 1.00	4.00 to 1.00

The Amended Nexstar Credit Agreement revises the calculation of Consolidated Total Leverage Ratio to exclude the netting of cash and cash equivalents against total debt.

On an annual basis following the delivery of Nexstar’s Broadcasting, Inc.’s year end financial statements, the Amended Nexstar Credit Agreement requires mandatory prepayments of principal, as well as a permanent reduction in revolving credit commitments, subject to a computation of excess cash flow for the preceding fiscal year. The amended agreement also places additional restrictions on the use of proceeds from asset sales, equity issuances, or debt issuances (with the result that such proceeds, subject to certain exceptions, be used for mandatory prepayments of principal and permanent reductions in revolving credit commitments), and includes an anti-cash hoarding provision which requires that the Company utilize unrestricted cash and cash equivalent balances in excess of $15.0 million to repay principal amounts outstanding, but not permanently reduce capacity, under the revolving credit facility.

The Amended Nexstar Credit Agreement also revised the interest rate provisions. As amended, borrowings under the Facility may bear interest at either (i) a Eurodollar Rate, which has been amended to include an interest rate floor equal to 1% or (ii) a Base Rate, which, as amended, is defined as the greater of (1) the sum of 1/2 of 1% plus the Federal Funds Rate, (2) Bank of America, N.A.’s prime rate and (3) the sum of (x) 1% plus (y) the Eurodollar Rate. The definition of applicable margin was changed to eliminate the pricing grid and replace it with a fixed rate. As amended, the applicable margin for Eurodollar loans is a rate per annum equal to 4% and the applicable margin for Base Rate loans is a rate per annum equal to 3%.

On October 8, 2009, Mission also amended its credit facility and made changes to its credit agreement that generally mirror the changes made to the Nexstar credit agreement.

The Amended Nexstar Credit Agreement expanded certain cross-default provisions such that the breach of certain warranties, representations or covenants under the Amended Mission Credit Agreement now constitute an event of default under the Amended Nexstar Credit Agreement.

As of September 30, 2009, we were in compliance with all indentures governing the publicly-held notes. As of September 30, 2009, we were not in compliance with all covenants contained in the credit agreements governing our senior credit facility. On October 8, 2009, we amended our credit facility to modify certain covenants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Recent Developments” for a more complete discussion of the credit facility amendment. The October 8, 2009 debt amendment contained a limited waiver for the leverage ratios which cured the violation as of September 30, 2009.

On March 30, 2009, we closed an offer to exchange $143,600,000 of the 7% senior subordinated notes due 2014 in exchange for $142,320,761 7% senior subordinated PIK Notes due 2014 (the “PIK Notes”). Based on the financial covenants in the senior credit facility, the PIK Notes are not included in the debt amount used to calculate the total leverage ratio until January 2011. In addition to the debt exchange, we have undertaken certain actions as part of our efforts to ensure we will be in compliance with our debt covenants including 1) the elimination of corporate bonuses for 2008 and 2009, 2) the consolidation of various back office processes in certain markets, 3) the execution of a management services agreement whereby Nexstar operates seven stations in exchange for a service fee, 4) the consummation of a purchase agreement on March 12, 2009 to acquire all the assets of KARZ and the consummation of a purchase agreement on May 1, 2009 to acquire all the assets of WCWJ, 5) the October 8, 2009 amendment to the senior credit facility, which modified certain covenants and 6) obtaining the limited waiver of the leverage ratios as of September 30, 2009, in conjunction with the credit amendments.

We believe the consummation of the exchange offer along with the debt amendment and other actions described above, will allow us to maintain compliance with all covenants contained in the credit agreements governing our senior secured facility and the indentures governing our publicly held notes for a period of at least the next twelve months from September 30, 2009. However, no assurance can be provided that our actions will be successful or that further adverse events outside of our control may arise that would result in our inability to comply with the debt covenants. In such event, we would consider a range of transactions or strategies to address any such situation. For example, we might decide to divest non-core assets, refinance our existing debt or obtain additional equity financing. There is no assurance that any such transactions, or any other transactions, or strategies we might consider, could be consummated on terms satisfactory to us or at all.

Cash Requirements for Digital Television (“DTV”) Conversion

On June 12, 2009 all full-power television broadcasters were required to cease operating in an analog format and operate exclusively in digital (DTV) format. As of November 30, 2009, all of Nexstar’s and Mission’s stations have completed the transition to digital operations; however, Nexstar is working with the FCC with respect to KMID’s authorization.

DTV conversion expenditures were $23.3 million, $8.6 million and $14.3 million, respectively, for the years ended December 31, 2008, 2007 and 2006. DTV conversion expenditures were $8.2 million and $13.5 million, respectively, for the nine months ended September 30, 2009 and 2008, respectively.

No Off-Balance Sheet Arrangements

At December 31, 2008, 2007 and 2006 and September 30, 2009, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. All of our arrangements with Mission are on-balance sheet arrangements. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

Contractual Obligations

The following summarizes Nexstar’s and Mission’s contractual obligations at December 31, 2008, and the effect such obligations are expected to have on the Company’s liquidity and cash flow in future periods:

	Total	2009	2010-2011	2012-2013	Thereafter
	(dollars in thousands)
Nexstar senior credit facility	$182,087	1,758	3,516	176,813	—
Mission senior credit facility	174,087	1,727	3,454	168,906	—
Senior subordinated PIK notes due 2014	42,628	—	—	—	42,628
7% senior subordinated notes due 2014 (3)	192,486	—	—	—	192,486
11.375% senior discount notes due 2013	77,820	—	—	77,820	—
Cash interest on debt	188,810	34,237	81,864	62,775	9,934
Broadcast rights current cash commitments (1)	11,941	6,366	4,425	1,150	—
Broadcast rights future cash commitments	13,390	1,979	8,789	2,524	98
Executive employee contracts (2)	27,372	7,142	13,968	6,262	—
Operating lease obligations	63,036	4,236	8,132	8,738	41,930
KWBF purchase price obligation	3,600	3,600	—	—	—
Total contractual cash obligations	977,257	61,045	124,148	505,194	286,870

(1)	Excludes broadcast rights barter payable commitments recorded on the financial statements at December 31, 2008 in the amount of $13.8 million.
(2)	Includes the employment contracts for all corporate executive employees and general managers of our stations.
(3)	See Note 24 in Notes to the Consolidated Financial Statements on page F-84 of this document for discussion of debt exchange involving the 7% senior subordinated notes.

As discussed in Note 16, “Income Taxes,” on page F-68 of the Notes to the Consolidated Financial Statements, we adopted interpretive guidance related to accounting or uncertainty in income taxes as of January 1, 2008. At December 31, 2008, we had $3.7 million of unrecognized tax benefits. This liability represents an estimate of tax positions that the corporation has taken in its tax returns which may ultimately not be sustained upon examination by the tax authorities. The resolution of these tax positions may not require cash settlement due to the existence of net operating loss carryforwards.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the period. On an ongoing basis, we evaluate our estimates, including those related to goodwill and intangible assets, bad debts, broadcast rights, trade and barter, income taxes, commitments and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates.

For an overview of our significant accounting policies, we refer you to Note 2 of our consolidated financial statements on page F-41. We believe the following critical accounting policies are those that are the most important to the presentation of our consolidated financial statements, affect our more significant estimates and assumptions, and require the most subjective or complex judgments by management.

Consolidation of Mission and Variable Interest Entities

Our consolidated financial statements include the accounts of independently-owned Mission and certain other entities when it has been determined that the Company is the primary beneficiary of a variable interest entity (“VIE”). Under U.S. GAAP, a company must consolidate an entity when it has a “controlling financial interest” resulting from ownership of a majority of the entity’s voting rights. Accounting standards expand the definition of controlling financial interest to include factors other than equity ownership and voting rights.

In applying these accounting standards, we must base our decision to consolidate an entity on quantitative and qualitative factors that indicate whether or not we are absorbing a majority of the entity’s economic risks or receiving a majority of the entity’s economic rewards. Our evaluation of the “risks and rewards” model must be an ongoing process and may alter as facts and circumstances change.

Mission is included in our consolidated financial statements because we believe we have a controlling financial interest in Mission as a result of local service agreements we have with each of Mission’s stations, our guarantee of the obligations incurred under Mission’s senior credit facility and purchase options (which expire on various dates between 2011 and 2018) granted by Mission’s sole shareholder which will permit us to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent. We expect these option agreements to be renewed upon expiration.

In addition, generally in connection with acquisitions, the Company enters into time brokerage agreements (“TBA”) and begins programming and selling advertising for a station before receiving FCC consent to the transfer of the station’s ownership and broadcast license. We include a station programmed under a TBA in our consolidated financial statements because we believe that we have a controlling financial interest in the station as a result of the Company assuming the credit risk of advertising revenue it sells on the station, its obligation to pay for substantially all the station’s reasonable operating expenses, as required under the TBA agreement, and in connection with our entry into a purchase agreement, that the sale of the station and transfer of the station’s broadcast license will occur within a reasonable period of time.

Valuation of Goodwill and Intangible Assets

Approximately $390.5 million, or 62.3%, of our total assets as of December 31, 2008 consisted of unamortized intangible assets. Intangible assets principally include FCC licenses, goodwill and network affiliation agreements. If the fair value of these assets is less than the carrying value, we may be required to record an impairment charge.

As required by the authoritative guidance for goodwill and other intangible assets, we test the impairment of our FCC licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The impairment test consists of a comparison of the fair value of FCC licenses with their carrying amount on a station-by-station basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario.

Also as required by the authoritative guidance for goodwill and other intangible assets, we test the impairment of our goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. The first step of the goodwill impairment test compares the fair value of the market (“reporting unit”) to its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical performance of the reporting unit and the prevailing values in the markets for broadcasting properties. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit’s fair value (as determined in the first step described above) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess but not more than the carrying value of goodwill.

In accordance with the authoritative guidance for accounting for long-lived assets, the Company tests network affiliation agreements whenever events or circumstances indicate that their carrying amount may not be recoverable, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying amount of a network affiliation agreement is recognized when the expected future operating cash flow derived from the operations to which the asset relates is less than its carrying value.

We tested our network affiliation, FCC licenses and goodwill for impairment as of September 30, 2008, between the required annual tests, because we believed events had occurred and circumstances changed that would more likely than not reduce the fair value of our reporting units below their carrying amounts and that our FCC licenses and network affiliation agreements might be impaired. These events included the decline in overall economic conditions and the resulting decline in advertising revenues at some of our television stations. We recorded an impairment charge of $48.5 million as a result of that test which included an impairment to the carrying values of FCC licenses of $19.7 million, related to 12 of our television stations; an impairment to the carrying value of network affiliation agreements of $1.0 million, related to 3 of our television stations; and an impairment to the carrying values of goodwill of $27.8 million, related to 5 reporting units consisting of 6 of our television stations.

We performed our annual test for impairment at December 31, 2008 and due to the continued decline in overall economic conditions during the fourth quarter of 2008 and the further decline in our forecasts for advertising revenues at some stations, the Company recorded an additional $33.9 million in impairment charges, for an annual total of $82.4 million. Of the additional $33.9 million impairment charges, $21.7 million was for FCC licenses, related to 21 of our television stations, $1.1 million was for network affiliation agreements related to 2 television stations, and $11.1 million was for goodwill, related to 8 reporting units consisting of 10 of our television stations.

Further deterioration in the advertising marketplaces in which Nexstar and Mission operate could lead to further impairment and reduction of the carrying value of the Company’s goodwill and intangible assets, including FCC licenses and network affiliation agreements. If such a condition were to occur, the resulting non-cash charge could have a material adverse effect on Nexstar and Mission’s financial position and results of operations.

The tables below illustrate how assumptions used in the fair value calculations varied from third quarter to fourth quarter 2008. The increase in the discount rate reflects the current volatility of stock prices of public companies within the media sector along with the increase in the corporate borrowing rate. The changes in the market growth rates and operating profit margins reflect the current general economic pressures now impacting both the national and a number of local economies, and specifically, national and local advertising expenditures in the markets where our stations operate.

The assumptions used in the valuation testing have certain subjective components including anticipated future operating results and cash flows based on our own internal business plans as well as future expectations about general economic and local market conditions.

We based the valuation of FCC licenses at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market growth rates	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	11.9% to 33.7%	12.1% to 34.1%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

We based the valuation of network affiliation agreements at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market growth rates	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	20.0% to 42.1%	14.3% to 42.6%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

We based the valuation of goodwill at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market revenue growth	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	20.0% to 42.1%	20.0% to 42.6%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

As noted above, we are required under the authoritative guidance to test our indefinite-lived intangible assets on an annual basis or whenever events or changes in circumstances indicate that these assets might be impaired.

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. We evaluate the collectability of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations, we record a specific reserve to reduce the amounts recorded to what we believe will be collected. If the financial condition of our customers were to deteriorate, resulting in their inability to make payments, additional allowances may be required. Allowance for doubtful accounts were $0.8 million and $1.2 million at December 31, 2008 and 2007, respectively.

Broadcast Rights Carrying Amount

Broadcast rights are stated at the lower of unamortized cost or net realizable value. Cash broadcast rights are initially recorded at the amount paid or payable to program distributors for the limited right to broadcast the distributors’ programming. Barter broadcast rights are recorded at our estimate of the value of the advertising time exchanged, which approximates the fair value of the programming received. The value of the advertising time exchanged is estimated by applying average historical rates for specific time periods. Amortization of broadcast rights is computed using the straight-line method based on the license period or programming usage, whichever period yields the shorter life. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year. When projected future net revenue associated with a program is less than the current carrying amount of the program broadcast rights, for example, due to poor ratings, we write-down the unamortized cost of the broadcast rights to equal the amount of projected future net revenue. If the expected broadcast period was shortened or cancelled we would be required to write-off the remaining value of the related broadcast rights to operations on an accelerated basis or possibly immediately. As of December 31, 2008, the amounts of current broadcast rights and non-current broadcast rights were $14.3 million and $9.3 million, respectively.

Trade and Barter Transactions

We trade certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. We barter advertising time for certain program material. These transactions, except those involving exchange of advertising time for network programming, are recorded at management’s estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods. We recorded barter revenue of $11.7 million, $12.4 million and $11.6 million for the years ended December 31, 2008, 2007 and 2006, respectively. Trade revenue of $6.6 million, $7.0 million and $7.4 million was recorded for the years ended December 31, 2008, 2007 and 2006, respectively. We incurred trade and barter expense of $17.9 million, $18.4 million and $18.7 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Income Taxes

We account for income taxes in accordance with applicable accounting and disclosure requirements for income taxes. Pursuant to these requirements, we account for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. While we have considered future taxable income and feasible tax planning strategies in assessing the need for a valuation allowance, in the event that we were to determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the valuation allowance would be charged to income in the period such a determination was made.

On January 1, 2007, we adopted interpretive guidance related to income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. For interest and penalties relating to income taxes we recognize these items as components of income tax expense.

Stock Option Expense Recognition

Effective January 1, 2006, we adopted accounting and disclosure requirements related to share-based payments, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value. We recognize the expense related to our stock options over the period that the employee is required to provide services, and only to the extent the awards vest. Therefore, we apply an estimated forfeiture rate assumption to adjust compensation cost for the effect of those employees that are not expected to complete the requisite service period and will forfeit nonvested options. We base the forfeiture rate assumption on Nexstar’s historical experience of award forfeitures, and as necessary, adjusted for certain events that are not expected to recur during the expected term of the option.

We determine the fair value of employee stock options at the date of grant using the Black-Scholes option pricing model. Our valuation of employee stock options relies on assumptions of factors we are required to input into the Black-Scholes model. These assumptions are highly subjective and involve an estimate of future uncertain events. The option pricing model requires us to input factors for expected stock price volatility and the expected term until exercise of the option award. Due to our limited history of publicly traded shares, we combine our historical stock price data and volatilities of peer companies in the television broadcasting industry when determining expected volatility. Based on a lack of historical option exercise experience, we use the weighted-average of the holding periods for all options granted to determine the expected term assumption. Utilizing historical exercise and post-vesting cancellation experience of Nexstar’s stock option awards, the expected term is the average interval between the grant and exercise or post-vesting cancellation dates.

Claims and Loss Contingencies

In the normal course of business, we are party to various claims and legal proceedings. We record a liability for these matters when an adverse outcome is probable and the amount of loss is reasonably estimated. We consider a combination of factors when estimating probable losses, including judgments about potential actions by counterparties.

Nonmonetary Asset Exchanges

In connection with a spectrum allocation exchange ordered by the FCC within the 1.9 GHz band, Sprint Nextel Corporation (“Nextel”) is required to replace certain existing analog equipment with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel will provide and in turn must relinquish its existing equipment to Nextel. Neither party will have any continuing involvement in the equipment transferred following the exchange. We account for this arrangement as an exchange of assets in accordance with accounting and disclosure requirements for exchanges of nonmonetary assets.

These transactions are recorded at the estimated fair market value of the equipment received. We derive our estimate of fair market value from the most recent prices paid to manufacturers and vendors for the specific equipment we acquire. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished.

Recent Accounting Pronouncements

The Company adopted, effective January 1, 2008, the Financial Accounting Standard Board’s (the “FASB”) accounting and disclosure requirements pertaining to fair value measurements for financial assets and financial liabilities measured on a recurring basis. These requirements apply to all financial assets and financial liabilities that are being measured and reported on a fair value basis. There was no impact for adoption of this standard to the Consolidated Financial Statements as it relates to financial assets and financial liabilities. The new standard requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The standard requires fair value measurement be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

In February 2008, the FASB deferred the effective date of the above standard to January 1, 2009 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value on a recurring basis (that is, at least annually). Management is currently evaluating the impact the adoption of this standard will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

In February 2007, the FASB issued new guidance, which provides a fair value measurement option for eligible financial assets and liabilities. Under this guidance, an entity is permitted to elect to apply fair value accounting to a single eligible item, subject to certain exceptions, without electing it for other identical items and include unrealized gains and losses in earnings. The fair value option established by this guidance is irrevocable, unless a new election date occurs. This standard reduces the complexity in accounting for financial instruments and mitigates volatility in earnings caused by measuring related assets and liabilities differently. This standard is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007 which for the Company was January 1, 2008. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of certain other guidance related to fair value measurement. The Company adopted the provisions of this standard beginning in fiscal 2008. Management determined that the adoption had no effect on its consolidated financial position or results of operations.

In December 2007, the FASB issued authoritative guidance for business combinations, which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This standard also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This standard is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the impact the adoption of the standard will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material impact on its consolidated financial position or results of operations.

In December 2007, the FASB issued authoritative guidance, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This standard is effective for fiscal years beginning after December 15, 2008. Management is currently evaluating the impact the adoption of the standard will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

In April 2008, the FASB issued guidance related to the determination of the useful life of intangible assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under the accounting and disclosure requirements related to goodwill and other intangible assets. This guidance is effective for fiscal years beginning after December 15, 2008 and only applies prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. Management is currently evaluating the impact that this guidance will have on our consolidated financial position or results of operations.

Refer to Note 2 of our condensed consolidated financial statements on page F-48 of this prospectus for a discussion of recently issued accounting pronouncements, including our expected date of adoption and effects on results of operations and financial position.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates primarily to our long-term debt obligations.

The term loan borrowings at September 30, 2009 under the senior credit facilities bear interest at a weighted average interest rate of 2.13%, which represented the base rate, or LIBOR, plus the applicable margin, as defined. The revolving loan borrowings at September 30, 2009 under the senior credit facilities bear interest at a weighted average interest rate of 1.98%, which represented the base rate, or LIBOR, plus the applicable margin, as defined. Interest is payable in accordance with the credit agreements.

The following table estimates the changes to cash flow from operations as of September 30, 2009 if interest rates were to fluctuate by 100 or 50 basis points, or BPS (where 100 basis points represents one percentage point), for a twelve-month period:

	Interest rate decrease		Interest rate increase
	100 BPS	50 BPS	50 BPS	100 BPS
	(in thousands)		(in thousands)
Senior credit facilities	$4,076	$2,038	$(2,038)	$(4,076)

All term loan borrowings at December 31, 2008 under the senior credit facilities bear interest at 3.21%, which represented the base rate, or LIBOR, plus the applicable margin, as defined. Revolving loan borrowings at December 31, 2008 under Nexstar’s senior credit facility bear interest at 4.67% and 2.71%, which represented the base rate, or LIBOR, plus the applicable margin, as defined. All revolving loan borrowings at December 31, 2008 under Mission’s senior credit facility bear interest at 2.71%, which represented the base rate, or LIBOR, plus the applicable margin, as defined. Interest is payable in accordance with the credit agreements.

The following table estimates the changes to cash flow from operations as of December 31, 2008 if interest rates were to fluctuate by 100 or 50 basis points, or BPS (where 100 basis points represents one percentage point), for a twelve-month period:

	Interest rate decrease		Interest rate increase
	100 BPS	50 BPS	100 BPS	50 BPS
	(in thousands)		(in thousands)
Senior credit facilities	$3,562	$1,781	$(1,781)	$(3,562)

Our 7% notes, our two senior subordinated PIK notes due 2014, and our 11.375% senior discount notes due 2013 are fixed rate debt obligations and therefore do not result in a change in our cash flow from operations. As of September 30, 2009, we have no financial instruments in place to hedge against changes in the benchmark interest rates on this fixed rate debt.

The fair value of long-term fixed interest rate debt is also subject to interest rate risk. Generally, the fair value of fixed interest rate debt will increase as interest rates fall and decrease as interest rates rise. The estimated fair value of the Company’s total long-term debt at December 31, 2008 was approximately $442.5 million, which was approximately $219.6 million less than its carrying value. Fair values are determined from quoted market prices where available or based on estimates made by investment banking firms.

Given the interest rates that were in effect at December 31, 2007, as of that date, we estimated that our cash flows from operations would have increased by approximately $3.6 million and $1.8 million, respectively, for a 100 BPS and 50 BPS interest rate decrease, and decreased by approximately $1.8 million and $3.6 million, respectively, for a 50 BPS and 100 BPS interest rate increase. The estimated fair value of the Company’s total long-term debt at December 31, 2007 was approximately $671.4 million, which was approximately $9.8 million less than its carrying value.

Impact of Inflation

We believe that our results of operations are not affected by moderate changes in the inflation rate.

BUSINESS

Overview

We are a television broadcasting company focused exclusively on the acquisition, development and operation of television stations in medium-sized markets in the United States, primarily markets that rank from 50 to 175 out of the 210 generally recognized television markets, as reported by A.C. Nielsen Company. As of September 30, 2009, we owned and operated 34 stations, and provided sales or other services to an additional 25 stations that are owned by Mission and other entities. In 21 of the 34 markets that we serve, we own, operate, program or provide sales and other services to more than one station. We refer to these markets as duopoly markets. We have more than doubled the size of our portfolio since January 1, 2003, having acquired 20 stations and begun providing services to 17 additional stations. The stations that we own, operate, program or provide sales and other services to are in markets located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas, Louisiana, Arkansas, Alabama, Utah, Florida, Montana, Rhode Island and Maryland. These stations are diverse in their network affiliations: 47 have primary affiliation agreements with one of the four major networks—15 with FOX, 12 with NBC, 9 with ABC and 11 with CBS. Seven of the remaining twelve stations have agreements with MyNetworkTV; four stations have an agreement with The CW and one station has an agreement with Azteca America.

On October 7, 2008, Nexstar Broadcasting Group, Inc. announced that it entered into a definitive agreement to acquire the assets of KWBF the MyNetworkTV affiliate serving the Little Rock, Arkansas market for $4.0 million from Equity Broadcasting Corp. In February 2009 the station was re-launched under the call letters KARZ-TV. Closing of the acquisition occurred on March 12, 2009.

As of January 1, 2009, KBTV in Beaumont, Texas became a FOX affiliate. KBTV’s NBC network affiliation expired on December 31, 2008.

On January 28, 2009, Nexstar entered into a definitive agreement to acquire the assets of WCWJ, a CW affiliate serving the Jacksonville, Florida market. This transaction received FCC approval and closed on May 1, 2009.

We believe that medium-sized markets offer significant advantages over large-sized markets, most of which result from a lower level of competition. First, because there are fewer well-capitalized acquirers with a medium-market focus, we have been successful in purchasing stations on more favorable terms than acquirers of large market stations. Second, in the majority of our markets only five or fewer local commercial television stations exist. As a result, we achieve lower programming costs than stations in larger markets because the supply of quality programming exceeds the demand.

The stations we own and operate or provide services to provide free over-the-air programming to our markets’ television viewing audiences. This programming includes (a) programs produced by networks with which the stations are affiliated; (b) programs that the stations produce; and (c) first-run and rerun syndicated programs that the stations acquire. Our primary source of revenue is the sale of commercial air time to local and national advertisers.

We seek to grow our revenue and broadcast cash flow by increasing the audience and revenue shares of the stations we own, operate, program or provide sales and other services to. We strive to increase the audience share of the stations by creating a strong local broadcasting presence based on highly rated local news, local sports coverage and active community sponsorship. We seek to improve revenue share by employing and supporting a high-quality local sales force that leverages the stations’ strong local brand and community presence with local advertisers. Additionally, we further improve broadcast cash flow by maintaining strict control over operating and programming costs. The benefits achieved through these initiatives are magnified in our duopoly markets by broadcasting the programming of multiple networks, capitalizing on multiple sales forces and achieving an increased level of operational efficiency. As a result of our operational enhancements, we expect revenue from the stations we have acquired or begun providing services to in the last four years to grow faster than that of our more mature stations.

We completed our initial public offering on November 28, 2003. Concurrent with our offering, we completed a corporate reorganization whereby our predecessor, Nexstar Broadcasting Group, L.L.C., and certain direct and indirect subsidiaries of Nexstar Broadcasting Group, L.L.C. merged with and into us. Nexstar Broadcasting Group, L.L.C. was organized as a limited liability company on December 12, 1996 in the State of Delaware and commenced operations on April 15, 1997.

Our principal offices are at 5215 North O’Connor Blvd., Suite 1400, Irving, TX 75039. Our telephone number is (972) 373-8800 and our website is http://www.nexstar.tv.

Operating Strategy

We seek to generate revenue and broadcast cash flow growth through the following strategies:

Develop Leading Local Franchises. Each of the stations that we own, operate, program, or provide sales and other services to creates a highly recognizable local brand, primarily through the quality of local news programming and community presence. Based on internally generated analysis, we believe that in approximately two-thirds of our markets that feature local newscasts produced by Nexstar, we rank among the top two stations in local news viewership. Strong local news typically generates higher ratings among attractive demographic profiles and enhances audience loyalty, which may result in higher ratings for programs both preceding and following the news. High ratings and strong community identity make the stations that we own, operate, program, or provide sales and other services to more attractive to local advertisers. For the year ended December 31, 2008 we earned approximately one-third of our advertising revenue from spots aired during local news programming. As of December 31, 2008, our stations and the stations we provide services to provided approximately 675 hours per week of local news programming. Extensive local sports coverage and active sponsorship of community events further differentiate us from our competitors and strengthen our community relationships and our local advertising appeal.

Emphasize Local Sales. We employ a high-quality local sales force in each of our markets to increase revenue from local advertisers by capitalizing on our investment in local programming. We believe that local advertising is attractive because our sales force is more effective with local advertisers, giving us a greater ability to influence this revenue source. Additionally, local advertising has historically been a more stable source of revenue than national advertising for television broadcasters. For the year ended December 31, 2008, revenue generated from local advertising represented 72.2% of our consolidated spot revenue (total of local and national advertising revenue, excluding political advertising revenue). In most of our markets, we have increased the size and quality of our local sales force. We also invest in our sales efforts by implementing comprehensive training programs and employing a sophisticated inventory tracking system to help maximize advertising rates and the amount of inventory sold in each time period.

Operate Duopoly Markets. Owning or providing services to more than one station in a given market enables us to broaden our audience share, enhance our revenue share and achieve significant operating efficiencies. Duopoly markets broaden audience share by providing programming from multiple networks with different targeted demographics. These markets increase revenue share by capitalizing on multiple sales forces. Additionally, we achieve significant operating efficiencies by consolidating physical facilities, eliminating redundant management and leveraging capital expenditures between stations. We derived approximately 71.3% of our net broadcast revenue for the year ended December 31, 2008 from our duopoly markets.

Maintain Strict Cost Controls. We emphasize strict controls on operating and programming costs in order to increase broadcast cash flow. We continually seek to identify and implement cost savings at each of our stations and the stations we provide services to and our overall size benefits each station with respect to negotiating favorable terms with programming suppliers and other vendors. By leveraging our size and corporate management expertise, we are able to achieve economies of scale by providing programming, financial, sales and marketing support to our stations and the stations we provide services to. Due to the significant negotiating leverage afforded by limited competition in our markets, Nexstar and Mission on a combined basis reduced the cash broadcast payments as a percentage of net broadcast revenue for the years ended December 31, 2008 and 2007 as compared to the previous three years. Our and Mission’s cash broadcast payments were 3.1%, 3.4%, 3.4%, 4.7% and 4.6% of net broadcast revenue for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, respectively.

Capitalize on Diverse Network Affiliations. We currently own, operate, program, or provide sales and other services to a balanced portfolio of television stations with diverse network affiliations, including NBC, CBS, ABC, and Fox affiliated stations which represented approximately 33.0%, 28.1%, 14.7% and 23.7% respectively, of our 2008 net broadcast revenue. The networks provide these stations with quality programming and numerous sporting events such as NBA basketball, Major League baseball, NFL football, NCAA sports, PGA golf and the Olympic Games. Because network programming and ratings change frequently, the diversity of our station portfolio’s network affiliations reduces our reliance on the quality of programming from a single network.

Attract and Retain High Quality Management. We seek to attract and retain station general managers with proven track records in larger television markets by providing equity incentives not typically offered by other station operators in our markets. Our station general managers have been granted stock options and have an average of over 20 years of experience in the television broadcasting industry.

Acquisition Strategy

We selectively pursue acquisitions of television stations primarily in markets ranking from 50 to 175 out of the 210 generally recognized television markets, where we believe we can improve revenue and cash flow through active management. Since January 1, 2003, we have more than doubled the number of stations that we own, operate and provide sales and other services to, having acquired 20 stations and contracted to provide services to 17 additional stations. When considering an acquisition, we evaluate the target audience share, revenue share, overall cost structure and proximity to our regional clusters. Additionally, we seek to acquire or enter into local service agreements with stations to create duopoly markets. The Amendment to our senior credit facility specifically restricts our ability to pursue our acquisition strategy.

Relationship with Mission

Through various local service agreements with Mission, we currently provide sales, programming and other services to 16 television stations that are owned and operated by Mission. Mission is 100% owned by an independent third party. We do not own Mission or any of its television stations. In order for both us and Mission to comply with Federal Communications Commission (“FCC”) regulations, Mission maintains complete responsibility for and control over programming, finances, personnel and operations of its stations. However, as a result of (a) local service agreements Nexstar has with the Mission stations, (b) Nexstar’s guarantee of the obligations incurred under Mission’s senior credit facility and (c) purchase options (which expire on various dates between 2011 and 2018) granted by Mission’s sole shareholder which will permit Nexstar to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent, we are deemed under accounting principles generally accepted in the United States of America (“U.S. GAAP”) to have a controlling financial interest in Mission. As a result of our controlling financial interest in Mission under U.S. GAAP and in order to present fairly our financial position, results of operations and cash flows, we consolidate the financial position, results of operations and cash flows of Mission with us as if Mission were a wholly-owned entity. We expect these option agreements to be renewed upon expiration.

The Stations

The following chart sets forth general information about the stations we owned, operated, programmed or provided sales and other services to as of December 31, 2008:

Market Rank (1)	Market	Station	Affiliation	Status	Commercial Stations in Market (3)	FCC License Expiration Date
9	Washington, DC/Hagerstown, MD (4)	WHAG	NBC	O&O	—	(5)
41	Harrisburg-Lancaster-Lebanon-York, PA	WLYH	The CW	O&O (6)	6	(5)
54	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O	7	(5)
		WYOU	CBS	LSA		(5)
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O	7	(5)
74	Springfield, MO	KOLR	CBS	LSA	6	(5)
		KSFX	Fox	O&O		(5)
80	Rochester, NY	WROC	CBS	O&O	4	(5)
		WUHF	Fox	LSA		(5)
83	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O	6	(5)
		WCFN	MyNetworkTV	O&O		(5)
84	Shreveport, LA	KTAL	NBC	O&O	7	8/1/14
100	Ft. Smith-Fayetteville- Springdale-Rogers, AR	KFTA KNWA	Fox/NBC NBC	O&O O&O	6	6/1/13 (5)
101	Johnstown-Altoona, PA	WTAJ	CBS	O&O	6	(5)
102	Evansville, IN	WTVW	Fox	O&O	6	(5)
107	Ft. Wayne, IN	WFFT	Fox	O&O	4	(5)
116	Peoria-Bloomington, IL	WMBD	CBS	O&O	5	(5)
		WYZZ	Fox	LSA		(5)
131	Amarillo, TX	KAMR	NBC	O&O	5	(5)
		KCIT	Fox	LSA		(5)
		KCPN-LP	MyNetworkTV	LSA		(5)
132	Rockford, IL	WQRF	Fox	O&O	4	(5)
		WTVO	ABC	LSA		(5)
136	Monroe, LA-El Dorado, AR	KARD KTVE	Fox NBC	O&O LSA	6	(5) (5)
141	Beaumont-Port Arthur, TX	KBTV	Fox	O&O (7)	4	(5)
143	Lubbock, TX	KLBK	CBS	O&O	5	(5)
		KAMC	ABC	LSA		(5)
145	Wichita Falls, TX-Lawton, OK	KFDX	NBC	O&O	5	(5)
		KJTL	Fox	LSA		(5)
		KJBO-LP	MyNetworkTV	LSA		(5)
146	Erie, PA	WJET	ABC	O&O	4	(5)
		WFXP	Fox	LSA		(5)
148	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O	4	(5)
		KODE	ABC	LSA		(5)
152	Terre Haute, IN	WTWO	NBC	O&O	3	(5)
		WFXW	Fox	LSA		(5)
156	Odessa-Midland, TX	KMID	ABC	O&O	5	(5)
165	Abilene-Sweetwater, TX	KTAB	CBS	O&O	4	(5)
		KRBC	NBC	LSA		(5)

Market Rank (1)	Market	Station	Affiliation	Status	Commercial Stations in Market (3)	FCC License Expiration Date
169	Utica, NY	WFXV	Fox	O&O	4	(5)
		WPNY-LP	MyNetworkTV	O&O		(5)
		WUTR	ABC	LSA		(5)
170	Billings, MT	KSVI	ABC	O&O	4	(5)
		KHMT	Fox	LSA		(5)
172	Dothan, AL	WDHN	ABC	O&O	3	(5)
196	San Angelo, TX	KSAN	NBC	LSA	4	(5)
		KLST	CBS	O&O		(5)
201	St. Joseph, MO	KQTV	ABC	O&O	1	(5)

(1)	Market rank refers to ranking the size of the Designated Market Area (“DMA”) in which the station is located in relation to other DMAs. Source: Investing in Television Market Report 2008 4th Edition, as published by BIA Financial Network, Inc.
(2)	O&O refers to stations that we own and operate. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements and outsourcing agreements. For further information regarding the LSAs to which we are party, see Note 2 to our consolidated financial statements on page F-43.
(3)	The term “commercial station” means a television broadcast station and excludes non-commercial stations, religious and Spanish-language stations, cable program services or networks. Source: Investing in Television Market Report 2008 4th Edition, as published by BIA Financial Network, Inc.
(4)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(5)	Application for renewal of license timely was submitted to the FCC. Under the FCC’s rules, a license expiration date automatically is extended pending review of and action on the renewal application by the FCC.
(6)	Although Nexstar owns WLYH, this station is programmed by Newport Television pursuant to a time brokerage agreement.
(7)	KBTV became a Fox affiliated station effective January 1, 2009.

Industry Background

Commercial television broadcasting began in the United States on a regular basis in the 1940s. Currently a limited number of channels are available for over-the-air broadcasting in any one geographic area and a license to operate a television station must be granted by the FCC. All television stations in the country are grouped by A.C. Nielsen Company, a national audience measuring service, into 210 generally recognized television markets, known as designated market areas (“DMAs”), that are ranked in size according to various metrics based upon actual or potential audience. Each DMA is an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. A.C. Nielsen periodically publishes data on estimated audiences for the television stations in the DMA. The estimates are expressed in terms of a “rating,” which is a station’s percentage of the total potential audience in the market, or a “share,” which is the station’s percentage of the audience actually watching television. A station’s rating in the market can be a factor in determining advertising rates.

Most television stations are affiliated with networks and receive a significant part of their programming, including prime-time hours, from networks. Whether or not a station is affiliated with one of the four major networks (NBC, ABC, CBS or Fox) has a significant impact on the composition of the station’s revenue, expenses and operations. Network programming, along with cash payments for some NBC, ABC and CBS affiliates, is provided to the affiliate by the network in exchange for the network’s retention of a substantial majority of the advertising time during network programs. The network then sells this advertising time and retains the revenue. The affiliate retains the revenue from the remaining advertising time it sells during network programs and from advertising time it sells during non-network programs.

Broadcast television stations compete for advertising revenue primarily with other commercial broadcast television stations and cable satellite television systems and, to a lesser extent, with newspapers, radio stations and internet advertising serving the same market. Non-commercial, religious and Spanish-language broadcasting stations in many markets also compete with commercial stations for viewers. In addition, the Internet and other leisure activities may draw viewers away from commercial television stations.

The television broadcast industry transitioned to an advanced digital television (“DTV”) transmission system on June 12, 2009. DTV transmissions deliver improved video and audio signals including high definition television and have substantial multiplexing and data transmission capabilities. For each licensed television station, the FCC allocated a matching DTV channel for the transition period. Television broadcasters were required to cease analog broadcasting and return one of their channels to the FCC.

Advertising Sales

General

Television station revenue is primarily derived from the sale of local and national advertising. All network-affiliated stations are required to carry advertising sold by their networks which reduces the amount of advertising time available for sale by stations. Our and Mission’s stations sell the remaining advertising to be inserted in network programming and the advertising in non-network programming, retaining all of the revenue received from these sales. A national syndicated program distributor will often retain a portion of the available advertising time for programming it supplies in exchange for no fees or reduced fees charged to stations for such programming. These programming arrangements are referred to as barter programming.

Advertisers wishing to reach a national audience usually purchase time directly from the networks, or advertise nationwide on a case-by-case basis. National advertisers who wish to reach a particular region or local audience often buy advertising time directly from local stations through national advertising sales representative firms. Local businesses purchase advertising time directly from the stations’ local sales staff.

Advertising rates are based upon a number of factors, including:

•	a program’s popularity among the viewers that an advertiser wishes to target;

•	the number of advertisers competing for the available time;

•	the size and the demographic composition of the market served by the station;

•	the availability of alternative advertising media in the market area;

•	the effectiveness of the station’s sales forces;

•	development of projects, features and programs that tie advertiser messages to programming; and

•	the level of spending commitment made by the advertiser.

Advertising rates are also determined by a station’s overall ability to attract viewers in its market area, as well as the station’s ability to attract viewers among particular demographic groups that an advertiser may be targeting. Advertising revenue is positively affected by strong local economies. Conversely, declines in advertising budgets of advertisers, particularly in recessionary periods, adversely affect the broadcast industry and as a result may contribute to a decrease in the revenue of broadcast television stations.

Seasonality

Advertising revenue is positively affected by national and regional political election campaigns, and certain events such as the Olympic Games or the Super Bowl. Stations’ advertising revenue is generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to, and including, the holiday season. In addition, advertising revenue is generally higher during even-numbered years due to advertising placed by candidates for political offices and advertising aired during the Olympic Games.

Local Sales

Local advertising time is sold by each station’s local sales staff who call upon advertising agencies and local businesses, which typically include car dealerships, retail stores and restaurants. Compared to revenue from national advertising accounts, revenue from local advertising is generally more stable and more predictable. We seek to attract new advertisers to television and to increase the amount of advertising time sold to existing local advertisers by relying on experienced local sales forces with strong community ties, producing news and other programming with local advertising appeal and sponsoring or co-promoting local events and activities. We place a strong emphasis on the experience of our local sales staff and maintain an on-going training program for sales personnel.

National Sales

National advertising time is sold through national sales representative firms which call upon advertising agencies, whose clients typically include automobile manufacturers and dealer groups, telecommunications companies, fast food franchisers, and national retailers (some of which may advertise locally).

Network Affiliations

Each station that we own and operate, program or provide sales and other services to as of December 31, 2008 is affiliated with a network pursuant to an affiliation agreement, as described below:

Station	Market	Affiliation	Expiration
KBTV (4)	Beaumont-Port Arthur, TX	NBC	December 2008
WTVW	Evansville, IN	Fox	June 2010
WQRF	Rockford, IL	Fox	June 2010
KARD	Monroe, LA-El Dorado, AR	Fox	June 2010
KSFX	Springfield, MO	Fox	June 2010
WFXV	Utica, NY	Fox	June 2010
WFFT	Ft. Wayne, IN	Fox	June 2010
WBRE	Wilkes Barre-Scranton, PA	NBC	December 2011
WTWO	Terre Haute, IN	NBC	December 2011
KFDX	Wichita Falls, TX-Lawton, OK	NBC	December 2011
KSNF	Joplin, MO-Pittsburg, KS	NBC	December 2011
WTAJ	Johnstown-Altoona, PA	CBS	May 2010
KCIT	Amarillo, TX	Fox	June 2010
WFXP	Erie, PA	Fox	June 2010
KJTL	Wichita Falls, TX-Lawton, OK	Fox	June 2010
WFXW	Terre Haute, IN	Fox	June 2010
KHMT	Billings, MT	Fox	June 2010
KFTA	Ft. Smith-Fayetteville-Springdale-Rogers, AR	Fox/NBC	June 2010
KSAN	San Angelo, TX	NBC	December 2010
KRBC	Abilene-Sweetwater, TX	NBC	December 2010
WUTR	Utica, NY	ABC	December 2010
WDHN	Dothan, AL	ABC	December 2010
WJET	Erie, PA	ABC	December 2010
KSVI	Billings, MT	ABC	December 2010
KMID	Odessa-Midland, TX	ABC	December 2010
WTVO	Rockford, IL	ABC	December 2010
KAMC	Lubbock, TX	ABC	December 2010
KQTV	St. Joseph, MO	ABC	December 2010
WPNY-LP	Utica, NY	MyNetworkTV	August 2011
WCFN	Champaign-Springfield-Decatur, IL	MyNetworkTV	August 2011
KCPN-LP	Amarillo, TX	MyNetworkTV	August 2011

Station	Market	Affiliation	Expiration
KJBO-LP	Wichita Falls, TX-Lawton, OK	MyNetworkTV	August 2011
WUHF (1)	Rochester, NY	Fox	March 2012
WYZZ (1)	Peoria-Bloomington, IL	Fox	March 2012
KLST	San Angelo, TX	CBS	August 2012
KTAB	Abilene-Sweetwater, TX	CBS	December 2012
KODE	Joplin, MO-Pittsburg, KS	ABC	December 2012
KNWA	Ft. Smith-Fayetteville-Springdale-Rogers, AR	NBC	January 2013
WROC	Rochester, NY	CBS	January 2013
KOLR	Springfield, MO	CBS	June 2013
KLBK	Lubbock, TX	CBS	July 2013
WCIA	Champaign-Springfield-Decatur, IL	CBS	September 2013
WMBD	Peoria-Bloomington, IL	CBS	September 2013
KAMR	Amarillo, TX	NBC	December 2014
KTAL	Shreveport, LA	NBC	December 2014
KARK	Little Rock-Pine Bluff, AR	NBC	December 2014
WHAG	Washington, DC/Hagerstown, MD(2)	NBC	December 2014
WYOU	Wilkes Barre-Scranton, PA	CBS	June 2015
WLYH (3)	Harrisburg-Lancaster-Lebanon-York, PA	The CW	September 2016
KTVE	Monroe, LA—El Dorado, AR	NBC	December 2011

(1)	This station is owned by a subsidiary of Sinclair Broadcasting Group, Inc. which maintains the network affiliation agreement with the Fox network.
(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(3)	Under a time brokerage agreement, Nexstar allows Newport Television License, LLC, Inc. to program most of WLYH’s broadcast time, sell its advertising time and retain the advertising revenue generated in exchange for monthly payments to Nexstar.
(4)	KBTV became a Fox affiliated station effective January 1, 2009. The Fox agreement expires in December 2013.

Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which it is affiliated. In exchange, the network has the right to sell a substantial majority of the advertising time during these broadcasts. In addition, some stations receive compensation from the network based on the hours of network programming they broadcast.

We expect all of the network affiliation agreements listed above to be renewed upon expiration.

Competition

Competition in the television industry takes place on several levels: competition for audience, competition for programming and competition for advertising.

Audience. We compete for audience share specifically on the basis of program popularity. The popularity of a station’s programming has a direct effect on the adverting rates it can charge its advertisers. A portion of the daily programming on the stations that we own or provide services to is supplied by the network with which each station is affiliated. In those periods, the stations are dependent upon the performance of the network programs in attracting viewers. Stations program non-network time periods with a combination of self-produced news, public affairs and other entertainment programming, including movies and syndicated programs. The major television networks have also begun to sell their programming directly to the consumer via portal digital devices such as video iPods and cell phones which presents an additional source of competition for television broadcaster audience share. Other sources of competition for audience include home entertainment systems, such as VCRs, DVDs and DVRs; video-on-demand and pay-per-view; the Internet; and television game devices.

Although the commercial television broadcast industry historically has been dominated by the ABC, NBC, CBS and Fox television networks, other newer television networks and the growth in popularity of subscription systems, such as local cable and direct broadcast satellite (“DBS”) systems which air exclusive programming not otherwise available in a market, have become significant competitors for the over-the-air television audience.

Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Stations compete against in-market broadcast station operators for exclusive access to off-network reruns (such as Seinfeld) and first-run product (such as Entertainment Tonight) in their respective markets. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Time Warner, Inc., General Electric Company, Viacom Inc., The News Corporation Limited and the Walt Disney Company each owns a television network and also owns or controls major production studios, which are the primary source of programming for the networks. It is uncertain whether in the future such programming, which is generally subject to short-term agreements between the studios and the networks, will be moved to the networks. Television broadcasters also compete for non-network programming unique to the markets they serve. As such, stations strive to provide exclusive news stories, unique features such as investigative reporting and coverage of community events and to secure broadcast rights for regional and local sporting events.

Advertising. Stations compete for advertising revenue with other television stations in their respective markets; and other advertising media such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, local cable systems, DBS systems and the Internet. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets. Generally, a television broadcast station in a particular market does not compete with stations in other market areas.

The broadcasting industry is continually faced with technological change and innovation which increase the popularity of competing entertainment and communications media. Further advances in technology may increase competition for household audiences and advertisers. The increased use of digital technology by cable systems and DBS, along with video compression techniques, will reduce the bandwidth required for television signal transmission. These technological developments are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reductions in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized “niche” programming. This ability to reach very narrowly defined audiences is expected to alter the competitive dynamics for advertising expenditures. We are unable to predict the effect that these or other technological changes will have on the broadcast television industry or on the future results of our operations or the operations of the stations we provide services to.

Federal Regulation

Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (“the Communications Act”). The following is a brief discussion of certain provisions of the Communications Act and the FCC’s regulations and policies that affect the business operations of television broadcast stations. Over the years, Congress and the FCC have added, amended and deleted statutory and regulatory requirements to which station owners are subject. Some of these changes have a minimal business impact whereas others may significantly affect the business or operation of individual stations or the broadcast industry as a whole. The following discussion summarizes some of the statutory and regulatory rules and policies currently in effect. For more information about the nature and extent of FCC regulation of television broadcast stations you should refer to the Communications Act and the FCC’s rules, public notices and policies.

License Grant and Renewal. The Communications Act prohibits the operation of broadcast stations except under licenses issued by the FCC. Television broadcast licenses are granted for a maximum term of eight years and are subject to renewal upon application to the FCC. The FCC is required to grant an application for license renewal if during the preceding term the station served the public interest, the licensee did not commit any serious violations of the Communications Act or the FCC’s rules, and the licensee committed no other violations of the Communications Act or the FCC’s rules which, taken together, would constitute a pattern of abuse. A majority of renewal applications are routinely granted under this standard. If a licensee fails to meet this standard the FCC may still grant renewal on terms and conditions that it deems appropriate, including a monetary forfeiture or renewal for a term less than the normal eight-year period.

After a renewal application is filed, interested parties, including members of the public, may file petitions to deny a renewal application, to which the licensee/renewal applicant is entitled to respond. After reviewing the pleadings, if the FCC determines that there is a substantial and material question of fact whether grant of the renewal application would serve the public interest, the FCC is required to hold a trial-type hearing on the issues presented. If, after the hearing, the FCC determines that the renewal applicant has met the renewal standard the FCC will grant the renewal application. If the licensee/renewal applicant fails to meet the renewal standard or show that there are mitigating factors entitling it to renewal subject to appropriate sanctions, the FCC can deny the renewal application. In the vast majority of cases where a petition to deny is filed against a renewal application, the FCC ultimately grants the renewal without a hearing. No competing application for authority to operate a station and replace the incumbent licensee may be filed against a renewal application.

In addition to considering rule violations in connection with a license renewal application, the FCC may sanction a station licensee for failing to observe FCC rules and policies during the license term, including the imposition of a monetary forfeiture.

The Communications Act prohibits the assignment or the transfer of control of a broadcast license without prior FCC approval.

Ownership Restrictions. The Communications Act limits the extent of non-U.S. ownership of companies that own U.S. broadcast stations. Under this restriction, a U.S. broadcast company such as ours may have no more than 25% non-U.S. ownership (by vote and by equity).

The FCC also has rules which establish limits on the ownership of broadcast stations. These ownership limits apply to attributable interests in a station licensee held by an individual, corporation, partnership or other entity. In the case of corporations, officers, directors and voting stock interests of 5% or more (20% or more in the case of qualified investment companies, such as insurance companies and bank trust departments) are considered attributable interests. For partnerships, all general partners and non-insulated limited partners are attributable. Limited liability companies are treated the same as partnerships. The FCC also considers attributable the holder of more than 33% of a licensee’s total assets (defined as total debt plus total equity), if that person or entity also provides over 15% of the station’s total weekly broadcast programming or has an attributable interest in another media entity in the same market which is subject to the FCC’s ownership rules, such as a radio or television station, cable television system or daily newspaper.

Local Ownership (Duopoly Rule). Under the current duopoly rule, a single entity is allowed to own or have attributable interests in two television stations in a market if (1) the two stations do not have overlapping service areas, or (2) after the combination there are at least eight independently owned and operating full-power television stations and one of the combining stations is not ranked among the top four stations in the DMA. The duopoly rule allows the FCC to consider waivers to permit the ownership of a second station only in cases where the second station has failed or is failing or unbuilt.

Under the duopoly rule, the FCC attributes toward the local television ownership limits another in-market station when one station owner programs a second in-market station pursuant to a time brokerage or local marketing agreement, if the programmer provides more than 15% of the second station’s weekly broadcast programming. However, local marketing agreements entered into prior to November 5, 1996 are exempt attributable interests until the FCC determines otherwise. This “grandfathered” period, when reviewed by the FCC, is subject to possible extension or termination.

In certain markets, we and Mission own and operate both full-power and low-power television broadcast stations (in Utica, Nexstar owns and operates WFXV and WPNY-LP; in Wichita Falls, Mission owns and operates KJTL and KJBO-LP; and in Amarillo, Mission owns and operates KCIT and KCPN-LP). The FCC’s duopoly rules and policies regarding ownership of television stations in the same market apply only to full-power television stations and not low-power television stations such as WPNY-LP, KJBO-LP and KCPN-LP.

The only markets in which we currently are permitted to own two stations under the duopoly rule are the Champaign-Springfield-Decatur, Illinois market and the Little Rock-Pine Bluff, Arkansas market. However, we also are permitted to own two stations in the Fort Smith-Fayetteville-Springdale-Rogers market pursuant to a waiver under the FCC’s rules permitting common ownership of a “satellite” television station in a market where a licensee also owns the “primary” station. In all of the markets where we have entered into local service agreements, except for two, we do not provide programming other than news (comprising less than 15% of the second station’s programming) to the second station and, therefore, we are not attributed with ownership of the second station. In the two markets where we provide more programming to the second station—WFXP in Erie, Pennsylvania and KHMT in Billings, Montana—the local marketing agreements were entered into prior to November 5, 1996. Therefore, we may continue to program these stations under the terms of these agreements until the rule is changed.

National Ownership. There is no nationwide limit on the number of television stations which a party may own. However, the FCC’s rules limit the percentage of U.S. television households which a party may reach through its attributable interests in television stations. This rule provides that when calculating a party’s nationwide aggregate audience coverage, the ownership of a UHF station is counted as 50% of a market’s percentage of total national audience. In 2004, Congress determined that one party may have an attributable interest in television stations which reach, in the aggregate, 39% of all U.S. television households; and the FCC thereafter modified its corresponding rule. The FCC currently is considering whether this act has any impact on the FCC’s authority to examine and modify the UHF discount.

The stations that Nexstar owns have a combined national audience reach of 5.6% of television households with the UHF discount.

Radio/Television Cross-Ownership Rule (One-to-a-Market Rule). In markets with at least 20 independently owned media outlets, ownership of one television station and up to seven radio stations, or two television stations (if allowed under the television duopoly rule) and six radio stations is permitted. If the number of independently owned media outlets is fewer than 20 but greater than or equal to 10, ownership of one television station (or two if allowed) and four radio stations is permitted. In markets with fewer than 10 independent media voices, ownership of one television station (or two if allowed) and one radio station is permitted. In calculating the number of independent media voices in a market, the FCC includes all radio and television stations, independently owned cable systems (counted as one voice), and independently owned daily newspapers which have circulation that exceeds 5% of the households in the market.

Local Television/Newspaper Cross-Ownership Rule. Under this rule, a party is prohibited from having an attributable interest in a television station and a daily newspaper except in cases where the market at issue is one of the 20 largest DMAs, and subject to other criteria and limitations.

As a result of the FCC’s 2006 rulemaking proceeding, which provided a comprehensive review of all of its media ownership rules, in February 2008, the FCC adopted modest changes to its newspaper cross-ownership rule, while retaining the rest of its rules as then currently in effect. Multiple challenges to this proceeding were filed with the U.S. Court of Appeals, which remain pending. The FCC will be initiating a new proceeding in 2010.

Local Television/Cable Cross-Ownership. There is no FCC rule prohibiting common ownership of a cable television system and a television broadcast station in the same area.

Cable “Must-Carry” or Retransmission Consent Rights. Every three years television broadcasters are required to make an election between “must-carry” or retransmission consent rights in connection with the carriage of their analog signal on cable television systems within their DMA. For a majority of our and Mission’s stations the most recent election was made October 1, 2008, for the three-year period beginning January 1, 2009.

If a broadcaster chooses to exercise its must-carry rights, it may request cable system carriage on its over-the-air channel or another channel on which it was carried on the cable system as of a specified date. A cable system generally must carry the station’s signal in compliance with the station’s carriage request, and in a manner that makes the signal available to all cable subscribers. However, must-carry rights are not absolute, and whether a cable system is required to carry the station on its system, or in the specific manner requested, depends on variables such as the location, size and number of activated channels of the cable system and whether the station’s programming duplicates, or substantially duplicates the programming of another station carried on the cable system. If certain conditions are met, a cable system may decline to carry a television station that has elected must-carry status, although it is unusual for all the required conditions to exist.

If a broadcaster chooses to exercise its retransmission consent rights, a cable television system which is subject to that election may not carry the station’s signal without the station’s consent. This generally requires the cable system and television station operator to negotiate the terms under which the broadcaster will consent to the cable system’s carriage of its station’s signal.

We and Mission have elected to exercise retransmission consent rights for all of our stations where we have a legal right to do so. We and Mission have negotiated retransmission consent agreements with substantially all of the cable systems which carry the stations’ signals.

Direct-to-Home Satellite Services and Carriage Rights. Direct broadcast satellite (“DBS”) providers are permitted to carry local channels, including “significantly viewed” out-of-market stations when local service is provided. Under certain circumstances, DBS providers also are permitted to provide network service from a station outside a local market for subscribers in the market who are “unserved” by a local station affiliated with the same network. In addition, DBS subscribers who were not receiving a digital signal as of December 8, 2004 may receive distant signals for digital television programming from their DBS provider if they are receiving the local analog signal of a network affiliate and the subscriber cannot receive a local digital signal of that network-affiliated station over-the-air.

Satellite carriers that provide any local-into-local service in a market must carry, upon request, all stations in that market that have elected mandatory carriage, and DBS operators are now carrying other local stations in local-into-local markets, including some noncommercial, independent and foreign language stations. However, satellite carriers are not required to carry duplicative network signals from a local market unless the stations are licensed to different communities in different states. Satellite carriers are required to carry all local television stations in a contiguous manner on their channel line-up and may not discriminate in their carriage of stations.

Commercial television stations make elections between retransmission consent and must-carry status for satellite services on the same schedule as cable elections, with the most recent elections made by October 1, 2008 for the three year period that began on January 1, 2009. DirecTV currently provides satellite carriage of our and Mission’s stations in the Champaign-Springfield-Decatur, Evansville, Ft. Smith-Fayetteville-Springdale-Rogers, Ft. Wayne, Jacksonville, Johnstown-Altoona, Little Rock-Pine Bluff, Peoria-Bloomington, Rochester, Rockford, Shreveport, Springfield and Wilkes Barre-Scranton markets. Dish Network currently provides satellite carriage of our and Mission’s stations in the Abilene-Sweetwater, Amarillo, Beaumont-Port Arthur, Billings, Champaign-Springfield-Decatur, Dothan, Erie, Evansville, Fort Wayne, Ft. Smith-Fayetteville-Springdale-Rogers, Hagerstown, Jacksonville, Johnstown-Altoona, Joplin, MO-Pittsburg, KS, Little Rock-Pine Bluff, Lubbock, Monroe, LA-El Dorado, AR, Odessa-Midland, Peoria-Bloomington, Rochester, Rockford, San Angelo, Shreveport, Springfield, Terre Haute, Wichita Falls, TX-Lawton, OK and Wilkes Barre-Scranton markets. We and Mission have long-term carriage agreements with both DirecTV (expiring in 2011) and DISH Network (formerly EchoStar) (expiring in 2011) that provide for the carriage of the currently carried stations, as well as those subsequently added in new local-to-local markets, or those added by acquisition or other means.

Digital Television (“DTV”). In February 2009, President Obama signed into law legislation that established June 12, 2009 as the deadline for television broadcasters to complete their transition to DTV-only operations and return their analog spectrum to the FCC. The DTV transmission system delivers video and audio signals of higher quality (including high definition television) than the existing analog transmission system. DTV also has substantial capabilities for multiplexing (the broadcast of several channels of programs concurrently) and data transmission. The introduction of digital television requires consumers to purchase new television sets that are capable of receiving and displaying the DTV signals, or adapters to receive DTV signals and convert them to analog signals for display on their existing receivers.

On June 12, 2009 all full-power television broadcasters were required to cease operating in an analog format and operate exclusively in digital (DTV) format. As of November 30, 2009, all of Nexstar’s and Mission’s stations have completed the transition to digital operations; however, Nexstar is working with the FCC with respect to KMID’s authorization.

Television station operators may use their DTV signals to provide ancillary services, such as computer software distribution, Internet, interactive materials, e-commerce, paging services, audio signals, subscription video, or data transmission services. To the extent a station provides such ancillary services it is subject to the same regulations as are applicable to other analogous services under the FCC’s rules and policies. Commercial television stations also are required to pay the FCC 5% of the gross revenue derived from all ancillary services provided over their DTV signals for which a station received a fee in exchange for the service or received compensation from a third party in exchange for transmission of material from that third party, not including commercial advertisements used to support broadcasting.

Programming and Operation. The Communications Act requires broadcasters to serve “the public interest.” Since the late 1970s, the FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed to promote the broadcast of certain types of programming responsive to the needs of a station’s community of license. However, television station licensees are still required to present programming that is responsive to community problems, needs and interests and to maintain certain records demonstrating such responsiveness. The FCC may consider complaints from viewers concerning programming when it evaluates a station’s license renewal application, although viewer complaints also may be filed and considered by the FCC at any time. Stations also must follow various rules promulgated under the Communications Act that regulate, among other things:

•	political advertising (its price and availability);

•	sponsorship identification;

•	contest and lottery advertising;

•	obscene and indecent broadcasts;

•	technical operations, including limits on radio frequency radiation;

•	discrimination and equal employment opportunities;

•	closed captioning;

•	children’s programming;

•	program ratings guidelines; and

•	network affiliation agreements.

Employees

As of December 31, 2008, we had a total of 2,258 employees, comprised of 1,950 full-time and 308 part-time or temporary employees. As of December 31, 2008, 154 of our employees were covered by collective bargaining agreements. We believe that our employee relations are satisfactory, and we have not experienced any work stoppages at any of our facilities. However, we cannot assure you that our collective bargaining agreements will be renewed in the future, or that we will not experience a prolonged labor dispute, which could have a material adverse effect on our business, financial condition or results of operations.

Properties

Nexstar owns and leases facilities in the following locations:

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
WBRE—Wilkes Barre-Scranton, PA
Office-Studio	100% Owned	0.80 Acres	—
Office-Studio	100% Owned	49,556 Sq. Ft.	—
Office-Studio—Williamsport News Bureau	Leased	460 Sq. Ft.	Month to Month
Office-Studio—Stroudsburg News Bureau	Leased	320 Sq. Ft.	4/30/11
Office-Studio—Scranton News Bureau	Leased	1,627 Sq. Ft.	11/30/11
Tower/Transmitter Site—Williamsport	33% Owned	1.33 Acres	—
Tower/Transmitter Site—Sharp Mountain	33% Owned	0.23 Acres	—
Tower/Transmitter Site—Blue Mountain	100% Owned	0.998 Acres	—
Tower/Transmitter Site—Penobscot Mountain	100% Owned	20 Acres	—
Tower/Transmitter Site—Pimple Hill	Leased	400 Sq. Ft.	Month to Month

KARK/KARZ—Little Rock-Pine Bluff, AR
Office-Studio	Leased	34,835 Sq. Ft.	3/31/22
Tower/Transmitter Site	100% Owned	40 Acres	—
Tower/Transmitter Site	Leased	1 Sq. Ft.	4/5/11

KTAL—Shreveport, LA
Office-Studio	100% Owned	2 Acres	—
Office-Studio	100% Owned	16,000 Sq. Ft.	—
Equipment Building—Texarkana	100% Owned	0.0808 Acres	—
Office-Studio—Texarkana	Leased	2,941 Sq. Ft.	9/30/13
Tower/Transmitter Site	100% Owned	109 Acres	—
Tower/Transmitter Site	100% Owned	2,284 Sq. Ft.	—

WROC—Rochester, NY
Office-Studio	100% Owned	3.9 Acres	—
Office-Studio	100% Owned	48,864 Sq. Ft.	—
Tower/Transmitter Site	100% Owned	0.24 Acres	—
Tower/Transmitter Site	100% Owned	2,400 Sq. Ft.	—
Tower/Transmitter Site	50% Owned	1.90 Acres	—

WCIA/WCFN—Champaign-Springfield-Decatur, IL
Office-Studio	100% Owned	20,000 Sq. Ft.	—
Office-Studio	100% Owned	1.5 Acres	—
Office-Studio—Sales Bureau	Leased	1,600 Sq. Ft.	1/31/12
Office-Studio—News Bureau	Leased	350 Sq. Ft.	2/28/13
Office-Studio—Decatur News Bureau	Leased	300 Sq. Ft.	5/31/10
Roof Top & Boiler Space—Danville Tower	Leased	20 Sq. Ft.	11/30/10
Tower/Transmitter Site—WCIA Tower	100% Owned	38.06 Acres	—
Tower/Transmitter Site—Springfield Tower	100% Owned	2.0 Acres	—
Tower/Transmitter Site—Dewitt Tower	100% Owned	1.0 Acres	—

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
WMBD—Peoria-Bloomington, IL
Office-Studio	100% Owned	0.556 Acres	—
Office-Studio	100% Owned	18,360 Sq. Ft.	—
Building-Transmitter Site	100% Owned	2,350 Sq. Ft.	—
Building-Transmitter Site	100% Owned	800 Sq. Ft.	—
Tower/Transmitter Site	100% Owned	34.93 Acres	—
Tower/Transmitter Site	100% Owned	1.0 Acres	—

KBTV—Beaumont-Port Arthur, TX
Office-Studio (6)	Leased	8,000 Sq. Ft.	1/31/10
Tower/Transmitter Site	100% Owned	1.2 Acres	—
Tower/Transmitter Site	100% Owned	40 Acres	—

WTWO—Terre Haute, IN
Office-Studio	100% Owned	4.774 Acres	—
Office-Studio—Tower/Transmitter Site	100% Owned	17,375 Sq. Ft.	—

WJET—Erie, PA
Tower/Transmitter Site	100% Owned	2 Sq. Ft.	—
Office-Studio	100% Owned	9.87 Acres	—
Office-Studio	100% Owned	15,533 Sq. Ft.	—

KFDX—Wichita Falls, TX—Lawton, OK
Office-Studio-Tower/Transmitter Site	100% Owned	28.06 Acres	—
Office-Studio	100% Owned	13,568 Sq. Ft.	—

KSNF—Joplin, MO-Pittsburg, KS
Office-Studio	100% Owned	13.36 Acres	—
Office-Studio	100% Owned	13,169 Sq. Ft.	—
Tower/Transmitter Site	Leased	240 Sq. Ft.	Month to Month

KMID—Odessa-Midland, TX
Office-Studio	100% Owned	1.127 Acres	—
Office-Studio	100% Owned	14,000 Sq. Ft.	—
Tower/Transmitter Site	100% Owned	69.87 Acres	—
Tower/Transmitter Site	100% Owned	0.322 Acres	—

KTAB—Abilene-Sweetwater, TX
Office-Studio (1)	—	—	—
Tower/Transmitter Site	100% Owned	25.55 Acres	—

KQTV—St Joseph, MO
Office-Studio	100% Owned	3 Acres	—
Office-Studio	100% Owned	15,100 Sq. Ft.	—
Tower/Transmitter Site	100% Owned	9,360 Sq. Ft.	—
Offsite Storage	Leased	130 Sq. Ft.	Month to Month

WDHN—Dothan, AL
Office-Studio—Tower/Transmitter Site	100% Owned	10 Acres	—
Office-Studio	100% Owned	7,812 Sq. Ft.	—

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
KLST—San Angelo, TX
Office-Studio	100% Owned	7.31 Acres	—
Tower/Transmitter Site	100% Owned	8 Acres	—

WHAG—Washington, DC/Hagerstown, MD
Office-Studio	Leased	11,000 Sq. Ft.	Month to Month
Sales Office-Frederick	Leased	1,200 Sq. Ft.	8/10/10
Tower/Transmitter Site	Leased	11.2 Acres	5/12/21

WTVW—Evansville, IN
Office-Studio	100% Owned	1.834 Acres	––
Office-Studio	100% Owned	14,280 Sq. Ft.	––
Tower/Transmitter Site	Leased	16.36 Acres	5/12/21

KSFX—Springfield, MO
Office-Studio (2)	—	—	—
Tower/Transmitter Site—Kimberling City	100% Owned	.25 Acres	—
Tower/Transmitter Site	Leased	0.5 Acres	5/12/21

WFFT—Fort Wayne, IN
Office-Studio	100% Owned	21.84 Acres	—
Tower/Transmitter Site	Leased	0.5 Acres	5/12/21

KAMR—Amarillo, TX
Office-Studio	100% Owned	26,000 Sq. Ft.	—
Tower/Transmitter Site	Leased	110.2 Acres	5/12/21
Translator Site	Leased	0.5 Acres	Month to Month

KARD—Monroe, LA
Office-Studio	100% Owned	14,450 Sq. Ft.	—
Tower/Transmitter Site	Leased	26 Acres	5/12/21
Tower/Transmitter Site	Leased	80 Sq. Ft.	Month to Month

KLBK—Lubbock, TX
Office-Studio	100% Owned	11.5 Acres	—
Tower/Transmitter Site	Leased	0.5 Acres	5/12/21

WFXV—Utica, NY
Office-Studio (3)	—	—	—
Tower/Transmitter Site—Burlington Flats	100% Owned	6.316 Acres	—
Tower/Transmitter Site	Leased	160 Sq. Ft.	9/1/14
Tower/Transmitter Site—Cassville	Leased	96 Sq. Ft.	1/12/10

WPNY–LP—Utica, NY
Office-Studio (4)	—	—	—

KSVI—Billings, MT
Office-Studio	100% Owned	9,700 Sq. Ft.	—
Tower/Transmitter Site	Leased	10 Acres	5/12/21
Tower/Transmitter Site	Leased	75 Sq. Ft.	6/30/11
Tower/Transmitter Site	Leased	75 Sq. Ft.	10/31/15
Tower/Transmitter Site	Leased	75 Sq. Ft.	12/31/22
Tower/Transmitter Site—Rapeljie	Leased	1 Acre	2/1/11
Tower/Transmitter Site—Hardin	Leased	1 Acre	12/1/14

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
Tower/Transmitter Site—Columbus	Leased	75 Sq. Ft.	6/1/10
Tower/Transmitter Site—Sarpy	Leased	75 Sq. Ft.	Month to Month
Tower/Transmitter Site—Rosebud	Leased	1 Acre	Year to Year
Tower/Transmitter Site—Miles City	Leased	.25 Acre	3/23/11
Tower/Transmitter Site—Sheridan, WY	Leased	56 Sq. Ft.	12/31/10
Tower/Transmitter Site—McCullough Pks, WY	Leased	75 Sq. Ft.	Month to Month

WCWJ—Jacksonville, FL
Office-Studio	100% Owned	19,847 Sq. Ft.	—
Office-Studio—Tower Transmitter Site	100% Owned	7.92 Acres	—
Building-Transmitter Site	100% Owned	200 Sq. Ft.	—

WQRF—Rockford, IL
Office-Studio (5)	—	—	—
Tower/Transmitter Site	Leased	2,000 Sq. Ft.	5/12/21

KFTA/KNWA—Fort Smith-Fayetteville-Springdale-Rogers, AR
Office	Leased	9,950 Sq. Ft.	Month to Month
Office	Leased	900 Sq. Ft.	Month to Month
Office-Studio	Leased	10,000 Sq. Ft.	7/31/14
Tower/Transmitter Site	Leased	216 Sq. Ft.	Month to Month
Tower/Transmitter Site	Leased	936 Sq. Ft.	7/31/25
Tower/Transmitter Site	100% Owned	1.61 Acres	—
Tower/Transmitter Site—Fort Smith	Leased	1,925 Sq. Ft.	9/1/11
Microwave Relay Site	100% Owned	166 Sq. Ft.	—
Microwave Site	Leased	216 Sq. Ft.	Month to Month

WTAJ–Altoona-Johnstown, PA
Office-Studio	Leased	22,367 Sq. Ft.	5/31/14
Office-Johnstown	Leased	672 Sq. Ft.	2/28/11
Office-State College Bureau	Leased	7,200 Sq. Ft.	Month to Month
Office-Dubois Bureau	Leased	315 Sq. Ft.	9/30/10
Tower/Transmitter Site	Owned	4,400 Sq. Ft.	—

Corporate Office—Irving, TX	Leased	18,168 Sq. Ft.	12/31/13

Corporate Office Offsite Storage—Dallas, TX	Leased	475 Sq. Ft.	Month to Month

(1)	The office space and studio used by KTAB are owned by KRBC.
(2)	The office space and studio used by KSFX are owned by KOLR.
(3)	The office space and studio used by WFXV are owned by WUTR.
(4)	The office space and studio used by WPNY-LP are owned by WUTR.
(5)	The office space and studio used by WQRF are owned by WTVO.
(6)	This office was destroyed by a fire in February 2009.

Mission owns and leases facilities in the following locations:

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
WYOU—Wilkes Barre-Scranton, PA
Office-Studio (1)	—	—	—
Tower/Transmitter Site—Penobscot Mountain	100% Owned	120.33 Acres	—
Tower/Transmitter Site—Bald Mountain	100% Owned	7.2 Acres	—
Tower/Transmitter Site—Williamsport	33% Owned	1.35 Acres	—
Tower/Transmitter Site—Sharp Mountain	33% Owned	0.23 Acres	—
Tower/Transmitter Site—Stroudsburg	Leased	10,000 Sq. Ft.	Month to Month

WFXW—Terre Haute, IN
Office-Studio (2)	—	—	—
Tower/Transmitter Site	100% Owned	1 Acre	—

WFXP—Erie, PA
Office-Studio (3)	—	—	—
Tower/Transmitter Site (3)	—	—	—

KJTL—Wichita Falls, TX—Lawton, OK
Office-Studio (4)	—	—	—
Tower/Transmitter Site	Leased	40 Acres	1/30/15

KJBO-LP—Wichita Falls, TX-Lawton, OK
Office-Studio (4)	—	—	—
Tower/Transmitter Site	Leased	5 Acres	Year to Year

KODE—Joplin, MO-Pittsburg, KS
Office-Studio	100% Owned	2.74 Acres	—
Tower/Transmitter Site	Leased	215 Sq. Ft.	5/1/27

KRBC—Abilene-Sweetwater, TX
Office-Studio	100% Owned	5.42 Acres	—
Office-Studio	100% Owned	19,312 Sq. Ft.	—
Tower/Transmitter Site (9)	—	—	—

KTVE—Monroe, LA/El Dorado, AR
Office-Studio	Leased	—	—
Tower/Transmitter Site	Leased	2 Acres	4/30/32
Tower/Transmitter Site—El Dorado	Leased	3 Acres	4/30/32
Tower/Transmitter Site—Union Parrish	Leased	2.7 Acres	4/30/32
Tower/Transmitter Site—Bolding	Leased	11.5 Acres	4/30/32

KSAN—San Angelo, TX
Office-Studio (5)	—	—	—
Tower/Transmitter Site	Leased	10 Acres	5/15/15

KOLR—Springfield, MO
Office-Studio	100% Owned	30,000 Sq. Ft.	—
Office-Studio	100% Owned	7 Acres	—
Tower/Transmitter Site	Leased	0.5 Acres	5/12/21

Station Metropolitan Area and Use	Owned or Leased	Square Footage/Acreage Approximate Size	Expiration of Lease
KCIT/KCPN-LP—Amarillo, TX
Office-Studio (6)	—	—	—
Tower/Transmitter Site	Leased	100 Acres	5/12/21
Tower/Transmitter Site—Parmer County, TX	Leased	80 Sq. Ft.	Month to Month
Tower/Transmitter Site—Guyman, OK	Leased	80 Sq. Ft.	Month to Month
Tower/Transmitter Site—Curry County, NM	Leased	6 Acres	Month to Month

KAMC—Lubbock, TX
Office-Studio (7)	—	—	—
Tower/Transmitter Site	Leased	40 Acres	5/12/21
Tower/Transmitter Site	Leased	1,200 Sq. Ft.	Month to Month

KHMT—Billings, MT
Office-Studio (8)	—	—	—
Tower/Transmitter Site	Leased	4 Acres	5/12/21

WUTR—Utica, NY
Office-Studio	100% Owned	12,100 Sq. Ft.	—
Tower/Transmitter Site	100% Owned	21 Acres	—

WTVO—Rockford, IL
Office-Studio-Tower/Transmitter Site	100%Owned	20,000 Sq. Ft.	—
Corporate Office-Brecksville, OH	Leased	540 Sq. Ft.	10/31/10

(1)	The office space and studio used by WYOU are owned by WBRE.
(2)	The office space and studio used by WFXW are owned by WTWO.
(3)	The office space, studio and tower used by WFXP are owned by WJET.
(4)	The office space and studio used by KJTL and KJBO-LP are owned by KFDX.
(5)	The office space and studio used by KSAN are owned by KLST.
(6)	The office space and studio used by KCIT/KCPN-LP are owned by KAMR.
(7)	The office space and studio used by KAMC are owned by KLBK.
(8)	The office space and studio used by KHMT are owned by KSVI.
(9)	The tower/transmitter used by KRBC is owned by KTAB.

Legal Proceedings

From time to time, Nexstar and Mission are involved in litigation that arises from the ordinary operations of business, such as contractual or employment disputes or other general actions. In the event of an adverse outcome of these proceedings, Nexstar and Mission believe the resulting liabilities would not have a material adverse effect on Nexstar’s and Mission’s financial condition or results of operations.

MANAGEMENT

Directors and Executive Officers

The following persons are the directors, executive officers, and other key employees of Nexstar Broadcasting Group, our ultimate parent:

Name	Age	Position With Company
Perry A. Sook	51	President, Chief Executive Officer and Director
Thomas E. Carter	51	Executive Vice President and Chief Financial Officer
Timothy C. Busch	46	Executive Vice President, Co-Chief Operating Officer
Brian Jones	49	Executive Vice President, Co-Chief Operating Officer
Richard Rogala	49	Senior Vice President, Regional Manager
Blake Russell	39	Senior Vice President, Station Operations
Marc Montoya	47	Senior Vice President, eMedia
Adrian Giuhat	50	Senior Vice President, Chief Technology Officer
Shirley E. Green	50	Vice President, Controller
Richard Stolpe	53	Vice President, Engineering
Elizabeth Hammond	44	Vice President and General Counsel
Blake R. Battaglia	37	Director
Erik Brooks	43	Director
Jay M. Grossman	50	Director
Brent Stone	33	Director
Royce Yudkoff	54	Director
Geoff Armstrong	52	Director
Michael Donovan	68	Director
I. Martin Pompadur	74	Director
Lisbeth McNabb	49	Director

Perry A. Sook has served as Chairman of our Board of Directors, President and Chief Executive Officer and as a Director since 1996. From 1991 to 1996, Mr. Sook was a principal of Superior Communications Group, Inc. Mr. Sook currently serves as a director of the Television Bureau of Advertising and serves as trustee for the Ohio University Foundation.

Thomas E. Carter has served as our Chief Financial Officer since August 2009. Prior to joining Nexstar, Mr. Carter was Managing Director, Media Telecom Corporate Investment Banking at Banc of America Securities, which he joined in 1985. In this position, he acted as the senior banker responsible for delivering bank products and services including M&A, private and public equity, high-yield debt, fixed income derivatives, syndicated financial products and treasury management for selected clients across the broadcasting, cable, publishing and media industries, including Nexstar. Mr. Carter began his banking career in 1980, serving for five years in various roles in Corporate and International Banking at a predecessor to JPMorgan Chase.

Timothy C. Busch has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Prior to that time, Mr. Busch served as Senior Vice President and Regional Manager from October 2002 to May 2008. Prior to that time, Mr. Busch served as Vice President and General Manager at WROC, Rochester, New York from 2000 to October 2002. Prior to joining Nexstar, Mr. Busch served as General Sales Manager and held various other sales management positions at WGRZ, Buffalo, New York from 1993 to 2000.

Brian Jones has served as our Executive Vice President and Co-Chief Operating Officer since May 2008. Mr. Jones served as Senior Vice President and Regional Manager from May 2003 to May 2008. Prior to joining Nexstar, Mr. Jones served as Vice President and General Manager at KTVT and KTXA, Dallas-Fort Worth, Texas from 1995 to 2003.

Richard Rogala has served as our Senior Vice President, Regional Manager since July 2009. Mr. Rogala has operating responsibility for the Nexstar owned or operated television stations located in the states of Arkansas, Missouri, Illinois and Indiana. Mr. Rogala came to Nexstar from Media General owned WCMH-TV (NBC) in Columbus Ohio. Prior to his position in Columbus, Mr. Rogala served as General Manager of Nexstar’s KARK-TV in Little Rock. Previous to his role in Little Rock, Mr. Rogala served as General Manager of WXIN-TV/WTTV-TV in Indianapolis, WFLA-TV in Tampa, WLWT-TV in Cincinnati and WZZM-TV in Grand Rapids. He began his 27 year career with Blair Television and served in various sales management roles in St. Louis, Pittsburgh and Dallas.

Blake Russell has served as our Senior Vice-President of Station Operations since November 2008. Prior to that, he served as Vice President Marketing and Operations since October 2007. Before that, Mr. Russell served as Vice President and General Manager at KNWA and KFTA, Ft. Smith/Fayetteville, Arkansas from January 2004 to September 2007 and as our Director of Marketing/Operations at KTAL, Shreveport, Louisiana from 2000 to December 2003.

Marc Montoya has served as our Senior Vice President, eMedia since 2009. Prior to joining Nexstar, Mr. Montoya served as Executive Director for broadband content acquisition and later from broadband advertising and development at AOL from 2002 to 2009. Prior to that time, Mr. Montoya served as Senior Director, Radio and Television at Yahoo! Inc. Prior to that, Mr. Montoya had a variety of roles where he created and managed the Radio and Television division of Broadcast.com, which was acquired by Yahoo! Inc. Prior to joining Broadcast.com, Mr. Montoya was Director of Internet Sales at WFAA-TV (Dallas).

Adrian Giuhat has served as our Senior Vice President and Chief Technology Officer since June 2008. Prior to joining Nexstar, Mr. Giuhat served as Chief Technical Officer of AvantGuard Technologies from 2003 to 2008. Prior to his role at AvantGuard, Mr. Giuhat held various executive and senior technical positions at leading Internet advertising, media delivery and telecommunications technology firms.

Shirley E. Green has served as our Vice President, Controller since October 2008. Ms. Green served as Vice President, Finance from February 2001 to October 2008. Prior to that time, Ms. Green served as our Controller from 1997 to 2001. Prior to joining Nexstar, from 1994 to 1997, Ms. Green was Business Manager at KOCB, Oklahoma City, Oklahoma, which was owned by Superior Communications Group, Inc.

Richard Stolpe has served as our Vice President, Director of Engineering since January 2000. Prior to that time, Mr. Stolpe served as Chief Engineer of WBRE from 1998 to 2000. Prior to joining Nexstar, Mr. Stolpe was employed by WYOU from 1996 to 1998 as Chief Engineer.

Elizabeth Hammond has served as our Vice President and General Counsel since May 2009. Prior to joining Nexstar, Ms. Hammond served as Vice President—Legal Affairs at First Broadcasting Operating, Inc. Prior to that, Ms. Hammond served as Counsel at the law firm of Drinker Biddle & Reath LLP in Washington, D.C.

Blake R. Battaglia has served as a Director since April 2002. Mr. Battaglia is a Vice President at ABRY, which he joined in 1998. Prior to joining ABRY, he was an investment banker at Morgan Stanley & Co. Mr. Battaglia currently serves as a director of WideOpenWest Holdings, LLC and Atlantic Broadband, LLC.

Erik Brooks has served as a Director since March 2002. Mr. Brooks is a Partner at ABRY, the Company’s largest stockholder, which he joined in 1999. Prior to joining ABRY, from 1995 to 1999, Mr. Brooks was a Vice President at NCH Capital, a private equity investment fund. Mr. Brooks currently serves as a director of Monitronics International, Inc., KidzCo LLC, Music Resorts, Inc., HealthPort Incorporated and ProQuest, Inc.

Jay M. Grossman has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Mr. Grossman is a Managing Partner of ABRY, the Company’s largest stockholder, which he joined in 1996. Prior to joining ABRY, Mr. Grossman was an investment banker specializing in media and entertainment at Kidder Peabody and at Prudential Securities. Mr. Grossman currently serves as a director (or the equivalent) of several private companies including Consolidated Theaters LLC, Country Road Communications LLC, Monitronics International, Inc., Caprock Communications, LLC, Atlantic Broadband, LLC, Hometown Cable Plus, Cyrus One, Executive Health Resourcs, Inc. and HealthPort Incorporated.

Brent Stone has served as a Director since March 2005. Mr. Stone is a Principal at ABRY, the Company’s largest stockholder, and has been with the firm since January 2002. Prior to joining ABRY, he was a member of the Investment Banking Department of Credit Suisse First Boston, formerly Donaldson, Lufkin and Jenrette, from 2000 to 2002. From 1999 to 2000, Mr. Stone was an analyst in the Syndicated Finance Group of Chase Securities. Mr. Stone currently serves as a director (or the equivalent) of several private companies, including ProQuest, KidzCo LLC, Monitronics International, Inc. and Legendary Pictures, LLC.

Royce Yudkoff has served as a Director since 1997 and was our Vice President and Assistant Secretary from 1997 until March 2002. Since 1989, Mr. Yudkoff has served as the President and Managing Partner of ABRY, the Company’s largest stockholder. Prior to joining ABRY, Mr. Yudkoff was affiliated with Bain & Company, serving as a Partner from 1985 to 1988. Mr. Yudkoff is presently a director (or the equivalent) of several companies, including U.S.A. Mobility, Inc., Muzak Holdings LLC, Talent Partners and Cast & Crew Entertainment Services, LLC.

Geoff Armstrong has served as a Director since November 2003. Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director and the chairman of the audit committee of Radio One, Inc. since June 2001 and May 2002, respectively.

Michael Donovan has served as a Director since November 2003. Mr. Donovan is the founder and majority stockholder of Donovan Data Systems Inc., a privately held supplier of computer services to the advertising and media industries. Mr. Donovan has served as Chairman and Chief Executive Officer of Donovan Data Systems Inc. since 1967. Mr. Donovan currently serves as a director of the Statue of Liberty/Ellis Island Foundation and is on the board of advisors of the Yale Divinity School’s “Center for Fashion and Culture”.

I. Martin Pompadur has served as a Director since November 2003. In June of 1998, Mr. Pompadur joined News Corporation as Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corp Europe. Mr. Pompadur resigned from News Corporation in November 2008. He is currently advisor to several companies including News Corporation. Prior to joining News Corporation, Mr. Pompadur was President of RP Media Management and held executive positions at several other media companies. Mr. Pompadur currently serves as a director of RP Coffee Ventures and Sky Italia.

Lisbeth McNabb has served as a Director since May 2006. In May 2007, Ms. McNabb founded w2wlink.com, a professional women’s online membership community. Ms. McNabb is the former Chief Financial Officer of Match.com, an online personal service company, where she was employed from March 2005 through 2006. Prior to joining Match.com, Ms. McNabb served as Senior Vice President of Finance and Planning for Sodexho Marriott, an on-site food service and facilities management company, from 2000 to 2005, as Director of Business Planning for Frito-Lay from 1995 to 2000 and, previous to that, held finance leadership roles with American Airlines and JP Morgan Chase. Ms. McNabb is currently on the board of the Dallas Chapter of Financial Executives International, a national organization for chief financial officers and finance executives, on the advisory boards of American Airlines and Southern Methodist University for women segment business strategies, and an advisory board member to several digital and online companies.

Corporate Governance

Committees of the Board of Directors

The Board of Directors currently has the following three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee consists of Messrs. Grossman, Armstrong and Yudkoff. The Compensation Committee met three times during 2008.

The Compensation Committee makes all decisions about the compensation of the Chief Executive Officer and also has the authority to review and approve the compensation for the Company’s other executive officers. The primary objectives of the Compensation Committee in determining total compensation (both salary and incentives) of the Company’s executive officers, including the Chief Executive Officer, are (i) to enable the Company to attract and retain highly qualified executives by providing total compensation opportunities with a combination of elements which are at or above competitive opportunities, (ii) to tie executive compensation to the Company’s general performance and specific attainment of long-term strategic goals, and (iii) to provide a long-term incentive for future performance that aligns stockholder interests and executive rewards.

The purpose of the Compensation Committee is to establish compensation policies for Directors and executive officers of Nexstar, approve employment agreements with executive officers of Nexstar, administer Nexstar’s stock option plans and approve grants under the plans and make recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee operates under a written charter adopted by the Board of Directors in January 2004.

Audit Committee

The Audit Committee consists of Messrs. Armstrong and Pompadur and Ms. McNabb. The Audit Committee met nine times during 2008. The purpose of the Audit Committee is to oversee the quality and integrity of Nexstar’s accounting, internal auditing and financial reporting practices, to perform such other duties as may be required by the Board of Directors, and to oversee Nexstar’s relationship with its independent registered public accounting firm. The members of the Audit Committee are “independent” as that term is defined in the NASDAQ Stock Market Marketplace rules. The Board of Directors has determined that Mr. Armstrong, who served as Chair of the Audit Committee in 2008, is an “audit committee financial expert” in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Effective for 2009, the Board has appointed Ms. McNabb as Chair of the Audit Committee and has determined that she is an “audit committee financial expert”. The Audit Committee operates under a written charter adopted by the Board of Directors in January 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Armstrong, Donovan and Pompadur. The Nominating and Corporate Governance Committee did not meet during 2008. The members of the committee are “independent” as defined in the marketplace rules which govern NASDAQ Stock Market. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to serve on Nexstar’s Board of Directors, recommend persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, recommend nominees for any committee of the Board of Directors, develop and recommend to the Board of Directors a set of corporate governance principles applicable to Nexstar and to oversee the evaluation of the Board of Directors and its committees. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors in January 2004.

Additional Information Concerning the Board of Directors

During 2008, the full Board of Directors met three times. During 2008, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they serve, except for Messrs. Battaglia, Stone and Donovan who each attended two of the three full board meetings or 67%.

Because fewer than ten non-management stockholders attended our 2008 Annual Meeting of Stockholders in person, the Board of Directors has not adopted a formal policy with regard to director attendance at the annual meeting of stockholders. Mr. Sook attended the 2008 Annual Meeting of Stockholders.

The Board of Directors has not adopted a nominating policy to be used for identifying and evaluating nominees for director, including director candidates recommended by stockholders, and has not established any specific minimum qualifications that director nominees must possess. Instead, the Nominating and Corporate Governance Committee plans to determine the qualifications and skills required to fill a vacancy to complement the existing qualifications and skills, as a vacancy arises in the Board of Directors. However, if it is determined that a nominating policy would be beneficial to Nexstar, the Board of Directors may in the future adopt a nominating policy.

Nexstar is a “controlled company” in accordance with rules and regulations of the NASDAQ Stock Market, because ABRY Partners, LLC, through its affiliated funds, controls a majority of the outstanding voting stock. As a result, we are not required to maintain a majority of independent directors on our Board of Directors or to have the compensation of our executive officers and the nomination of directors be determined by independent directors.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, the other executive officers and directors, and persons performing similar functions. The purpose of the Code of Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Nexstar Broadcasting Group, Inc. and its subsidiaries, and to promote compliance with all applicable rules and regulations that apply to Nexstar Broadcasting Group, Inc. and its subsidiaries and their respective officers and directors. The Code of Ethics was attached as an exhibit to Nexstar’s Annual Report for the year ended December 31, 2003 on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers served, and we anticipate that no member of our Board of Directors or executive officers will serve, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis (“CD&A”), we provide a detailed discussion and analysis of our compensation program and policies and the critical factors that are considered in making compensation decisions.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, along with the other three most highly-compensated executive officers, are collectively referred to as the “Named Executive Officers.”

Overview and Role of Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes compensation policies for the directors and executive officers of Nexstar, including the Named Executive Officers. The Compensation Committee approves the employment agreements with the executive officers of Nexstar, administers Nexstar’s stock option plans, approves grants under such plans and makes recommendations regarding other incentive compensation or equity-based plans provided to the Named Executive Officers and other executive officers.

Compensation Philosophy and Objectives

The Company’s executive compensation program has been developed to incorporate a compensation philosophy consistent with the following primary objectives:

•

Attract and retain talented and highly qualified executives in the competitive television broadcasting industry by providing a total compensation package that includes a combination of elements which are at or above competitive opportunities;

•	Tie executive compensation, both annual and long-term elements, to the Company’s overall performance and specific attainment of long-term strategic goals;

•	Provide executives with long-term incentive for future performance that aligns with stockholder interests and maximizes stockholders value over the long-term; and

•	Set executive compensation at responsible levels to promote fairness and equity among all employees within our organization.

Defining the Market—Benchmarking

We have not engaged a compensation consultant to review our policies and procedures concerning executive compensation. Our Chief Executive Officer conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements within our executive compensation program. This benchmarking review encompasses analyzing proxy information of approximately 15 multi-media companies that have a broadcast component (“peer group”), as disclosed in their most recent proxy information filing with the Securities and Exchange Commission. The peer group is primarily comprised of the companies in the table below:

Acme	Gray	News Corp
Belo Corp	Hearst-Argyle	Scripps
CBS CI. B	Journal Communications	Sinclair
Fisher	LIN TV	Washington Post
Gannett	Meredith	Young

This review provides a foundation for ensuring that our executive compensation levels remain competitive in relation to this peer group and is generally refreshed prior to the hiring or replacement of an executive officer or when an existing officer’s employment contract is renewed. One of the primary objectives of the Company’s executive compensation program is to provide compensation near the median market pay level based on our benchmarking review of peer group companies, when warranted by Company results and individual contribution. We believe that such benchmarking is useful because we recognize that our compensation practices must be competitive in the television broadcasting industry. By targeting Named Executive Officer compensation to the compensation practices of the Company’s peer group, the Company enhances its ability to attract and retain talented and highly qualified executives, which is fundamental to the Company’s growth and delivery of value to its stockholders. In addition, peer group information is one of the many factors we consider in assessing the reasonableness of compensation of our Named Executive Officers.

Elements of Compensation

The principal elements of the Company’s executive compensation consist of the following:

•	Base Salary

•	Annual Cash Bonuses

•	Stock Options

•	Other Stock-Based Compensation

•	Perquisites and Other Compensation

•	Health Benefits

•	Severance Benefits and Change in Control Provisions

Base Salary

The annual base salary of the Company’s Named Executive Officers is established by individual employment agreements, see “Executive Compensation—Employment Agreements”. The purpose of the base salary is to provide each Named Executive Officer with a set amount of cash compensation that is not variable in nature and that is generally competitive with market practices. The base salary is established based on the scope of the executive’s responsibilities, taking into account competitive market compensation paid by peer group companies for similar positions. Generally, we target the executives’ base salaries near the median market pay level of our benchmarking review of peer group companies. Under each employment agreement, base salaries are increased on an annual basis. Annual salary increases for the Named Executive Officers are generally consistent, on a percentage basis, with those received by non-executive employees. See “Executive Compensation—Employment Agreements” for a discussion of any changes to the employment agreements of Named Executive Officers in 2008 and the effect they had on base salaries.

Annual Cash Bonuses

Under the terms of their employment agreements, each Named Executive Officer is eligible to earn a targeted annual cash bonus up to an amount equal to a specified percentage of such executive’s salary. For the Chief Executive Officer, Chief Financial Officer and the two Co-Chief Operating Officers, their annual cash bonus is targeted to be approximately 50% of their annual base salary. For the Controller, the target annual cash bonus is 20% of annual base salary. The overall performance of the Company determines what percentage, if any, of the target bonus will be paid out, with net revenues and EBITDA as the primary performance measures. If the Company attains the annually budgeted amounts for net revenue and EBITDA, then it is likely that 100% of the targeted bonus will be paid. However, the Chief Executive Officer, with the approval of the Compensation Committee, may increase the annual bonus paid to our other Named Executive Officers, and the Compensation

Committee may increase the annual bonus paid to our Chief Executive Officer. Likewise, if the Company does not achieve its performance benchmarks, then an amount less than the full bonus may be paid. However, the Company does not utilize defined formulas to determine what percentage of the target bonuses will be paid to its executive officers, including its Named Executive Officers. Ultimately, the payment of cash bonuses is made on a discretionary basis and is determined based on an evaluation of each executive’s individual contribution to the overall performance of the Company.

Historically, when determining the amount of bonus and incentive compensation to be paid to executive officers, the Compensation Committee reviews and considers the following information:

•	Evaluations of each of the Named Executive Officers, as well as feedback from the full Board of Directors, regarding each Named Executive Officer’s performance;

•

The Chief Executive Officer’s review and evaluation of each of the other Named Executive Officers, addressing individual performance and the results of operations of the business areas and departments for which such executive had responsibility, which the Compensation Committee discusses with the Chief Executive Officer;

•	The financial performance of the Company, including (i) the stock price of the Company and (ii) revenue growth of the Company; and

•	Total proposed compensation, as well as each element of proposed compensation, taking into account the recommendations of the Chief Executive Officer.

For 2008, no performance bonuses were paid to any of the Named Executive Officers, see “Executive Compensation—Employment Agreements” for discussion of the signing bonus paid to Perry Sook, our Chief Executive Officer. The decision by the Compensation Committee to not pay any performance bonuses for 2008 was primarily due to the economic slowdown and the resulting negative impact on television advertising spending, which caused the Company to miss its performance targets and an overall sensitivity to the current recession. For fiscal years 2006 and 2007, evaluations of the Named Executive Officers occurred during the first quarter of 2007 and the first quarter of 2008, respectively.

Stock Options and Other Stock-Based Compensation

The Company believes that the granting of stock options is the most appropriate form of long-term compensation since it provides incentive to promote the long-term success of the Company in line with stockholders’ interest. The Company’s stock option plans are intended to motivate and reward the executive officers and to retain their continued services while providing long-term incentive opportunities including the participation in the long-term appreciation of our common stock value.

The number of stock options awarded to an executive officer during a given year is discretionary and is determined by the Compensation Committee, based on the contribution of the individual to the Company’s attainment of annual goals, including net revenue and EBITDA. Just as with cash bonuses, there is no defined formula for how many options will be awarded to a Named Executive Officer.

In 2008, no options were granted primarily due to the Company not achieving its performance targets and the decrease in the value of the Company’s common stock and the desire by the Compensation Committee to conserve the number of shares available under our equity plans for future issuances. During 2006 and 2007, the granting of stock options to the Named Executive Officers occurred during December of each year. The Compensation Committee awards stock options to the four non-CEO Named Executive Officers based on the recommendation of the Chief Executive Officer, who evaluates their performance in meeting the goals established at the beginning of each year. The Compensation Committee awards stock options to the Chief Executive Officer primarily based on the overall performance of the Company.

The Company currently maintains two equity compensation plans (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards. Awards made under the Company’s Equity Plans have consisted almost exclusively of the granting of non-qualified stock options. With certain limited exceptions, stock option awards vest 20% per year over a five-year period, dependent on continued employment. The exercise price of stock options may not be less than the market price of the Company’s Class A Common Stock on the date of grant. Stock option awards must be exercised within ten years of the date of grant of the option, subject to earlier expiration upon termination of the individual’s employment. The provisions of the Equity Plans limit the number of options that may be granted to any one individual in a calendar year to 10% of the total number of options authorized under each plan.

Perquisites and Other Compensation

All other compensation for the Named Executive Officers includes automobile allowances paid by the Company, the value of the personal use of an automobile and group life insurance paid by the Company. In 2007 and 2006, the Company made 401(k) matching contributions. In 2008, the Company suspended its matching contributions.

Health Benefits

All full-time employees, including our Named Executive Officers, may participate in our health benefit program, including medical, dental and vision care coverage, disability insurance and life insurance.

Severance Benefits and Change in Control Provisions

All of our Named Executive Officers have entered into employment agreements with us. These employment agreements, among other things, provide for severance compensation to be paid to the executives if they are terminated upon a change of control of the Company, or for reasons other than cause or if they resign for good reason, as defined in the agreement, see “Executive Compensation—Payments Upon a Termination Change in Control”.

Determination of 2008, 2007 and 2006 Compensation

The Compensation Committee reviewed compensation levels for the Named Executive Officers for 2006 through 2008 and considered various factors, including the executive’s job performance, the compensation level of competitive jobs and the financial performance of the Company. For the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee approves the primary components of compensation for each Named Executive Officer, including any annual cash bonus and grant of stock options.

Compensation of Named Executive Officers

The following table contains a summary of the annual, long-term and other compensation paid or accrued during the fiscal years ended December 31, 2008, 2007 and 2006 to our Named Executive Officers.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Perry A. Sook	2008	$748,846	$—	$—	$957,467	—	—	$7,733	$1,714,046
President, Chief Executive Officer and Director	2007	694,271	250,000	—	716,392	—	—	17,149	1,677,812
	2006	674,519	900,000	—	566,656	—	—	18,507	2,159,682

Matthew E. Devine (4)	2008	369,154	—	—	234,878	—	—	7,032	611,064
Chief Financial Officer and Executive Vice President	2007	353,742	87,500	11,700	190,212	—	—	12,483	655,637
	2006	323,077	150,000	128,700	135,298	—	—	11,077	748,152

Brian Jones	2008	317,885	—	—	117,757	—	—	6,360	442,002
Executive Vice President, Co-Chief Operating Officer	2007	281,248	62,500	—	87,057	—	—	15,394	446,199
	2006	276,538	115,000	—	71,815	—	—	15,120	478,473

Timothy C. Busch	2008	318,112	—	—	91,091	—	—	1,010	410,213
Executive Vice President, Co-Chief Operating Officer	2007	279,556	50,000	—	72,274	—	—	9,169	410,999
	2006	274,808	115,000	—	57,438	—	—	10,727	457,973

Shirley E. Green	2008	196,115	—	—	39,620	—	—	5,617	241,352
Vice President, Controller

(1)	Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with accounting and disclosure requirements for share based payments with respect to shares of restricted stock awarded Mr. Devine in 2006. See the notes to the Company’s consolidated financial statements for a discussion of the assumptions made in the valuation of this award. The amount recognized as compensation for financial statement reporting purposes with respect to restricted stock awarded to Mr. Devine in 2006 is recognized ratably over the vesting term of the award. This award vested monthly in increments of 2,500 shares over a twelve-month period until becoming fully vested on January 23, 2007.
(2)	Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with accounting and disclosure requirements for share based payments with respect to all non-qualified stock options awarded to our Named Executive Officers without regard to estimated forfeitures. See the notes to the Company’s consolidated financial statements for a discussion of the assumptions made in the valuation of these awards. The amount recognized for financial statement reporting purposes with respect to all stock options awarded to our Named Executive Officers in 2003, 2004, 2005, 2006 and 2007 is recognized ratably over the vesting term of the awards. For awards made November 28, 2003—50,000 option shares awarded to Mr. Sook and 15,000 option shares awarded to Mr. Busch and Ms. Green vested immediately upon grant, and the remaining shares vested in equal amounts until the awards became fully vested on November 28, 2008. For all other awards, twenty percent of the shares vest each year until the award is fully vested on the fifth anniversary of the grant date.

(3)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:
(4)	Mr. Devine resigned from his position with the Company on May 11, 2009.

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Tax Reimbursements ($)	Insurance Premiums ($)(b)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Perry A. Sook	2008	$6,215	—	$1,518	$—	$—	—	$7,733
	2007	8,108	—	6,441	2,600	—	—	17,149
	2006	9,633	—	6,152	2,722	—	—	18,507

Matthew E. Devine	2008	6,000	—	1,032	—	—	—	7,032
	2007	6,000	—	6,483	—	—	—	12,483
	2006	5,538	—	5,539	—	—	—	11,077

Brian Jones	2008	6,000	—	360	—	—	—	6,360
	2007	6,000	—	5,810	3,584	—	—	15,394
	2006	6,002	—	5,522	3,596	—	—	15,120

Timothy C. Busch	2008	650	—	360	—	—	—	1,010
	2007	879	—	5,690	2,600	—	—	9,169
	2006	2,825	—	5,402	2,500	—	—	10,727

Shirley E. Green	2008	5,257	—	360	—	—	—	5,617

(a)	Consists of automobile allowance paid by the Company and the value of the personal use of automobiles.
(b)	Represents health care insurance premiums paid by the Company and group life insurance coverage paid by the Company.

2008 Grants of Plan-Based Awards

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Perry A. Sook		—	—	—	—	—	—	—	—	—	—
Matthew E. Devine		—	—	—	—	—	—	—	—	—	—
Brian Jones		—	—	—	—	—	—	—	—	—	—
Timothy C. Busch		—	—	—	—	—	—	—	—	—	—
Shirley E. Green		—	—	—	—	—	—	—	—	—	—

2008 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of December 31, 2008 concerning outstanding equity awards held by the Named Executive Officers listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Name			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
	Exercisable (1)	Unexercisable (1)
Perry A. Sook	300,000	—	—	$14.00	11/28/2013	—	—	—	—
	240,000	60,000	—	$8.63	12/15/2014	—	—	—	—
	180,000	120,000	—	$4.37	12/15/2015	—	—	—	—
	120,000	180,000	—	$4.90	12/19/2016	—	—	—	—
	60,000	240,000	—	$9.02	12/20/2017	—	—	—	—

Matthew E. Devine	120,000	180,000	—	$4.68	01/23/2016	—	—	—	—
	30,000	45,000	—	$4.90	12/19/2016	—	—	—	—
	12,000	48,000	—	$9.02	12/20/2017	—	—	—	—

Brian Jones	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	16,000	4,000	—	$8.63	12/15/2014	—	—	—	—
	15,000	10,000	—	$4.37	12/15/2015	—	—	—	—
	12,000	18,000	—	$4.90	12/19/2016	—	—	—	—
	8,000	32,000	—	$9.02	12/20/2017	—	—	—	—

Timothy C. Busch	50,000	—	—	$14.00	11/28/2013	—	—	—	—
	16,000	4,000	—	$8.63	12/15/2014	—	—	—	—
	15,000	10,000	—	$4.37	12/15/2015	—	—	—	—
	12,000	18,000	—	$4.90	12/19/2016	—	—	—	—
	5,000	20,000	—	$9.02	12/20/2017	—	—	—	—

Shirley E. Green	30,000	—	—	$14.00	11/28/2013	—	—	—	—
	8,000	2,000	—	$8.63	12/15/2014	—	—	—	—
	9,000	6,000	—	$4.37	12/15/2015	—	—	—	—
	4,000	6,000	—	$4.90	12/19/2016	—	—	—	—
	2,000	8,000	—	$9.02	12/20/2017	—	—	—	—

(1)	Unless otherwise noted, stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date.
(2)	Stock options expire ten years from the date of grant.

2008 Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and stock vested for each of the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Perry A. Sook	—	—	—	—
Matthew E. Devine	—	—	—	—
Brian Jones	—	—	—	—
Timothy C. Busch	—	—	—	—
Shirley E. Green	—	—	—	—

Potential Payments Upon Termination Or Change In Control

Each of our Named Executive Officers has entered into an employment agreement with the Company, see “Executive Compensation—Employment Agreements”. Included in each employment agreement are provisions regarding termination of employment, including a change in control of the Company. The circumstances that would result in the payment of severance compensation and other benefits under the employment agreements are identical for each of the Named Executive Officers.

As defined in the employment agreements, there are three different circumstances that would result in the payment of severance compensation, each as defined in the employment agreements, as follows: (1) change in control of the Company; (2) termination by the Company for reasons other than cause; and (3) resignation by the Named Executive Officer with good reason.

In the event of termination for any of the above reasons, as defined in the employment agreements, each Named Executive Officer is eligible to receive his base salary for a period of one year (except for Mr. Sook who would receive two years base salary plus target bonus) and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

The following table sets forth potential payments to our Named Executive Officers under their employment agreements, for various circumstances involving the termination of employment of our Named Executive Officers or change in control of the Company, assuming a December 31, 2008 termination date.

Name	Executive Benefits and Payments Upon Termination	Death ($)	Disability ($)	Change In Control ($)	Involuntary for Cause Termination ($)	Involuntary Not for Cause Termination ($)	Voluntary Termination With Good Reason ($)	Voluntary Termination Without Good Reason ($)
Perry A. Sook	Severance payments Healthcare benefits continuation	—	—	$2,700,000	—	$2,700,000	$2,700,000	—
		—	—	14,606	—	14,606	14,606	—

Matthew E. Devine	Severance payments Healthcare benefits continuation	—	—	379,397	—	379,397	379,397	—
		—	—	14,606	—	14,606	14,606	—

Brian Jones	Severance payments Healthcare benefits continuation	—	—	345,834	—	345,834	345,834	—
		—	—	14,606	—	14,606	14,606	—

Timothy C. Busch	Severance payments Healthcare benefits continuation	—	—	345,834	—	345,834	345,834	—
		—	—	14,606	—	14,606	14,606	—

Shirley E. Green	Severance payments Healthcare benefits continuation	—	—	201,250	—	201,250	201,250	—
		—	—	14,606	—	14,606	14,606	—

Executive Employment Agreements

The Company currently has an employment agreement in place with each of its Named Executive Officers. The following is summarized information related to the base salary, annual cash bonus and severance compensation and termination provisions contained in the employment agreement of each Named Executive Officer.

Perry A. Sook

Mr. Sook is employed as President and Chief Executive Officer under an employment agreement with us. The term of the agreement expires on December 31, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Sook’s base salary was $750,000 in 2008 and is $900,000 in 2009, $950,000 in 2010 and $1,000,000 in 2011. In addition to his base salary, Mr. Sook was eligible to earn a targeted annual bonus of $375,000 for 2008 and is eligible to earn a targeted annual bonus of $450,000 for 2009, $475,000 for 2010 and $500,000 for 2011, upon achievement of goals established by our Board of Directors. In the event of termination for reasons other than cause, or if Mr. Sook resigns for good reason, as defined in the agreement, Mr. Sook is eligible to receive his base salary and target bonus for a period of two years and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for one year with premiums paid by Nexstar.

Mr. Sook’s employment agreement was renewed on November 13, 2008. Under the new agreement, Mr. Sook received an increase in base salary for 2009 and beyond primarily because of his increased responsibility for overseeing the maintenance and renewal of retransmission consent agreements and the ongoing development of on-line media sales and other sources of revenue. Mr. Sook received a $350,000 signing bonus for renewing his contract. The bonus was given both as a reward for Mr. Sook’s early success in renegotiating various retransmission consent agreements in 2008 and as an incentive for his continued employment with Nexstar. The signing bonus is repayable to the Company on a pro-rata basis if Mr. Sook voluntarily resigns or retires prior to December 31, 2011.

Matthew E. Devine

Effective January 23, 2006, Mr. Devine became Chief Financial Officer and Executive Vice President under an employment agreement with us. The term of the agreement expires on January 22, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Devine’s base salary was $370,000 from January 23, 2008 through January 22, 2009, and is $380,000 from January 23, 2009 through January 22, 2010, and $400,000 after January 23, 2010. In addition to his base salary, Mr. Devine was eligible to earn a targeted annual bonus of $185,000 for 2008, and is eligible to earn a targeted annual bonus of $190,000 for 2009, and $200,000 for 2010, at the discretion of our Chief Executive Officer, based on Mr. Devine’s achievement of goals established by our Chief Executive Officer. Mr. Devine resigned from his position with the Company on May 11, 2009.

Timothy C. Busch

Mr. Busch is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Busch’s base salary is $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Busch was eligible to earn a targeted annual bonus of $170,000 for 2008 and is eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Busch’s attainment of goals set by our Chief Executive Officer. In the event of termination upon change of control or for reasons other than cause, or if Mr. Busch resigns for good reason, as defined in the agreement, Mr. Busch is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Effective June 1, 2008, Mr. Busch entered into a new employment agreement with the Company as a result of a promotion to Co-Chief Operating Officer, along with Brian Jones. Under the new agreement, Mr. Busch received an increase in base salary, as reflected above, due to his increase in responsibilities that included taking on some of the duties of the Company’s former Chief Operating Officer, Duane Lammers, who left the Company in May 2008.

Brian Jones

Mr. Jones is employed as Executive Vice President and Co-Chief Operating Officer under an employment agreement with us. The initial term of his agreement terminates on May 31, 2013 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Mr. Jones’ base salary is $340,000 from June 1, 2008 through May 31, 2009, $350,000 from June 1, 2009 through May 31, 2010, $360,000 from June 1, 2010 through May 31, 2011, $370,000 from June 1, 2011 through May 31, 2012 and $380,000 thereafter. In addition to his base salary, Mr. Jones was eligible to earn a targeted annual bonus of $170,000 for 2008 and is eligible to earn a targeted annual bonus of $175,000 for 2009, $180,000 for 2010, $185,000 for 2011 and $190,000 for 2012 at the discretion of our Chief Executive Officer, based on Mr. Jones’ attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Mr. Jones resigns for good reason, as defined in the agreement, Mr. Jones is eligible to receive his base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Effective June 1, 2008, Mr. Jones entered into a new employment agreement with the Company as a result of a promotion to Co-Chief Operating Officer, along with Tim Busch. Under the new agreement, Mr. Jones received an increase in base salary, as reflected above, due to his increase in responsibilities that included taking on some of the duties of the Company’s former Chief Operating Officer, Duane Lammers, who left the Company in May 2008.

Shirley E. Green

Ms. Green is employed as Vice President, Controller under an employment agreement with us. The initial term of her agreement terminates on October 1, 2011 and automatically renews for successive one-year periods unless either party notifies the other of its intention not to renew the agreement. Under the agreement, Ms. Green’s base salary is $200,000 from October 1, 2008 through September, 30 2009, $205,000 from October 1, 2009 through September 30, 2010, and $210,000 thereafter. In addition to her base salary, Ms. Green was eligible to earn a targeted annual bonus of $40,000 for 2008 and is eligible to earn a targeted annual bonus of $41,000 for 2009 and $42,000 for 2010 at the discretion of our Chief Executive Officer, based on Ms. Green’s attainment of goals set by our Chief Executive Officer. In the event of termination upon a change of control or for reasons other than cause, or if Ms. Green resigns for good reason, as defined in the agreement, Ms. Green is eligible to receive her base salary for a period of one year and is eligible to receive continued coverage under the Company’s healthcare insurance plan in accordance with the continuation requirements of COBRA for one year with premiums paid by Nexstar.

Compensation of Directors

Overview of Compensation and Procedures

Nexstar employees do not receive compensation for services as directors, and ABRY nominees have historically agreed that they would not receive compensation for their Nexstar Board services including for 2009. Accordingly, Messrs. Sook, Battaglia, Brooks, Grossman, Stone and Yudkoff serve on the Board of Directors without additional compensation. Messrs. Donovan, Armstrong and Pompadur and Ms. McNabb each received an annual retainer of $15,000 for 2008, plus $1,500 for each in-person meeting that they attended and $750 for each telephonic meeting that they attended of the Board of Directors or committee thereof of which they are a member. Effective March 2009, Ms. McNabb was appointed Chair of the Audit Committee. Upon Ms. McNabb’s appointment, the Board of Directors passed a resolution that beginning with 2009, the annual retainer for Ms. McNabb will be increased to $25,000. In addition, members of the Board of Directors are reimbursed for expenses they incur in attending meetings. There were no awards of stock options to any director during 2008.

Directors hold office until the next meeting of the stockholders of Nexstar for the election of directors and until their successors are elected and qualified. There are no family relationships among directors or executive officers of Nexstar.

2008 Director Compensation Table

The following table sets forth information concerning compensation to each of our directors (excluding the Named Executive Officer who is also a director disclosed in the Summary Compensation Table) during the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Geoff Armstrong	$25,500	—	$33,513	—	—	$2,567	$61,580
Michael Donovan	19,500	—	33,513	—	—	—	53,013
I. Martin Pompadur	26,250	—	33,513	—	—	2,164	61,927
Lisbeth McNabb (3)	25,500	—	13,935	—	—	4,519	43,954

(1)	Represents the amount recognized as compensation expense in the Company’s financial statements in accordance with accounting and disclosure requirements for share based payments with respect to all stock options awarded to our directors without regard to estimated forfeitures. See the notes to the Company’s consolidated financial statements for discussion of the assumptions made in the valuation of these awards. The amount recognized for financial statement reporting purposes is recognized ratably over the vesting term of the awards. The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2008 are as follows:

Name	Vested	Unvested
Geoff Armstrong	28,000	22,000
Michael Donovan	28,000	22,000
I. Martin Pompadur	28,000	22,000
Lisbeth McNabb	6,000	14,000

Stock options vest at a rate of twenty percent each year until the award is fully vested on the fifth anniversary of the grant date and expire ten years from the date of grant.

(2)	Represents reimbursed travel expenses incurred to attend board of directors meetings.
(3)	Ms. McNabb is the Chief Executive Officer and founder of w2wlink.com, an internet company targeted to professional women with content and online networking. Given her expertise in the area, Ms. McNabb reviewed and discussed the Company’s new media initiative with the Company in consultation with a third party consultant. In connection therewith, Ms. McNabb received a payment on behalf of w2wlink.com for approximately $8,000 in 2008 which amount is not included in the table. Pursuant to an understanding with the Company, a portion of such amount was paid to the third party consultant. Ms. McNabb has agreed to remit any portion of such payment not paid to the third party back to the Company.

PRINCIPAL EQUITYHOLDERS

The equity interests of Nexstar are indirectly 100% owned by our ultimate parent company, Nexstar Broadcasting Group, Inc.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of Nexstar’s Common Stock as of March 31, 2009 by (i) those persons known to Nexstar to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of Nexstar, (ii) each director of Nexstar, (iii) the Named Executive Officers listed in the Summary Compensation Table and (iv) all directors and executive officers of Nexstar as a group. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of March 1, 2009 (60 days after December 31, 2008) through the exercise of any stock option or other right. This information has been furnished by the persons named in the table below or in filings made with the Securities and Exchange Commission. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included. Unless otherwise indicated, a person’s address is c/o Nexstar Broadcasting Group, Inc., 5215 North O’Connor Blvd., Suite 1400, Irving, TX 75039.

Beneficial Ownership Table

	Class A Common Stock			Class B Common Stock		Class C Common Stock		Percent of Total
								Economic Interest	Voting Power
Name of Beneficial Owner	Direct Ownership	Vested Options	Percent	Number	Percent	Number	Percent
Beneficial Owners of More Than 5%:
ABRY (1)	3,490,883	—	23.3%	13,024,501	97.1%	—	—	58.1%	89.7%
FMR Corp. (2)	1,950,200	—	13.0%	—	—	—	—	6.9%	1.3%
Neuberger Berman, LLC (3)	1,995,500	—	13.3%	—	—	—	—	7.0%	1.3%
Renaissance Technologies LLC (4)	866,800	—	5.8%	—	—	—	—	3.0%	0.6%

Current Directors and Nominees:
Royce Yudkoff (5)(6)	3,490,883	—	23.3%	13,024,501	97.1%	—	—	58.1%	89.7%
Perry A. Sook (7)	363,119	900,000	8.4%	387,087	2.9%	—	—	5.8%	3.4%
Blake R. Battaglia (6)	—	—	—	—	—	—	—	—	—
Erik Brooks (6)	30,500	—	0.2%	—	—	—	—	0.1%	0.0%
Jay M. Grossman (6)	100,000	—	0.7%	—	—	—	—	0.4%	0.1%
Brent Stone (6)	—	—	—	—	—	—	—	—	—
Geoff Armstrong	—	28,000	0.2%	—	—	—	—	0.1%	0.0%
Michael Donovan	6,700	28,000	0.2%	—	—	—	—	0.1%	0.0%
I. Martin Pompadur	—	28,000	0.2%	—	—	—	—	0.1%	0.0%
Lisbeth McNabb	—	6,000	0.0%	—	—	—	—	0.0%	0.0%

Current Named Executive Officers:
Matthew E. Devine	227,500	222,000	3.0%	—	—	—	—	1.6%	0.3%
Brian Jones	10,500	101,000	0.7%	—	—	—	—	0.4%	0.1%
Timothy C. Busch	25,214	98,000	0.8%	—	—	—	—	0.4%	0.1%
Shirley E. Green	18,497	53,000	0.5%	—	—	—	—	0.3%	0.0%
All current directors and executive officers as a group (18 persons)	4,324,868	1,559,000	39.2%	13,411,588	100.0%	—	—	67.9%	93.9%

(1)

Represents 7,147,964 shares of Class B Common Stock owned by ABRY Broadcast Partners II, L.P.; and 3,490,883 shares of Class A Common Stock and 5,876,537 shares of Class B Common Stock owned by ABRY Broadcast Partners III, L.P., which are affiliates of ABRY Broadcast Partners, LLC. The address of ABRY is 111 Huntington Avenue, 30 th Floor, Boston, MA 02199.

(2)	The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	The address of Neuberger Berman, LLC is 605 Third Avenue, New York, NY 10158.
(4)	The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.
(5)	Mr. Yudkoff is the sole trustee of ABRY Holdings III, Co., which is the sole member of ABRY Holdings III LLC, which is the sole general partner of ABRY Equity Investors, L.P., the sole general partner of ABRY Broadcast Partners III, L.P. Mr. Yudkoff is also the trustee of ABRY Holdings Co., which is the sole member of ABRY Holdings LLC, which is the sole general partner of ABRY Capital, L.P., which is the sole general partner of ABRY Broadcast Partners II, L.P.
(6)	The address of Mr. Yudkoff, Mr. Battaglia, Mr. Brooks, Mr. Grossman and Mr. Stone is the address of ABRY.
(7)	Represents shares owned by PS Sook Ltd., of which Mr. Sook and his spouse are the beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board of Directors has not adopted a written policy or procedure for the review, approval and ratification of related party transactions, as the Audit Committee Charter already requires the Audit Committee to review all relationships and transactions in which the Company and our employees, directors and officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Based on all the relevant facts and circumstances, our Audit Committee will decide whether the related-party transaction is appropriate and will approve only those transactions that are in the best interests of the Company.

All employees sign a conflict of interest statement annually, and we require our directors and executive officers to complete annually a directors’ and officers’ questionnaire which requires disclosure of any related-party transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our periodic filings as appropriate.

Nexstar is party to a retransmission consent agreement, dated as of December 31, 2008 (the “Retransmission Consent Agreement”), with an affiliate of Atlantic Broadband Finance, LLC (“Atlantic Broadband”), a national cable systems operator. FCC rules require Nexstar to enter into either a retransmission consent or “must carry” agreement with every cable company that operates in any of its markets. Atlantic Broadband operates in the Hagerstown, MD; Erie, PA; Altoona, PA and Wilkes-Barre, PA markets. Accordingly, pursuant to FCC rules, Nexstar entered into the Retransmission Consent Agreements. The Company estimates that revenue from the Retransmission Consent Agreement with Atlantic Broadband for fiscal 2008 was approximately $20,000. For fiscal 2009, the Company estimates that the Retransmission Consent Agreement will result in revenue of approximately $750,000.

Affiliates of ABRY Broadcast Partners, LLC, the Company’s largest stockholder, hold a controlling equity stake in Atlantic Broadband. Five of our directors, Messrs. Battaglia, Brooks, Grossman, Stone and Yudkoff, hold positions at ABRY. Messrs. Battaglia and Stone are Principals of ABRY; Mr. Brooks serves as Partner; and Messrs. Grossman and Yudkoff each serve as Managing Partner of ABRY. Mr. Yudkoff also serves as President of ABRY.

DESCRIPTION OF THE NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Nexstar” refers only to Nexstar Broadcasting, Inc.

On June 30, 2008, Nexstar issued $35,623,410 million aggregate principal amount of Senior Subordinated PIK Notes due 2014, referred to in this section as the “Initial Notes,” under an indenture (the “Base Indenture”) among Nexstar and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of June 30, 2008 (together with the Base Indenture, the “Indenture”). The purpose of the Supplemental Indenture was to make Nexstar Broadcasting Group, Inc. a guarantor. Nexstar Broadcasting Group, Inc. is not be considered a “Guarantor” (as defined in the Indenture) for purposes of the Indenture.

Nexstar will issue the New Notes, and collectively with the Old Notes (the “Notes”) under the Indenture. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). Copies of the Indenture and the Supplemental Indenture are filed as part of this registration statement as Exhibits 4.3 and 4.4, respectively.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes:

The Notes:

•	are general unsecured obligations of Nexstar;

•	are subordinated in right of payment to all existing and future Senior Debt;

•	are pari passu in right of payment with any future senior subordinated Indebtedness of Nexstar; and

•	are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

The Guarantees

The Notes are guaranteed by the ultimate parent of Nexstar, Nexstar Broadcasting Group, Inc., and all of Nexstar’s present and future Domestic Subsidiaries. However, Nexstar Broadcasting Group, Inc. will not be considered a “Guarantor” for any purpose under this Indenture and, therefore, will not be subject to the Indenture.

Each guarantee of the Notes:

•	is a general unsecured obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Debt; and

•	is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

Under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” Nexstar and Mission will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Such Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

In addition to the Notes offered hereby, Nexstar may issue additional Notes under the Indenture from time to time after this offering. Any offering of additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes offered hereby, the Initial Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase except that the Notes offered hereby will, and any additional Notes may, initially be subject to transfer restrictions until we consummate an exchange offer or the Notes and any additional Notes are resold under a shelf registration statement. Nexstar will issue Notes in denominations of $l,000 and integral multiples of $l,000. The Notes will mature on January 15, 2014.

Interest on the Notes will accrue at the rate of: (a) 12% per annum from June 30, 2008 to January 15, 2010, payable entirely during such period by increasing the principal amount of the Notes by an amount equal to the amount of interest then due (“Payment-in-Kind Interest”); (b) 13% per annum, payable entirely in cash, from January 16, 2010 to July 15, 2010; (c) 13.5% per annum, payable entirely in cash, from July 16, 2010 to January 15, 2011; (d) 14.0% per annum, payable entirely in cash, from January 16, 2011 to July 15, 2011; (e) 14.5% per annum, payable entirely in cash, from July 16, 2011 to January 15, 2012; and (f) 15% per annum, payable entirely in cash, thereafter.

The Notes shall bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of Payment-in-Kind Interest is made. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, and shall pay interest on overdue installments of interest and liquidated damages from time to time on demand at the same rate to the extent lawful. Upon the occurrence and continuance of a default or event of default, the applicable rate of interest payable on the Notes shall be increased by 1% (which shall be payable in cash) until such time as such default or event of default has been cured or waived. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes is payable semi-annually in arrears on July 15 and January 15 of each year, commencing on January 15, 2009.

Interest on the Notes will accrue from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to Nexstar, Nexstar will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Nexstar elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Nexstar may change the paying agent or registrar without prior notice to the Holders of the Notes, and Nexstar or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or Exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Nexstar is not required to transfer or exchange any Note selected for redemption. Also, Nexstar is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

The Notes will be guaranteed by Nexstar Broadcasting Group, Inc., and each of Nexstar’s current and future Domestic Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Fraudulent Conveyance Matters—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the Notes and require Nexstar’s noteholders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Nexstar or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental Indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary of Nexstar if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture; or

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either immediately before or immediately after giving effect to such transaction) a Restricted Subsidiary of Nexstar, if the sale complies with the “Asset Sale” provisions of the Indenture; or

(3) if Nexstar designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4) in connection with any transaction whereby a Guarantor is no longer a Restricted Subsidiary immediately after giving effect to such transaction if the transaction complies with the “Asset Sale Provisions” of the Indenture; or

(5) upon the discharge or release of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing all other Indebtedness of Nexstar and the Restricted Subsidiaries, which resulted in the creation of such Note Guarantee pursuant to the covenant “—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness.”

Future Guarantee

If any Mission Entity incurs any Indebtedness (other than (i) any Indebtedness incurred under the Mission Credit Agreement so long as the amount of such Indebtedness does not exceed the amount of Indebtedness that is outstanding thereunder and can be borrowed under the Mission Credit Agreement as in effect on March 31, 2008 or (ii) any Indebtedness of such Mission Entity in respect of any refinancing, extension, renewal, replacement, defeasance or refund of the Indebtedness incurred under the Mission Credit Agreement, provided, that such refinancing, extension, renewal, replacement, defeasance or refund constitutes Permitted Refinancing

Indebtedness, or (iii) Permitted Mission Guarantor Indebtedness), then the Company shall cause such Mission Entity to become a party to execute a Supplemental Indenture to the Indenture to effectuate its Note Guarantee. Such Note Guarantee shall be subordinated to any Senior Debt to the same extent as the Guarantee of the 7% Senior Subordinated Notes; provided, further, that if all or substantially all of the assets of Mission and its Subsidiaries existing at such time are held by such Subsidiaries, the Company may cause such Subsidiaries, rather than Mission, to provide such Note Guarantee and execute such Supplemental Indenture. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value pursuant to the terms of the Mission Credit Agreement, Nexstar Credit Agreement or the 7% Senior Subordinated Notes, as applicable, as each is in effect on March 31, 2008 shall not be deemed to be an incurrence of Indebtedness.

Subordination

The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Nexstar, including Senior Debt incurred after the date of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt), whether or not a claim for such interest would be allowed in such proceeding before the Holders of Notes will be entitled to receive any payment with respect to the Notes or on account of any purchase or redemption or other acquisition of any Note (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance” so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein), in the event of any distribution to creditors of Nexstar:

(1) in a liquidation or dissolution of Nexstar;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Nexstar or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of Nexstar’s assets and liabilities.

Neither Nexstar nor any Guarantor may make any payment in respect of the Notes or on account of any purchase or redemption or other acquisition of any Note (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance” so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) if:

(1) a default in the payment of the principal of, or premium, if any, or interest on, or any fees or other amounts relating to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the holders of any Designated Senior Debt.

Payments on the Notes (including any missed payments) may and will be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived, 179 days after the date on which the applicable Payment Blockage Notice is received, or the date on which the trustee receives notice from the holders or any representative of the holders of Designated Senior Debt to terminate the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

If the trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance” so long as, on the date or dates the respective amounts were paid into trust, such payments were made without violating the subordination provisions described herein) when the payment is prohibited by these subordination provisions, the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

Nexstar must promptly notify holders of Senior Debt of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Nexstar, Holders of Notes may recover less ratably than creditors of Nexstar who are holders of Senior Debt. See “Risk Factors—Subordination—Your right to receive payment on the Notes and the guarantees is junior to all of Nexstar’s and the guarantor’s senior debt.”

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreements; and

(2) any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Nexstar as “Designated Senior Debt.”

“Permitted Junior Securities” means:

(1) Equity Interests in Nexstar or any Guarantor; or

(2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

“Senior Debt” means:

(1) all Indebtedness of Nexstar or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of Nexstar or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Nexstar;

(2) any intercompany Indebtedness of Nexstar or any of its Restricted Subsidiaries to Nexstar or any of its Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the Indenture.

For the avoidance of doubt, the 7% Senior Subordinated Notes do not constitute Senior Debt for purposes of this Indenture.

Optional Redemption

On or after October 1, 2008 Nexstar may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below:

Year	Percentage
July 1, 2009 to September 30, 2009	101.75%
October 1, 2009 to December 31, 2009	102.50%
January 1, 2010 to January 14, 2011	109.75%
January 15, 2011 to January 14, 2012	106.50%
January 15, 2012 to January 14, 2013	103.25%
January 15, 2013 to January 15, 2014	100.00%

Notwithstanding the above, at any time from January 1, 2010 to June 30, 2010 the Company may redeem Notes at a redemption price equal to 102.50% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any; provided, that on or prior to December 31, 2009 the Company or any of its Affiliates enters into a binding and irrevocable agreement to sell, convey or otherwise dispose of all of the Company’s Equity Interests (by way of merger, consolidation or otherwise) or all of the Company’s assets subject, in each case, to no conditions other than obtaining the approval of the Federal Communications Commission (the “FCC”) for an FCC license transfer in connection with such sale, conveyance or disposition.

Mandatory Redemption

Nexstar is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require Nexstar to repurchase all or any part (equal to $1,000 or an integral multiple of $l,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Nexstar will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 60 days following any Change of Control, Nexstar will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed pursuant to the procedures required by the Indenture and described in such notice. Nexstar will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Nexstar will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, Nexstar will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Nexstar.

The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $l,000.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, Nexstar will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Nexstar will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Nexstar to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Nexstar repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Nexstar will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Nexstar and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Nexstar and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Nexstar to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Nexstar and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

(E) Nexstar and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Nexstar or the Guarantor (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the fair market value is determined by Nexstar’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by Nexstar, such Guarantor or such Restricted Subsidiary is in the form of cash or Cash Equivalents, except to the extent Nexstar is undertaking a Permitted Asset Swap. For purposes of this provision and the next paragraph, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Nexstar’s, such Guarantor’s or such Restricted Subsidiary’s most recent balance sheet, of Nexstar, any Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Nexstar, such Guarantor or such Restricted Subsidiary from further liability; and

(b) any securities, Notes or other obligations received by Nexstar, such Guarantor or any such Restricted Subsidiary from such transferee that are converted by Nexstar, such Guarantor or such Restricted Subsidiary within 90 days into cash or Cash Equivalents, to the extent of the cash received in that conversion.

The 75% limitation referred to in clause (3) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Notwithstanding the foregoing, Nexstar, a Guarantor or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

(x) Nexstar, such Guarantor or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

(y) the fair market value is determined by Nexstar’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(z) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash;

provided that any cash (other than any amount deemed cash under clause (3)(a) of the preceding paragraph) received by Nexstar, such Guarantor or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

(F) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Nexstar, such Guarantor or such Restricted Subsidiary may apply those Net Proceeds at its option:

(1) to permanently repay or repurchase Senior Debt of Nexstar or any Guarantor;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure; or

(4) to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Nexstar may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, Nexstar will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Nexstar may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(G) Nexstar will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Nexstar will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Nexstar will, and will cause the Restricted Subsidiaries to utilize the proceeds of sales of assets received by it in accordance with clause (11) of the covenant described under the caption “Restricted Payments” as if such proceeds were the Net Proceeds of an Asset Sale.

The agreements governing Nexstar’s and the Guarantors’ outstanding Senior Debt currently prohibit Nexstar and the Guarantors from purchasing any Notes, and also provides that certain change of control or asset sale events with respect to Nexstar and the Guarantors would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Nexstar and the Guarantors becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Nexstar and the Guarantors are prohibited from purchasing Notes, Nexstar and the Guarantors could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Nexstar and the Guarantors do not obtain such a consent or repay such borrowings, Nexstar and the Guarantors will remain prohibited from purchasing Notes. In such case, Nexstar’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No Notes of $l,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The Company and each Guarantor shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment unless such Restricted Payment is permitted pursuant to Section 7.10 of the Nexstar Credit Agreement.

Incurrence of Indebtedness and Issuance of Preferred Stock

Nexstar and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, directly, or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and that Nexstar will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Nexstar or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if Nexstar’s Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of Nexstar for which internal financial statements are available, would have been no greater than 7.0 to 1.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Nexstar or the Restricted Subsidiaries of Indebtedness under the Credit Agreements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Nexstar and the Restricted Subsidiaries thereunder) and related Guarantees under the Credit Agreements; provided that the aggregate principal amount of all Indebtedness of Nexstar and the Restricted Subsidiaries then classified as having been incurred pursuant to this clause (1) after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1) does not exceed an amount equal to $275.0 million less the aggregate amount applied by Nexstar and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Agreements pursuant to the covenant described under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by Nexstar and the Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by Nexstar of Indebtedness represented by the Notes in accordance with the terms of the Indenture;

(4) the incurrence by Nexstar or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness;

(5) the incurrence by Nexstar or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Nexstar and any of the Restricted Subsidiaries; provided, however, that (i) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Nexstar or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not Nexstar or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Nexstar or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the incurrence by Nexstar or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

(7) the guarantee by Nexstar of Indebtedness of any of the Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this covenant;

(8) the guarantee by any Restricted Subsidiary of Indebtedness of Nexstar or any Guarantor;

(9) Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;

(10) Indebtedness incurred by Nexstar or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) Indebtedness of Nexstar and the Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

(12) Obligations in respect of performance and surety bonds and completion guarantees provided by Nexstar or any Restricted Subsidiary in the ordinary course of business;

(13) Acquisition Debt of Nexstar or a Restricted Subsidiary if (w) such Acquisition Debt is incurred within 270 days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Nexstar or such Restricted Subsidiary, (x) the aggregate principal amount of such Acquisition Debt is no greater than the aggregate principal amount of Acquisition Debt set forth in a notice from Nexstar to the Trustee (an “Incurrence Notice”) within ten days after the date on which the related definitive acquisition agreement or LMA, as the case may be, was entered into by Nexstar or such Restricted Subsidiary, which notice shall be executed on Nexstar’s behalf by the chief financial officer of Nexstar in such capacity and shall describe in reasonable detail the acquisition or LMA, as the case may be, which such Acquisition Debt will be incurred to finance, (y) after giving pro forma effect to the acquisition or LMA, as the case may be, described in such Incurrence Notice, Nexstar or such Restricted Subsidiary could have incurred such Acquisition Debt under the Indenture as of the date upon which Nexstar delivers such Incurrence Notice to the Trustee and (z) such Acquisition Debt is utilized solely to finance the acquisition or LMA, as the case may be, described in such Incurrence Notice (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses); and

(14) the incurrence by Nexstar or any of the Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of the Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Nexstar will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Nexstar may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph of this covenant, provided that Nexstar or a Restricted Subsidiary would be permitted to incur the item of Indebtedness, or portion of the item of Indebtedness, under the other clause or the first paragraph of this covenant, as the case may be, at the time of reclassification. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Anti-Layering

Nexstar will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Nexstar and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Note Guarantee.

Liens

Nexstar will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Nexstar and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Nexstar or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Nexstar or any of the Restricted Subsidiaries;

(2) make loans or advances to Nexstar or any of the Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Nexstar or any of the Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the Notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Nexstar or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) contracts for the sale of assets, including without limitation any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition:

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) agreements governing Indebtedness of Mission permitted to be incurred under the Indenture.

Merge, Consolidation or Sale of Assets

Nexstar may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Nexstar is the surviving corporation); or (2) sell, assign, transfer, conveyor otherwise dispose of all or substantially all of the properties or assets of Nexstar and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) Nexstar is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Nexstar) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Nexstar) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Nexstar under the Notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) Nexstar or the Person formed by or surviving any such consolidation or merger (if other than Nexstar), or to which such sale, assignment, transfer, conveyance or other disposition has been made (a) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) would have a lower Leverage Ratio immediately after the transaction, after giving pro forma effect to the transaction as if the transaction had occurred at the beginning of the applicable four quarter period, than Nexstar’s Leverage Ratio immediately prior to the transaction.

The preceding clause (4) will not prohibit: (a) a merger between Nexstar and one of Nexstar’s Wholly Owned Subsidiaries or (b) a merger between Nexstar and one of Nexstar’s Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

In addition, Nexstar may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Nexstar and any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

Nexstar and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Nexstar or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Nexstar or such Restricted Subsidiary with an unrelated Person; and

(2) Nexstar delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by Nexstar or any of the Restricted Subsidiaries in the ordinary course of business of Nexstar or such Restricted Subsidiary;

(2) transactions between or among Nexstar and/or the Restricted Subsidiaries;

(3) loans, advances, payment of reasonable fees, indemnification of directors, or similar arrangements to officers, directors, employees and consultants who are not otherwise Affiliates of Nexstar;

(4) sales of Equity Interests (other than Disqualified Stock) of Nexstar to Affiliates of Nexstar;

(5) transactions under any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any amendment, modification, or replacement is no less favorable to Nexstar and the Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture; and

(6) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments.”

Limitations on Issuances of Guarantees of Indebtedness

Except for any Indebtedness described under “Future Guarantee” above, Nexstar will not permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness or guarantee or pledge any assets to secure the payment of any other of Nexstar’s Indebtedness or that of any Restricted Subsidiary unless either the Restricted Subsidiary

(1) is a subsidiary guarantor or

(2) simultaneously executes and delivers a supplemental Indenture to the Indenture and becomes a subsidiary guarantor which guarantee shall

(a) with respect to any guarantee of Senior Debt, be subordinated in right of payment on the same terms as the notes are subordinated to the Senior Debt; and

(b) with respect to any guarantee of any other Indebtedness, be senior to or rank equal to the Restricted Subsidiary’s other Indebtedness or guarantee of or pledge to secure the other Indebtedness.

Notwithstanding the preceding paragraph, any guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange, or transfer, to any Person, of all of Nexstar’s stock in, or all or substantially all the assets of the Restricted Subsidiary, which sale, exchange, or transfer is made in compliance with the applicable provisions of the Indenture.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Nexstar and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “—Restricted Payments” or Permitted Investments, as determined by Nexstar. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Sale and Leaseback Transactions

Nexstar and the Guarantors will not, and will not permit any of the Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Nexstar or any Guarantor may enter into a sale and leaseback transaction if:

(1) Nexstar or that Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Nexstar or such Guarantor applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Business Activities

Nexstar and the Guarantors will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Nexstar and the Restricted Subsidiaries taken as a whole.

Payments for Consent

Nexstar and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, payor cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, Nexstar will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Nexstar were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Nexstar’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Nexstar were required to file such reports.

If Nexstar or any Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the Notes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Nexstar and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Nexstar will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Nexstar and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by Nexstar to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control;”

(4) failure by Nexstar for 30 days after notice from the trustee or holders of at least 25% in principal amount of the Notes to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5) failure by Nexstar or any of the Restricted Subsidiaries for 60 days after notice from the trustee or holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in the Indenture;

(6) default under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Nexstar or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Nexstar or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of such Indebtedness at the final stated maturity thereof or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness described under clauses (a) and (b) above, aggregates $5.0 million or more;

(7) failure by Nexstar or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(9) certain events of bankruptcy or insolvency described in the Indenture with respect to Nexstar or any of the Restricted Subsidiaries; and

(10) Nexstar fails to comply with any provision under “Future Guarantee” above and such default continues for a period of five (5) Business Days.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of the preceding paragraph have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

(1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Nexstar, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

Nexstar is required to deliver to the trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Nexstar is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Nexstar or any Guarantor, as such, will have any liability for any obligations of Nexstar or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Nexstar may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) Nexstar’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Nexstar’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Nexstar may, at its option and at any time, elect to have the obligations of Nexstar and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Nexstar must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Nexstar must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Nexstar has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Nexstar has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Nexstar has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Nexstar or any of the Restricted Subsidiaries is a party or by which Nexstar or any of the Restricted Subsidiaries is bound;

(6) Nexstar must deliver to the trustee an officers’ certificate stating that the deposit was not made by Nexstar with the intent of preferring the Holders of notes over the other creditors of Nexstar with the intent of defeating, hindering, delaying or defrauding creditors of Nexstar or others; and

(7) Nexstar must deliver to the trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the scheduled redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”); or

(8) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of the provisions of the Indenture relating to (i) subordination that adversely affects the rights of the Holders of the Notes or (ii) release of any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Notwithstanding the preceding, without the consent of any Holder of Notes, Nexstar, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of Nexstar’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Nexstar’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Nexstar, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Nexstar or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Nexstar or any Restricted Subsidiary is a party or by which Nexstar or any Restricted Subsidiary is bound;

(3) Nexstar or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Nexstar has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, Nexstar must deliver an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Nexstar or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and registration rights agreement without charge by writing to Nexstar Broadcasting Group, Inc., 5215 North O’Connor Boulevard, Suite 1400, Irving, Texas 75039, Attention: chief financial officer.

Book-Entry, Delivery and Form

The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”). Notes also may be offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $l,000 in excess of $l,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.

Rule 144A Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes” and, together with the Rule 144A Global Notes, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through Euroclear Bank, S.A./U.N. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See “—Exchanges between Regulation S Notes and Rule 144A Notes.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” Regulation S Notes will also bear the legend as described under “Notice to Investors.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Nexstar takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Nexstar that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Nexstar that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Nexstar and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither Nexstar, the trustee nor any agent of Nexstar or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Nexstar that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Nexstar. Neither Nexstar nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Nexstar and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Nexstar that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Nexstar nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies Nexstar that it is unwilling or unable to continue as depositary for the Global Notes and Nexstar fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) Nexstar, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the Notes are being transferred to a Person:

(a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or

Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

Nexstar will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Nexstar will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, info such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Nexstar expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Nexstar that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“7% Senior Subordinated Notes” means the 7% Senior Subordinated Notes due 2014 (including any additional notes issued thereunder) issued pursuant to an Indenture, dated as of December 30, 2003, among the Company, as issuer, Mission, as initial guarantor, and The Bank of New York, as trustee.

“ABRY” means ABRY Partners, LLC.

“ABRY III” means ABRY Broadcast Partners III, L.P., a Delaware limited partnership.

“Acquisition Debt” means Indebtedness the proceeds of which are utilized solely to (x) acquire all or substantially all of the assets or a majority of the Voting Stock of an existing television broadcasting business franchise or station or (y) finance an LMA (including to repay or refinance indebtedness or other obligations incurred in connection with such acquisition or LMA, as the case may be, and to pay related fees and expenses).

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such specified Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Nexstar and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any Restricted Subsidiary of Nexstar or any Guarantor or the sale of Equity Interests in any Restricted Subsidiary of Nexstar or any Guarantor.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value of $1.0 million or less;

(2) a transfer of assets between or among Nexstar and Restricted Subsidiaries;

(3) an issuance of Equity Interests to Nexstar or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(6) foreclosures on assets;

(7) the disposition of equipment no longer used or useful in the business of such entity;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants—Restricted Payments;” and

(10) the licensing of intellectual property.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors of such Person (or if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (x) any lender party to the Credit Agreements, (y) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better or (z) Brown Brothers Harriman;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Nexstar and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of Nexstar;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Nexstar, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of Nexstar are not Continuing Directors.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of the Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles and amortization of programming costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

(6) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

(8) programming rights payments made during such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of Nexstar will be added to

Consolidated Net Income to compute Consolidated Cash Flow of Nexstar only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or otherwise paid to Nexstar by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. This paragraph does not apply to the Mission Entities.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financing, and net payments (if any) pursuant to Hedging Obligations);

(2) the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

(4) the product of:

(a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of the Restricted Subsidiaries, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary of Nexstar will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that this clause (2) does not apply to the Mission Entities;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Nexstar or Nexstar, as applicable, who:

(1) was a member of such Board of Directors on the date of the Indenture;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3) was nominated by Principals beneficially owning at least 20% of the Voting Stock of Nexstar.

“Control Investment Affiliate” means any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies or a Person controlled by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Credit Agreements” means (a) that certain Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005, by and among Nexstar, the guarantors party thereto, Bank of America, N.A., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and the other lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount whether or not with the same lenders or agents), and (b) that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2005, by and among Mission, the guarantors party thereto, Bank of America, N.A., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and the other lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Nexstar to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Nexstar may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Nexstar and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date of the Indenture, until such amounts are repaid.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) any person that executes a Note Guarantee in accordance with the provisions of this indenture, and their respective successors and assigns; and

(2) Nexstar Broadcasting upon execution and delivery to the Trustee of the Parent Supplemental Indenture, but only to the extent set forth therein.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of any Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Nexstar or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Nexstar will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Leverage Ratio” means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of Nexstar and the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of Nexstar and preferred stock of the Restricted Subsidiaries (except preferred stock issued to Nexstar or a Restricted Subsidiary) as of the last day of such fiscal quarter to (ii) the aggregate Consolidated Cash Flow of Nexstar for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the “Reference Period”).

For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness as of the last day of the Reference Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of Nexstar and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of such Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and the Restricted Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness or preferred stock, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination (including any such incurrence or issuance which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (13) of the definition of Permitted Debt), as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination (including any such acquisition which is the subject of an Incurrence Notice delivered to the Trustee during such period pursuant to clause (13) of the definition of Permitted Debt), as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated

Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition Nexstar reasonably anticipates in good faith if Nexstar delivers to the Trustee an officer’s certificate executed by the chief financial or accounting officer of Nexstar certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LMA” means a local marketing arrangement, joint sales agreement, time brokerage agreement, shared services agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell a portion of the advertising inventory of a television station of which a third party is the licensee, (ii) obtains the right to exhibit programming and sell advertising time during a portion of the air time of a television station or (iii) manages a portion of the operations of a television station.

“Mission” means Mission Broadcasting, Inc.

“Mission Credit Agreement” means “Mission Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of April 1, 2005, by and among Mission, the guarantors party thereto, Bank of America, N.A., as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and the other lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount).

“Mission Entities” means Mission and any Person that is a direct or indirect Subsidiary of Mission.

“Net Income” means with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Nexstar or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Nexstar Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement of Nexstar without giving effect to any amendment, restatement or other modification thereof or any termination or expiration thereof.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Nexstar, the Guarantors, nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Nexstar, the Guarantors, or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Nexstar, the Guarantors, or any of the Restricted Subsidiaries (other than the Capital Stock of an Unrestricted Subsidiary).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Permitted Asset Swap” means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful to the business of such aforementioned Person.

“Permitted Business” means any business engaged in by Nexstar or the Restricted Subsidiaries as of the date of the Indenture or any business reasonably related, ancillary or complementary thereto.

“Permitted Investments” means:

(1) any Investment in Nexstar or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by Nexstar or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Nexstar or a Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Nexstar;

(6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations; or

(8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $5.0 million.

“Permitted Liens” means:

(1) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

(2) Liens in favor of Nexstar or the Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Nexstar or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Nexstar or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by Nexstar or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) purchase money security interests encumbering, or Liens otherwise encumbering at the time of the acquisition thereof by Nexstar or its Restricted Subsidiaries, (i) land, improvements and fixtures (including leaseholds), provided that such security interests and Liens do not secure amounts in excess of $4,000,000 in the aggregate at any time outstanding for Nexstar and its Restricted Subsidiaries and (ii) equipment, furniture, machinery or other assets hereafter acquired by Nexstar or its Restricted Subsidiaries for normal business purposes, and refinancings, renewals and extensions of such security interests and Liens, provided that such security interests and Liens do not secure amounts in excess of $7,500,000 in the aggregate at any time outstanding for Nexstar and its Restricted Subsidiaries;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens incurred in the ordinary course of business of Nexstar or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(11) Liens securing Permitted Refinancing Indebtedness where the Liens securing indebtedness being refinanced were permitted under the Indenture;

(12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed as applicable, in the ordinary course of business and consistent with industry practices;

(13) any interest or title of a lessor under any Capital Lease Obligation;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

(16) Liens securing Hedging Obligations which Hedging Obligations relate to indebtedness that is otherwise permitted under the Indenture;

(17) leases or subleases granted to others;

(18) Liens under licensing agreements;

(19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(20) judgment Liens not giving rise to an Event of Default;

(21) Liens encumbering property of Nexstar or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of Nexstar or a Restricted Subsidiary in accordance with GAAP;

(22) Liens encumbering property of Nexstar or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of Nexstar or a Restricted Subsidiary.

“Permitted Refinancing Indebtedness” means any Indebtedness of Nexstar or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend refinance, renew, replace, defease or refund other Indebtedness of Nexstar or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by Nexstar, by a Guarantor, or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means (i) ABRY and its Control Investment Affiliates, including ABRY III and (ii) the members of management of Nexstar or any of the Restricted Subsidiaries of Nexstar, in each case, together with any spouse or immediate family member (including adoptive children), estate, heirs, executors, personal representatives and administrators of such Person.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of anyone or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in the Nexstar Credit Agreement.

“Restricted Subsidiary” means all current and future Domestic Subsidiaries of Nexstar, other than Unrestricted Subsidiaries, and all Mission Entities, other than Unrestricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Unrestricted Subsidiary” means any Subsidiary of Nexstar or Mission that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Nexstar or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Nexstar or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Nexstar or Mission;

(3) is a Person with respect to which neither Nexstar nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Nexstar or any of the Restricted Subsidiaries.

Any designation of a Subsidiary of Nexstar or a Mission Entity as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Nexstar will be in default of such covenant. The Board of Directors of Nexstar or Mission may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is based upon current provisions of the United States Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice as of the date hereof. The United States Internal Revenue Service (the “Service”) or a court may take a contrary view, and no ruling from the Service has been or will be sought in connection with this transaction. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the following statements and conditions. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Some holders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. We recommend that each holder consult his, her or its own tax advisor as to the particular tax consequences of exchanging such holder’s Old Notes for New Notes, including the applicability and effect of any state, local or non-United States tax law.

The exchange of the Old Notes for New Notes pursuant to the exchange offer should not be treated as an “exchange” for United States federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no United States federal income tax consequences to holders exchanging Old Notes for New Notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 90 days after the expiration date. In addition, until             , 2010, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such New Notes. An “underwriter” within the meaning of the Securities Act of 1933 includes:

(1) any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer; or

(2) any broker or dealer that participates in a distribution of such New Notes.

Any profit on any resale of New Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives New Notes will be allowed to resell the New Notes to the public without further registration under the Securities Act of 1933 and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. The holder (other than a person that is an “affiliate” of Nexstar within the meaning of Rule 405 under the Securities Act of 1933) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with person to participate in the distribution of the New Notes.

However, if any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in a distribution of the New Notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in such no-action letters or any similar interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. A secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act of 1933, unless an exemption from registration is otherwise available.

Further, each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of any New Notes. We have agreed, for a period of not less than 90 days from the consummation of the exchange offer, to make this prospectus available to any broker-dealer for use in connection with any such resale.

For a period of not less than 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the Old Notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Old Notes against liabilities under the Securities Act of 1933, including any broker-dealers.

LEGAL MATTERS

Certain legal matters in connection with the exchange of the notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

Under the terms of the indenture, we agree that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, we will furnish to the trustee and the holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes our financial condition and results of operations and our consolidated subsidiaries, if any, and with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Information filed with the Commission may be read and copied by the public at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A (d) (4) under the Securities Act.

Under the indenture governing the Notes we are required to file with the trustee annual, quarterly and other reports after we file these reports with the Securities and Exchange Commission. Annual reports delivered to the trustee and the holders of New Notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accountant. We will also furnish such other reports as may be required by law.

NEXSTAR BROADCASTING GROUP, INC.

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

NEXSTAR BROADCASTING GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	September 30, 2009	December 31, 2008
	(Unaudited)	(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$19,323	$15,834
Accounts receivable, net of allowance for doubtful accounts of $797 and $832, respectively	54,866	53,190
Current portion of broadcast rights	19,341	14,273
Prepaid expenses and other current assets	2,266	1,562
Deferred tax asset	15	15

Total current assets	95,811	84,874
Property and equipment, net	146,152	135,878
Broadcast rights	12,847	9,289
Goodwill	109,059	115,632
FCC licenses	127,487	125,057
Other intangible assets, net	132,149	149,851
Other noncurrent assets	3,955	5,400
Deferred tax asset	595	606

Total assets	$628,055	$626,587

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of debt	$3,485	$3,485
Current portion of broadcast rights payable	19,716	14,745
Accounts payable	8,418	9,433
Accrued expenses	13,208	12,484
Taxes payable	323	512
Interest payable	4,275	8,591
Deferred revenue	4,539	7,167
Other liabilities	1,066	1,066

Total current liabilities	55,030	57,483
Debt	672,070	658,632
Broadcast rights payable	15,079	10,953
Deferred tax liabilities	37,186	38,664
Deferred revenue	2,349	1,802
Deferred gain on sale of assets	4,604	4,931
Deferred representation fee incentive	5,737	6,003
Other liabilities	13,612	13,275

Total liabilities	805,667	791,743

Commitments and contingencies

Stockholders’ deficit:
Preferred stock—$0.01 par value, authorized 200,000 shares; no shares issued and outstanding at both September 30, 2009 and December 31, 2008	—	—
Common stock:
Class A Common—$0.01 par value, authorized 100,000,000 shares; issued and outstanding 15,018,839 and 15,013,839 at September 30, 2009 and December 31, 2008, respectively	150	150
Class B Common—$0.01 par value, authorized 20,000,000 shares; issued and outstanding 13,411,588 at both September 30, 2009 and December 31, 2008	134	134
Class C Common—$0.01 par value, authorized 5,000,000 shares; no shares issued and outstanding at both September 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	399,711	398,586
Accumulated deficit	(577,607)	(564,026)

Total stockholders’ deficit	(177,612)	(165,156)

Total liabilities and stockholders’ deficit	$628,055	$626,587

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net revenue	$60,399	$70,275	$178,019	$204,605

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	18,726	19,410	56,867	58,189
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	21,628	22,915	66,280	65,639
Restructure charge	—	—	670	—
Non-cash contract termination fees	—	—	191	7,167
Impairment of goodwill and intangible assets	16,164	48,537	16,164	48,537
Amortization of broadcast rights	8,770	5,252	19,495	15,393
Amortization of intangible assets	5,936	6,345	17,772	19,100
Depreciation	5,413	5,229	16,003	15,650
Gain on asset exchange	(2,612)	(487)	(6,710)	(4,079)
Loss (gain) on asset disposal, net	7	(127)	(2,813)	(297)

Total operating expenses	74,032	107,074	183,919	225,299

Loss from operations	(13,633)	(36,799)	(5,900)	(20,694)
Interest expense, including amortization of debt financing costs	(8,668)	(11,606)	(27,433)	(36,401)
Gain on extinguishment of debt	—	—	18,567	—
Interest and other income	5	74	50	626

Loss before income taxes	(22,296)	(48,331)	(14,716)	(56,469)
Income tax benefit (expense)	3,905	3,003	1,135	(310)

Net loss	$(18,391)	$(45,328)	$(13,581)	$(56,779)

Net loss per common share:
Basic and diluted	$(0.65)	$(1.59)	$(0.48)	$(2.00)
Weighted average number of common shares outstanding:
Basic and diluted	28,426	28,425	28,426	28,422

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Nine Months Ended September 30, 2009

(in thousands, except share information)

	Common Stock						Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B		Class C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2009 (Note 2)	15,013,839	$150	13,411,588	$134	—	$—	$398,586	$(564,026)	$(165,156)
Stock-based compensation expense	—	—	—	—	—	—	1,112	—	1,112
Issuance of common shares related to exercise of stock options	5,000	—	—	—	—	—	13	—	13
Net loss	—	—	—	—	—	—	—	(13,581)	(13,581)

Balance at September 30, 2009 (unaudited)	15,018,839	$150	13,411,588	$134	—	$—	$399,711	$(577,607)	$(177,612)

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net loss	$(13,581)	$(56,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(1,467)	(105)
Provision for bad debts	783	410
Depreciation of property and equipment	16,003	15,650
Amortization of intangible assets	17,772	19,100
Amortization of debt financing costs	759	804
Amortization of broadcast rights, excluding barter	10,578	6,701
Payments for broadcast rights	(6,811)	(6,128)
Payment-in-kind interest on debt	3,816	1,050
Gain on asset exchange	(6,710)	(4,079)
Gain on asset disposal, net	(2,813)	(297)
Gain on extinguishment of debt	(18,567)	—
Deferred gain recognition	(327)	(328)
Amortization of debt discount	4,728	3,810
Amortization of deferred representation fee incentive	(457)	(358)
Impairment of goodwill and intangible assets	16,164	48,537
Stock-based compensation expense	1,112	1,828
Non-cash contract termination fee	191	7,167
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,602)	277
Prepaid expenses and other current assets	(963)	501
Taxes receivable	—	351
Other noncurrent assets	250	(727)
Accounts payable and accrued expenses	(1,775)	532
Taxes payable	(189)	(112)
Interest payable	(4,316)	1,028
Deferred revenue	(2,081)	1,549
Other noncurrent liabilities	337	344

Net cash provided by operating activities	9,834	40,726

Cash flows from investing activities:
Additions to property and equipment	(14,347)	(18,119)
Proceeds from sale of assets	97	—
Acquisition of broadcast properties and related transaction costs	(20,756)	(7,923)
Proceeds from insurance on casualty loss	4,900	494

Net cash used for investing activities	(30,106)	(25,548)

Cash flows from financing activities:
Repayment of long-term debt	(154,896)	(104,794)
Proceeds from revolver draws	54,000	50,000
Issuance of senior subordinated PIK notes in debt exchange	142,321	—
Consideration paid to bond holders for debt exchange	(17,677)	—
Proceeds from senior subordinated PIK notes	—	35,000
Proceeds from issuance of common shares related to exercise of stock options	13	38

Net cash provided by (used for) financing activities	23,761	(19,756)

Net increase (decrease) in cash and cash equivalents	3,489	(4,578)
Cash and cash equivalents at beginning of period	15,834	16,226

Cash and cash equivalents at end of period	$19,323	$11,648

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$22,228	$29,440

Income taxes, net	$523	$178

Non-cash investing activities:
Purchase of software	$—	$4,976

Acquisition of equipment in accounts payable	$1,257	$1,975

The accompanying notes are an integral part of these condensed consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Business Operations

As of September 30, 2009, Nexstar Broadcasting Group, Inc. (“Nexstar”) owned, operated, programmed or provided sales and other services to 63 television stations (inclusive of the digital multi-channels), which includes affiliates of NBC, ABC, CBS, Fox, MyNetworkTV and The CW in markets located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas, Louisiana, Arkansas, Alabama, Utah, Massachusetts, Florida, Montana, Rhode Island and Maryland. Through various local service agreements, Nexstar provided sales, programming and other services to stations owned and/or operated by independent third parties. Nexstar operates in one reportable television broadcasting segment. The economic characteristics, services, production process, customer type and distribution methods for Nexstar’s operations are substantially similar and are therefore aggregated as a single reportable segment.

Nexstar is highly leveraged, which makes it vulnerable to changes in general economic conditions. Nexstar’s ability to repay or refinance its debt will depend on, among other things, financial, business, market, competitive and other conditions, many of which are beyond Nexstar’s control.

Disruptions in the capital and credit markets, as have been experienced during 2008 and 2009, could adversely affect our ability to draw on our bank revolving credit facilities. Our access to funds under the revolving credit facilities is dependent on the ability of the banks that are parties to the facilities to meet their funding commitments. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

Liquidity and Management Plans

Our senior credit facility agreement contains covenants which require us to comply with certain financial ratios, including: (a) maximum total and senior leverage ratios, (b) a minimum interest coverage ratio, and (c) a minimum fixed charge coverage ratio. The covenants, which are calculated on a quarterly basis, include the combined results of Nexstar Broadcasting and Mission Broadcasting, Inc. (“Mission”). Mission’s senior credit facility agreement does not contain financial covenant ratio requirements; however it does include an event of default if Nexstar does not comply with all covenants contained in its credit agreement. The senior subordinated notes and senior discount notes contain restrictive covenants customary for borrowing arrangements of this type. As of September 30, 2009, we were in compliance with all indentures governing the publicly-held notes. As of September 30, 2009, we were not in compliance with all covenants contained in the credit agreements governing our senior credit facility. On October 8, 2009, we amended our credit facility to modify certain covenants. See Note 9 for a more complete discussion of the credit facility amendment. The October 8, 2009 debt amendment contained a limited waiver for the leverage ratios which cured the violation as of September 30, 2009.

On March 30, 2009, we closed an offer to exchange $143,600,000 of the 7% senior subordinated notes due 2014 in exchange for $142,320,761 7% senior subordinated PIK Notes due 2014 (the “PIK Notes”). Based on the financial covenants in the senior credit facility, the PIK Notes are not included in the debt amount used to calculate the total leverage ratio until January 2011. In addition to the debt exchange, we have undertaken certain actions as part of our efforts to ensure we will be in compliance with our debt covenants including 1) the elimination of corporate bonuses for 2008 and 2009, 2) the consolidation of various back office processes in certain markets, 3) the execution of a management services agreement whereby Nexstar operates seven stations in exchange for a service fee, 4) the consummation of purchase agreements on March 12, 2009 and May 1, 2009 to acquire all the assets of KARZ and WCWJ, respectively, 5) the October 8, 2009 amendment to the senior credit facility, which modified certain covenants and 6) obtaining the limited waiver of the leverage ratios as of September 30, 2009, in conjunction with the credit amendment.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Debt Covenants

We believe the consummation of the exchange offer along with the debt amendment and other actions described above, will allow us to maintain compliance with all covenants contained in the credit agreements governing our senior secured facility and the indentures governing our publicly held notes for a period of at least the next twelve months from September 30, 2009. However, no assurance can be provided that our actions will be successful or that further adverse events outside of our control may arise that would result in our inability to comply with the debt covenants. In such event, we would consider a range of transactions or strategies to address any such situation. For example, we might decide to divest non-core assets, refinance our existing debt or obtain additional equity financing. There is no assurance that any such transactions, or any other transactions, or strategies we might consider, could be consummated on terms satisfactory to us or at all.

2. Summary of Significant Accounting Policies

Interim Financial Statements

The condensed consolidated financial statements as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008 are unaudited. However, in the opinion of management, such financial statements include all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of the financial information included herein in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Results of operations for interim periods are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in Nexstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

Basis of Presentation

Certain prior year amounts have been reclassified to conform to the current year presentation. See Note 18 for reclassified amounts.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Nexstar and its subsidiaries. Also included in the financial statements are the accounts of independently-owned Mission Broadcasting, Inc. (“Mission”) (Nexstar and Mission are collectively referred to as the “Company”) and may include certain other entities where it is determined that the Company is the primary beneficiary of a variable interest entity (“VIE”).

All intercompany account balances and transactions have been eliminated in consolidation.

Mission

Mission is included in these condensed consolidated financial statements because Nexstar is deemed to have a controlling financial interest in Mission for financial reporting purposes as a result of (a) local service agreements Nexstar has with the Mission stations, (b) Nexstar’s guarantee of the obligations incurred under

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Mission’s senior credit facility and (c) purchase options (which expire on various dates between 2011 and 2018) granted by Mission’s sole shareholder which will permit Nexstar to acquire the assets and assume the liabilities of each Mission station, subject to Federal Communications Commission (“FCC”) consent. The Company expects these option agreements, if unexercised, will be renewed upon expiration. As of September 30, 2009, the assets of Mission consisted of current assets of $2.9 million (excluding broadcast rights), broadcast rights of $5.9 million, FCC licenses of $20.7 million, goodwill of $18.7 million, other intangible assets of $26.8 million, property and equipment of $29.0 million and other noncurrent assets of $0.5 million. Substantially all of Mission’s assets, except for its FCC licenses, collateralize its secured debt obligation. See Note 18 for a presentation of condensed consolidating financial information of the Company, which includes the accounts of Mission.

Nexstar has entered into local service agreements with Mission to provide sales and/or operating services to the Mission stations. The following table summarizes the various local service agreements Nexstar had in effect with Mission as of September 30, 2009:

Service Agreement	Mission Stations
TBA Only(1)	WFXP and KHMT
SSA & JSA(2)	KJTL, KJBO-LP, KOLR, KCIT, KCPN-LP, KAMC, KRBC, KSAN, WUTR, WFXW, WYOU, KODE, WTVO and KTVE

(1)	Nexstar has a time brokerage agreement (“TBA”) with each of these stations which allows Nexstar to program most of each station’s broadcast time, sell each station’s advertising time and retain the advertising revenue generated in exchange for monthly payments to Mission.
(2)	Nexstar has both a shared services agreement (“SSA”) and a joint sales agreement (“JSA”) with each of these stations. Each SSA allows the Nexstar station in the market to provide services including news production, technical maintenance and security, in exchange for Nexstar’s right to receive certain payments from Mission as described in the SSAs. Each JSA permits Nexstar to sell and retain a percentage of the net revenue from the station’s advertising time in return for monthly payments to Mission of the remaining percentage of net revenue as described in the JSAs.

Nexstar does not own Mission or Mission’s television stations; however, Nexstar is deemed to have a controlling financial interest in them under U.S. GAAP while complying with the FCC’s rules regarding ownership limits in television markets. In order for both Nexstar and Mission to comply with FCC regulations, Mission maintains complete responsibility for and control over programming, finances, personnel and operations of its stations.

Variable Interest Entities

The Company may determine that a station is a VIE as a result of local service agreements entered into with the owner-operator of stations in markets in which the Company owns and operates a station. The term local service agreements generally refers to a contract between two separately owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station, including ultimate responsibility over all programming broadcast on its station.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

VIEs in connection with local service agreements entered into with stations in markets in which the Company owns and operates a station are discussed below.

Nexstar has determined that it has variable interests in WYZZ, the Fox affiliate in Peoria, Illinois and WUHF, the Fox affiliate in Rochester, New York, each owned by a subsidiary of Sinclair Broadcasting Group, Inc. (“Sinclair”), as a result of outsourcing agreements it has entered into with Sinclair. Nexstar also has determined that it has a variable interest in WHP, the CBS affiliate in Harrisburg, Pennsylvania, which is owned by Newport Television License, LLC (“Newport Television”), as a result of Nexstar becoming successor-in-interest to a TBA entered into by a former owner of WLYH. Nexstar has evaluated its arrangements with Sinclair and Newport Television and has determined that it is not the primary beneficiary of the variable interests, and therefore, has not consolidated these stations. Nexstar made payments to Sinclair under the outsourcing agreements of $0.5 million and $0.8 million for the three months ended September 30, 2009 and 2008, respectively and $1.7 million and $2.5 million for the nine months then ended.

Under the outsourcing agreements with Sinclair, Nexstar pays for certain operating expenses of WYZZ and WUHF, and therefore may have unlimited exposure to any potential operating losses. Nexstar’s management believes that Nexstar’s minimum exposure to loss under the Sinclair outsourcing agreements consists of the fees paid to Sinclair. Additionally, Nexstar indemnifies the owners of WHP, WYZZ and WUHF from and against all liability and claims arising out of or resulting from its activities, acts or omissions in connection with the agreements. The maximum potential amount of future payments Nexstar could be required to make for such indemnification is undeterminable at this time.

Nexstar entered into a management services agreement with Four Points Media Group effective March 20, 2009. Four Points owns and operates seven individual stations in four markets. Under this agreement, Nexstar manages the stations for Four Points but does not have ultimate control over the policies or operations of the stations. In return for managing the stations, Nexstar receives a fixed annual management fee of $2.0 million per year, as well as annual incentive compensation based on incremental broadcast cash flow of the Four Points’ stations. Nexstar is also entitled to a share of the equity profits if the stations are sold while the agreement is in effect. The agreement provides for a minimum compensation of $10.0 million to Nexstar if the Four Points stations are sold during the initial three year term of the agreement. Nexstar has concluded that this agreement gives Nexstar a variable interest in Four Points. We have evaluated the business arrangement with Four Points and concluded that Nexstar is not the primary beneficiary of the variable interest and therefore, we do not consolidate Four Points’ financial results into our own. Nexstar must indemnify Four Points for any claim or liability that arises out of Nexstar’s acts or omissions related to the agreement. For this reason, the maximum exposure to loss as a result of our agreement with Four Points is not determinable.

Stock-Based Compensation

The Company accounts for Nexstar’s stock-based employee compensation plans in accordance with accounting rules, which require companies to expense the fair value of employee stock options and other forms of stock-based employee compensation in the financial statements over the period that an employee provides service in exchange for the award. Under these rules, the Company measures compensation cost related to stock options based on the grant-date fair value of the award using the Black-Scholes option-pricing model and recognizes it ratably, less estimated forfeitures, over the vesting term of the award. The Company uses the Black-Scholes option-pricing model to estimate the grant-date fair value of its employee stock options.

The Company recognized stock-based compensation expense of $0.4 million and $0.5 million for the three months ended September 30, 2009 and 2008, respectively, and $1.1 million and $1.8 million for the nine months then ended, which was included in selling, general and administrative expenses in the Company’s condensed

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

consolidated statements of operations. The Company does not currently recognize a tax benefit resulting from stock-based compensation costs expensed in the financial statements because the Company provides a valuation allowance against the deferred tax asset resulting from this type of temporary difference since it expects that it will not have sufficient future taxable income to realize such benefit. Accordingly, stock-based compensation expense has had no impact on income tax expense reported in the financial statements.

At September 30, 2009, there was approximately $3.1 million of total unrecognized compensation cost, net of estimated forfeitures, related to stock options that is expected to be recognized over a weighted-average period of 2.9 years. There were five thousand stock options exercised during the nine months ended September 30, 2009 for a total intrinsic value and cash received of $5 thousand and $13 thousand, respectively.

Broadcast Rights

Broadcast rights are stated at the lower of unamortized cost or net realizable value. When projected future net revenue associated with a program is less than the current carrying amount of the program broadcast rights, for example, due to reduced demand for that program or time period or reduced rates during economic slowdowns, the Company writes-down the unamortized cost of the broadcast rights to equal the amount of projected future net revenue. Such reductions in unamortized costs are included in amortization of broadcast rights in the consolidated statement of operations. At acquisition, the value of non-barter broadcast rights for WCWJ was $5.4 million. As a result of programming schedule changes and the reduced demand for the time periods into which the programs were moved, certain WCWJ programs incurred a write-down of $2.1 million for the three months ended September 30, 2009. The write-down across all stations for the three months and nine months ended September 30, 2009 was $2.7 million and $3.0 million, respectively, and is included in amortization of broadcast rights in the condensed consolidated statements of operations.

Income (loss) Per Share

Basic income (loss) per share is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period using the treasury stock method. Potential common shares consist of stock options and the unvested portion of restricted stock granted to employees. For the three months and nine months ended September 30, 2009 and 2008, there was no difference between basic and diluted net income (loss) per share since the effect of potential common shares were anti-dilutive, and therefore excluded from the computation of diluted net income (loss) per share.

The following table summarizes information about anti-dilutive potential common shares (not presented in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(weighted-average shares outstanding)		(weighted-average shares outstanding)
Stock options excluded as the exercise price of the options was greater than the average market price of the common stock	3,244,615	3,795,911	3,492,529	2,324,893

In-the-money stock options excluded as the Company had a net loss during the period	144,596	23,111	14,863	1,735,033

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nonmonetary Asset Exchanges

In connection with a spectrum allocation exchange ordered by the FCC associated with certain microwave link licenses that the Company holds for use by its Stations within the 1.9 GHz band, Sprint Nextel Corporation (“Nextel”) is required to replace certain existing analog equipment used by those microwave facilities with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel has provided and will provide and in turn must relinquish all of its analog equipment to Nextel. Neither party will have any continuing involvement in the equipment transferred following the exchange. We account for this arrangement as an exchange of assets in accordance with U.S. GAAP requirements for exchanges of nonmonetary assets. Each item of equipment the Company receives and has received under this arrangement is recorded at its estimated fair market value and is depreciated over its estimated useful life ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished.

Recent Accounting Pronouncements

In June 2009 the Financial Accounting Standards Board (“the FASB”) issued the FASB Accounting Standards Codification™ (“the Codification”). The Codification is the official single source of authoritative U.S. generally accepted accounting principles (“GAAP”). All existing accounting standards are superseded. All other accounting guidance not included in the Codification is considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification. The Codification is effective for our September 30, 2009 financial statements. The Codification does not change existing GAAP. The principal impact on our financial statements from the Codification adoption is limited to disclosures as all references to authoritative accounting literature are now referenced in accordance with the Codification.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of VIE’s. This amendment requires an analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity. The amendment requires an ongoing reassessment and eliminates the quantitative approach previously required for determining whether an entity is the primary beneficiary. This amendment is effective for our fiscal year beginning January 1, 2010. We are currently evaluating the impact of adopting this amendment on our consolidated financial statements.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for transfers of financial assets. This amendment removes the concept of a qualifying special-purpose entity. This amendment also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The amendment is effective for our fiscal year beginning January 1, 2010. We are currently evaluating the impact of adopting this amendment on our consolidated financial statements.

In May 2009, the FASB issued a general standard of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This standard became effective for our second quarter ended June 30, 2009. For the third quarter 2009, we have evaluated subsequent events through November 12, 2009, which is the date the financial statements were issued.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In April 2009, the FASB issued a new accounting and disclosure requirement, which increases the frequency of fair value disclosures from an annual to a quarterly basis. The guidance relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet at fair value. The new authoritative guidance is effective for interim and annual periods ending after June 15, 2009. We adopted this guidance in the second quarter of 2009, and it did not impact our financial position or results of operations. It did, however, result in additional disclosures related to the fair value of our debt. See Note 9 of these financial statements.

In April 2009, the FASB issued guidance for estimating fair values when there is no active market or where the price inputs being used represent distressed sales and identifying circumstances that indicate a transaction is not orderly. This guidance is effective for interim and annual reporting periods ending after June 15, 2009. We adopted this guidance in the second quarter of 2009, and it did not have any effect on the Company’s financial position or results of operations.

In April 2008, the FASB issued guidance related to the determination of the useful life of intangible assets. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under the accounting and disclosure requirements related to goodwill and other intangible assets. This new guidance also provides additional disclosure requirements related to recognized intangible assets. We adopted this guidance in January 2009 and it did not have a material impact on our financial position or results of operations.

In January 2008, we adopted the FASB’s accounting and disclosure requirements related to fair value measurements as they pertain to financial assets and liabilities. The adoption did not have a material impact on our financial position or results of operations. These new requirements established a framework for measuring fair value, and enhanced the disclosures for fair value measurements. This authoritative guidance applies when other accounting pronouncements require or permit fair value measurements, but it does not require new fair value measurements. In February 2008, the FASB issued a one-year deferral for the application of this standard as it pertains to non-financial assets and liabilities. We adopted this standard for non-financial assets and liabilities in the first quarter of 2009. There were no material effects on our financial statements upon adoption of this new accounting pronouncement; however, this pronouncement could have a material impact in future periods.

In December 2007, the FASB issued authoritative guidance related to business combinations, as well as guidance for the accounting and reporting of noncontrolling interests in consolidated financial statements. These new standards significantly change the accounting for and reporting of business combination transactions and noncontrolling (minority) interests in consolidated financial statements. We adopted these standards on January 1, 2009. The impact of adopting the standard related to business combinations will be primarily limited to business combinations occurring on or after January 1, 2009. Adoption of the guidance related to noncontrolling interests in consolidated financial statements had no impact on our financial position or results of operations.

3. Fair Value Measurements

The Company adopted authoritative guidance effective January 1, 2008 for financial assets and financial liabilities measured on a recurring basis and January 1, 2009 for non-financial assets and non-financial liabilities. This guidance applies to all financial and non-financial assets and financial and non-financial liabilities that are being measured and reported on a fair value basis. There was no impact, upon adoption, to the consolidated financial statements as it relates to financial and non-financial assets and financial and non-financial liabilities.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

This guidance requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. Fair value measurement must be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The Company invests in short-term interest bearing obligations with original maturities less than 90 days, primarily money market funds. We do not enter into investments for trading or speculative purposes. As of September 30, 2009 and December 31, 2008, there were no investments in marketable securities.

As of September 30, 2009 and December 31, 2008, the Company had $10.9 million and $12.0 million, respectively invested in a money market investment. These investments are required to be measured at fair value on a recurring basis. The Company has determined that the money market investment is defined as Level 1 in the fair value hierarchy. As of September 30, 2009 and December 31, 2008, the fair value of the money market investment was an asset of $10.9 million and $12.0 million, respectively.

4. Pending Transaction with Mission

On April 11, 2006, Nexstar and Mission filed an application with the FCC for consent to assignment of the license of KFTA Channel 24 (Ft. Smith, Arkansas) from Nexstar to Mission. Consideration for this transaction is set at $5.6 million. On August 28, 2006, Nexstar and Mission entered into a local service agreement whereby (a) Mission pays Nexstar $5 thousand per month for the right to broadcast Fox programming on KFTA during the Fox network programming time periods and (b) Nexstar pays Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. Also in 2006, Mission entered into an affiliation agreement with the Fox network which provides Fox programming to KFTA. The local service agreement between Nexstar and Mission will terminate upon assignment of KFTA’s FCC license from Nexstar to Mission. Upon completing the assignment of KFTA’s license, Mission plans to enter into a JSA and SSA with Nexstar-owned KNWA in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas, whereby KNWA will provide local news, sales and other non-programming services to KFTA. Nexstar’s KNWA, licensed to Rogers, Arkansas, has renewed its affiliation agreement for KNWA to continue as the NBC affiliate in Ft. Smith-Fayetteville-Springdale-Rogers, Arkansas through 2014. In March 2008, the FCC granted the application to assign the license for KFTA from Nexstar to Mission. The grant contained conditions which Nexstar is currently appealing.

5. Acquisitions

On January 28, 2009, Nexstar entered into an agreement to acquire the assets of WCWJ, the CW affiliate serving the Jacksonville, Florida market, for $18.0 million (base) subject to working capital adjustments. Nexstar viewed this acquisition as an opportunity to leverage our management expertise and increase profitability of the station by overlaying our existing retransmission compensation contracts and incorporating our cost reduction strategies. The transaction closed on May 1, 2009. Cash available on hand was used to make a $1.0 million down payment in February 2009 and the remaining $16.2 million was paid upon closing. Transaction costs such as legal, accounting, valuation and other professional services of $0.3 million were expensed as incurred.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Accounts receivable	1,310
Current portion of broadcast rights	2,078
Prepaids and other current assets	28
Property and equipment	4,172
Long-term portion of broadcast rights	3,371
FCC license	8,561
Goodwill	96
Other intangible assets	70

Total assets acquired	19,686
Less: current portion of broadcast rights payable	808
Less: accounts payable	177
Less: accrued expenses	50
Less: long-term portion of broadcast rights payable	1,495

Net assets acquired	$17,156

Goodwill of $0.1 million is expected to be deductible for tax purposes. The fair value assigned to goodwill is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs.

WCWJ’s revenue of $2.4 million and net loss of $1.6 million for the period July 1, 2009 to September 30, 2009 and revenue of $4.0 million and net loss of $1.6 million for the period May 1, 2009 to September 30, 2009 have been included in the accompanying condensed consolidated statement of operations for the three months and nine months ended September 30, 2009.

On October 6, 2008, Nexstar entered into a purchase agreement to acquire substantially all of the assets of KARZ (formerly KWBF), the MyNetworkTV affiliate serving the Little Rock, Arkansas market for $4.0 million. The acquisition gives Nexstar an opportunity to further utilize existing retransmission compensation contracts and also to achieve duopoly synergies within the KARZ market. In accordance with the purchase agreement, Nexstar made a down payment of $0.4 million in 2008. This acquisition closed on March 12, 2009 and the remaining $3.6 million was paid from available cash on hand. Transaction costs such as legal, accounting, valuation and other professional services of $0.1 million were expensed as incurred.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Current portion of broadcast rights	263
Property and equipment	878
Long-term portion of broadcast rights	379
FCC license	2,673
Goodwill	335

Total assets acquired	4,528
Less: current portion of broadcast rights payable	262
Less: long-term portion of broadcast rights payable	266

Net assets acquired	$4,000

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill of $0.3 million is expected to be deductible for tax purposes. The fair value assigned to goodwill is attributable to the synergies achieved by adding KARZ to our pre-existing station in the Little Rock market, KARK.

KARZ’s revenue of $0.4 million and net income of $0.3 million for the period July 1, 2009 to September 30, 2009 and revenue of $1.1 million and net income of $1.0 million for the period February 1, 2009 to September 30, 2009 (post TBA) have been included in the accompanying condensed consolidated statement of operations for the three months and nine months ended September 30, 2009.

Unaudited Pro Forma Information

The following unaudited pro forma information has been presented as if the acquisition of WCWJ and KARZ had occurred on January 1, 2008:

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(in thousands)		(in thousands)
Net revenue	$60,399	$72,763	$180,859	$213,043
Income (loss) before income taxes	(22,296)	(50,078)	(14,690)	(57,978)
Net income (loss)	(18,391)	(47,075)	(13,555)	(58,288)

The above selected unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company owned the acquired stations during the specified period.

6. Intangible Assets and Goodwill

Intangible assets subject to amortization consisted of the following:

	Estimated useful life	Gross	September 30, 2009 Accumulated Amortization	Net	Gross	December 31, 2008 Accumulated Amortization	Net

	(years)		(in thousands)			(in thousands)
Network affiliation agreements	15	$344,662	$(216,239)	$128,423	$344,662	$(199,159)	$145,503
Other definite-lived intangible assets	1-15	13,455	(9,729)	3,726	13,385	(9,037)	4,348

Total intangible assets subject to amortization		$358,117	$(225,968)	$132,149	$358,047	$(208,196)	$149,851

We recorded an impairment charge of $16.2 million during the third quarter of 2009 that included an impairment to the carrying values of FCC licenses of $8.8 million, related to 19 of our stations and an impairment to the carrying values of goodwill of $7.4 million, related to four reporting units consisting of five of our television stations. As required by the authoritative guidance for goodwill and other intangible assets, we tested our FCC licenses and goodwill for impairment at September 30, 2009, between the required annual tests, because we believed events had occurred and circumstances changed that would more likely than not reduce the fair value of our reporting units below their carrying amounts and that our FCC licenses might be impaired. These events and circumstances include the overall economic recession and a continued decline in demand for advertising at several of our stations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The impairment test for FCC licenses consists of a station-by-station comparison of the carrying amount of FCC licenses with their fair value, using a discounted cash flow analysis.

The impairment test for goodwill utilizes a two-step fair value approach. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the combined stations in a market (“reporting unit”) to its carrying amount. The fair value of a reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit’s fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

Determining the fair value of our reporting units requires our management to make a number of judgments about assumptions and estimates that are highly subjective and that are based on unobservable inputs. The actual results may differ from these assumptions and estimates; it is possible that such differences could have a material impact on our financial statements. In addition to the various inputs (i.e. market growth, operating profit margins, discount rates) that we use to calculate the fair value of our FCC licenses and reporting units, we evaluate the reasonableness of our assumptions by comparing the total fair value of all our reporting units to our total market capitalization; and by comparing the fair value of our reporting units or television stations, and FCC licenses to recent television station sale transactions.

We used an income approach to test our FCC licenses for impairments as of September 30, 2009 with the following assumptions: (a) a discount rate of 10.5%; (b) market growth rates ranging from 0.0% to 8.5%; and (c) operating profit margins ranging from 11.5% to 33.7%.

We used the income approach to test goodwill for impairments as of September 30, 2009 with the following assumptions: (a) a discount rate of 10.5%; (b) market growth rates ranging from 0.0% to 8.5%; and (c) operating profit margins ranging from 20.0% to 42.8%. These assumptions are based on: (a) the actual historical performance of our stations; (b) management’s estimates of future performance of our stations; and (c) the same market growth assumptions used in the calculation of the fair value of our FCC licenses.

As previously noted, we are required by authoritative guidance to test our indefinite-lived intangible assets on an annual basis or whenever events or changes in circumstances indicate that these assets might be impaired. As a result, future economic trends could require us to record further impairments in future periods.

Total amortization expense from definite-lived intangibles was $5.9 million and $6.3 million for the three months ended September 30, 2009 and 2008, respectively and $17.8 million and $19.1 million for the nine months then ended. The Company’s estimate of amortization expense for definite-lived intangible assets as of September 30, 2009 is approximately $23.7 million for each year for the years 2009 and 2010; $23.3 million for 2011; $23.0 million for 2012; and $17.4 million for 2013.

The aggregate carrying value of indefinite-lived intangible assets, consisting of FCC licenses and goodwill, was $236.5 million and $240.7 million at September 30, 2009 and December 31, 2008, respectively. The Company expenses as incurred, any costs to renew or extend its FCC licenses.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the carrying amount of goodwill for the nine months and year ended September 30, 2009 and December 31, 2008, respectively, are as follows:

	2009	2008
	(in thousands)
Goodwill	$154,488	$151,686
Accumulated impairment losses	(38,856)	—

Balance as of January 1	$115,632	$151,686

Acquisitions	431	2,802
Impairment	(7,360)	(38,856)
Reclassification of asset	356	—
Goodwill	$155,275	$154,488
Accumulated impairment losses	(46,216)	(38,856)

Balance as of September 30, 2009 and December 31, 2008, respectively	$109,059	$115,632

The changes in the carrying amount of FCC licenses for the nine months and year ended September 30, 2009 and December 31, 2008, respectively are as follows:

	2009	2008
	(in thousands)
FCC licenses	$166,455	$163,795
Accumulated impairment losses	(41,398)	—

Balance as of January 1	$125,057	$163,795

Acquisitions	11,234	2,660
Impairment	(8,804)	(41,398)
FCC licenses	$177,689	$166,455
Accumulated impairment losses	(50,202)	(41,398)

Balance as of September 30, 2009 and December 31, 2008, respectively	$127,487	$125,057

During 2009, the consummation of the acquisitions of KARZ and WCWJ increased goodwill and FCC licenses by $0.4 million and $11.2 million, respectively. During the nine months ended September 30, 2009 the Company reclassified certain amounts that totaled $0.4 million representing goodwill that was improperly classified as property and equipment when recording the fair value of KTVE assets, which were acquired in 2008.

The fair value measurements of our goodwill and FCC licenses are as follows using the three-level fair value hierarchy established by authoritative accounting guidance as of September 30, 2009:

	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
			(in thousands)
Goodwill			$109,059
FCC licenses			$127,487

Determining the fair value of our television stations requires our management to make a number of judgments about assumptions and estimates that are highly subjective and that are based on unobservable inputs or assumptions. The actual results may differ from these assumptions and estimates; and it is possible that such differences could have a material impact on our financial statements.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Restructure Charge

In February 2009, Nexstar began regionalizing certain accounting and traffic functions. As a result, approximately 93 employees were notified they would be terminated at various points in time through the end of May 2009. These employees were offered termination benefits that aggregated to $0.7 million. To receive any of the termination payments, the employees had to remain employed through their respective termination dates, as specified in the termination agreement. The Company recognized these costs ratably over the period of time between the notice of termination and the termination date. The liability, which has been paid in full, was recorded in accrued expenses on the Company’s balance sheet.

8. Accrued Expenses

Accrued expenses consisted of the following:

	September 30, 2009	December 31, 2008
	(in thousands)
Compensation and related taxes	$4,425	$3,102
Sales commissions	1,559	1,550
Employee benefits	946	947
Property taxes	907	444
Other accruals related to operating expenses	5,371	6,441

	$13,208	$12,484

9. Debt

Long-term debt consisted of the following:

	September 30, 2009	December 31, 2008
	(in thousands)
Term loans	$322,560	$325,174
Revolving credit facilities	85,000	31,000
7% senior subordinated notes due 2014, net of discount of $978 and $1,708	46,932	190,778
7% senior subordinated PIK notes due 2014, net of discount of $12,712	129,965	—
11.375% senior discount notes due 2013	49,981	77,820
Senior subordinated PIK notes due 2014, net of discount of $104 and $416	41,117	37,345

	675,555	662,117
Less: current portion	(3,485)	(3,485)

	$672,070	$658,632

On October 8, 2009, Nexstar amended its senior credit facility to modify certain terms of the underlying credit agreement. The modifications included, but are not limited to, changes to financial covenants, including the Consolidated Total Leverage Ratio and Consolidated Senior Leverage Ratio, a general tightening of the exceptions to the negative covenants (principally by means of reducing the types and amounts of permitted transactions) and an increase to the interest rates and fees payable with respect to the borrowings under the amended credit agreement.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Amended Nexstar Credit Agreement revises the calculation of leverage ratios to exclude the netting of cash and cash equivalents against total debt.

On an annual basis following the delivery of Nexstar’s Broadcasting, Inc.’s year end financial statements, the Amended Nexstar Credit Agreement requires mandatory prepayments of principal, as well as a permanent reduction in revolving credit commitments, subject to a computation of excess cash flow for the preceding fiscal year. The amended agreement also places additional restrictions on the use of proceeds from asset sales, equity issuances, or debt issuances (with the result that such proceeds, subject to certain exceptions, be used for mandatory prepayments of principal and permanent reductions in revolving credit commitments), and includes an anti-cash hoarding provision which requires that the Company utilize unrestricted cash and cash equivalent balances in excess of $15.0 million to repay principal amounts outstanding, but not permanently reduce capacity, under the revolving credit facility.

The Amended Nexstar Credit Agreement also revised the interest rate provisions. As amended, borrowings under the Facility may bear interest at either (i) a Eurodollar Rate, which has been amended to include an interest rate floor equal to 1% or (ii) a Base Rate, which, as amended, is defined as the greater of (1) the sum of 1/2 of 1% plus the Federal Funds Rate, (2) Bank of America, N.A.’s prime rate and (3) the sum of (x) 1% plus (y) the Eurodollar Rate. The definition of applicable margin was changed to eliminate the pricing grid and replace it with a fixed rate. As amended, the applicable margin for Eurodollar loans is a rate per annum equal to 4% and the applicable margin for Base Rate loans is a rate per annum equal to 3%.

On October 8, 2009, Mission also amended its credit facility and made changes to its credit agreement that generally mirror the changes made to the Nexstar credit agreement.

The Amended Nexstar Credit Agreement expanded certain cross-default provisions such that the breach of certain warranties, representations or covenants under the Amended Mission Credit Agreement now constitute an event of default under the Amended Nexstar Credit Agreement.

In conjunction with the amendment to our credit agreement, $0.6 million related to professional fees were recognized as administrative expense as incurred.

The Nexstar Senior Credit Facility

The Nexstar senior credit facility (the “Nexstar Facility”) consists of a Term Loan B and a $82.5 million revolving loan. As of September 30, 2009 and December 31, 2008, Nexstar had $156.8 million and $158.1 million, respectively, outstanding under its Term Loan B and $78.0 million and $24.0 million, respectively, outstanding under its revolving loan.

The Term Loan B, which matures in October 2012, is payable in consecutive quarterly installments amortized at 0.25% quarterly, with the remaining 93.25% due at maturity. During the nine months ended September 30, 2009, repayments of Nexstar’s Term Loan B totaled $1.3 million, all of which were scheduled maturities. The revolving loan is not subject to incremental reduction and matures in April 2012. During the nine months ended September 30, 2009, borrowings from Nexstar’s revolving loan totaled $54.0 million.

The total weighted-average interest rate of the Nexstar Facility was 2.16% and 3.35% at September 30, 2009 and December 31, 2008, respectively. Interest is payable periodically based on the type of interest rate selected. Additionally, Nexstar is required to pay quarterly commitment fees on the unused portion of its revolving loan commitment. Effective with the debt amendment, the commitment fee is 0.75%.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Mission Senior Credit Facility

The Mission senior credit facility (the “Mission Facility”) consists of a Term Loan B and a $15.0 million revolving loan. As of September 30, 2009 and December 31, 2008, Mission had $165.8 million and $167.1 million, respectively, outstanding under its Term Loan B and $7.0 million of borrowings were outstanding under its revolving loan.

Terms of the Mission Facility, including repayment, maturity and interest rates, are the same as the terms of the Nexstar Facility described above. During the nine months ended September 30, 2009, repayments of Mission’s Term Loan B totaled $1.3 million, all of which were scheduled maturities. The total weighted average interest rate of the Mission Facility was 2.02% and 3.19% at September 30, 2009 and December 31, 2008, respectively.

Unused Commitments and Borrowing Availability

Nexstar and Mission had $12.5 million of total unused revolving loan commitments under their respective credit facilities, $0 of which was available for borrowing, based on the covenant calculations as of September 30, 2009.

Exchange of Senior Subordinated Notes for Senior Subordinated Payment-in-kind (“PIK”) Notes

On February 27, 2009, Nexstar Broadcasting, an indirect subsidiary of Nexstar, announced the commencement of an offer to exchange up to $143,600,000 aggregate principal amount of its outstanding $191,510,000 in aggregate principal amount of 7% senior subordinated notes due 2014 (the “Old Notes”) in exchange for (i) up to $142,320,761 in aggregate principal amount of Nexstar Broadcasting’s 7% senior subordinated PIK Notes due 2014 (the “New Notes”), to be guaranteed by each of the existing guarantors to the Old Notes and (ii) cash. The total exchange price received by tendering holders of the Old Notes in the exchange offer included an early participation payment of $30.00 per $1,000 principal amount of Old Notes payable only to holders who tendered their Old Notes at or before March 10, 2009, which is in addition to the $93.10 per $1,000 principal amount of Old Notes payable to all holders who validly tendered their Old Notes on March 26, 2009. The exchange closed on March 30, 2009. The New Notes mature on January 15, 2014, unless earlier redeemed or repurchased. The New Notes are general unsecured senior subordinated obligations subordinated to all of Nexstar Broadcasting’s senior debt. Nexstar Broadcasting will pay interest on the New Notes on January 15 and July 15 of each year, commencing on July 15, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. However, prior to January 15, 2011, the interest on the New Notes will not be cash interest. From the date of issuance through January 15, 2011, Nexstar Broadcasting will pay interest on the New Notes entirely by issuing additional New Notes (the “PIK Interest”). PIK Interest will accrue on the New Notes at a rate per annum equal to 0.5%, calculated on a semi-annual bond equivalent basis. From and after January 15, 2011, all New Notes (including those received as PIK Interest) will accrue interest in cash at a rate of 7% per annum, which interest will be payable semi-annually in cash on each January 15 and July 15, commencing on July 15, 2011. As a result of the exchange offer and the subsequently accrued PIK interest, Nexstar now has approximately $142.7 million in aggregate principal of New Notes outstanding and approximately $47.9 million in aggregate principal amount of Old Notes outstanding. Total cash consideration paid to tendering bondholders was $17.7 million. The exchange transaction was accounted for as a modification of existing debt. The Company incurred $2.9 million in fees related to the transaction, including banking fees, legal fees and accounting fees, which were charged to selling, general and administrative expenses.

7% Senior Subordinated Notes

On January 15, 2009, Nexstar purchased approximately $1.0 million of its outstanding 7% senior subordinated notes for $0.4 million, plus accrued interest of $1 thousand.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11.375% Senior Discount Notes

On various dates throughout January and February 2009, Nexstar purchased some of the outstanding 11.375% senior discount notes issued by Nexstar Finance Holdings, Inc. with a total face value of $27.8 million for $9.6 million, plus accrued interest of $1.0 million. These transactions resulted in total gains of $18.0 million.

Debt Covenants

The Nexstar Facility contains covenants which require the Company to comply with certain financial covenant ratios, including (1) a maximum total combined leverage ratio of Nexstar Broadcasting and Mission of 6.75 times the last twelve months operating cash flow (as defined in the credit agreement) at September 30, 2009, (2) a maximum combined senior leverage ratio of Nexstar Broadcasting and Mission of 5.50 times the last twelve months operating cash flow at September 30, 2009, (3) a minimum combined interest coverage ratio of 1.50 to 1.00, and (4) a fixed charge coverage ratio of 1.15 to 1.00. The covenants, which are formally calculated on a quarterly basis, are based on the combined results of Nexstar Broadcasting and Mission. Mission’s bank credit facility agreement does not contain financial covenant ratio requirements, but does provide for default in the event Nexstar does not comply with all covenants contained in its credit agreement. As of September 30, 2009, we were in compliance with all indentures governing the publicly-held notes. As of September 30, 2009, we were not in compliance with all covenants contained in the credit agreement governing our senior credit facility. On October 8, 2009, we amended our credit facility to modify certain covenants. The October 8, 2009 debt amendment contained a limited waiver for the leverage ratios which cured the violation as of September 30, 2009.

Collateralization and Guarantees of Debt

The bank credit facilities described above are collateralized by a security interest in substantially all the combined assets, excluding FCC licenses, of Nexstar and Mission. Nexstar and its subsidiaries guarantee full payment of all obligations incurred under the Mission Facility in the event of Mission’s default. Similarly, Mission is a guarantor of the Nexstar Facility and the senior subordinated notes issued by Nexstar Broadcasting.

In consideration of Nexstar’s guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted Nexstar a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent. These option agreements (which expire on various dates between 2011 and 2018) are freely exercisable or assignable by Nexstar without consent or approval by the sole shareholder of Mission. The Company expects these option agreements, if unexercised, will be renewed upon expiration.

Fair Value of Debt

The aggregate carrying amounts and estimated fair value of Nexstar and Mission’s debt were as follows:

	September 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Term loans(1)	$322,560	$296,620	$325,174	$293,388
Revolving credit facilities(1)	$85,000	$78,645	$31,000	$27,829
7% senior subordinated notes(2)	$46,932	$21,650	$190,778	$78,219
7% senior subordinated PIK notes(3)	$129,965	$84,477	$—	$—
Senior discount notes(2)	$49,981	$20,897	$77,820	$26,264
Senior subordinated PIK notes(3)	$41,117	$19,788	$37,345	$16,805

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	The fair value of bank credit facilities is computed based on recently amended borrowing rates for Nexstar and Mission for bank loans with similar terms and average maturities.
(2)	The fair value of Nexstar’s 7% senior subordinated notes and 11.375% senior discount notes is estimated based on actual trade prices reported to the National Association of Securities Dealers, Inc.
(3)	The fair value of Nexstar’s 7% senior subordinated PIK notes and private placement senior subordinated PIK notes is estimated based on pricing obtained from significant holders of the notes.

10. Contract Termination

On March 31, 2008, Nexstar signed a ten year agreement for national sales representation with two units of Katz Television Group, a subsidiary of Katz Media Group (“Katz”), transferring 24 stations in 14 of its markets from Petry Television Inc. (“Petry”) and Blair Television Inc. (“Blair”). Nexstar, Blair, Petry and Katz entered into a termination and mutual release agreement under which Blair agreed to release Nexstar from its future contractual obligations in exchange for payments totaling $8.0 million. The payments will be paid by Katz on behalf of Nexstar as an inducement for Nexstar to enter into the new long-term contract with Katz. Nexstar recognized a $7.2 million charge associated with terminating the contracts, which is reflected as a non-cash contract termination fees in the accompanying condensed consolidated statement of operations. The $7.2 million charge was calculated as the present value of the future payments to be made by Katz. The liability established as a result of the termination represents an incentive received from Katz that will be accounted for as a termination obligation, and will be recognized as a non-cash reduction to operating expenses over the term of the agreement with Katz. Effective May 1, 2009 we signed another agreement to transfer the remaining Nexstar stations to Katz and its related companies. Moving these contracts resulted in Nexstar cancelling multiple contracts with Blair. As a result, Blair has sued the Company for additional termination fees. Katz has indemnified the Company for all expenses related to the settlement and defense of this lawsuit. Termination of these contracts resulted in a non-cash contract termination fee of $191 thousand. The associated termination incentive will be recognized as a reduction in operating expenses over the ten year contract term. As of September 30, 2009, the current portion of these deferred amounts of approximately $0.7 million was included in other current liabilities and the long-term portion in the amount of approximately $5.7 million was included in deferred representation fee incentive in the accompanying condensed balance sheet. The Company recognized $0.2 million and $0.5 million of these incentives as a reduction of selling, general and administrative expense for the three months and nine months ended September 30, 2009, respectively. For the three months and nine months ended September 30, 2008, the Company recognized $0.2 million and $0.4 million, respectively of these incentives.

11. Other Non-Current Liabilities

Other non-current liabilities consist of the following:

	September 30, 2009	December 31, 2008
	(in thousands)
Deferred rent	$7,573	$7,222
Software agreement obligation	4,021	4,281
Other	2,018	1,772

	$13,612	$13,275

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12. Stock-Based Compensation Plans

Nexstar’s employee compensation plans (the “Equity Plans”) provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards to directors, employees of Nexstar or consultants. A maximum of 4,500,000 shares of Nexstar’s Class A common stock can be issued under the Equity Plans and as of September 30, 2009, a total of 608,000 shares were available for future grant. Employee stock options are granted with an exercise price at least equal to the fair market value of the underlying shares of common stock on the date of the grant, vest over five years and expire ten years from the date of grant.

13. Gain on Asset Exchange

In 2004, the FCC approved a spectrum allocation exchange between Sprint Nextel Corporation (“Nextel”) and certain public safety entities to eliminate interference being caused to public safety radio licensees by Nextel’s operations on certain frequencies. As part of this spectrum exchange, the FCC granted Nextel the right to certain spectrum within the 1.9 GHz band that is currently used by television broadcasters to carry their programming by microwave link to their studio or transmitter sites. In order to utilize this spectrum, Nextel is required to relocate spectrum used by broadcasters in the 1.9 GHz band to spectrum on different frequencies by, in part, replacing all analog equipment associated with those microwave link facilities being used by broadcasters with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel has provided and will provide and in turn must relinquish all of its analog equipment back to Nextel. This transition began on a market by market basis beginning in the second quarter of 2007. Each piece of equipment the Company receives and has received under this arrangement is recorded at its estimated fair market value and is depreciated over its estimated useful life ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished. For the three months ended September 30, 2009 and 2008, the Company recognized gains of $2.6 million and $0.5 million, respectively, and $6.7 million and $4.1 million, respectively for the nine months then ended, from the exchange of this equipment.

14. Gain on Casualty Loss

On February 2, 2009, the building in Port Arthur, Texas suffered extensive fire damage resulting in a total loss of the building. The operations previously performed in this building had been moved to Little Rock, Arkansas prior to the fire. The building was fully insured and the payout on the claim resulted in a gain of $0.8 million.

On May 8, 2009, a transmission tower at KSNF collapsed, damaging a portion of the facility and nearby property. The settlement of the claim resulted in a gain of $2.2 million, which is included in loss (gain) on asset disposal, net.

15. Income Taxes

The Company’s benefit from income taxes is primarily the result of the impairment charge which reduced the carrying value of goodwill and other indefinite-lived assets for financial reporting purposes and decreased the deferred tax liability position. The benefit is offset, in part, by a provision for income tax that is primarily comprised of deferred income taxes created by an increase in the deferred tax liabilities position during the year resulting from the amortization of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. These deferred tax liabilities do not reverse on a scheduled basis and are not used to support the realization of deferred tax assets. The Company’s deferred tax

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

assets primarily result from federal and state net operating loss carryforward (“NOL’s”). The Company’s NOL’s are available to reduce future taxable income if utilized before their expiration. The Company has provided a valuation allowance for certain deferred tax assets as it believes they may not be realized through future taxable earnings.

As of January 1, 2009, the Company had gross unrecognized tax benefits of approximately $3.7 million, which did not materially change as of September 30, 2009. If recognized, this amount would result in a favorable effect on the Company’s effective tax rate excluding the impact on the Company’s valuation allowance. As of September 30, 2009, the Company has not accrued interest on the unrecognized tax benefits as an unfavorable outcome upon examination would not result in a cash outlay but would reduce NOLs subject to a valuation allowance. The Company does not expect the amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal tax examinations for years after 2004. Additionally, any NOLs that were generated in prior years and will be utilized in the future may also be subject to examination by the Internal Revenue Service. State jurisdictions that remain subject to examination are not considered significant.

16. FCC Regulatory Matters

Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of television stations, regulate the equipment used by television stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations. The FCC’s ongoing rule making proceedings could have a significant future impact on the television industry and on the operation of the Company’s stations and the stations it provides services to. In addition, the U.S. Congress may act to amend the Communications Act in a manner that could impact the Company’s stations, the stations it provides services to and the television broadcast industry in general.

Some of the more significant FCC regulatory matters impacting the Company’s operations are discussed below.

Digital Television (“DTV”) Conversion

On June 12, 2009 all full-power television broadcasters were required to cease operating in an analog format and operate exclusively in digital (DTV) format. All of Nexstar’s and Mission’s stations have completed the transition to digital operations except for KQTV and KMID. KQTV holds a construction permit issued by the FCC to build a higher-power DTV facility by December 26, 2009, which permit may be further extended by the FCC until construction of the facility is completed. Nexstar anticipates completing construction of KQTV’s full-power DTV facility by November 15, 2009. Nexstar has completed construction of KMID’s full-power DTV facility and is working with the FCC with respect to a grant of KMID’s authorization.

DTV conversion expenditures were $8.2 million and $13.5 million, for the nine months ended September 30, 2009 and 2008, respectively. The Company will incur various capital expenditures with respect to the completion of DTV facilities for KQTV and KMID. The Company anticipates these expenditures will be funded through available cash on hand and cash generated from operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Media Ownership

In 2006, the FCC initiated a rulemaking proceeding which provides for a comprehensive review of all of its media ownership rules, as required by the Communications Act. The Commission considered rules relating to ownership of two or more TV stations in a market, ownership of local TV and radio stations by daily newspapers in the same market, cross-ownership of local TV and radio stations, and changes to how the national TV ownership limits are calculated. In February 2008, the FCC adopted modest changes to its newspaper broadcast cross-ownership rule while retaining the rest of its ownership rules then currently in effect. Multiple challenges to this proceeding were filed with the U.S. Courts of Appeal. The court proceedings remain pending. The FCC will be making a further review of its media ownership rules in 2010.

The FCC is required by statute to review its media ownership rules every four years and to eliminate those rules it finds no longer serve the “public interest, convenience and necessity”. During 2009, the FCC held a series of hearings designed to evaluate possible changes to its rules. Sometime during 2010, the FCC is expected to officially initiate the next statutorily-mandated review of its media ownership rules and request public comments thereon.

17. Commitments and Contingencies

Guarantee of Mission Debt

Nexstar and its subsidiaries guarantee full payment of all obligations incurred under Mission’s senior credit facility agreement. In the event that Mission is unable to repay amounts due under its credit facility, Nexstar will be obligated to repay such amounts. The maximum potential amount of future payments that Nexstar would be required to make under this guarantee would be generally limited to the amount of borrowings outstanding under the Mission credit facility. At September 30, 2009, Mission had $172.8 million outstanding under its senior credit facility.

Indemnification Obligations

In connection with certain agreements that the Company enters into in the normal course of its business, including local service agreements, business acquisitions and borrowing arrangements, the Company enters into contractual arrangements under which the Company agrees to indemnify the third party to such arrangement from losses, claims and damages incurred by the indemnified party for certain events as defined within the particular contract. Such indemnification obligations may not be subject to maximum loss clauses and the maximum potential amount of future payments the Company could be required to make under these indemnification arrangements may be unlimited. Historically, payments made related to these indemnifications have been immaterial and the Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements.

Litigation

From time to time, the Company is involved with claims that arise out of the normal course of its business. In the opinion of management, any resulting liability with respect to these claims would not have a material adverse effect on the Company’s financial position or results of operations.

18. Condensed Consolidating Financial Information

The following condensed consolidating financial information presents the financial position, results of operations and cash flows of the Company and each of its 100%, directly or indirectly, owned subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or being Registered.”

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Nexstar column presents the parent company’s financial information (not including any subsidiaries). The Nexstar Holdings column presents its financial information (not including any subsidiaries). The Nexstar Broadcasting column presents the financial information of Nexstar Broadcasting. The Mission column presents the financial information of Mission, an entity which Nexstar Broadcasting is required to consolidate as a variable interest entity (see Note 2).

Prior periods have been reclassified to conform to current presentation.

The Company and its subsidiaries have the following notes outstanding:

1.	Nexstar Holdings, which is a wholly-owned subsidiary of Nexstar, has 11.375% senior discount notes (“11.375% Notes”) due in 2013. The 11.375% Notes are fully and unconditionally guaranteed by Nexstar but not guaranteed by any other entities.

2.	Nexstar Broadcasting, Inc., which is a wholly-owned subsidiary of Nexstar Holdings, has the following notes outstanding:

(a)	7% Senior Subordinated Notes (“7% Notes”) due 2014. The 7% Notes are fully and unconditionally guaranteed by Nexstar and Mission. These notes are not guaranteed by any other entities.

(b)	7% Senior Subordinated PIK Notes due 2014 (“7% PIK Notes”). The 7% PIK Notes are fully and unconditionally guaranteed by Nexstar and Mission. These notes are not guaranteed by any other entities.

(c)	Senior Subordinated PIK Notes due 2014 (“Senior Subordinated PIK Notes”). The Senior Subordinated PIK Notes currently bear interest at 12% subject to increases over time. The Senior Subordinated PIK Notes are fully and unconditionally guaranteed by Nexstar. The Senior Subordinated PIK Notes are not guaranteed by Mission or any other entity.

Neither Mission nor Nexstar Broadcasting has any subsidiaries.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

BALANCE SHEET

September 30, 2009

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$18,156	$1,167	$—	$—	$19,323
Due from Mission	—	13,430	—	—	(13,430)	—
Other current assets	—	71,126	5,362	—	—	76,488

Total current assets		102,712	6,529	—	(13,430)	95,811
Investments in subsidiaries eliminated upon consolidation	(75,861)	—	—	(19,072)	94,933	—
Amounts due from parents eliminated upon consolidation	—	1,685	—	—	(1,685)	—
Property and equipment, net	—	117,160	28,992	—	—	146,152
Goodwill	—	90,330	18,729	—	—	109,059
FCC licenses	—	106,789	20,698	—	—	127,487
Other intangible assets, net	—	105,345	26,804	—	—	132,149
Other noncurrent assets	—	13,791	2,753	853	—	17,397

Total assets	$(75,861)	$537,812	$104,505	$(18,219)	$79,818	$628,055

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$—	$—	$3,485
Due to Nexstar Broadcasting	—	—	13,430	—	(13,430)	—
Other current liabilities	—	42,530	6,172	2,843	—	51,545

Total current liabilities	—	44,288	21,329	2,843	(13,430)	55,030
Debt	—	451,024	171,065	49,981	—	672,070
Amounts due to subsidiary eliminated upon consolidation	(3,131)	—	—	4,816	(1,685)	—
Other noncurrent liabilities	(3)	61,572	16,996	2	—	78,567

Total liabilities	(3,134)	556,884	209,390	57,642	(15,115)	805,667

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders’ equity (deficit)	(73,011)	(19,072)	(104,885)	(75,861)	94,933	(177,896)

Total stockholders’ equity (deficit)	(72,727)	(19,072)	(104,885)	(75,861)	94,933	(177,612)

Total liabilities and stockholders’ equity (deficit)	$(75,861)	$537,812	$104,505	$(18,219)	$79,818	$628,055

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

BALANCE SHEET

December 31, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$14,408	$1,426	$—	$—	$15,834
Due from Mission	—	15,468	—	—	(15,468)	—
Other current assets	—	64,369	4,665	6	—	69,040

Total current assets	—	94,245	6,091	6	(15,468)	84,874
Investments in subsidiaries eliminated upon consolidation	(65,164)	—	—	15,528	49,636	—
Amounts due from parents eliminated upon consolidation	—	(58)	—	—	58	—
Property and equipment, net	—	106,609	29,269	—	—	135,878
Goodwill	—	96,997	18,635	—	—	115,632
FCC licenses	—	102,362	22,695	—	—	125,057
Other intangible assets, net	—	119,186	30,665	—	—	149,851
Other noncurrent assets	1	11,261	2,723	1,310	—	15,295

Total assets	$(65,163)	$530,602	$110,078	$16,844	$34,226	$626,587

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$—	$—	$3,485
Due to Nexstar Broadcasting	—	—	15,468	—	(15,468)	—
Other current liabilities	—	44,621	7,037	2,212	128	53,998

Total current liabilities	—	46,379	24,232	2,212	(15,340)	57,483
Debt	—	408,452	172,360	77,820	—	658,632
Amounts due to subsidiary eliminated upon consolidation	(2,006)	—	—	1,973	33	—
Other noncurrent liabilities	(3)	60,243	15,513	3	(128)	75,628

Total liabilities	(2,009)	515,074	212,105	82,008	(15,435)	791,743

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders’ equity (deficit)	(63,438)	15,528	(102,027)	(65,164)	49,661	(165,440)

Total stockholders’ equity (deficit)	(63,154)	15,528	(102,027)	(65,164)	49,661	(165,156)

Total liabilities and stockholders’ equity (deficit)	$(65,163)	$530,602	$110,078	$16,844	$34,226	$626,587

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2009

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$58,265	$2,134	$—	$—	$60,399
Revenue between consolidated entities	—	1,800	5,808	—	(7,608)	—

Net revenue	—	60,065	7,942	—	(7,608)	60,399

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	17,503	1,223	—	—	18,726
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	—	20,799	822	7	—	21,628
Local service agreement fees between consolidated entities	—	5,808	1,800	—	(7,608)	—
Restructure charge	—	—	—	—	—	—
Non-cash contract termination fees	—	—	—	—	—	—
Impairment of goodwill and intangible assets	—	13,906	2,258	—	—	16,164
Amortization of broadcast rights	—	7,340	1,430	—	—	8,770
Amortization of intangible assets	—	4,649	1,287	—	—	5,936
Depreciation	—	4,585	828	—	—	5,413
Gain on asset exchange	—	(1,258)	(1,354)	—	—	(2,612)
(Gain) loss on property and asset disposal, net	—	16	(9)	—	—	7

Total operating expenses	—	73,348	8,285	7	(7,608)	74,032

Income from operations	—	(13,283)	(343)	(7)	—	(13,633)
Interest expense, including amortization of debt financing costs	—	(6,135)	(1,052)	(1,481)	—	(8,668)
Equity in loss of subsidiaries	(16,948)	—	—	(15,460)	32,408	—
Other income, net	—	4	1	—	—	5

Income (loss) before income taxes	(16,948)	(19,414)	(1,394)	(16,948)	32,408	(22,296)
Income tax expense	—	3,955	(50)	—	—	3,905

Net income (loss)	$(16,948)	$(15,459)	$(1,444)	$(16,948)	$32,408	$(18,391)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$68,550	$1,725	$—	$—	$70,275
Revenue between consolidated entities	—	2,025	9,066	—	(11,091)	—

Net revenue	—	70,575	10,791	—	(11,091)	70,275

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	17,813	1,597	—	—	19,410
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	—	22,284	631	—	—	22,915
Local service agreement fees between consolidated entities	—	9,066	2,025	—	(11,091)	—
Non-cash contract termination fees	—	—	—	—	—	—
Impairment of intangible assets	—	42,678	5,859	—	—	48,537
Amortization of broadcast rights	—	3,922	1,330	—	—	5,252
Amortization of intangible assets	—	4,994	1,351	—	—	6,345
Depreciation	—	4,421	808	—	—	5,229
Gain on asset exchange	—	(487)	—	—	—	(487)
(Gain) loss on asset disposal, net	—	14	(141)	—	—	(127)

Total operating expenses	—	104,705	13,460	—	(11,091)	107,074

Loss from operations	—	(34,130)	(2,669)	—	—	(36,799)
Interest expense, including amortization of debt financing costs	—	(7,151)	(2,055)	(2,400)	—	(11,606)
Equity in loss of subsidiaries	(41,493)	—	—	(39,093)	80,586	—
Other income, net	—	70	4	—	—	74

Loss before income taxes	(41,493)	(41,211)	(4,720)	(41,493)	80,586	(48,331)
Income tax benefit	—	2,118	885	—	—	3,003

Net loss	$(41,493)	$(39,093)	$(3,835)	$(41,493)	$80,586	$(45,328)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2009

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$171,711	$6,308	$—	$—	$178,019
Revenue between consolidated entities	—	5,625	18,036	—	(23,661)	—

Net revenue	—	177,336	24,344	—	(23,661)	178,019

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	52,503	4,364	—	—	56,867
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	—	64,109	2,164	7	—	66,280
Local service agreement fees between consolidated entities	—	18,036	5,625	—	(23,661)	—
Restructure charge	—	670	—	—	—	670
Non-cash contract termination fees	—	191	—	—	—	191
Impairment of goodwill and intangible assets	—	13,906	2,258	—	—	16,164
Amortization of broadcast rights	—	15,863	3,632	—	—	19,495
Amortization of intangible assets	—	13,911	3,861	—	—	17,772
Depreciation	—	13,282	2,721	—	—	16,003
Gain on asset exchange	—	(4,859)	(1,851)	—	—	(6,710)
(Gain) loss on property and asset disposal, net	—	(2,806)	(7)	—	—	(2,813)

Total operating expenses	—	184,806	22,767	7	(23,661)	183,919

Income (loss) from operations	—	(7,470)	1,577	(7)	—	(5,900)
Interest expense, including amortization of debt financing costs	—	(18,993)	(3,768)	(4,672)	—	(27,433)
Gain on extinguishment of debt	—	565	—	18,002	—	18,567
Equity income (loss) of subsidiaries	(10,724)	—	—	(24,047)	34,771	—
Other income, net	—	46	4	—	—	50

Income (loss) before income taxes	(10,724)	(25,852)	(2,187)	(10,724)	34,771	(14,716)
Income tax expense	—	1,806	(671)			1,135

Net income (loss)	$(10,724)	$(24,046)	$(2,858)	$(10,724)	$34,771	$(13,581)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$199,716	$4,889	$—	$—	$204,605
Revenue between consolidated entities	—	6,065	25,619	—	(31,684)	—

Net revenue	—	205,781	30,508	—	(31,684)	204,605

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	53,485	4,704	—	—	58,189
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	1	63,739	1,899	—	—	65,639
Local service agreement fees between consolidated entities	—	25,619	6,065	—	(31,684)	—
Non-cash contract termination fees	—	7,167	—	—	—	7,167
Impairment of intangible assets	—	42,678	5,859	—	—	48,537
Amortization of broadcast rights	—	11,760	3,633	—	—	15,393
Amortization of intangible assets	—	15,049	4,051	—	—	19,100
Depreciation	—	13,144	2,506	—	—	15,650
Gain on asset exchange	—	(3,486)	(593)	—	—	(4,079)
(Gain) loss on asset disposal, net	—	94	(391)	—	—	(297)

Total operating expenses	1	229,249	27,733	—	(31,684)	225,299

Income (loss) from operations	(1)	(23,468)	2,775	—	—	(20,694)
Interest expense, including amortization of debt financing costs	—	(20,958)	(7,014)	(8,429)	—	(36,401)
Equity in loss of subsidiaries	(52,716)	—	—	(44,287)	97,003	—
Other income, net	—	577	49	—	—	626

Loss before income taxes	(52,717)	(43,849)	(4,190)	(52,716)	97,003	(56,469)
Income tax expense (benefit)	—	(438)	128	—	—	(310)

Net loss	$(52,717)	$(44,287)	$(4,062)	$(52,716)	$97,003	$(56,779)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2009

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Cash flows provided by (used for) operating activities	$—	$8,908	$1,944	$9,561	$(10,579)	$9,834

Cash flows from investing activities:
Additions to property and equipment, net	—	(13,439)	(908)	—	—	(14,347)
Acquisition of broadcast properties and related transaction costs	—	(20,756)	—	—	—	(20,756)
Other investing activities	—	4,997	—	—	—	4,997

Net cash used for investing activities	—	(29,198)	(908)	—	—	(30,106)

Cash flows from financing activities:
Repayment of long-term debt	—	(144,040)	(1,295)	(9,561)	—	(154,896)
Proceeds from revolver draws	—	54,000	—	—	—	54,000
Consideration paid to bondholders for debt exchange	—	(17,677)	—	—	—	(17,677)
Inter-company dividends paid	—	(10,579)	—	—	10,579	—
Issuance of senior subordinated PIK notes in debt exchange	—	142,321	—	—	—	142,321
Other financing activities	—	13	—	—	—	13

Net cash provided by (used for) financing activities	—	24,038	(1,295)	(9,561)	10,579	23,761

Net increase in cash and cash equivalents	—	3,748	(259)	—	—	3,489
Cash and cash equivalents at beginning of period	—	14,408	1,426	—	—	15,834

Cash and cash equivalents at end of period	$—	$18,156	$1,167	$—	$—	$19,323

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Cash flows provided by (used for) operating activities	$—	$35,961	$4,765	$52,180	$(52,180)	$40,726

Cash flows from investing activities:
Additions to property and equipment, net	—	(12,888)	(5,231)	—	—	(18,119)
Acquisition of broadcast properties and related transaction costs	—	—	(7,923)	—	—	(7,923)
Other investing activities	—	—	494	—	—	494

Net cash used for investing activities	—	(12,888)	(12,660)	—	—	(25,548)

Cash flows from financing activities:
Repayment of long-term debt	—	(51,319)	(1,295)	(52,180)	—	(104,794)
Proceeds from revolver draws	—	50,000	—	—	—	50,000
Proceeds from senior subordinated PIK Notes	—	35,000	—	—	—	35,000
Inter-company dividends paid	—	(52,180)	—	—	52,180	—
Other financing activities	—	38	—	—	—	38

Net cash provided by (used for) financing activities	—	(18,461)	(1,295)	(52,180)	52,180	(19,756)

Net increase (decrease) in cash and cash equivalents	—	4,612	(9,190)	—	—	(4,578)
Cash and cash equivalents at beginning of period	—	6,310	9,916	—	—	16,226

Cash and cash equivalents at end of period	$—	$10,922	$726	$—	$—	$11,648

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Nexstar Broadcasting Group, Inc.:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Nexstar Broadcasting Group, Inc. and its subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for uncertain tax positions in 2007.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

March 30, 2009, except with respect to the condensed consolidated financial information included in Note 19, as to which the date is December 18, 2009

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007

(in thousands, except share information)

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$15,834	$16,226
Accounts receivable, net of allowance for doubtful accounts of $832 and $1,208, respectively.	53,190	55,346
Current portion of broadcast rights	14,273	13,885
Taxes receivable	—	351
Prepaid expenses and other current assets	1,562	2,482
Deferred tax asset	15	15

Total current assets	84,874	88,305

Property and equipment, net	135,878	111,612
Broadcast rights	9,289	7,674
Goodwill	115,632	151,686
FCC licenses	125,057	163,795
Other intangible assets, net	149,851	178,611
Other noncurrent assets	5,400	6,399
Deferred tax asset	606	620

Total assets	$626,587	$708,702

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of debt	$3,485	$50,391
Current portion of broadcast rights payable	14,745	13,943
Accounts payable	9,433	8,334
Accrued expenses	12,484	13,563
Taxes payable	512	478
Interest payable	8,591	6,499
Deferred revenue	7,167	6,569
Other liabilities	1,066	—

Total current liabilities	57,483	99,777

Debt	658,632	630,785
Broadcast rights payable	10,953	9,569
Deferred tax liabilities	38,664	44,555
Deferred revenue	1,802	2,096
Deferred gain on sale of assets	4,931	5,368
Deferred representation fee incentive	6,003	—
Other liabilities	13,275	5,942

Total liabilities	791,743	798,092

Commitments and contingencies

Stockholders’ deficit:
Preferred stock—$0.01 par value, authorized 200,000 shares; no shares issued and outstanding at December 31, 2008 and 2007, respectively	—	—
Common stock:
Class A Common—$0.01 par value, authorized 100,000,000 shares; issued and outstanding 15,013,839 and 15,005,839 at December 31, 2008 and 2007, respectively	150	150
Class B Common—$0.01 par value, authorized 20,000,000 shares; issued and outstanding 13,411,588 at both December 31, 2008 and 2007, respectively	134	134
Class C Common—$0.01 par value, authorized 5,000,000 shares; none issued and outstanding at December 31, 2008 and 2007, respectively	—	—
Additional paid-in capital	398,586	396,293
Accumulated deficit	(564,026)	(485,967)

Total stockholders’ deficit	(165,156)	(89,390)

Total liabilities and stockholders’ deficit	$626,587	$708,702

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except per share amounts)

	2008	2007	2006
Net revenue	$284,919	$266,801	$265,169

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	78,287	74,128	71,465
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	90,468	86,773	85,293
Non-cash contract termination fees	7,167	—	—
Impairment of goodwill	38,856	—	—
Impairment of other intangible assets	43,539	—	—
Amortization of broadcast rights	20,423	21,457	19,701
Amortization of intangible assets	28,129	25,671	24,135
Depreciation	21,024	20,209	18,086
Gain on asset exchange	(4,776)	(1,962)	—
Loss (gain) on asset disposal, net	(43)	(17)	639

Total operating expenses	323,074	226,259	219,319

Income (loss) from operations	(38,155)	40,542	45,850
Interest expense, including amortization of debt financing costs and debt discounts	(48,832)	(55,040)	(51,783)
Gain on extinguishment of debt	2,897	—	—
Interest and other income	715	532	760

Loss before income taxes	(83,375)	(13,966)	(5,173)
Income tax (expense) benefit	5,316	(5,807)	(3,819)

Net loss	$(78,059)	$(19,773)	$(8,992)

Net loss per common share:
Basic and diluted	$(2.75)	$(0.70)	$(0.32)
Weighted average number of common shares outstanding:
Basic and diluted	28,423	28,401	28,376

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except share information)

	Common Stock						Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Class A		Class B		Class C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2006	14,289,310	$143	$13,411,588	$134	$662,529	$7	$392,393	$(458,702)	$(66,025)
Stock-based compensation expense	—	—	—	—	—	—	1,598	—	1,598
Issuance of common shares related to restricted stock award	27,500	—	—	—	—	—	129	—	129
Net loss	—	—	—	—	—	—	—	(8,992)	(8,992)

Balance at December 31, 2006	14,316,810	143	13,411,588	134	662,529	7	394,120	(467,694)	(73,290)
Adjustment for the cumulative effect of adopting FIN No. 48	—	—	—	—	—	—	—	1,500	1,500
Stock based compensation expense	—	—	—	—	—	—	2,009	—	2,009
Issuance of common shares related to exercise of stock options	24,000	—	—	—	—	—	153	—	153
Issuance of common shares related to restricted stock award	2,500	—	—	—	—	—	11	—	11
Exchange of Class C common shares for Class A common shares	662,529	7	—	—	(662,529)	(7)	—	—	—
Net loss	—	—	—	—	—	—	—	(19,773)	(19,773)

Balance at December 31, 2007	15,005,839	150	13,411,588	134	—	—	396,293	(485,967)	(89,390)
Stock based compensation expense	—	—	—	—	—	—	2,255	—	2,255
Issuance of common shares related to exercise of stock options	8,000	—	—	—	—	—	38	—	38
Net loss	—	—	—	—	—	—	—	(78,059)	(78,059)
Balance at December 31, 2008	15,013,839	$150	$13,411,588	$134	—	$—	$398,586	$(564,026)	$(165,156)

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands)

	2008	2007		2006
Cash flows from operating activities:
Net loss	$(78,059)		$(19,773)		$(8,992)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	(5,877)		5,380		4,284
Provision for bad debts	959		1,112		963
Depreciation of property and equipment	21,024		20,209		18,086
Amortization of intangible assets	28,129		25,671		24,135
Amortization of debt financing costs	1,099		1,067		1,414
Amortization of broadcast rights, excluding barter	8,718		9,050		8,091
Impairment of goodwill and intangible assets	82,395		—		—
Amortization of deferred representation fee incentive	(442)		—		—
Payments for broadcast rights	(8,239)		(8,376)		(8,284)
Loss (gain) on asset disposal, net	(43)		(17)		639
Payment-in-kind interest on debt	2,137		—		—
Gain on asset exchange	(4,776)		(1,962)		—
Gain on extinguishment of debt	(2,897)		—		—
Deferred gain recognition	(437)		(436)		(436)
Amortization of debt discount	3,983		13,526		12,115
Stock-based compensation expense including restricted stock award	2,255		2,020		1,727
Non-cash contract termination	7,167		—		—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,278		(7,947)		(2,681)
Prepaid expenses and other current assets	1,236		(167)		(251)
Taxes receivable	351		(104)		(247)
Other noncurrent assets	(489)		(546)		(463)
Accounts payable and accrued expenses	(2,739)		(2,618)		2,665
Taxes payable	34		478		(249)
Interest payable	2,092		(158)		101
Deferred revenue	304		114		975
Other noncurrent liabilities	485		464		870

Net cash provided by operating activities	60,648		36,987		54,462

Cash flows from investing activities:
Additions to property and equipment	(30,793)		(18,541)		(24,354)
Proceeds from sale of assets	106		320		603
Acquisition of broadcast properties and related transaction costs	(7,923)		—		(55,521)
Down payment on acquisition of station	(400)		(387)		—
Proceeds from insurance on casualty loss	518		—		—

Net cash used for investing activities	(38,492)		(18,608)		(79,272)

Cash flows from financing activities:
Repayment of long-term debt	(110,282)		(21,485)		(15,485)
Proceeds from long-term debt	53,000		8,000		38,000
Proceeds from issuance of common shares related to exercise of stock options	38		153		—
Payments for debt financing costs	(304)		—		(13)
Proceeds from senior subordinated PIK notes	35,000		—		—

Net cash provided by (used for) financing activities	(22,548)		(13,332)		22,502

Net increase (decrease) in cash and cash equivalents	(392)		5,047		(2,308)
Cash and cash equivalents at beginning of year	16,226		11,179		13,487

Cash and cash equivalents at end of year	$15,834		$16,226		$11,179

Supplemental schedule of cash flow information:

Cash paid during the period for:
Interest	$39,036		$40,575		$38,182

Income taxes, net	$178		$51		$36

Non-cash investing activities:
Capitalization of software	$4,976		—		—
Acquisition of equipment	$1,792	$		$

The accompanying notes are an integral part of these consolidated financial statements.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business Operations

As of December 31, 2008, Nexstar Broadcasting Group, Inc. (“Nexstar”) owned, operated, programmed or provided sales and other services to 50 television stations, all of which were affiliated with the NBC, ABC, CBS, Fox, MyNetworkTV or The CW television networks, in markets located in New York, Pennsylvania, Illinois, Indiana, Missouri, Texas, Louisiana, Arkansas, Alabama, Montana and Maryland. Through various local service agreements, Nexstar provided sales, programming and other services to stations owned and/or operated by independent third parties. Nexstar operates in one reportable television broadcasting segment. The economic characteristics, services, production process, customer type and distribution methods for Nexstar’s operations are substantially similar and are therefore aggregated as a single reportable segment.

Nexstar is highly leveraged, which makes it vulnerable to changes in general economic conditions. Nexstar’s ability to repay or refinance its debt will depend on, among other things, financial, business, market, competitive and other conditions, many of which are beyond Nexstar’s control.

Disruptions in the capital and credit markets, as have been experienced during 2008, could adversely affect our ability to draw on our bank revolving credit facilities. Our access to funds under the revolving credit facilities is dependent on the ability of the banks that are parties to the facilities to meet their funding commitments. Those banks may not be able to meet their funding commitments to us if they experience shortages of capital and liquidity or if they experience excessive volumes of borrowing requests from us and other borrowers within a short period of time.

Liquidity and Management Plans

Our senior credit facility agreement contains covenants which require us to comply with certain financial ratios, including: (a) maximum total and senior leverage ratios, (b) a minimum interest coverage ratio, and (c) a minimum fixed charge coverage ratio. The covenants, which are calculated on a quarterly basis, include the combined results of Nexstar Broadcasting and Mission. Mission’s senior credit facility agreement does not contain financial covenant ratio requirements; however it does include an event of default if Nexstar does not comply with all covenants contained in its credit agreement. The senior subordinated notes and senior discount notes contain restrictive covenants customary for borrowing arrangements of this type. As of December 31, 2008 and at each respective quarterly reporting period during 2008, we were in compliance with all covenants contained in the credit agreements governing our senior credit facility and the indentures governing the publicly-held notes.

On March 30, 2009, we closed an offer to exchange $143,600,000 of the 7% senior subordinated notes due 2014 in exchange for $143,600,000 7% senior subordinated PIK Notes due 2014 (the “PIK Notes”). Based on the financial covenants in the senior credit facility, the PIK Notes are not included in the debt amount used to calculate the total leverage ratio until January 2011. In addition to the debt exchange, we have undertaken certain actions as part of our efforts to ensure we do not exceed the maximum total leverage and senior leverage ratios including 1) the elimination of corporate bonuses for 2008 and 2009, 2) the consolidation of various back office processes in certain markets , 3) the execution of a management services agreement whereby Nexstar operates four stations in exchange for a service fee , and 4) the consummation of a purchase agreement on March 11, 2009 to acquire all the assets of KARZ.

In addition to the above items, our plans for 2009 include certain other cost containment measures, including one week Company furloughs for all employees, if necessary. No assurance can be provided that our actions will be successful or that such actions will allow us to maintain compliance with these covenants.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Nexstar and its subsidiaries. Also included in the financial statements are the accounts of independently-owned Mission Broadcasting, Inc. (“Mission”) (Nexstar and Mission are collectively referred to as “the Company”) and may include certain other entities when it is determined that the Company is the primary beneficiary of a variable interest entity (“VIE”) in accordance with interpretive guidance for the consolidation of variable interest entities.

All intercompany account balances and transactions have been eliminated in consolidation.

Mission

Mission is included in these consolidated financial statements because Nexstar is deemed to have a controlling financial interest in Mission for financial reporting purposes as a result of (a) local service agreements Nexstar has with the Mission stations, (b) Nexstar’s guarantee of the obligations incurred under Mission’s senior credit facility and (c) purchase options (which expire on various dates between 2011 and 2018) granted by Mission’s sole shareholder which will permit Nexstar to acquire the assets and assume the liabilities of each Mission station, subject to Federal Communications Commission (“FCC”) consent. The Company expects these option agreements to be renewed upon expiration. As of December 31, 2008, the assets of Mission consisted of current assets of $2.7 million (excluding broadcast rights), broadcast rights of $5.6 million, FCC licenses of $22.7 million, goodwill of $18.6 million, other intangible assets of $30.7 million, property and equipment of $29.3 million and other noncurrent assets of $0.5 million. Substantially all of Mission’s assets, except for its FCC licenses, collateralize its secured debt obligation. See Note 18 for presentation of condensed consolidating financial information of the Company, which includes the accounts of Mission.

Nexstar has entered into local service agreements with Mission to provide sales and/or operating services to the Mission stations. The following table summarizes the various local service agreements Nexstar had in effect with Mission as of December 31, 2008:

Service Agreements	Mission Stations
TBA Only(1)	WFXP and KHMT
SSA & JSA(2)	KJTL, KJBO-LP, KOLR, KCIT, KCPN-LP, KAMC, KRBC, KSAN, WUTR, WFXW, WYOU, KODE, WTVO and KTVE

(1)	Nexstar has a time brokerage agreement (“TBA”) with each of these stations which allows Nexstar to program most of each station’s broadcast time, sell each station’s advertising time and retain the advertising revenue generated in exchange for monthly payments to Mission.
(2)	Nexstar has both a shared services agreement (“SSA”) and a joint sales agreement (“JSA”) with each of these stations. The SSA allows the Nexstar station in the market to provide services including news production, technical maintenance and security, in exchange for Nexstar’s right to receive certain payments from Mission as described in the SSAs. The JSA permits Nexstar to sell and retain a percentage of the net revenue from the station’s advertising time in return for monthly payments to Mission of the remaining percentage of net revenue, as described in the JSAs.

Nexstar’s ability to receive cash from Mission is governed by these agreements. The arrangements under the SSAs and JSAs have had the effect of Nexstar receiving substantially all of the available cash, after debt service costs, generated by the stations listed above. The arrangements under the TBAs have also had the effect of

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nexstar receiving substantially all of the available cash generated by the TBA stations listed above. Nexstar anticipates that, through these local service agreements, it will continue to receive substantially all of the available cash, after payments for debt service costs, generated by the stations listed above.

Nexstar also guarantees the obligations incurred under Mission’s senior credit facility (see Note 10). Mission is a guarantor of Nexstar’s senior credit facility and the senior subordinated notes issued by Nexstar (see Note 10). In consideration of Nexstar’s guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted Nexstar a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent, for consideration equal to the greater of (1) seven times the station’s cash flow, as defined in the option agreement, less the amount of its indebtedness as defined in the option agreement, or (2) the amount of its indebtedness. These option agreements (which expire on various dates between 2011 and 2018) are freely exercisable or assignable by Nexstar without consent or approval by the sole shareholder of Mission. The Company expects these option agreements to be renewed upon expiration.

Nexstar does not own Mission or Mission’s television stations; however, Nexstar is deemed to have a controlling financial interest in them under accounting principles generally accepted in the United States of America (“U.S. GAAP”) while complying with the FCC’s rules regarding ownership limits in television markets. In order for both Nexstar and Mission to comply with FCC regulations, Mission maintains complete responsibility for and control over programming, finances, personnel and operations of its stations.

Variable Interest Entities

The Company may determine that a station is a VIE as a result of local service agreements entered into with the owner-operator of stations in markets in which the Company owns and operates a station. Local service agreement is a general term used to refer to a contract between two separately owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station, including ultimate responsibility over all programming broadcast on its station.

VIEs in connection with local service agreements entered into with stations in markets in which the Company owns and operates a station are discussed below.

Nexstar has determined that it has variable interests in WYZZ, the Fox affiliate in Peoria, Illinois and WUHF, the Fox affiliate in Rochester, New York, each owned by a subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), as a result of outsourcing agreements it has entered into with Sinclair. Nexstar has evaluated its arrangements with Sinclair and has determined that it is not the primary beneficiary of the variable interests, and therefore, has not consolidated these stations under applicable accounting standards. Under the outsourcing agreements with Sinclair, Nexstar pays for certain operating expenses of WYZZ and WUHF, and therefore may have unlimited exposure to any potential operating losses. Nexstar’s management believes that Nexstar’s minimum exposure to loss under the Sinclair outsourcing agreements consist of the fees paid to Sinclair. Additionally, Nexstar indemnifies the owners of WHP, WYZZ and WUHF from and against all liability and claims arising out of or resulting from its activities, acts or omissions in connection with the agreements. The maximum potential amount of future payments Nexstar could be required to make for such indemnification is undeterminable at this time.

Nexstar also has determined that it had a variable interest in KTVE, the NBC affiliate in El Dorado, Arkansas, during the time it was owned by Piedmont Television of Monroe/El Dorado, LLC (“Piedmont’), as a result of a JSA and SSA entered into with Piedmont Nexstar’s JSA and SSA with Piedmont terminated upon

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Mission’s acquisition of KTVE on January 16, 2008. Prior to the acquisition date Nexstar did not consolidate KTVE as we determined that we were not the primary beneficiary prior to that date.

Nexstar also has determined that it has a variable interest in WHP, the CBS affiliate in Harrisburg, Pennsylvania, which is owned by Newport Television License, LLC (“Newport Television”), as a result of Nexstar becoming successor-in-interest to a TBA entered into by a former owner of WLYH. Nexstar has evaluated its arrangements with Newport Television and has determined that it is not the primary beneficiary of the variable interests, and therefore, has not consolidated these stations.

Basis of Presentation

Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

Local Service Agreements

The Company enters into local service agreements with stations generally in connection with pending acquisitions subject to FCC approval or in markets in which the Company owns and operates a station. Local service agreement is a general term used to refer to a contract between two separately-owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station, including ultimate responsibility over all programming broadcast on the station. Local service agreements include time brokerage agreements (“TBA”), shared service agreements (“SSA”), joint sales agreements (“JSA”) and outsourcing agreements.

Under the terms of a TBA, the Company makes specific periodic payments to the other station’s owner-operator in exchange for the right to provide programming and sell advertising on a portion of the other station’s broadcast time. Under the terms of an SSA, the Company’s station in the market bears the costs of certain services and procurements performed on behalf of another station, in exchange for the Company’s right to receive specific periodic payments. Under the terms of a JSA, the Company makes specific periodic payments to the station’s owner-operator in exchange for the right to sell advertising during a portion of the station’s broadcast time. Under TBAs, the Company retains all of the advertising revenue it generates, and under JSAs it retains a percentage of the advertising revenue it generates. Under an outsourcing agreement, the Company’s station provides or is provided various non-programming related services to or by another station.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The more significant estimates made by management include those relating to the allowance for doubtful accounts, trade and barter transactions, income taxes, the recoverability of broadcast rights and the carrying amounts, recoverability and useful lives of intangible assets. Actual results may vary from estimates used.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of ninety days or less to be cash equivalents.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable consist primarily of billings to its customers for advertising spots aired and also includes amounts billed for production and other similar activities. Trade receivables normally have terms of 30 days and the Company has no interest provision for customer accounts that are past due. The Company maintains an allowance for estimated losses resulting from the inability of customers to make required payments. Management evaluates the collectability of accounts receivable based on a combination of factors. In circumstances where management is aware of a specific customer’s inability to meet its financial obligations, an allowance is recorded to reduce their receivable amount to an amount estimated to be collected.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash deposits are maintained with several financial institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits; however, the Company believes these deposits are maintained with financial institutions of reputable credit and are not subject to any unusual credit risk. A significant portion of the Company’s accounts receivable are due from local and national advertising agencies. The Company does not require collateral from its customers, but maintains reserves for potential credit losses. Management believes that the allowance for doubtful accounts is adequate, but if the financial condition of the Company’s customers were to deteriorate, additional allowances may be required. The Company has not experienced significant losses related to receivables from individual customers or by geographical area.

Revenue Recognition

The Company’s revenue is primarily derived from the sale of television advertising. Total revenue includes cash and barter advertising revenue, net of agency commissions, retransmission compensation, network compensation and other broadcast related revenues.

•	Advertising revenue is recognized, net of agency commissions, in the period during which the commercial is aired.

•	Retransmission compensation is recognized based on the number of subscribers over the contract period.

•

Other revenues, which include web-based revenue, revenue from the production of client advertising spots and other similar activities from time to time, are recognized in the period during which the services are provided.

•

Network compensation is either recognized when the Company’s station broadcasts specific network programming based upon a negotiated hourly-rate, or on a straight-line basis based upon the total negotiated compensation to be received by the Company over the term of the agreement.

The Company barters advertising time for certain program material. These transactions, except those involving exchange of advertising time for network programming, are recorded at management’s estimate of the value of the advertising time exchanged, which approximates the fair value of the program material received. The value of advertising time exchanged is estimated by applying average historical advertising rates for specific time periods. Revenue from barter transactions is recognized as the related advertisement spots are broadcast. The Company recorded $11.7 million, $ 12.4 million and $11.6 million of barter revenue for the years ended December 31, 2008, 2007 and 2006 respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Barter expense is recognized at the time program broadcast rights assets are used. The Company recorded $11.7 million, $12.4 million and $11.6 million of barter expense for the years ended December 31, 2008, 2007 and 2006, respectively, which was included in amortization of broadcast rights in the Company’s consolidated statement of operations.

The Company trades certain advertising time for various goods and services. These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when the related advertisement spots are broadcast. The Company recorded $6.6 million, $7.0 million and $7.4 million of trade revenue for the years ended December 31, 2008, 2007 and 2006, respectively.

Trade expense is recognized when services or merchandise received are used. The Company recorded $6.2 million, $6.0 million and $7.1 million of trade expense for the years ended December 31, 2008, 2007 and 2006, respectively, which was included in direct operating expenses in the Company’s consolidated statement of operations.

Broadcast Rights and Broadcast Rights Payable

The Company records rights to programs, primarily in the form of syndicated programs and feature movie packages obtained under license agreements for the limited right to broadcast the suppliers’ programming when the following criteria are met: 1) the cost of each program is known or reasonably determinable, 2) the license period has begun, 3) the program material has been accepted in accordance with the license agreement, and 4) the programming is available for use. Broadcast rights are initially recorded at the amount paid or payable to program suppliers; or, in the case of barter transactions, at management’s estimate of the value of the advertising time exchanged using historical advertising rates, which approximates the fair value of the program material received. Broadcast rights are stated at the lower of unamortized cost or net realizable value. The current portion of broadcast rights represents those rights available for broadcast which will be amortized in the succeeding year. Amortization of broadcast rights is computed using the straight-line method based on the license period or programming usage, whichever period yields the shorter life. Broadcast rights liabilities are reduced by monthly payments to program suppliers; or, in the case of barter transactions, are amortized over the life of the associated programming license contract as a component of trade and barter revenue. When projected future net revenue associated with a program is less than the current carrying amount of the program broadcast rights, for example, due to poor ratings, the Company writes down the unamortized cost of the broadcast rights to equal the amount of projected future net revenue. If the expected broadcast period was shortened or cancelled, the Company would be required to write-off the remaining value of the related broadcast rights on an accelerated basis or possibly immediately. Such reductions in unamortized costs is included in amortization of broadcast rights in the consolidated statement of operations.

Property and Equipment

Property and equipment is stated at cost or estimated fair value at the date of acquisition for trade transactions. The cost and related accumulated depreciation applicable to assets sold or retired are removed from the accounts and the gain or loss on disposition is recognized. Major renewals and betterments are capitalized and ordinary repairs and maintenance are charged to expense in the period incurred. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 39 years (see Note 7).

Network Affiliation Agreements

Network affiliation agreements are stated at estimated fair value at the date of acquisition using a discounted cash flow method. Amortization is computed on a straight-line basis over the estimated useful life of 15 years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Each of the Company’s stations has a network affiliation agreement pursuant to which the broadcasting network provides programming to the station during specified time periods, including prime time. Under the affiliation agreements with NBC, CBS and ABC, some of the Company’s stations receive compensation for distributing the network’s programming over the air and for allowing the network to keep a portion of advertising inventory during those time periods. The affiliation agreements with Fox, MyNetworkTV and The CW do not provide for compensation.

Intangible Assets

Intangible assets consist primarily of goodwill, broadcast licenses (“FCC licenses”) and network affiliation agreements that are stated at estimated fair value at the date of acquisition using a discounted cash flow method. The Company’s goodwill and FCC licenses are considered to be indefinite-lived intangible assets and are not amortized but instead are tested for impairment annually or whenever events or changes in circumstances indicate that such assets might be impaired. Network affiliation agreements are subject to amortization computed on a straight-line basis over the estimated useful life of 15 years.

As required by authoritative guidance for goodwill and other intangible assets, we test our FCC licenses and goodwill for impairment annually or whenever we believe events have occurred and circumstances changed that would more likely than not reduce the fair value of our reporting units below their carrying amounts. The impairment test for FCC licenses consists of a station-by-station comparison of the carrying amount of FCC licenses with their fair value, using a discounted cash flow analysis. The impairment test for goodwill utilizes a two-step fair value approach. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the station (“reporting unit”) to its carrying amount. The fair value of a reporting unit is determined using a discounted cash flows analysis. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

In accordance with authoritative guidance for accounting for the impairment or disposal of long-lived assets, the Company tests network affiliation agreements whenever events or changes in circumstances indicate that their carrying amount may not be recoverable, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying amount of a network affiliation agreement is recognized when the expected future operating cash flow derived from the operation to which the asset relates is less than its carrying value. The impairment test for network affiliation agreements consists of a station-by-station comparison of the carrying amount of network affiliation agreements with their fair value, using a discounted cash flow analysis. See Note 8 for additional information.

Debt Financing Costs

Debt financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the related debt. Previously capitalized debt financing costs are expensed and included in loss on extinguishment of debt if the Company determines that there has been a substantial modification of the related debt. As of December 31, 2008 and 2007, debt financing costs of $4.8 million and $5.7 million, respectively, were included in other noncurrent assets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Comprehensive Income (Loss)

The Company reports comprehensive income or loss and its components in accordance with FASB accounting and disclosure requirements. Comprehensive loss includes, in addition to net loss, items of other comprehensive income (loss) representing certain changes in equity that are excluded from net loss and instead are recorded as a separate component of stockholders’ equity (deficit). During the years ended December 31, 2008, 2007 and 2006, the Company had no items of other comprehensive income (loss) and, therefore, comprehensive income (loss) does not differ from reported net loss.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred advertising costs in the amount of $2.0 million, $1.9 million and $2.5 million for the years ended December 31, 2008, 2007 and 2006, respectively, which were included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, broadcast rights payable, accounts payable and accrued expenses approximates fair value due to their short-term nature. The interest rates on the Company’s term loan and revolving credit facilities are adjusted regularly to reflect current market rates. See Note 10 for the fair value of the Company’s debt.

Stock-Based Compensation

Nexstar maintains stock-based employee compensation plans which are described more fully in Note 14. On January 1, 2006, the Company adopted authoritative guidance related to share-based payments, which requires companies to expense the fair value of employee stock options and other forms of stock-based employee compensation in the financial statements. This expense is recognized in selling, general and administrative expense in the Company’s consolidated statement of operations.

Income Taxes

The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and tax basis of assets and liabilities. A valuation allowance is applied against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Nexstar and its subsidiaries file a consolidated federal income tax return. Mission files its own separate federal income tax return.

On January 1, 2007, the Company adopted interpretive guidance related to income taxes that addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information. For interest and penalties relating to income taxes the Company recognizes these items as components of income tax expense.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Loss Per Share

Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period using the treasury stock method. Potential common shares consist of stock options and the unvested portion of restricted stock granted to employees. For the years ended December 31, 2008, 2007 and 2006 there was no difference between basic and diluted net loss per share since the effect of potential common shares were anti-dilutive due to the net losses, and therefore excluded from the computation of diluted net loss per share.

The following table summarizes information about anti-dilutive potential common shares (not presented in thousands):

	Years Ended December 31,
	2008	2007	2006
	(weighted-average shares outstanding)
Stock options excluded as the exercise price of the options was greater than the average market price of the common stock	3,646,712	1,075,247	2,159,767

In-the-money stock options excluded as the Company had a net loss during the period	8,435	2,532,904	772,726

Unvested restricted stock	—	151	17,106

Nonmonetary Asset Exchanges

In 2004, the FCC approved a spectrum allocation exchange between Sprint Nextel Corporation (“Nextel”) and public safety entities to eliminate interference being caused to public safety radio licensees by Nextel’s operations. As part of this spectrum exchange, the FCC granted Nextel the right to certain spectrum within the 1.9 GHz band that is currently used by television broadcasters. In order to utilize this spectrum, Nextel is required to relocate the broadcasters to new spectrum by replacing all analog equipment currently used by broadcasters with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel will provide and in turn must relinquish its existing equipment back to Nextel. This transition began on a market by market basis beginning in the second quarter of 2007. We account for this arrangement as an exchange of assets in accordance with accounting and disclosure requirements for exchanges of nonmonetary assets. The equipment the Company receives under this arrangement is recorded at their estimated fair market value and depreciated over estimated useful lives ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished.

Recent Accounting Pronouncements

In February 2007, the FASB issued new guidance, which provides a fair value measurement option for eligible financial assets and liabilities. Under this guidance, an entity is permitted to elect to apply fair value accounting to a single eligible item, subject to certain exceptions, without electing it for other identical items. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be included in earnings. The fair value option established by this guidance is irrevocable, unless a new election date occurs. This standard reduces the complexity in accounting for financial instruments and mitigates volatility in earnings caused by measuring related assets and liabilities differently. This standard is effective as of the beginning of an

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

entity’s first fiscal year beginning after November 15, 2007 which for the Company was January 1, 2008. The Company adopted the provisions of this standard in the first quarter of 2008. Management determined that the adoption had no effect on its consolidated financial position or results of operations.

In December 2007, the FASB issued authoritative guidance for business combinations, which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This standard also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This standard is effective for fiscal years beginning after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the impact the adoption of the standard will have on the Company’s consolidated financial statements, which will be contingent upon the individual characteristics of the Company’s future acquisition activity.

In December 2007, the FASB issued authoritative guidance, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This standard is effective for fiscal years beginning after December 15, 2008. Management is currently evaluating the impact the adoption of the standard will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

In April 2008, the FASB issued guidance related to the determination of the useful life of intangible assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under the accounting and disclosure requirements related to goodwill and other intangible assets. This guidance is effective for fiscal years beginning after December 15, 2008 and only applies prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. Management is currently evaluating the impact that this guidance will have on our consolidated financial position or results of operations.

3. Fair Value Measurements

The Company adopted, effective January 1, 2008 the FASB’s accounting and disclosure requirements pertaining to fair value measurements for financial assets and financial liabilities measured on a recurring basis. These requirements apply to all financial assets and financial liabilities that are being measured and reported on a fair value basis. There was no impact for adoption of this standard to the Consolidated Financial Statements as it relates to financial assets and financial liabilities. The new standard requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The standard requires fair value measurement be classified and disclosed in one of the following three categories:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The Company invests in short-term interest bearing obligations with original maturities less than 90 days, primarily money market funds. We do not enter into investments for trading or speculative purposes. As of December 31, 2008, there were no investments in marketable securities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2008, the Company had $12.0 million invested in a money market investment. These investments are required to be measured at fair value on a recurring basis. The Company has determined that the money market investment is defined as Level 1 in the fair value hierarchy. As of December 31, 2008, the fair value of the money market investment approximates its carrying value.

In February 2008, the FASB deferred the effective date of the above standard to January 1, 2009 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value on a recurring basis (that is, at least annually). Management is currently evaluating the impact the adoption of this standard will have on the Company’s consolidated financial statements, but does not presently anticipate it will have a material effect on its consolidated financial position or results of operations.

4. Acquisitions

Purchase Acquisitions

During 2008 and 2006, the Company consummated the acquisitions listed below. These acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair value on the acquisition date. The excess of the purchase price over the fair values assigned to the net assets acquired was recorded as goodwill. The consolidated financial statements include the operating results of each business from the date of acquisition.

Station	Network Affiliation	Market	Date Acquired	Acquired By
KTVE	NBC	Monroe, Louisiana, El Dorado, Arkansas	January 16, 2008	Mission
WTAJ	CBS	Johnstown-Altoona, Pennsylvania	December 29, 2006	Nexstar
WLYH	The CW	Harrisburg-Lancaster-Lebanon-York, Pennsylvania	December 29, 2006	Nexstar

KTVE

On June 27, 2007, Mission entered into a purchase agreement with Piedmont Television Holdings LLC to acquire substantially all the assets of KTVE, the NBC affiliate serving the Monroe, Louisiana/El Dorado, Arkansas market. On January 16, 2008, Mission completed the acquisition of KTVE for total additional consideration of $8.3 million, inclusive of transaction costs of $0.5 million which is included in goodwill. Pursuant to the terms of the agreement, Mission made a down payment of $0.4 million against the purchase price in June 2007 and paid the remaining $7.4 million, exclusive of transaction costs, on January 16, 2008 from available cash on hand. Upon closing the purchase of KTVE, Mission entered into a JSA and SSA with Nexstar-owned KARD, the Fox affiliate in the market, whereby KARD provides local news, sales and other non-programming services to KTVE.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Accounts receivable	$1,081
Current portion of broadcast rights	408
Prepaid expenses and other current assets	12
Property and equipment	3,534
Intangible assets	3,808
Goodwill	2,802

Total assets acquired	11,645
Less: current portion of broadcast rights payable	152
Less: accounts payable	113
Less: deferred gain on lease	2,216
Less: accrued expenses and other liabilities	854

Net assets acquired	$8,310

Of the $3.8 million of acquired intangible assets, $2.7 million was assigned to FCC licenses that are not subject to amortization and $1.1 million was assigned to network affiliation agreements (estimated useful life of 15 years). Subsequent to the acquisition, the Company obtained additional information related to a lease assumed in the acquisition which resulted in recording an increase to goodwill and deferred liabilities of $2.2 million. Goodwill of $2.8 million is expected to be deductible for tax purposes.

Unaudited Pro Forma Information

The following unaudited pro forma information has been presented as if the acquisition of KTVE had occurred on January 1, 2007 and 2008:

	Year Ended December 31, 2008	Year Ended December 31, 2007
	(in thousands, except per share amounts)
Net revenue	$285,169	$273,312
Income (loss) from operations	(38,149)	41,033
Loss before income taxes	(83,388)	(13,931)
Net loss	(78,077)	(19,850)
Basic and diluted net loss per share	(2.75)	(0.70)

The above selected unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company owned the acquired station during the specified period.

WTAJ and WLYH

On July 26, 2006, Nexstar entered into a purchase agreement with TSGH, which owned WTAJ, the CBS affiliate in Johnstown-Altoona, Pennsylvania, and WLYH, The CW affiliate in Harrisburg-Lancaster-Lebanon-York, Pennsylvania. WLYH is programmed by a third party under a TBA that extends until 2015. See Note 6 for a more complete discussion of WLYH’s TBA. On December 29, 2006, Nexstar completed the acquisition of WTAJ and WLYH for total consideration of $55.1 million, exclusive of transaction costs. Pursuant to the terms and conditions of the purchase agreement, $5.0 million of the total consideration was placed in a third party escrow account in accordance with the terms of an indemnification escrow agreement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition. Nexstar estimated these fair values, including certain acquired intangible assets.

Accounts receivable	$87
Current portion of broadcast rights	407
Prepaid expenses and other current assets	84
Property and equipment	6,907
Broadcast rights	166
Intangible assets	46,116
Goodwill	3,356

Total assets acquired	57,123
Less: current portion of broadcast rights payable	394
Less: accounts payable	124
Less: accrued expenses	175
Less: broadcast rights payable	166
Less: other liabilities	483

Net assets acquired	$55,781

Of the $46.1 million of acquired intangible assets, $25.4 million was assigned to FCC licenses that are not subject to amortization and $20.3 million was assigned to network affiliation agreements (estimated useful life of 15 years). The remaining $0.4 million of acquired intangible assets have an estimated useful life of approximately 1 year. Goodwill of $3.4 million is expected to be deductible for tax purposes.

Unaudited Pro Forma Information

The following unaudited pro forma information has been presented as if the acquisition of WTAJ and WLYH had occurred on January 1, 2006:

Year Ended December 31, 2006
(in thousands, except per share amounts)
Net revenue	$278,272
Income from operations	49,271
Loss before income taxes	(4,359)
Net loss	(8,927)
Basic and diluted net loss per share	$(0.31)

The above selected unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of results of operations in future periods or results that would have been achieved had the Company owned the acquired stations during the specified periods.

5. Pending Transactions

On April 11, 2006, Nexstar and Mission filed an application with the FCC for consent to assignment of the license of KFTA Channel 24 (Ft. Smith, Arkansas) from Nexstar to Mission. Consideration for this transaction was set at $5.6 million. On August 28, 2006, Nexstar and Mission entered into a local service agreement whereby (a) Mission pays Nexstar $5 thousand per month for the right to broadcast Fox programming on KFTA during

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Fox network programming time periods and (b) Nexstar pays Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. Also in 2006, Mission entered into an affiliation agreement with the Fox network which provides Fox programming to KFTA. The local service agreement between Nexstar and Mission will terminate upon assignment of KFTA’s FCC license from Nexstar to Mission. Upon completing the assignment of KFTA’s license, Mission plans to enter into a JSA and SSA with Nexstar-owned KNWA in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas, whereby KNWA will provide local news, sales and other non-programming services to KFTA. On March 11, 2008, the FCC granted the application to assign the license for KFTA from Nexstar to Mission. The grant contained conditions which Nexstar is currently appealing. Nexstar’s KNWA Channel 51, licensed to Rogers, Arkansas, has renewed its affiliation agreement for KNWA to continue as the NBC affiliate in Ft. Smith-Fayetteville-Springdale-Rogers, Arkansas through 2014.

On October 7, 2008, Nexstar entered into a purchase agreement to acquire the assets of KARZ-TV (formerly KWBF-TV), the MyNetworkTV affiliate serving the Little Rock, Arkansas market from Equity Broadcasting Corporation for $4.0 million, subject to working capital adjustments. Closing of the transaction was subject to FCC approval, as well as approval from the court presiding over Equity Broadcasting’s bankruptcy proceedings. Both approvals have been granted and the transaction closed on March 12, 2009. In accordance with the terms of the agreement, Nexstar deposited $0.4 million into an escrow account which is included in other current assets. Due to the recent closing of this transaction, management has not had adequate time to determine the purchase price allocation and therefore is unable to disclose the value of the assets, liabilities and any goodwill acquired in the transaction.

6. Local Service Agreements

The Company enters into local service agreements with stations generally in connection with pending acquisitions subject to FCC approval or in markets in which the Company owns and operates a station. Local service agreement is a general term used to refer to a contract between two separately owned television stations serving the same market, whereby the owner-operator of one station contracts with the owner-operator of the other station to provide it with administrative, sales and other services required for the operation of its station. Nevertheless, the owner-operator of each station retains control and responsibility for the operation of its station, including ultimate responsibility over all programming broadcast on its station.

The various local service agreements entered into by the Company are discussed below.

Local Service Agreements with Mission

Nexstar has entered into various local service agreements with each of Mission’s stations.

Nexstar has TBAs with two Mission stations. Under these agreements, Nexstar programs most of each station’s broadcast time, sells each station’s advertising time and retains the advertising revenue it generates in exchange for monthly payments, as defined in the agreement, to Mission. The arrangements under the TBAs have had the effect of Nexstar receiving substantially all of the available cash generated by the Mission stations.

Nexstar has SSAs and JSAs with the remaining Mission stations. Under the SSAs, the Nexstar station in the market bears the costs of certain services and procurements, in exchange for monthly payments from Mission, as defined in the agreement. Under the JSAs, Nexstar sells each Mission station’s advertising time and retains a percentage of the net revenue from the station’s advertising in exchange for monthly payments to Mission of the remaining percentage of net revenue, as defined in the agreement. The arrangements under these agreements have had the effect of Nexstar receiving substantially all of the available cash, after payment of debt service costs, generated by the Mission stations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On August 28, 2006, Nexstar and Mission entered into a TBA whereby (a) Mission pays Nexstar $5 thousand per month for the right to broadcast Fox programming on KFTA during the Fox network programming time periods and (b) Nexstar pays Mission $20 thousand per month for the right to sell all advertising time on KFTA within the Fox network programming time periods. The TBA arrangement between Nexstar and Mission will terminate upon Mission’s assignment of KFTA’s FCC license from Nexstar. Upon completion of the assignment of KFTA’s license, Mission plans to enter into JSA and SSA agreements with Nexstar-owned KNWA whereby KNWA will provide local news, sales and other non-programming services to KFTA.

The impact of all the local service agreements between Nexstar and Mission is eliminated in consolidation.

Other Local Service Agreements

Local service agreements entered into with other independent third parties which impact the Company’s 2006, 2007 and 2008 consolidated financial statements are discussed below.

As successor to an agreement entered into by TSGH, former owner of WLYH, The CW affiliate in Harrisburg-Lancaster-Lebanon-York, Pennsylvania, Nexstar has a TBA with Newport Television. Under the TBA, Nexstar allows Newport Television to program most of WLYH’s broadcast time, sell its advertising time and retain the advertising revenue generated in exchange for monthly payments to Nexstar. The TBA expires in 2015. Since this agreement became effective for Nexstar on December 29, 2006 in conjunction with its acquisition of WTAJ and WLYH from TSGH, no fees were paid to Nexstar under the TBA for the year ended December 31, 2006. Nexstar received payments from the owners of WLYH (Clear Channel TV Inc. in 2007 and Newport Television in 2008) under the TBA of $50 thousand for the years ended December 31, 2008 and 2007.

As successor to agreements entered into effective March 21, 2001 by Quorum Broadcast Holdings, LLC, Nexstar had a JSA and SSA with Piedmont Television of Monroe/El Dorado LLC (“Piedmont”), the licensee of KTVE, the NBC affiliate television station in El Dorado, Arkansas. Under the JSA, Nexstar permited Piedmont to sell to advertisers all of the time available for commercial advertisements on KARD, the Nexstar television station in the market. The JSA also entitled Piedmont to all revenue attributable to commercial advertisements it sells on KARD. During the term of the JSA, Piedmont is obligated to pay Nexstar a monthly fee based on the combined operating cash flow of KTVE and KARD, as defined in the agreement. Under the SSA, Nexstar and Piedmont shared the costs of certain services and procurements, which they individually required in connection with the ownership and operation of their respective station. Nexstar received payments from Piedmont under the JSA agreement of $1.3 million and $1.1 million for the years ended December 31, 2007 and 2006 respectively. The agreement between Piedmont and Nexstar terminated on January 16, 2008.

In conjunction with Mission’s acquisition of KTVE, the NBC affiliate in the Monroe, Louisiana—El Dorado, Arkansas market, effective January 16, 2008, it entered into a SSA and JSA with Nexstar. The terms of the SSA and JSA are comparable to the terms of the SSAs and JSAs between Nexstar and Mission as discussed in Note 2—”Mission.”

Effective December 1, 2001, Nexstar entered into an outsourcing agreement with a subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), the licensee of WYZZ, the Fox affiliate in Peoria, Illinois. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WYZZ through WMBD, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WMBD and WYZZ, as defined in the agreement. The outsourcing agreement expired in December 2008 and a renewal is currently being negotiated. Fees under the outsourcing agreement paid to Sinclair in the amount of $0.9 million, $0.9 million and $1.4 million were included in the consolidated statement of operations for the years ended December 31, 2008, 2007 and 2006, respectively.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective September 1, 2005, Nexstar entered into an outsourcing agreement with a subsidiary of Sinclair, the licensee of WUHF, the Fox affiliate in Rochester, New York. Under the outsourcing agreement, Nexstar provides certain non-programming related engineering, production, sales and administrative services for WUHF through WROC, the Nexstar television station in the market. During the term of the outsourcing agreement, Nexstar is obligated to pay Sinclair a monthly fee based on the combined operating cash flow of WROC and WUHF, as defined in the agreement. The outsourcing agreement expires in September 2012, but at any time it may be cancelled by either party upon 180 days written notice. Fees under the outsourcing agreement paid to Sinclair in the amount of $3.1 million, $2.4 million and $3.8 million were included in the consolidated statement of operations for the years ended December 31, 2008, 2007 and 2006, respectively.

7. Property and Equipment

Property and equipment consisted of the following:

	Estimated useful life (years)	December 31,
		2008	2007
		(in thousands)
Buildings and building improvements	39	$34,401	$34,226
Land and land improvements	N/A – 39	5,938	5,974
Leasehold improvements	term of lease	2,751	2,187
Studio and transmission equipment	5 – 15	175,923	160,210
Office equipment and furniture	3 – 7	24,079	17,638
Vehicles	5	10,200	10,064
Construction in progress	N/A	28,291	13,110

		281,583	243,409
Less: accumulated depreciation		(145,705)	(131,797)

Property and equipment, net of accumulated depreciation		$135,878	$111,612

The Company recorded depreciation expense in the amounts of $21.0 million, $20.2 million and $18.1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

In February 2006, President Bush signed into law legislation that established February 17, 2009 as the deadline for television broadcasters to complete their transition to digital transmission and return their analog spectrum to the FCC. In February 2009, President Obama extended this deadline to June 12, 2009. As a result, the Company reassessed the estimated useful lives of its analog transmission equipment and has accelerated the depreciation of certain equipment affected by the digital conversion. Equipment having a net book value of approximately $9.8 million as of February 1, 2006, which was previously being depreciated over various remaining useful lives which extended from 2010 to 2020, was fully depreciated as of February 17, 2009. During the years ended December 31, 2008, 2007 and 2006 the accelerated depreciation of analog transmission equipment increased depreciation expense and net loss by approximately $2.3 million ($0.08 per basic and diluted share), $2.3 million ($0.08 per basic and diluted share) and $2.1 million ($0.07 per basic and diluted share), respectively.

On May 11, 2001, an entity acquired by Nexstar sold certain of its telecommunications tower facilities for cash and then entered into noncancelable operating leases with the buyer for tower space. In 2001, in connection with this transaction a $9.1 million gain on the sale was deferred and is being recognized over the lease term which expires in May 2021. The deferred gain at December 31, 2008 and 2007 was approximately $5.4 million and $5.8 million, respectively ($0.4 million was included in current liabilities at December 31, 2008 and 2007).

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2008, included in net property and equipment is approximately $4.6 million of costs related to the purchase of software. The asset is being amortized over 10 years, based on the life of the contract. As of December 31, 2008, $0.3 million representing the current portion of the remaining liability associated with this contract is included in other current liabilities and $4.3 million representing the long-term portion of the remaining liability associated with this contract is included in other non-current liabilities in the accompanying consolidated balance sheet

8. Intangible Assets and Goodwill

Intangible assets subject to amortization consisted of the following:

	Estimated useful life (years)	December 31, 2008			December 31, 2007
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
			(in thousands)			(in thousands)
Network affiliation agreements	15	$344,662	$(199,159)	$145,503	$355,878	$(182,848)	$173,030
Other definite-lived intangible assets	1-15	13,385	(9,037)	4,348	15,775	(10,194)	5,581

Total intangible assets subject to amortization		$358,047	$(208,196)	$149,851	$371,653	$(193,042)	$178,611

As required by authoritative guidance for goodwill and other intangible assets and authoritative guidance for accounting for the impairment or disposal of long-lived assets, we tested our network affiliation agreements, FCC licenses and goodwill for impairment at September 30, 2008, because we believed events had occurred and circumstances changed that would more likely than not reduce the fair value of our reporting units below their carrying amounts and that our FCC licenses and network affiliation agreements might be impaired. These events included the decline in overall economic conditions and the resulting decline in advertising revenues at some of our television stations. We recorded an impairment charge of $48.5 million that included an impairment to the carrying values of FCC licenses of $19.7 million, related to 12 of our television stations; an impairment to the carrying value of network affiliation agreements of $1.0 million, related to 3 of our television stations; and an impairment to the carrying values of goodwill of $27.8 million, related to 5 reporting units consisting of 6 of our television stations.

We performed our annual test for impairment at December 31, 2008 and due to the continued decline in overall economic conditions during the fourth quarter of 2008 and the further decline in our forecasts for advertising revenues at some stations, the Company recorded an additional $33.9 million in impairment charges in the fourth quarter 2008, for an annual total of $82.4 million. Of the additional $33.9 million impairment charges, $21.7 million was for FCC licenses, related to 21 of our television stations, $1.1 million was for network affiliation agreements related to 2 television stations, and $11.1 million was for goodwill, related to 8 reporting units consisting of 10 of our television stations.

The tables below illustrate how assumptions used in the fair value calculations varied from third quarter to fourth quarter 2008. The increase in the discount rate reflects the current volatility of stock prices of public companies within the media sector along with the increase in the corporate borrowing rate. The changes in the market growth rates and operating profit margins reflect the current general economic pressures now impacting both the national and a number of local economies, and specifically, national and local advertising expenditures in the markets where our stations operate.

An impairment in the carrying amount of a network affiliation agreement is recognized when the expected future operating cash flow derived from the operation to which the asset relates to is less than its carrying value.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The impairment charge for network affiliation agreements represents a station-by-station comparison of the carrying amount of network affiliation agreements with their fair value, using a discounted cash flow analysis.

The impairment test for FCC licenses consists of a station-by-station comparison of the carrying amount of FCC licenses with their fair value, using a discounted cash flows analysis.

The impairment test for goodwill utilizes a two-step fair value approach. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the market (“reporting unit”) to its carrying amount. The fair value of a reporting unit is determined using a discounted cash flows analysis. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing an assumed purchase price allocation, using the reporting unit’s fair value (as determined in Step 1) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to that excess.

Determining the fair value of reporting units requires our management to make a number of judgments about assumptions and estimates that are highly subjective and that are based on unobservable inputs. The actual results may differ from these assumptions and estimates, and it is possible that such differences could have a material impact on our financial statements. In addition to the various inputs (i.e. market growth, operating profit margins, discount rates) that we use to calculate the fair value of our FCC licenses and reporting units, we evaluate the reasonableness of our assumptions by comparing the total fair value of all our reporting units to our total market capitalization, and by comparing the fair value of our reporting units or television stations, and FCC licenses to recent television station sale transactions.

We based the valuation of FCC licenses at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market growth rates	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	11.9% to 33.7%	12.1% to 34.1%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

We based the valuation of network affiliation agreements at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market growth rates	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	20.0% to 42.1%	14.3% to 42.6%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We based the valuation of goodwill at December 31, 2008 and September 30, 2008 on the following basic assumptions:

	December 31, 2008	September 30, 2008
Market revenue growth	2.0% to 2.8%	2.0% to 2.8%
Operating profit margins	20.0% to 42.1%	20.0% to 42.6%
Discount rate	10.8%	9.5%
Tax rate	34.0% to 40.6%	34.0% to 40.6%
Capitalization rate	8.0% to 8.8%	6.8% to 7.5%

As noted above, we are required under authoritative guidance to test our indefinite-lived intangible assets on an annual basis or whenever events or changes in circumstances indicate that these assets might be impaired. As a result, if the current economic trends continue and the credit and capital markets continue to be disrupted, it is possible that we may record further impairments in the future.

The estimated useful life of network affiliation agreements contemplates renewals of the underlying agreements based on Nexstar’s and Mission’s historical ability to renew such agreements without significant cost or modifications to the conditions from which the value of the affiliation was derived. These renewals can result in estimated useful lives of individual affiliations ranging from 12 to 20 years. Management has determined that 15 years is a reasonable estimate within the range of such estimated useful lives.

Total amortization expense from definite-lived intangibles for the years ended December 31, 2008, 2007 and 2006 was $28.1 million, $25.7 million and $24.1 million, respectively.

The following table presents the Company’s estimate of amortization expense for each of the five succeeding fiscal years and thereafter for definite-lived intangibles assets as of December 31, 2008 (in thousands):

Year ending December 31,
2009	$23,573
2010	$23,570
2011	$23,497
2012	$23,046
2013	$17,433
Thereafter	$38,732

The aggregate carrying value of indefinite-lived intangible assets, consisting of FCC licenses and goodwill, at December 31, 2008 and 2007 was $240.7 million and $315.5 million, respectively. Indefinite-lived intangible assets are not subject to amortization, but are tested for impairment annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for FCC licenses contemplates the Company’s historical ability to renew their licenses, that such renewals generally may be obtained indefinitely and at little cost, and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the FCC licenses are expected to continue indefinitely.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the carrying amount of goodwill for the years ended December 31, 2008 and 2007 was as follows:

	December 31,
	2008	2007
	(in thousands)
Beginning balance	$151,686	$149,396
Acquisition	2,802	—
Impairment	(38,856)	—
Reclassification of asset	—	2,072
Adjustments	—	218

Ending balance	$115,632	$151,686

During 2007, the Company reclassified certain amounts representing goodwill that were improperly classified as other intangible assets.

The changes in the carrying amount of FCC licenses for the years ended December 31, 2008 and 2007 are as follows:

	December 31,
	2008	2007
	(in thousands)
Beginning balance	$163,795	$163,795
Acquisition	2,660	—
Impairment	(41,398)	—

Ending balance	$125,057	$163,795

9. Accrued Expenses

Accrued expenses consisted of the following:

	December 31,
	2008	2007
	(in thousands)
Compensation and related taxes	$3,102	$4,082
Sales commissions	1,550	1,514
Employee benefits	947	1,361
Property taxes	444	620
Other accruals related to operating expenses	6,441	5,986

	$12,484	$13,563

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10. Debt

Long-term debt consisted of the following:

	December 31,
	2008	2007
	(in thousands)
Term loans	$325,174	$328,659
Revolving credit facilities	31,000	28,000
7% senior subordinated notes due 2014, net of discount of $1,708 and $1,978	190,778	198,022
11.375% senior discount notes due 2013, net of discount of $0 and $3,505	77,820	126,495
Senior subordinated PIK notes due 2014, net of discount of $416	37,345	—

	662,117	681,176
Less: current portion	(3,485)	(50,391)

	$658,632	$630,785

The Nexstar Senior Secured Credit Facility

The Nexstar senior credit facility (the “Nexstar Facility”) consists of a Term Loan B and a $82.5 million revolving loan. As of December 31, 2008 and 2007, Nexstar had $158.1 million and $159.8 million, respectively, outstanding under its Term Loan B and $24.0 million and $21.0 million, respectively outstanding under its revolving loan at each of these dates.

The Term Loan B matures in October 2012 and is payable in consecutive quarterly installments amortized at 0.25% quarterly, with the remaining 93.25% due at maturity. During the years ended December 31, 2008 and 2007, repayments of Nexstar’s Term Loan B totaled $1.8 million and $1.8 million, all of which were scheduled maturities. The revolving loan is not subject to incremental reduction and matures in April 2012. During the year ended December 31, 2008, repayments of Nexstar’s revolving loan totaled $50.0 million and borrowings under Nexstar’s revolving loan totaled $53.0 million. Nexstar Broadcasting is required to prepay borrowings outstanding under the Nexstar Facility with certain net proceeds, recoveries and excess cash flows as defined in the credit facility agreement.

The Term Loan B bears interest at either the higher of the prevailing prime rate or the Federal Funds Rate plus 0.50% (the “Base Rate”), plus an applicable margin of 0.50%; or LIBOR plus 1.75%. The revolving loan bears interest at either the Base Rate plus an applicable margin ranging between 0.00% and 0.75%; or LIBOR plus an applicable margin ranging between 0.75% and 2.00%. Interest rates are selected at Nexstar Broadcasting’s option and the applicable margin is adjusted quarterly as defined in the credit facility agreement. The total weighted average interest rate of the Nexstar Facility was 3.35% and 6.52% at December 31, 2008 and 2007, respectively. Interest is payable periodically based on the type of interest rate selected. Additionally, Nexstar Broadcasting is required to pay quarterly commitment fees on the unused portion of its revolving loan commitment ranging from 0.375% to 0.50% per annum, based on the consolidated senior leverage ratio of Nexstar Broadcasting and Mission for that particular quarter.

The Mission Senior Credit Facility

The Mission senior credit facility (the “Mission Facility”) consists of a Term Loan B and a $15.0 million revolving loan. As of December 31, 2008 and 2007, Mission had $167.1 million and $168.8 million, respectively, outstanding under its Term Loan B and $7.0 million outstanding under its revolving loan at both dates.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Terms of the Mission Facility, including repayment, maturity and interest rates, are the same as the terms of the Nexstar Facility described above. During the years ended December 31, 2008 and 2007, repayments of Mission’s Term Loan B totaled $1.7 million for each year. Interest rates are selected at Mission’s option and the applicable margin is adjusted quarterly as defined in the credit facility agreement. The total weighted average interest rate of the Mission Facility was 3.19% and 6.61% at December 31, 2008 and 2007, respectively.

Unused Commitments and Borrowing Availability

Based on covenant calculations, as of December 31, 2008, the company had $66.5 million of total unused revolving loan commitments under the Nexstar and Mission credit facilities, of which $28.4 million was available for borrowing.

Senior Subordinated Notes

On December 30, 2003, Nexstar Broadcasting issued $125.0 million of 7% senior subordinated notes (the “7% Notes”) at par. The 7% Notes mature on January 15, 2014. Interest is payable every six months in arrears on January 15 and July 15. The 7% Notes are guaranteed by all of the domestic existing and future restricted subsidiaries of Nexstar Broadcasting and by Mission. The 7% Notes are general unsecured senior subordinated obligations subordinated to all of the Company’s senior secured credit facilities. The 7% Notes are redeemable on or after January 15, 2009, at declining premiums. The proceeds of the offering were used to finance the Quorum acquisition.

The 7% Notes discussed above have been registered under the Securities Act of 1933 in accordance with the terms of a registration rights agreement.

On April 1, 2005, Nexstar Broadcasting issued $75.0 million at a price of 98.01%. Proceeds obtained under the offering were net of a $1.1 million payment provided to investors purchasing the notes which was included as a component of the discount.

On October 16, 2008, Nexstar purchased $5 million (face value) of the Company’s outstanding 7% Notes. The cash paid was approximately $3.1 million which included approximately $0.1 million of accrued interest. On October 28, 2008, Nexstar purchased $2.5 million (face value) of the 7% Notes for approximately $1.5 million, which included approximately $0.1 million of accrued interest. As a result of these two transactions, Nexstar recognized a combined gain of $2.9 million. This amount is net of a $0.1 million pro-rata write-off of debt financing costs associated with the 7% Notes.

See Note 24—“Subsequent Events” for a discussion of the 7% Notes exchange offer that occurred in March 2009.

Senior Subordinated PIK Notes

On June 27, 2008, Nexstar Broadcasting, Inc. issued senior subordinated payment-in-kind notes due 2014 (the “PIK Notes”) in aggregate principal amount of $35.6 million at a purchase price equal to 98.25% or $35.0 million. The transaction closed on June 30, 2008.

The PIK Notes bear interest at the rate of: (a) 12% per annum from June 30, 2008 to January 15, 2010, payable entirely during such period by increasing the principal amount of the Notes by an amount equal to the amount of interest then due (“Payment-in-Kind Interest”); (b) 13% per annum, payable entirely in cash, from January 16, 2010

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to July 15, 2010; (c) 13.5% per annum, payable entirely in cash, from July 16, 2010 to January 15, 2011; (d) 14.0% per annum, payable entirely in cash, from January 16, 2011 to July 15, 2011; (e) 14.5% per annum, payable entirely in cash, from July 16, 2011 to January 15, 2012; and (f) 15% per annum, payable entirely in cash, thereafter. The Notes shall bear interest on the increased principal amount thereof from and after the applicable interest payment date on which a payment of Payment-in-Kind Interest is made. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, and shall pay interest on overdue installments of interest and liquidated damages from time to time on demand at the same rate to the extent lawful. Upon the occurrence and continuance of a default or event of default, the applicable rate of interest payable on the Notes shall be increased by 1% (which shall be payable in cash) until such time as such default or event of default has been cured or waived. The Notes mature on January 15, 2014, unless earlier redeemed or repurchased. The PIK Notes are general unsecured senior subordinated obligations subordinated to all of the Company’s senior secured credit facilities.

The Company, at its option, may redeem the Notes in whole or in part, upon not less than 30 nor more than 60 days’ notice, from October 1, 2008 at various redemption prices plus accrued and unpaid interest and liquidated damages thereon to the applicable redemption date. Notwithstanding the foregoing, at any time from January 1, 2010 to June 30, 2010 the Company may redeem Notes at a redemption price equal to 102.50% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any; provided, that on or prior to December 31, 2009 the Company or any of its affiliates enters into a binding and irrevocable agreement to sell, convey or otherwise dispose of all of the Company’s equity interests (by way of merger, consolidation or otherwise) or all of the Company’s assets subject, in each case, to no conditions other than obtaining the approval of the Federal Communications Commission (the “FCC”) for an FCC license transfer in connection with such sale, conveyance or disposition.

Senior Discount Notes

On March 27, 2003, Nexstar Finance Holdings, Inc. (“Nexstar Finance Holdings”), a wholly-owned subsidiary of Nexstar, issued $130.0 million principal amount at maturity of 11.375% senior discount notes (the “11.375% Notes”) at a price of 57.442%. The 11.375% Notes mature on April 1, 2013. Each 11.375% Note will have an accreted value at maturity of $1,000. The 11.375% Notes began accruing cash interest on April 1, 2008 with payments due every six months in arrears on April 1 and October 1. On April 1, 2008, Nexstar redeemed a principal amount of notes outstanding of $46.9 million sufficient to ensure that the 11.375% Notes will not be “Applicable High Yield Discount Obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986. In September 2008, Nexstar repurchased $5.3 million of these notes at par, pursuant to the purchase agreement pertaining to the senior subordinated PIK Notes discussed below. Debt financing costs of $0.1 million were expensed in conjunction with the repurchase. The 11.375% Notes are general unsecured senior obligations effectively subordinated to the Nexstar Facility and are structurally subordinated to the 7% Notes and senior subordinated PIK Notes.

The 11.375% Notes discussed above have been registered under the Securities Act of 1933 in accordance with the terms of a registration rights agreement.

Guarantee of Subordinated and Discount Notes

On September 29, 2004, Nexstar executed full and unconditional guarantees with respect to the 7% Notes, each issued by Nexstar Broadcasting, an indirect subsidiary of Nexstar, and the 11.375% Notes issued by Nexstar Finance Holdings, a wholly-owned subsidiary of Nexstar. Mission is a guarantor of the senior subordinated notes issued by Nexstar Broadcasting.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Collateralization and Guarantees of Debt

The bank credit facilities described above are collateralized by a security interest in substantially all the combined assets, excluding FCC licenses, of Nexstar and Mission. Nexstar and its subsidiaries guarantee full payment of all obligations incurred under the Mission Facility in the event of Mission’s default. Similarly, Mission is a guarantor of the Nexstar Facility and the senior subordinated notes issued by Nexstar Broadcasting.

In consideration of Nexstar’s guarantee of Mission’s senior credit facility, the sole shareholder of Mission has granted Nexstar a purchase option to acquire the assets and assume the liabilities of each Mission station, subject to FCC consent. These option agreements (which expire on various dates between 2011 and 2018) are freely exercisable or assignable by Nexstar without consent or approval by the sole shareholder of Mission. The Company expects these option agreements to be renewed upon expiration.

The 11.375% Notes are general unsecured senior obligations effectively subordinated to the Nexstar facility and are structurally subordinated to the 7% Notes and senior subordinated PIK Notes discussed below.

Debt Covenants

The Nexstar Facility contains covenants which require the Company to comply with certain financial covenant ratios, including (1) a maximum total combined leverage ratio of Nexstar Broadcasting and Mission of 6.50 times the last twelve months operating cash flow (as defined in the credit agreement) for the period of December 31, 2008 through and including June 30, 2010 and (2) a maximum combined senior leverage ratio of Nexstar Broadcasting and Mission of 4.50 times the last twelve months operating cash flow for the period of December 31, 2008 through and including December 30, 2009. The maximum combined senior leverage ratio becomes 4.25 on December 31, 2009. Covenants also include a minimum combined interest coverage ratio of 1.50 to 1.00 for the period of December 31, 2008 through and including June 30, 2010 and a fixed charge coverage ratio of 1.15 to 1.00. Although the Nexstar and Mission senior credit facilities allow for payment of cash dividends to common stockholders, Nexstar and Mission do not currently intend to declare or pay a cash dividend. The covenants, which are formally calculated on a quarterly basis, are based on the combined results of Nexstar Broadcasting and Mission. Mission’s bank credit facility agreement does not contain financial covenant ratio requirements, but does provide for default in the event Nexstar does not comply with all covenants contained in its credit agreement. As of December 31, 2008, we are in compliance with all of our covenants.

In order to make further borrowings under the Nexstar Facility, Nexstar Broadcasting is required to be in compliance with these and other covenants including the requirement that there shall not have occurred any material adverse effect on the operational business assets, properties, condition (financial or otherwise) or prospects of the Company.

Fair Value of Debt

The aggregate carrying amounts and estimated fair value of Nexstar’s and Mission’s debt were as follows:

	December 31, 2008		December 31, 2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(in thousands)
Term loans(1)	$325,174	$293,388	$328,659	$328,659
Revolving credit facilities(1)	$31,000	$27,829	$28,000	$28,000
Senior subordinated notes(2)	$190,778	$78,219	$198,022	$186,000
Senior subordinated PIK notes	$37,345	$16,805	$—	$—
Senior discount notes(2)	$77,820	$26,264	$126,495	$128,700

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	The fair value of bank credit facilities is computed based on borrowing rates currently available to Nexstar and Mission for bank loans with similar terms and average maturities.
(2)	The fair value of Nexstar’s fixed rate debt is estimated based on bid prices obtained from an investment banking firm that regularly makes a market for these financial instruments.

Debt Maturities

At December 31, 2008, scheduled maturities of Nexstar’s and Mission’s debt (undiscounted) are summarized as follows (in thousands):

Year ended December 31,
2009	$3,485
2010	3,485
2011	3,485
2012	345,719
2013	77,820
Thereafter	235,114

$669,108

11. Contract Termination

On March 31, 2008, Nexstar signed a new ten year agreement for national sales representation with two units of Katz Television Group, a subsidiary of Katz Media Group (“Katz”), transferring 24 stations in 14 of its markets from Petry Television Inc. (“Petry”) and Blair Television Inc. (“Blair”). Nexstar, Blair, Petry and Katz entered into a termination and mutual release agreement under which Blair agreed to release Nexstar from its future contractual obligations in exchange for payments totaling $8.0 million. The payments will be paid by Katz on behalf of Nexstar as an inducement for Nexstar to enter into the new long-term contract with Katz. Nexstar recognized a $7.2 million charge associated with terminating the contracts, which is reflected as a non-cash contract termination fees in the accompanying consolidated statement of operations. The $7.2 million charge was calculated as the present value of the future payments to be made by Katz. The liability established as a result of the termination represents an incentive received from Katz that will be accounted for as a termination obligation, and will be recognized on a straight-line basis as a non-cash reduction to operating expenses over the term of the agreement with Katz. As of December 31, 2008, the current portion of this deferred amount of approximately $0.7 million was included in other current liabilities and the long-term portion in the amount of approximately $6.0 million is recorded as deferred representation fee incentive in the accompanying condensed balance sheet.

12. Other Noncurrent Liabilities

Other noncurrent liabilities consist of the following:

	December 31, 2008	December 31, 2007
Deferred rent	$7,222	$5,397
Software agreement obligation	4,281	—
Other	1,772	545

	$13,275	$5,942

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

13. Common Stock

In May 2007, Banc of America Capital Investors L.P. converted 662,529 non-voting shares of Nexstar Class C common stock into an equivalent number of voting shares of Nexstar Class A common stock.

The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of the stockholders. Holders of Class C common stock have no voting rights.

The shares of Class B common stock and Class C common stock are convertible as follows: (i) holders of shares of Class B common stock or Class C common stock may elect at any time to convert their shares into an equal number of shares of Class A common stock; or (ii) the Class B common stock will automatically convert into Class A common stock on a one-for-one basis if the holder transfers to anyone other than a certain group of shareholders; or (iii) if Class B common stock represents less than 10.0% of the total common stock outstanding, all of the Class B common stock will automatically convert into Class A common stock on a one-for-one basis.

The Common stockholders are entitled to receive cash dividends, subject to the rights of holders of any series of Preferred Stock, on an equal per share basis.

14. Stock-Based Compensation Plans

Stock-Based Compensation

The Company measures compensation cost related to stock options based on the grant-date fair value of the award using the Black-Scholes option-pricing model and recognizes it ratably, less estimated forfeitures, over the vesting term of the award. At January 1, 2006, the aggregate value of the unvested portion of previously issued stock options was approximately $6.1 million. Compensation cost related to these stock options is being recognized as expense ratably over the remaining vesting period of the awards which become fully-vested in 2010.

The weighted-average assumptions used in the Black-Scholes calculation for option grants during the years ended December 31, 2008, 2007 and 2006 were as follows:

	2008	2007	2006
Expected volatility	54.25%	48.06%	45.10%
Risk-free interest rates	3.07%	3.63%	4.51%
Expected term	5.34 years	6.0 years	6.15 years
Dividend yields	0%	0%	0%
Fair value per share of options granted	$2.35	$4.55	$2.43

The expected volatility assumption used for stock option grants in 2008, 2007 and 2006 is based on a combination of the historical market prices of Nexstar’s common stock and volatilities of peer companies in the television broadcasting industry over the expected term of the granted option. The Company utilized peer company data due to Nexstar’s limited history of publicly traded shares. During the years ended December 31, 2008, 2007 and 2006, the expected term assumption represents the weighted-average period of time that options granted are expected to be outstanding, giving consideration to vesting periods and historical exercise and post-vesting cancellation experience. Prior to adopting the current accounting and disclosure requirements for share-based payments, expected volatility was based solely on the historical market prices of Nexstar’s common stock and expected term equaled the vesting period of the stock option. The risk-free interest rates used are based on the daily U.S. Treasury yield curve rate in effect at the time of the grant having a period commensurate with the expected term assumption.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company does not currently recognize a tax benefit resulting from compensation costs expensed in the financial statements because the Company provides a valuation allowance against the deferred tax asset resulting from this type of temporary difference since it expects that it will not have sufficient future taxable income to realize such benefit.

Description and Activity of Stock-Based Compensation Plans

Nexstar has two stock-based employee compensation plans: the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) and the 2003 Long-Term Equity Incentive Plan (the “2003 Plan”) (collectively, the “Equity Plans”), which provide for the granting of stock options, stock appreciation rights, restricted stock and performance awards to directors, employees of Nexstar or consultants. Approved by Nexstar’s shareholders on May 30, 2006, a maximum of 1,500,000 shares of Nexstar’s Class A common stock can be issued under the 2006 Plan. Under the 2003 Plan, a maximum of 3,000,000 shares of Nexstar’s Class A common stock can be issued. As of December 31, 2008, a total of 270,000 shares and 453,000 shares were available for future grant under the 2006 Plan and 2003 Plan, respectively.

As of December 31, 2008, options to purchase 3,715,000 shares of Nexstar’s Class A common stock were outstanding under the Equity Plans. Options are granted with an exercise price at least equal to the fair market value of the underlying shares of common stock on the date of the grant, vest over five years and expire ten years from the date of grant. Except as otherwise determined by the compensation committee or with respect to the termination of a participant’s services in certain circumstances, including a change of control, no grant may be exercised within six months of the date of the grant. Upon the employee’s termination, all nonvested options are forfeited immediately and any unexercised vested options are canceled from 30 to 180 days following the termination date. Nexstar intends to issue new shares of its Class A common stock when options are exercised.

During 2006, Nexstar granted 30,000 shares of restricted stock under the 2003 Plan. This award vested monthly in increments of 2,500 shares and became fully vested as of January 23, 2007. The fair value of the award totaled $140 thousand, which was based on the market price of Nexstar’s common stock on the date of grant, and was recognized as an expense ratably over the vesting period. Nexstar recorded $11 thousand and $129 thousand of compensation expense for the years ended December 31, 2007 and 2006, respectively, related to the restricted stock, which was included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

The following table summarizes stock award activity and related information for all of Nexstar’s Equity Plans for the year ended December 31, 2008 (not presented in thousands):

		Outstanding Options
	Shares Available for Grant	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value(2)
Balance at January 1, 2008	153,000	4,293,000	$8.29
Options granted	(105,000)	105,000	$4.63
Options exercised	—	(8,000)	$4.82
Options forfeited/cancelled	675,000	(675,000)	$8.62

Balance at December 31, 2008	723,000	3,715,000	$8.13	6.98	$—

Exercisable at December 31, 2008		2,130,990	$9.31	6.24	$—
Fully vested and expected to vest at December 31, 2008		3,655,718	$8.15	6.95	$—

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	All options granted during the year ended December 31, 2008 had an exercise price equal to the grant-date market price.
(2)	Aggregate intrinsic value includes effects of estimated forfeitures and represents the difference between the closing market price of Nexstar’s common stock on the last day of the fiscal period, which was $0.51 on December 31, 2008, and the exercise price multiplied by the number of options outstanding.

At December 31, 2008, there was approximately $4.6 million of total unrecognized compensation cost, net of estimated forfeitures, related to stock options that is expected to be recognized over a weighted-average period of 3.2 years.

The following table summarizes information about options outstanding as of December 31, 2008 (not presented in thousands):

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/08	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable at 12/31/08	Weighted- Average Exercise Price
$ 2.58 – $ 4.99	1,600,000	7.48	$4.61	738,000	$4.61
$ 5.00 – $ 6.99	55,000	8.71	$5.38	7,000	$5.39
$ 7.00 – $ 8.99	530,000	5.95	$8.62	424,000	$8.62
$ 9.00 – $13.99	715,000	8.82	$9.15	161,000	$9.48
$14.00 – $14.49	815,000	4.96	$14.01	800,990	$14.01

	3,715,000			2,130,990

15. Gain on Asset Exchange

In 2004, the FCC approved a spectrum allocation exchange between Sprint Nextel Corporation (“Nextel”) and public safety entities to eliminate interference being caused to public safety radio licensees by Nextel’s operations. As part of this spectrum exchange, the FCC granted Nextel the right to certain spectrum within the 1.9 GHz band that is currently used by television broadcasters. In order to utilize this spectrum, Nextel is required to relocate the broadcasters to new spectrum by replacing all analog equipment currently used by broadcasters with comparable digital equipment. The Company has agreed to accept the substitute equipment that Nextel will provide and in turn must relinquish its existing equipment back to Nextel. This transition began on a market by market basis beginning in the second quarter of 2007. The equipment the Company receives under this arrangement is recorded at their estimated fair market value and depreciated over estimated useful lives ranging from 5 to 15 years. Management’s determination of the fair market value is derived from the most recent prices paid to manufacturers and vendors for the specific equipment acquired. As equipment is exchanged, the Company records a gain to the extent that the fair market value of the equipment received exceeds the carrying amount of the equipment relinquished. For the years ended December 31, 2008 and 2007, the Company recognized gains of $4.8 million and $2.0 million, respectively from the exchange of this equipment.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Income Taxes

The provision (benefit) for income taxes consisted of the following components:

	Years Ended December 31,
	2008	2007	2006
	(in thousands)
Current tax expense (benefit):
Federal	$—	$(100)	$(500)
State	560	528	35

	560	428	(465)

Deferred tax expense (benefit):
Federal	(5,327)	5,308	3,883
State	(549)	71	401

	(5,876)	5,379	4,284

Income tax expense (benefit)	$(5,316)	$5,807	$3,819

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to loss from operations before income taxes. The sources and tax effects of the differences were as follows:

	Years Ended December 31,
	2008	2007	2006
	(in thousands)
Tax benefit at 35% statutory federal rate	$(29,181)	$(4,888)	$(1,811)
Change in valuation allowance	13,915	10,684	4,384
State and local taxes, net of federal benefit	(1,051)	(86)	1,532
Adjustment to tax reserve liability	—	(100)	(500)
Nondeductible goodwill impairment	10,794	—	—
Other permanent differences	207	197	214

Income tax expense (benefit)	$(5,316)	$5,807	$3,819

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of the net deferred tax liability were as follows:

	December 31,
	2008	2007
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$150,188	$146,510
Other intangible assets	8,575	1,321
Deferred revenue	3,482	3,347
Deferred gain on sale of assets	2,077	2,242
Other	10,205	5,510

Total deferred tax assets	174,527	158,930
Valuation allowance	(166,783)	(152,148)

Net deferred tax assets	7,744	6,782

Deferred tax liabilities:
Property and equipment	(7,124)	(6,147)
Goodwill	(12,088)	(11,949)
FCC licenses	(26,576)	(32,606)

Total deferred tax liabilities	(45,788)	(50,702)

Net deferred tax liability	$(38,044)	$(43,920)

The Company’s benefit from income taxes is primarily the result of the impairment charge which reduced the carrying value of goodwill and other indefinite-lived assets for financial reporting purposes and decreased the deferred tax liability position. The benefit is offset, in part, by a provision for income tax that is primarily comprised of deferred income taxes created by an increase in the deferred tax liabilities position during the year resulting from the amortization of goodwill and other indefinite-lived intangible assets for income tax purposes which are not amortized for financial reporting purposes. These deferred tax liabilities do not reverse on a scheduled basis and are not used to support the realization of deferred tax assets. The Company’s deferred tax assets primarily result from federal and state net operating loss carryforwards (“NOLs”). The Company’s NOLs are available to reduce future taxable income if utilized before their expiration. The Company has provided a valuation allowance for certain deferred tax assets as it believes they may not be realized through future taxable earnings.

On May 18, 2006, the State of Texas enacted legislation to change its existing franchise tax from a tax based on taxable capital or earned surplus to a tax based on modified gross revenue (“Margin Tax”). The former Texas franchise tax structure remained in existence until the end of 2006. Beginning in 2007, the Margin Tax imposes a 1% tax on revenues, less certain costs, as specified in the legislation, generated from Texas activities. Additionally, the legislation provides a temporary credit for Texas business loss carryovers existing through 2006 to be utilized as an offset to the Margin Tax. On June 15, 2007, the Texas Governor signed legislation that provided various technical corrections to the Texas Margin Tax. Based on the changes provided in this newly enacted tax law, the Company adjusted its temporary credit for Texas business loss carryovers to be utilized as an offset to the Margin Tax and a related deferred tax asset during the second quarter of 2007. The effect of the revision made to the temporary credit increased the Company’s deferred tax assets position resulting in approximately a $0.5 million reduction in the deferred state income tax provision for the year ended December 31, 2007.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As discussed in Note 2, the Company adopted interpretive guidance related to uncertainty surrounding tax benefits on January 1, 2007. A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows (in thousands):

Gross unrecognized tax benefits at January 1, 2007	$4,223
Increases in tax positions from prior years	—
Decreases in tax positions from prior years	(446)
Increases in tax positions for current year	—
Settlements	—
Lapse in statute of limitations	(100)

Gross unrecognized tax benefits at December 31, 2007	$3,677

Increases in tax positions from prior years	—
Decreases in tax positions from prior years	—
Increases in tax positions for current year	—
Settlements	—
Lapse in statute of limitations	—

Gross unrecognized tax benefits at December 31, 2008	$3,677

Interest expense and penalties related to the Company’s uncertain tax positions would be reflected as a component of income tax expense in the Company’s Consolidated Statements of Operations. As of December 31, 2007 and 2008, the Company did not accrue interest on the unrecognized tax benefits as an unfavorable outcome upon examination would not result in a cash outlay but would reduce NOLs subject to a valuation allowance.

As of December 31, 2008, the total gross unrecognized tax benefits were approximately $3.7 million. If recognized, this amount would result in a favorable effect on the Company’s effective tax rate excluding impact on the Company’s valuation allowance position. The Company does not expect the amount of unrecognized tax benefits to significantly change in the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is subject to U.S. federal tax examinations for years after 2004. Additionally, any NOLs that were generated in prior years and will be utilized in the future may also be subject to examination by the Internal Revenue Service. State jurisdictions that remain subject to examination are not considered significant.

The valuation allowance increased for the year ended December 31, 2008 by $14.6 million primarily related to the generation of current year net operating losses, the benefit of which may not be realized. The valuation allowance decreased for the year ended December 31, 2007 by $2.4 million related to certain adjustments to the deferred tax assets offset by the generation of net operating losses and other deferred tax assets, the benefit of which may not be realized.

At December 31, 2008, the Company has NOLs available of approximately $420.3 million which are available to reduce future taxable income if utilized before their expiration. The federal NOLs begin to expire in 2008 through 2027 if not utilized. Utilization of NOLs in the future may be limited if changes in the Company’s ownership occurs.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

17. FCC Regulatory Matters

Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the “Communications Act”). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC, and empowers the FCC, among other things, to issue, revoke, and modify broadcasting licenses, determine the location of television stations, regulate the equipment used by television stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for the violation of such regulations. The FCC’s ongoing rule making proceedings could have a significant future impact on the television industry and on the operation of the Company’s stations and the stations it provides services to. In addition, the U.S. Congress may act to amend the Communications Act in a manner that could impact the Company’s stations, the stations it provides services to and the television broadcast industry in general.

Some of the more significant FCC regulatory matters impacting the Company’s operations are discussed below.

Digital Television (“DTV”) Conversion

In February 2009, President Obama signed into law legislation that established June 12, 2009 as the deadline for television broadcasters to complete their transition to DTV-only operations and return their analog spectrum to the FCC. The DTV transmission system delivers video and audio signals of higher quality (including high definition television) than the existing analog transmission system. DTV also has substantial capabilities for multiplexing (the broadcast of several channels of programs concurrently) and data transmission. The introduction of digital television requires consumers to purchase new television sets that are capable of receiving and displaying the DTV signals, or adapters to receive DTV signals and convert them to analog signals for display on their existing receivers.

For the transition period, the FCC allotted each licensed television station a second channel for broadcast of a DTV signal. Stations may broadcast with both analog and DTV signals until June 12, 2009; however all stations must be broadcasting in at least low power digital. Stations are required to simulcast 100% of their analog programming on their DTV channel during the transition period.

As of December 31, 2008, Mission’s stations WFXP, WUTR, WTVO, WYOU, KCIT, KTVE, KAMC and KRBC and Nexstar’s stations WBRE, WROC, KARK, KNWA, KFTA, WMBD, WTAJ, WLYH, KSFX, WQRF, KTAL, WCIA, WTVW, KARD, KAMR, KLBK and KTAB were broadcasting with full-power DTV signals. As of February 17, 2009, Mission’s stations WYOU, KJTL, KSAN, KAMC and WTVO and Nexstar’s stations KARK, KFDX, KFTA, KLBK, KLST, WBRE, WLYH, WMBD and WQRF have terminated analog operations and are broadcasting exclusively in DTV. On March 17, 2009, Nexstar informed the FCC that KTAB would be terminating analog operations and broadcasting exclusively in DTV as of May 12, 2009, that station WJET would be terminating analog operations and broadcasting exclusively in DTV as of April 17, 2009, that stations KSVI, WDHN, KNWA, KSNF, KARD, KTAL and KSFX would be terminating analog operations and broadcasting exclusively in DTV as of April 16, 2009 and that stations KAMR, KBTV, WCIA, WCFN, WTVW, WFFT, WTAJ, KMID, WROC, KQTV, WTWO, WFXV and WHAG would be terminating analog operations and broadcasting exclusively in DTV as of the final DTV transition date of June 12, 2009. On March 17, 2009, Mission informed the FCC that station KRBC would be terminating analog operations and broadcasting exclusively in DTV as of May 12, 2009, that station WFXP would be terminating analog operations and broadcasting exclusively in DTV as of April 17, 2009, that stations KHMT, KTVE and KOLR would be terminating analog operations and broadcasting exclusively in DTV as of April 16, 2009, and that stations KCIT, KODE, WFXW and WUTR would be terminating analog operations and broadcasting exclusively in DTV as of the final DTV conversion date of June 12, 2009.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In addition, Nexstar stations KBTV, KMID, KSNF, KLST and KQTV and Mission station WFXW hold construction permits issued by the FCC to build higher-power DTV facilities by August 18, 2009. All of the Nexstar and Mission stations holding such construction permits are expected to complete construction on or before that deadline.

DTV conversion expenditures were $23.3 million, $8.6 million and $14.3 million, respectively, for the years ended December 31, 2008, 2007 and 2006. The Company will incur various capital expenditures to modify the remaining Nexstar and Mission stations’ DTV transmitting equipment for full-power DTV operations, including costs for the transmitter, transmission line, antenna and installation, and estimated costs for tower upgrades, replacements and/or modifications. The Company anticipates these expenditures will be funded through available cash on hand and cash generated from operations as incurred in future years.

Media Ownership

In 2006, the FCC initiated a rulemaking proceeding which provides for a comprehensive review of all of its media ownership rules, as required by the Communications Act. The Commission is considering rules relating to ownership of two or more TV stations in a market, ownership of local TV and radio stations by daily newspapers in the same market, cross-ownership of local TV and radio stations, and changes to how the national TV ownership limits are calculated. The proceeding has included several public hearings that were held throughout the country in 2008. At this time, it is not possible to predict the outcome of any changes, if any, to the FCC’s media ownership rules.

18. Commitments and Contingencies

Broadcast Rights Commitments

Broadcast rights acquired for cash under license agreements are recorded as an asset and a corresponding liability at the inception of the license period. Future minimum payments arising from unavailable future broadcast license commitments outstanding are as follows at December 31, 2008 (in thousands):

Year ended December 31,
2009	$1,979
2010	5,040
2011	3,749
2012	2,129
2013	396
Thereafter	98

Future minimum payments for unavailable cash broadcast rights	$13,391

Unavailable broadcast rights commitments represent obligations to acquire cash program rights for which the license period has not commenced and, accordingly, for which no asset or liability has been recorded.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Operating Leases

The Company leases office space, vehicles, towers, antennae sites, studio and other operating equipment under noncancelable operating lease arrangements expiring through May 2027. Charges to operations for such leases aggregated approximately $6.1 million, $5.4 million and $5.2 million for the years ended December 31, 2008 , 2007 and 2006, respectively. Future minimum lease payments under these operating leases are as follows at December 31, 2008 (in thousands):

Year ended December 31,
2009	$4,236
2010	4,028
2011	4,104
2012	4,206
2013	4,532
Thereafter	41,930

$63,036

Guarantee of Mission Debt

Nexstar and its subsidiaries guarantee full payment of all obligations incurred under Misson’s senior credit facility agreement. In the event that Mission is unable to repay amounts due under its credit facility, Nexstar will be obligated to repay such amounts. The maximum potential amount of future payments that Nexstar would be required to make under this guarantee would be generally limited to the amount of borrowings outstanding under the Mission credit facility. At December 31, 2008, Mission had $174.1 million outstanding under its senior credit facility.

Indemnification Obligations

In connection with certain agreements that the Company enters into in the normal course of its business, including local service agreements, business acquisitions and borrowing arrangements, the Company enters into contractual arrangements under which the Company agrees to indemnify the third party to such arrangement from losses, claims and damages incurred by the indemnified party for certain events as defined within the particular contract. Such indemnification obligations may not be subject to maximum loss clauses and the maximum potential amount of future payments the Company could be required to make under these indemnification arrangements may be unlimited. Historically, payments made related to these indemnifications have been immaterial and the Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements.

Collective Bargaining Agreements

As of December 31, 2008, certain technical, production and news employees at six of the Company’s stations are covered by collective bargaining agreements. The Company believes that employee relations are satisfactory and has not experienced any work stoppages at any of its stations. However, there can be no assurance that the collective bargaining agreements will be renewed in the future or that the Company will not experience a prolonged labor dispute, which could have a material adverse effect on its business, financial condition, or results of operations.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Litigation

From time to time, the Company is involved with claims that arise out of the normal course of its business. In the opinion of management, any resulting liability with respect to these claims would not have a material adverse effect on the Company’s financial position or results of operations.

19. Condensed Consolidating Financial Information

The following condensed consolidating financial information presents the financial position, results of operations and cash flows of the Company and each of its 100%, directly or indirectly, owned subsidiaries. This information is presented in lieu of separate financial statements and other related disclosures pursuant to Regulation S-X Rule 3-10 of the Securities Exchange Act of 1934, as amended, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or being Registered.”

The Nexstar column presents the parent company’s financial information (not including any subsidiaries). The Nexstar Holdings column presents its financial information (not including any subsidiaries). The Nexstar Broadcasting column presents the financial information of Nexstar Broadcasting. The Mission column presents the financial information of Mission, an entity which Nexstar Broadcasting is required to consolidate as a variable interest entity (see Note 2). All subsidiaries are accounted for using the equity method of accounting.

Prior periods have been reclassified to conform to current presentation.

The Company and its subsidiaries have the following notes outstanding:

1.	Nexstar Holdings, which is a wholly-owned subsidiary of Nexstar, has 11.375% senior discount notes (“11.375% Notes”) due in 2013. The 11.375% Notes are fully and unconditionally guaranteed by Nexstar but not guaranteed by any other entities.

2.	Nexstar Broadcasting, Inc., which is a wholly-owned subsidiary of Nexstar Holdings, has the following notes outstanding:

(a)	7% Senior Subordinated Notes (“7% Notes”) due 2014. The 7% Notes are fully and unconditionally guaranteed by Nexstar and Mission. These notes are not guaranteed by any other entities.

(b)	Senior Subordinated PIK Notes due 2014 (“Senior Subordinated PIK Notes”). The Senior Subordinated PIK Notes currently bear interest at 12% subject to increases over time. The Senior Subordinated PIK Notes are fully and unconditionally guaranteed by Nexstar. The Senior Subordinated PIK Notes are not guaranteed by Mission or any other entity.

Neither Mission nor Nexstar Broadcasting has any subsidiaries.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

BALANCE SHEET

December 31, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$14,408	$1,426	$—	$—	$15,834
Due from Mission	—	15,468	—	—	(15,468)	—
Other current assets	—	64,369	4,665	6	—	69,040

Total current assets	—	94,245	6,091	6	(15,468)	84,874
Investments in subsidiaries eliminated upon consolidation	(65,164)	—	—	15,528	49,636	—
Amounts due from parents eliminated upon consolidation	—	(58)	—	—	58	—
Property and equipment, net	—	106,609	29,269	—	—	135,878
Goodwill	—	96,997	18,635	—	—	115,632
FCC licenses	—	102,362	22,695	—	—	125,057
Other intangible assets, net	—	119,186	30,665	—	—	149,851
Other noncurrent assets	1	11,261	2,723	1,310	—	15,295

Total assets	$(65,163)	$530,602	$110,078	$16,844	$34,226	$626,587

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$—	$—	$3,485
Due to Nexstar Broadcasting	—	—	15,468	—	(15,468)	—
Other current liabilities	—	44,621	7,037	2,212	128	53,998

Total current liabilities	—	46,379	24,232	2,212	(15,340)	57,483
Debt	—	408,452	172,360	77,820	—	658,632
Amounts due to subsidiary eliminated upon consolidation	(2,006)	—	—	1,973	33	—
Other noncurrent liabilities	(3)	60,243	15,513	3	(128)	75,628

Total liabilities	(2,009)	515,074	212,105	82,008	(15,435)	791,743

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders’ equity (deficit)	(63,438)	15,528	(102,027)	(65,164)	49,661	(165,440)

Total stockholders’ equity (deficit)	(63,154)	15,528	(102,027)	(65,164)	49,636	(165,156)

Total liabilities and stockholders’ equity (deficit)	$(65,163)	$530,602	$110,078	$16,844	$34,226	$626,587

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

BALANCE SHEET

December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
ASSETS
Current assets:
Cash and cash equivalents	$—	$6,310	$9,916	$—	$—	$16,226
Due from Mission	—	18,485	—	—	(18,485)	—
Other current assets	145	68,146	3,927	6	(145)	72,079

Total current assets	145	92,941	13,843	6	(18,630)	88,305
Investments in subsidiaries eliminated upon consolidation	5,361	—	—	132,130	(137,491)	—
Amounts due from parents eliminated upon consolidation	—	2,377	—	—	(2,377)	—
Property and equipment, net	—	91,558	20,061	—	(7)	111,612
Goodwill	—	134,564	17,122	—	—	151,686
FCC licenses	—	135,059	28,736	—	—	163,795
Other intangible assets, net	—	142,243	36,368	—	—	178,611
Other noncurrent assets	1	10,183	2,825	1,694	(10)	14,693

Total assets	$5,507	$608,925	$118,955	$133,830	$(158,515)	$708,702

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$—	$1,758	$1,727	$46,906	$—	$50,391
Due to Nexstar Broadcasting	—	—	18,485	—	(18,485)	—
Other current liabilities	—	43,904	5,626	—	(144)	49,386

Total current liabilities	—	45,662	25,838	46,906	(18,629)	99,777
Debt	—	377,109	174,087	79,589	—	630,785
Amounts due to subsidiary eliminated upon consolidation	404	—	—	1,973	(2,377)	—
Other noncurrent liabilities	—	54,024	13,517	—	(11)	67,530

Total liabilities	404	476,795	213,442	128,468	(21,017)	798,092

Stockholders’ equity (deficit):
Common stock	284	—	—	—	—	284
Other stockholders’ equity (deficit)	4,819	132,130	(94,487)	5,362	(137,498)	(89,674)

Total stockholders’ equity (deficit)	5,103	132,130	(94,487)	5,362	(137,498)	(89,390)

Total liabilities and stockholders’ equity (deficit)	$5,507	$608,925	$118,955	$133,830	$(158,515)	$708,702

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$278,284	$6,635	$—	$—	$284,919
Revenue between consolidated entities	—	8,090	35,283	—	(43,373)	—

Net revenue	—	286,374	41,918	—	(43,373)	284,919

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	71,882	6,405	—	—	78,287
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	1	87,872	2,595	—	—	90,468
Local service agreement fees between consolidated entities	—	35,283	8,090	—	(43,373)	—
Non-cash contract termination fee	—	7,167	—	—	—	7,167
Impairment of goodwill and intangible assets		70,957	11,438	—	—	82,395
Amortization of broadcast rights	—	15,694	4,729	—	—	20,423
Amortization of intangible assets	—	22,726	5,403	—	—	28,129
Depreciation	—	17,687	3,337	—	—	21,024
(Gain) loss on asset exchange		(3,907)	(869)	—	—	(4,776)
(Gain) loss on property and asset disposal, net	—	253	(352)	56	—	(43)

Total operating expenses	1	325,614	40,776	56	(43,373)	323,074

Income (loss) from operations	(1)	(39,240)	1,142	(56)	—	(38,155)
Interest expense, including amortization of debt financing costs	—	(28,641)	(9,472)	(10,719)	—	(48,832)
Gain on extinguishment of debt	—	2,897	—	—	—	2,897
Equity in loss of subsidiaries	(70,518)	—	—	(59,743)	130,261	—
Other income, net	—	662	53	—	—	715

Loss before income taxes	(70,519)	(64,322)	(8,277)	(70,518)	130,261	(83,375)
Income tax (expense) benefit	—	4,579	737	—	—	5,316

Net loss	$(70,519)	$(59,743)	$(7,540)	$(70,518)	$130,261	$(78,059)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$260,075	$6,726	$—	$—	$266,801
Revenue between consolidated entities	—	7,860	30,556	—	(38,416)	—

Net revenue	—	267,935	37,282	—	(38,416)	266,801

Operating expenses (income):
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	68,980	5,148	—	—	74,128
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	(105)	84,598	2,280	—	—	86,773
Local service agreement fees between consolidated entities	—	30,556	7,860	—	(38,416)	—
Amortization of broadcast rights	—	17,188	4,269	—	—	21,457
Amortization of intangible assets	—	20,309	5,362	—	—	25,671
Depreciation	—	16,983	3,241	—	(15)	20,209
Gain on asset exchange	—	(1,645)	(317)	—	—	(1,962)
Loss (gain) on asset disposal, net	—	(109)	92	—	—	(17)

Total operating expenses (income)	(105)	236,860	27,935	—	(38,431)	226,259

Income from operations	105	31,075	9,347	—	15	40,542
Interest expense, including amortization of debt financing costs	—	(29,099)	(12,344)	(13,597)	—	(55,040)
Equity in loss of subsidiaries	(15,853)	—	—	(2,256)	18,109	—
Other income, net	—	440	92	—	—	532

Income (loss) before income taxes	(15,748)	2,416	(2,905)	(15,853)	18,124	(13,966)
Income tax expense	—	(4,672)	(1,135)	—	—	(5,807)

Net loss	$(15,748)	$(2,256)	$(4,040)	$(15,853)	$18,124	$(19,773)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Net broadcast revenue (including trade and barter)	$—	$259,412	$5,757	$—	$—	$265,169
Revenue between consolidated entities	—	7,820	32,556	—	(40,376)	—

Net revenue	—	267,232	38,313	—	(40,376)	265,169

Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown separately below)	—	66,755	4,710	—	—	71,465
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	101	82,802	2,390	—	—	85,293
Local service agreement fees between consolidated entities	—	32,556	7,820	—	(40,376)	—
Amortization of broadcast rights	—	15,762	3,939	—	—	19,701
Amortization of intangible assets	—	18,739	5,396	—	—	24,135
Depreciation	—	14,815	3,286	—	(15)	18,086
Loss on asset disposal, net	—	627	12	—	—	639

Total operating expenses	101	232,056	27,553	—	(40,391)	219,319

Income (loss) from operations	(101)	35,176	10,760	—	15	45,850
Interest expense, including amortization of debt financing costs	—	(26,996)	(12,315)	(12,203)	(269)	(51,783)
Loss on extinguishment of debt	—	—	(269)	—	269	—
Equity in earnings (loss) of subsidiaries	(5,970)	—	—	6,233	(263)	—
Other income, net	—	700	60	—	—	760

Income (loss) before income taxes	(6,071)	8,880	(1,764)	(5,970)	(248)	(5,173)
Income tax expense	—	(2,647)	(1,172)	—	—	(3,819)

Net income (loss)	$(6,071)	$6,233	$(2,936)	$(5,970)	$(248)	$(8,992)

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2008

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$56,563	$8,768	$52,180	$(56,864)	$60,648
Cash flows from investing activities:
Additions to property and equipment	—	(22,607)	(8,186)	—	—	(30,793)
Acquisition of broadcast properties and related transaction costs	—	—	(7,923)	—	—	(7,923)
Down payment on acquisition of stations		(400)				(400)
Other investing activities	—	46	578	—	—	624

Net cash used for investing activities	—	(22,961)	(15,531)	—	—	(38,492)

Cash flows from financing activities:
Proceeds from debt issuance	—	35,000	—	—	—	35,000
Repayment of long-term debt	—	(56,375)	(1,727)	(52,180)	—	(110,282)
Proceeds from revolver draws	—	53,000	—	—	—	53,000
Payments for debt financing costs	—	(304)	—	—	—	(304)
Inter-company dividends paid	—	(56,864)	—	—	56,864	—
Other financing activities	—	38	—	—	—	38

Net cash provided by (used for) financing activities	—	(25,505)	(1,727)	(52,180)	56,864	(22,548)

Net increase (decrease) in cash and cash equivalents	—	8,098	(8,490)	—	—	(392)
Cash and cash equivalents at beginning of year	—	6,310	9,916	—	—	16,226

Cash and cash equivalents at end of year	$—	$14,408	$1,426	$—	$—	$15,834

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Cash flows provided by (used for) operating activities	$(153)	$33,232	$3,908	$—	$—	$36,987

Cash flows from investing activities:
Additions to property and equipment, net	—	(16,080)	(2,461)	—	—	(18,541)
Down payment on acquisition of stations	—	—	(387)	—	—	(387)
Other investing activities	—	314	6	—	—	320

Net cash used for investing activities	—	(15,766)	(2,842)	—	—	(18,608)

Cash flows from financing activities:
Repayment of long-term debt	—	(19,758)	(1,727)	—	—	(21,485)
Proceeds from revolver draws	—	1,000	7,000	—	—	8,000
Other financing activities	153	—	—	—	—	153

Net cash provided by (used for) financing activities	153	(18,758)	5,273	—	—	(13,332)

Net increase (decrease) in cash and cash equivalents	—	(1,292)	6,339	—	—	5,047
Cash and cash equivalents at beginning of period	—	7,602	3,577	—	—	11,179

Cash and cash equivalents at end of period	$—	$6,310	$9,916	$—	$—	$16,226

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

(in thousands)

	Nexstar	Nexstar Broadcasting	Mission	Nexstar Holdings	Eliminations	Consolidated Company
Cash flows provided by operating activities	$—	$47,946	$6,516	$—	$—	$54,462

Cash flows from investing activities:
Additions to property and equipment	—	(21,718)	(2,636)	—	—	(24,354)
Acquisition of broadcast properties and related transaction costs	—	(55,521)	—	—	—	(55,521)
Other investing activities	—	583	20	—	—	603

Net cash used for investing activities	—	(76,656)	(2,616)	—	—	(79,272)

Cash flows from financing activities:
Repayment of long-term debt	—	(13,758)	(1,727)	—	—	(15,485)
Proceeds from revolver draws	—	38,000	—	—	—	38,000
Other financing activities	—	(13)	—	—	—	(13)

Net cash provided by (used for) financing activities	—	24,229	(1,727)	—	—	22,502

Net increase (decrease) in cash and cash equivalents	—	(4,481)	2,173	—	—	(2,308)
Cash and cash equivalents at beginning of year	—	12,083	1,404	—	—	13,487

Cash and cash equivalents at end of year	$—	$7,602	$3,577	$—	$—	$11,179

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20. Employee Benefits

Nexstar and Mission have established retirement savings plans under Section 401(k) of the Internal Revenue Code (the “Plans”). The Plans cover substantially all employees of Nexstar and Mission who meet minimum age and service requirements, and allow participants to defer a portion of their annual compensation on a pre-tax basis. Employer contributions to the Plans may be made at the discretion of Nexstar and Mission. In 2008, neither Nexstar or Mission made contributions to the Plans. Nexstar recorded contributions of $0.6 million and $0.5 million for the years ended December 31, 2007 and 2006, respectively. Mission recorded contributions of $17 thousand and $12 thousand for the years ended December 31, 2007 and 2006, respectively.

Under a collective bargaining agreement, the Company contributes three percent (3%) of the gross monthly payroll of certain covered employees toward their pension benefits. Employees must have completed 90 days of service to be eligible for the contribution. The Company’s pension benefit contribution totaled $20 thousand, $25 thousand and $26 thousand for the years ended December 31, 2008, 2007 and 2006, respectively.

21. Related Party Transactions

Pursuant to a management services agreement, Mission paid compensation to its sole shareholder in the amount of $0.3 million for the year ended December 31, 2008 and $0.4 million for each of the years ended December 31, 2007 and 2006, respectively, which was included in selling, general and administrative expenses in the Company’s consolidated statement of operations.

22. Unaudited Quarterly Data

	Quarter Ended
	March 31, 2008	June 30, 2008	September 30, 2008(1)	December 31, 2008(2)
	(in thousands, except per share amounts)
Net revenue	$63,712	$70,618	$70,275	$80,314
Income (loss) from operations	(61)	16,166	(36,799)	(17,461)
Income (loss) before income taxes	(13,649)	5,511	(48,331)	(26,906)
Net income (loss)	(15,328)	3,877	(45,328)	(21,280)
Basic and diluted net income (loss) per share	$(0.54)	$0.14	$(1.59)	$(0.75)
Basic and diluted weighted average shares outstanding	28,418	28,422	28,425	28,425

	Quarter Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
	(in thousands, except per share amounts)
Net revenue	$62,054	$68,729	$64,463	$71,555
Income from operations	6,103	13,421	8,325	12,693
Loss before income taxes	(7,501)	(205)	(5,337)	(923)
Net loss	(9,033)	(1,291)	(6,844)	(2,605)
Basic and diluted net loss per share	$(0.32)	$(0.05)	$(0.24)	$(0.09)
Basic and diluted weighted average shares outstanding	28,393	28,402	28,402	28,408

(1)	The Company recognized impairment charges to goodwill, FCC licenses and network affiliation agreements of $ 27.8 million, $19.7 million and $1.0 million, respectively, in the third quarter of 2008. See Footnote 8 for additional information.
(2)	The Company recognized impairment charges to goodwill, FCC licenses and network affiliation agreements of $11.1 million, $21.7 million and $1.1 million, respectively, in the fourth quarter of 2008. See Footnote 8 for additional information.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

23. Valuation and Qualifying Accounts

Allowance for Doubtful Accounts Rollforward

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Deductions(1)	Balance at End of Period
Year ended December 31, 2006	$863	$963	$(765)	$1,061
Year ended December 31, 2007	1,061	1,112	(965)	1,208
Year ended December 31, 2008	1,208	959	(1,335)	832

(1)	Uncollectible accounts written off, net of recoveries.

Valuation Allowance for Deferred Tax Assets Rollforward

	Balance at Beginning of Period	Additions Charged to Costs and Expenses(1)	Additions Charged to Other Accounts	Deductions(2)	Balance at End of Period
Year ended December 31, 2006	$150,125	$4,384	$—	$—	$154,509
Year ended December 31, 2007	154,509	10,684	—	(13,045)	152,148
Year ended December 31, 2008	152,148	13,915	720	—	166,783

(1)	Increase in valuation allowance related to the generation of net operating losses and other deferred tax assets.
(2)	Decrease in valuation allowance associated with adjustments to certain deferred tax assets and their related allowance.

24. Subsequent Events

On October 6, 2008, Nexstar entered into a purchase agreement to acquire substantially all of the assets of KARZ (formerly KWBF), the MyNetworkTV affiliate serving the Little Rock, Arkansas market for $4.0 million (base price) subject to working capital adjustments. This acquisition closed on March 12, 2009.

On January 28, 2009, Nexstar entered into an agreement to acquire the assets of WCWJ the CW affiliate serving the Jacksonville, Florida market, for $18.0 million (base) subject to working capital adjustments. The transaction is expected to close in the second quarter of 2009.

On February 27, 2009, Nexstar announced the commencement of an offer to exchange up to $143,600,000 aggregate principal amount of its outstanding $191,510,000 in aggregate principal amount of 7% senior subordinated notes due 2014 (CUSIP No. 65336YAB9) (the “Old Notes”) in exchange for (i) up to $143,600,000 in aggregate principal amount of Nexstar Broadcasting’s 7% senior subordinated PIK Notes due 2014 (the “New Notes”), to be guaranteed by each of the existing guarantors to the Old Notes and (ii) cash. The total exchange price received by tendering holders of the Old Notes in the exchange offer included an early participation payment of $30.00 per $1,000 principal amount of Old Notes payable only to holders who tendered their Old Notes at or before 5:00 p.m. New York City time on March 10, 2009, subject to extension (referred to as the “early participation date”), which is in addition to the $93.10 per $1,000 principal amount of Old Notes payable to all holders who validly tendered their Old Notes on or prior to March 26, 2009 (referred to as the “expiration date”). The early participation payment was paid in the exchange offer only to eligible holders who validly tendered their Old Notes on or prior to the early participation date and did not validly withdraw their tenders.

NEXSTAR BROADCASTING GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Holders who validly tendered their Old Notes after the early participation date and on or prior to the expiration date were eligible to receive $93.10 per $1,000 principal amount of Old Notes tendered. The exchange offer expired at 12:00 midnight, New York City time, on March 26, 2009. The exchange closed on March 30, 2009.

During the first quarter of 2009, the Company repurchased a total of $27.9 million (face amount) of its 11.375% notes and $1.0 million (face amount) of its 7% notes for a total of $10.0 million, plus accrued interest of $1.0 million.

$42,628,184

NEXSTAR BROADCASTING, INC.

Exchange Offer for

Senior Subordinated PIK Notes due 2014

PROSPECTUS

            , 2009

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until             , 2010, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

General Corporation Law

(a) Nexstar Broadcasting, Inc.

Article 8 of the Certificate of Incorporation of Nexstar Broadcasting, Inc. (“Nexstar”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or person of whom he is the legal representative), is or was a director or officer of Nexstar as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Nexstar to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware against all expense, liability and loss and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators. The by-laws of Nexstar do not provide for any indemnification provisions.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify director, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

(b) Nexstar Broadcasting Group, Inc.

Article 5 of the Certificate of Incorporation of Nexstar Broadcasting Group, Inc. provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he (or person of whom he is the legal representative), is or was a director or officer of Nexstar Broadcasting Group, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by Nexstar Broadcasting Group, Inc. to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware against all expense, liability and loss and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators. The by-laws of Nexstar do not provide for any indemnification provisions.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify director, officers, employees or agents against expenses, judgments an fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

Item 21. Exhibits and Financial Statement Schedules.

1. Exhibits.

Exhibit No.	Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

3.2	Amended and Restated By-Laws of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

4.1	Specimen Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

4.2	Form of Stockholders Agreement among Nexstar Broadcasting Group, Inc., ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P., Perry A. Sook and the other stockholders named therein. (Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

4.3	Indenture dated as of June 30, 2008, by and between Nexstar Broadcasting, Inc. and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)

4.4	First Supplemental Indenture, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Gurantor, and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)

4.5	Guarantee, dated as of June 30, 2008, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture dated as of June 30, 2008 by and between Nexstar Broadcasting, Inc. and The Bank of New York, as amended and supplemented by the Supplemental Indenture referred to above. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)

4.6	Form of Note†

5.1	Opinion of Kirkland & Ellis LLP†

10.1	Executive Employment Agreement, dated as of January 5, 1998, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc., as amended on January 5, 1999. (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.2	Amendment to Employment Agreement, dated as of May 10, 2001, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.3	Executive Employment Agreement, dated as of January 5, 1998, by and between Duane Lammers and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999. (Incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.4	Addendum to Employment Agreement, dated February 9, 2001, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

Exhibit No.	Exhibit Index

10.5	Executive Subscription Agreement, dated as of December 31, 1999, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.6	Executive Employment Agreement, dated as of January 5, 1998, by and between Shirley Green and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999. (Incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.7	Second Addendum to Employment Agreement, dated as of February 6, 2002, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.20 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)#

10.8	Executive Subscription Agreement, dated as of December 31, 1999, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.9	Executive Employment Agreement, dated as of December 31, 1999, by and between Richard Stolpe and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.10	Purchase and Sale Agreement, dated as of December 31, 2001, by and among Mission Broadcasting of Joplin, Inc., GOCOM Broadcasting of Joplin, LLC and GOCOM of Joplin License Sub, LLC. (Incorporated by reference to Exhibit 10.24 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.11	Time Brokerage Agreement, dated as of December 31, 2001, by and between GOCOM of Joplin License Sub, LLC and Mission Broadcasting of Joplin, Inc. (Incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.12	Outsourcing Agreement, dated as of December 1, 2001, by and among WYZZ, Inc., WYZZ License, Inc. and Nexstar Broadcasting of Peoria, L.L.C. (Incorporated by reference to Exhibit 10.26 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.13	Option Agreement, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.42 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.14	Shared Services Agreement, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.43 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.15	Agreement of the Sale of Commercial Time, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.44 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

Exhibit No.	Exhibit Index

10.16	Option Agreement, dated as of May 19, 1998, among Bastet Broadcasting, Inc., David Smith and Nexstar Broadcasting of Northeastern Pennsylvania, L.P. (Incorporated by reference to Exhibit 10.45 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.17	Shared Services Agreement, dated as of January 5, 1998, between Nexstar Broadcasting Group, L.P. and Bastet Broadcasting, Inc. (Incorporated by reference to Exhibit 10.46 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.18	Option Agreement, dated as of November 30, 1998, among Bastet Broadcasting, Inc., David Smith and Nexstar Broadcasting Group, L.L.C. (Incorporated by reference to Exhibit 10.47 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.19	Time Brokerage Agreement, dated as of April 1, 1996, by and between SJL Communications, L.P. and NV Acquisitions Co. (Incorporated by reference to Exhibit 10.48 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.20	Amendment, dated as of July 31, 1998, to Time Brokerage Agreement, dated as of April 1, 1996, between SJL Communications, L.P. and NV Acquisitions Co. (Incorporated by reference to Exhibit 10.49 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.21	Option Agreement, dated as of April 1, 2002, by and between Mission Broadcasting of Joplin, Inc. and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.50 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.22	Shared Services Agreement, dated as of April 1, 2002, by and between Mission Broadcasting of Joplin, Inc. and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.23	Addendum to Employment Agreement, dated as of August 14, 2002, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.52 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.24	Amendment to Option Agreements, dated as of October 18, 2002, among Mission Broadcasting, Inc., David Smith, Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C., Nexstar Broadcasting Group, L.L.C., Nexstar Broadcasting of Wichita Falls, L.L.C., and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.54 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.25	Modifications to Employment Agreement, dated as of September 26, 2002, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.55 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.26	Asset Purchase Agreement, dated as of December 13, 2002, by and among LIN Television Corporation, TVL Broadcasting of Abilene, Inc., Abilene Broadcasting, L.L.C. and Mission Broadcasting, Inc. (Incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

Exhibit No.	Exhibit Index

10.27	Local Marketing Agreement, dated as of December 13, 2002, by and among LIN Television Corporation, TVL Broadcasting of Abilene, Inc., Abilene Broadcasting, L.L.C. and Mission Broadcasting, Inc. (Incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.28	Stock Purchase Agreement, dated as of December 30, 2002, by and among Nexstar Broadcasting Group, L.L.C., Nexstar Broadcasting of Little Rock, L.L.C., Nexstar Broadcasting of Dothan, L.L.C., Morris Network, Inc., United Broadcasting Corporation, KARK-TV, Inc. and Morris Network of Alabama, Inc. (Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.29	Time Brokerage Agreement, dated as of December 30, 2002, by and between KARK-TV, Inc. and Nexstar Broadcasting of Little Rock, L.L.C. (Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.30	Time Brokerage Agreement, dated as of December 30, 2002, by and between Morris Network of Alabama, Inc. and Nexstar Broadcasting of Dothan, L.L.C. (Incorporated by reference to Exhibit 10.51 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.31	Shared Services Agreement, dated as of June 13, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of Abilene, L.L.C. (Incorporated by reference to Exhibit 10.63 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.32	Option Agreement, dated as of June 13, 2003, among Mission Broadcasting, Inc., David Smith and Nexstar Broadcasting of Abilene, L.L.C. (Incorporated by reference to Exhibit 10.64 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.33	Shared Services Agreement, dated as of May 9, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.34	Agreement for the Sale of Commercial Time, dated as of May 9, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.35	Option Agreement, dated as of May 9, 2003, among Mission Broadcasting, Inc., David Smith and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.36	Executive Employment Agreement, dated as of September 11, 2000, by and between Timothy Busch and Nexstar Broadcasting of Rochester, L.L.C. (Incorporated by reference to Exhibit 10.68 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.37	Addendum to Employment Agreement, dated as of August 14, 2002, by and between Timothy Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.69 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

Exhibit No.	Exhibit Index

10.38	Executive Employment Agreement, dated as of May 1, 2003, by and between Brian Jones and Nexstar Broadcasting Group, L.L.C. (Incorporated by reference to Exhibit 10.70 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.39	Indenture, among Nexstar Finance Holdings, L.L.C., Nexstar Finance Holdings, Inc., Mission Broadcasting, Inc. and The Bank of New York, dated as of March 27, 2003. (Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.40	Addendum to Employment Agreement, dated as of May 20, 2003, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.74 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.41	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.75 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.42	Addendum to Employment Agreement, dated as of May 12, 2003, by and between Timothy C. Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.76 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.43	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Timothy C. Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.77 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.44	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Brian Jones and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.78 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.45	Limited Consent, Waiver and Seventh Amendment to Credit Agreement, dated as of September 5, 2003, among Quorum Broadcasting Company, Inc., Quorum Broadcasting Company, LLC, VHR Broadcasting, Inc., Mission Broadcasting of Amarillo, Inc., Quorum Broadcast Holdings, LLC, Quorum Broadcast Holdings, Inc., the Lenders parties thereto and Bank of America, N.A. (Incorporated by reference to Exhibit 10.81 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)
10.46	Amendment No. 1 to the Reorganization Agreement, dated as of November 3, 2003, by and between Nexstar Broadcasting Group, L.L.C. and Quorum Broadcast Holdings, LLC. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.47	Purchase and Sale Agreement, dated as of October 13, 2003, by and between Nexstar Finance, L.L.C. and J.D.G. Television, Inc. (Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.48	Time Brokerage Agreement, dated as of October 13, 2003, by and between Nexstar Finance, L.L.C. and J.D.G. Television, Inc. (Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.49	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Richard Stolpe and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.87 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

Exhibit No.	Exhibit Index

10.50	Addendum to Employment Agreement, dated as of August 25, 2003, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.51	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.52	First Restated Security Agreement, dated as of December 30, 2003 by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. in favor of Bank of America, N.A., as collateral agent. (Incorporated by reference to Exhibit 10.87 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

10.53	First Restated Pledge and Security Agreement, dated as of December 30, 2003, by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. in favor of Bank of America, N.A., as collateral agent. (Incorporated by reference to Exhibit 10.88 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

10.54	First Restated Guaranty, dated as of December 30, 2003, executed by Nexstar Broadcasting Group, Inc. and Nexstar Finance Holdings, Inc. for Nexstar Broadcasting, Inc.’s Guaranteed Obligations in favor of the guaranteed parties defined therein. (Incorporated by reference to Exhibit 10.89 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

10.55	First Restated Guaranty, dated as of December 30, 2003, executed by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. for Mission Broadcasting, Inc.’s Guaranteed Obligations in favor of the guaranteed parties defined therein. (Incorporated by reference to Exhibit 10.90 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

10.56	Indenture, among Nexstar Broadcasting, Inc., the guarantors defined therein and The Bank of New York, dated as of December 30, 2003. (Incorporated by reference to Exhibit 10.91 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

10.57	Amendment to Agreement for Sale of Commercial Time, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KAMC-KLBK). (Incorporated by reference to Exhibit 10.91 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.58	Amendment to Shared Services Agreement, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KAMC-KLBK). (Incorporated by reference to Exhibit 10.92 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.59	Amendment to Agreement for Sale of Commercial Time, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KOLR-KSFX). (Incorporated by reference to Exhibit 10.93 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.60	Amendment to Shared Services Agreement, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KOLR-KSFX). (Incorporated by reference to Exhibit 10.94 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

Exhibit No.	Exhibit Index

10.61	Amendment to Agreement for Sale of Commercial Time, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KCIT-KAMR). (Incorporated by reference to Exhibit 10.95 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.62	Amendment to Shared Services Agreement, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KCIT-KAMR). (Incorporated by reference to Exhibit 10.96 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.63	Amendment to Agreement for Sale of Commercial Time, dated January 13, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WFXW-WTWO). (Incorporated by reference to Exhibit 10.97 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.64	Amendment to Shared Services Agreement, dated January 13, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WFXW-WTWO). (Incorporated by reference to Exhibit 10.98 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.65	Agreement for Sale of Commercial Time, dated April 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WUTR-WFXV). (Incorporated by reference to Exhibit 10.99 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.66	Shared Services Agreement, dated April 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WUTR-WFXV). (Incorporated by reference to Exhibit 10.100 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.67	Amendment to Agreement for Sale of Commercial Time, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. (as successor to Nexstar Broadcasting of Wichita Falls, L.P.) and Mission Broadcasting, Inc. (f/k/a Mission Broadcasting of Wichita Falls, Inc.) (KJBO-KFDX). (Incorporated by reference to Exhibit 10.101 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.68	Amendment to Shared Services Agreement, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. (as successor to Nexstar Broadcasting of Wichita Falls, L.P.) and Mission Broadcasting, Inc. (f/k/a Mission Broadcasting of Wichita Falls, Inc.) (KJBO-KFDX). (Incorporated by reference to Exhibit 10.102 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

10.69	Purchase Agreement, dated May 21, 2004, by and between Nexstar Broadcasting, Inc. and Jewell Television Corporation. (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 333-62916-01) filed by Nexstar Broadcasting, Inc.)

10.70	Time Brokerage Agreement, dated May 21, 2004, by and between Nexstar Broadcasting, Inc. and Jewell Television Corporation. (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 333-62916-01) filed by Nexstar Broadcasting, Inc.)

10.71	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 7% Senior Subordinated Notes due 2014. (Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)

Exhibit No.	Exhibit Index

10.72	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 12% Senior Subordinated Notes due 2008. (Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)
10.73	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 11.375% Senior Discount Notes due 2013. (Incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)
10.74	Supplemental Indenture, dated as of April 1, 2005, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Mission Broadcasting, Inc., and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.75	Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., certain of its subsidiaries from time to time parties to the Credit Agreement, the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Syndication Agents. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.76	First Amendment and Confirmation (Guarantee Agreement), dated as of April 1, 2005, by and among Nexstar Broadcasting Group, Inc. and Nexstar Finance Holdings, Inc. as Guarantors and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders (as defined therein). (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.77	Nexstar First Amendment and Confirmation Agreement to Nexstar Guaranty of Mission Obligations, dated April 1, 2005, by and among Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.78	Guarantee, dated as of April 1, 2005, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture, dated as of December 30, 2003, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc. and The Bank of New York, as Trustee, as amended and supplemented by the Supplemental Indenture (as defined therein). (Incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.79	Third Amended and Restated Credit Agreement, dated as of April 1, 2005, among Mission Broadcasting, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Syndication Agents. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)
10.80	First Amendment and Confirmation Agreement to Mission Guarantee of Nexstar Obligations, dated as of April 1, 2005, by and among Mission Broadcasting, Inc. as Guarantor and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders (as defined therein). (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)
10.81	Confirmation Agreement for the Smith Pledge Agreement, dated as of April 1, 2005, by David S. Smith and Bank of America, N.A. as Collateral Agent. (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)

Exhibit No.	Exhibit Index

10.82	First Amendment, dated as of October 20, 2005, to the Fourth Amended and Restated Credit Agreement, among Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Nexstar Broadcasting, Inc., Bank of America, N.A. (as Administrative Agent), UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as Co-Syndication Agents) and several Lenders named therein. (Incorporated by reference to Exhibit 10.121 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)

10.83	Executive Employment Agreement, dated as of January 23, 2006, by and between Nexstar Broadcasting, Inc. and Matthew E. Devine. (Incorporated by reference to Exhibit 10.122 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)#

10.84	Stock Grant Agreement, dated as of January 23, 2006, by and between Nexstar Broadcasting Group, Inc. and Matthew E. Devine. (Incorporated by reference to Exhibit 10.123 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)#

10.85	Purchase Agreement, dated as of June 7, 2006 (entered into by Nexstar Broadcasting Group, Inc. on July 26, 2006), by and between Nexstar Broadcasting Group, Inc. and Television Station Group Holdings, LLC. (Incorporated by reference to Exhibit 1.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2006 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on November 8, 2006)

10.86	Asset Purchase Agreement, dated as of June 27, 2007 (entered into by Mission Broadcasting, Inc. on June 27, 2007), by, between and among Mission Broadcasting, Inc. and Piedmont Television Holdings LLC, Piedmont Television Communications LLC, Piedmont Television of Monroe/El Dorado LLC and Piedmont Television of Monroe/El Dorado License LLC. (Incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)

10.87	Addendum to Employment Agreement, dated as of July 2, 2007, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)#

10.88	Addendum to Employment Agreement, dated as of July 2, 2007, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)#

10.89	Executive Employment Agreement between Timothy Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 12, 2008)

10.90	Executive Employment Agreement between Brian Jones and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 12, 2008)

10.91	Purchase Agreement, dated June 27, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 3, 2008)

Exhibit No.	Exhibit Index

10.92	Registration Rights Agreement, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)

10.93	Addendum to Executive Employment Agreement between Perry A. Sook and Nexstar Broadcasting Group, Inc.

12.1	Statement regarding computation of ratio of earnings to fixed charges.*

14.1	Nexstar Broadcasting Group, Inc. Code of Ethics. (Incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

21.1	Subsidiaries of the registrant.*

23.1	Consent issued by PricewaterhouseCoopers LLP on December 18, 2009.*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).†

24.1	Power of Attorney (included on the signature page to the Form S-4 filed herewith).*

25.1	Statement of Eligibility of Trustee on Form T-1.†

99.1	Letter of Instructions to Broker or Bank.†

#	Management contract or compensatory plan or arrangement
*	Filed herewith
†	To be filed by amendment

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake:

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nexstar Broadcasting, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on December 18, 2009.

NEXSTAR BROADCASTING, INC.

By:	/s/ PERRY A. SOOK
	Name:	Perry A. Sook
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry A. Sook and Thomas E. Carter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ PERRY A. SOOK	President, Director and Chief Executive Officer (principal executive officer)	December 18, 2009

/s/ THOMAS E. CARTER	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	December 18, 2009

/s/ BLAKE R. BATTAGLIA	Director	December 18, 2009

/s/ ERIK BROOKS	Director	December 18, 2009

/s/ JAY M. GROSSMAN	Director	December 18, 2009

/s/ BRENT STONE	Director	December 18, 2009

/s/ ROYCE YUDKOFF	Director	December 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nexstar Broadcasting Group, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on December 18, 2009.

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ PERRY A. SOOK
Name: Perry A. Sook
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry A. Sook and Thomas E. Carter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ PERRY A. SOOK	President, Director and Chief Executive Officer (principal executive officer)	December 18, 2009

/s/ THOMAS E. CARTER	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	December 18, 2009

/s/ BLAKE R. BATTAGLIA	Director	December 18, 2009

/s/ ERIK BROOKS	Director	December 18, 2009

/s/ JAY M. GROSSMAN	Director	December 18, 2009

Signatures	Capacity	Dates

/s/ BRENT STONE	Director	December 18, 2009

/s/ ROYCE YUDKOFF	Director	December 18, 2009

/s/ I. MARTIN POMPADUR	Director	December 18, 2009

/s/ LISBETH MCNABB	Director	December 18, 2009

Exhibit No.	Exhibit Index
3.1	Amended and Restated Certificate of Incorporation of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
3.2	Amended and Restated By-Laws of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
4.1	Specimen Class A Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)
4.2	Form of Stockholders Agreement among Nexstar Broadcasting Group, Inc., ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P., Perry A. Sook and the other stockholders named therein. (Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)
4.3	Indenture dated as of June 30, 2008, by and between Nexstar Broadcasting, Inc. and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)
4.4	First Supplemental Indenture, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., as Gurantor, and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)
4.5	Guarantee, dated as of June 30, 2008, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture dated as of June 30, 2008 by and between Nexstar Broadcasting, Inc. and The Bank of New York, as amended and supplemented by the Supplemental Indenture referred to above. (Incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)
4.6	Form of Note†
5.1	Opinion of Kirkland & Ellis LLP†
10.1	Executive Employment Agreement, dated as of January 5, 1998, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc., as amended on January 5, 1999. (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#
10.2	Amendment to Employment Agreement, dated as of May 10, 2001, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#
10.3	Executive Employment Agreement, dated as of January 5, 1998, by and between Duane Lammers and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999. (Incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#
10.4	Addendum to Employment Agreement, dated February 9, 2001, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#
10.5	Executive Subscription Agreement, dated as of December 31, 1999, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

Exhibit No.	Exhibit Index

10.6	Executive Employment Agreement, dated as of January 5, 1998, by and between Shirley Green and Nexstar Broadcasting Group, Inc., as amended on December 31, 1999. (Incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.7	Second Addendum to Employment Agreement, dated as of February 6, 2002, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.20 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)#

10.8	Executive Subscription Agreement, dated as of December 31, 1999, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.9	Executive Employment Agreement, dated as of December 31, 1999, by and between Richard Stolpe and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)#

10.10	Purchase and Sale Agreement, dated as of December 31, 2001, by and among Mission Broadcasting of Joplin, Inc., GOCOM Broadcasting of Joplin, LLC and GOCOM of Joplin License Sub, LLC. (Incorporated by reference to Exhibit 10.24 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.11	Time Brokerage Agreement, dated as of December 31, 2001, by and between GOCOM of Joplin License Sub, LLC and Mission Broadcasting of Joplin, Inc. (Incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.12	Outsourcing Agreement, dated as of December 1, 2001, by and among WYZZ, Inc., WYZZ License, Inc. and Nexstar Broadcasting of Peoria, L.L.C. (Incorporated by reference to Exhibit 10.26 to Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)

10.13	Option Agreement, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.42 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.14	Shared Services Agreement, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.43 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.15	Agreement of the Sale of Commercial Time, dated as of June 1, 1999, among Mission Broadcasting of Wichita Falls, Inc., David Smith and Nexstar Broadcasting of Wichita Falls, L.P. (Incorporated by reference to Exhibit 10.44 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.16	Option Agreement, dated as of May 19, 1998, among Bastet Broadcasting, Inc., David Smith and Nexstar Broadcasting of Northeastern Pennsylvania, L.P. (Incorporated by reference to Exhibit 10.45 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

Exhibit No.	Exhibit Index

10.17	Shared Services Agreement, dated as of January 5, 1998, between Nexstar Broadcasting Group, L.P. and Bastet Broadcasting, Inc. (Incorporated by reference to Exhibit 10.46 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.18	Option Agreement, dated as of November 30, 1998, among Bastet Broadcasting, Inc., David Smith and Nexstar Broadcasting Group, L.L.C. (Incorporated by reference to Exhibit 10.47 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.19	Time Brokerage Agreement, dated as of April 1, 1996, by and between SJL Communications, L.P. and NV Acquisitions Co. (Incorporated by reference to Exhibit 10.48 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.20	Amendment, dated as of July 31, 1998, to Time Brokerage Agreement, dated as of April 1, 1996, between SJL Communications, L.P. and NV Acquisitions Co. (Incorporated by reference to Exhibit 10.49 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.21	Option Agreement, dated as of April 1, 2002, by and between Mission Broadcasting of Joplin, Inc. and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.50 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.22	Shared Services Agreement, dated as of April 1, 2002, by and between Mission Broadcasting of Joplin, Inc. and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.51 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.23	Addendum to Employment Agreement, dated as of August 14, 2002, by and between Duane Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.52 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.24	Amendment to Option Agreements, dated as of October 18, 2002, among Mission Broadcasting, Inc., David Smith, Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C., Nexstar Broadcasting Group, L.L.C., Nexstar Broadcasting of Wichita Falls, L.L.C., and Nexstar Broadcasting of Joplin, L.L.C. (Incorporated by reference to Exhibit 10.54 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.25	Modifications to Employment Agreement, dated as of September 26, 2002, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.55 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.26	Asset Purchase Agreement, dated as of December 13, 2002, by and among LIN Television Corporation, TVL Broadcasting of Abilene, Inc., Abilene Broadcasting, L.L.C. and Mission Broadcasting, Inc. (Incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.27	Local Marketing Agreement, dated as of December 13, 2002, by and among LIN Television Corporation, TVL Broadcasting of Abilene, Inc., Abilene Broadcasting, L.L.C. and Mission Broadcasting, Inc. (Incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

Exhibit No.	Exhibit Index

10.28	Stock Purchase Agreement, dated as of December 30, 2002, by and among Nexstar Broadcasting Group, L.L.C., Nexstar Broadcasting of Little Rock, L.L.C., Nexstar Broadcasting of Dothan, L.L.C., Morris Network, Inc., United Broadcasting Corporation, KARK-TV, Inc. and Morris Network of Alabama, Inc. (Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.29	Time Brokerage Agreement, dated as of December 30, 2002, by and between KARK-TV, Inc. and Nexstar Broadcasting of Little Rock, L.L.C. (Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.30	Time Brokerage Agreement, dated as of December 30, 2002, by and between Morris Network of Alabama, Inc. and Nexstar Broadcasting of Dothan, L.L.C. (Incorporated by reference to Exhibit 10.51 to Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)

10.31	Shared Services Agreement, dated as of June 13, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of Abilene, L.L.C. (Incorporated by reference to Exhibit 10.63 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.32	Option Agreement, dated as of June 13, 2003, among Mission Broadcasting, Inc., David Smith and Nexstar Broadcasting of Abilene, L.L.C. (Incorporated by reference to Exhibit 10.64 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)

10.33	Shared Services Agreement, dated as of May 9, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.34	Agreement for the Sale of Commercial Time, dated as of May 9, 2003, by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.35	Option Agreement, dated as of May 9, 2003, among Mission Broadcasting, Inc., David Smith and Nexstar Broadcasting of the Midwest, Inc. (Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended June 30, 2003 (File No. 333-62916-02) filed by Mission Broadcasting, Inc.)

10.36	Executive Employment Agreement, dated as of September 11, 2000, by and between Timothy Busch and Nexstar Broadcasting of Rochester, L.L.C. (Incorporated by reference to Exhibit 10.68 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.37	Addendum to Employment Agreement, dated as of August 14, 2002, by and between Timothy Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.69 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

10.38	Executive Employment Agreement, dated as of May 1, 2003, by and between Brian Jones and Nexstar Broadcasting Group, L.L.C. (Incorporated by reference to Exhibit 10.70 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

Exhibit No.	Exhibit Index

10.39	Indenture, among Nexstar Finance Holdings, L.L.C., Nexstar Finance Holdings, Inc., Mission Broadcasting, Inc. and The Bank of New York, dated as of March 27, 2003. (Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the period ended March 31, 2003 (File No. 333-68964) filed by Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc.)
10.40	Addendum to Employment Agreement, dated as of May 20, 2003, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.74 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.41	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.75 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.42	Addendum to Employment Agreement, dated as of May 12, 2003, by and between Timothy C. Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.76 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.43	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Timothy C. Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.77 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.44	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Brian Jones and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.78 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.45	Limited Consent, Waiver and Seventh Amendment to Credit Agreement, dated as of September 5, 2003, among Quorum Broadcasting Company, Inc., Quorum Broadcasting Company, LLC, VHR Broadcasting, Inc., Mission Broadcasting of Amarillo, Inc., Quorum Broadcast Holdings, LLC, Quorum Broadcast Holdings, Inc., the Lenders parties thereto and Bank of America, N.A. (Incorporated by reference to Exhibit 10.81 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)
10.46	Amendment No. 1 to the Reorganization Agreement, dated as of November 3, 2003, by and between Nexstar Broadcasting Group, L.L.C. and Quorum Broadcast Holdings, LLC. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.47	Purchase and Sale Agreement, dated as of October 13, 2003, by and between Nexstar Finance, L.L.C. and J.D.G. Television, Inc. (Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.48	Time Brokerage Agreement, dated as of October 13, 2003, by and between Nexstar Finance, L.L.C. and J.D.G. Television, Inc. (Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the period ended September 30, 2003 (File No. 333-62916) filed by Nexstar Finance, L.L.C. and Nexstar Finance, Inc.)
10.49	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Richard Stolpe and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.87 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.50	Addendum to Employment Agreement, dated as of August 25, 2003, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#

Exhibit No.	Exhibit Index
10.51	Addendum to Employment Agreement, dated as of August 28, 2003, by and between Shirley Green and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 (File No. 333-86994) filed by Nexstar Broadcasting Group, Inc.)#
10.52	First Restated Security Agreement, dated as of December 30, 2003 by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. in favor of Bank of America, N.A., as collateral agent. (Incorporated by reference to Exhibit 10.87 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
10.53	First Restated Pledge and Security Agreement, dated as of December 30, 2003, by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. in favor of Bank of America, N.A., as collateral agent. (Incorporated by reference to Exhibit 10.88 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
10.54	First Restated Guaranty, dated as of December 30, 2003, executed by Nexstar Broadcasting Group, Inc. and Nexstar Finance Holdings, Inc. for Nexstar Broadcasting, Inc.’s Guaranteed Obligations in favor of the guaranteed parties defined therein. (Incorporated by reference to Exhibit 10.89 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
10.55	First Restated Guaranty, dated as of December 30, 2003, executed by Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. for Mission Broadcasting, Inc.’s Guaranteed Obligations in favor of the guaranteed parties defined therein. (Incorporated by reference to Exhibit 10.90 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
10.56	Indenture, among Nexstar Broadcasting, Inc., the guarantors defined therein and The Bank of New York, dated as of December 30, 2003. (Incorporated by reference to Exhibit 10.91 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)
10.57	Amendment to Agreement for Sale of Commercial Time, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KAMC-KLBK). (Incorporated by reference to Exhibit 10.91 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.58	Amendment to Shared Services Agreement, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KAMC-KLBK). (Incorporated by reference to Exhibit 10.92 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.59	Amendment to Agreement for Sale of Commercial Time, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KOLR-KSFX). (Incorporated by reference to Exhibit 10.93 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.60	Amendment to Shared Services Agreement, dated December 30, 2003, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KOLR-KSFX). (Incorporated by reference to Exhibit 10.94 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.61	Amendment to Agreement for Sale of Commercial Time, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KCIT-KAMR). (Incorporated by reference to Exhibit 10.95 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)

Exhibit No.	Exhibit Index

10.62	Amendment to Shared Services Agreement, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (KCIT-KAMR). (Incorporated by reference to Exhibit 10.96 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.63	Amendment to Agreement for Sale of Commercial Time, dated January 13, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WFXW-WTWO). (Incorporated by reference to Exhibit 10.97 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.64	Amendment to Shared Services Agreement, dated January 13, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WFXW-WTWO). (Incorporated by reference to Exhibit 10.98 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.65	Agreement for Sale of Commercial Time, dated April 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WUTR-WFXV). (Incorporated by reference to Exhibit 10.99 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.66	Shared Services Agreement, dated April 1, 2004, by and between Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. (WUTR-WFXV). (Incorporated by reference to Exhibit 10.100 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.67	Amendment to Agreement for Sale of Commercial Time, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. (as successor to Nexstar Broadcasting of Wichita Falls, L.P.) and Mission Broadcasting, Inc. (f/k/a Mission Broadcasting of Wichita Falls, Inc.) (KJBO-KFDX). (Incorporated by reference to Exhibit 10.101 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.68	Amendment to Shared Services Agreement, dated January 1, 2004, by and between Nexstar Broadcasting, Inc. (as successor to Nexstar Broadcasting of Wichita Falls, L.P.) and Mission Broadcasting, Inc. (f/k/a Mission Broadcasting of Wichita Falls, Inc.) (KJBO-KFDX). (Incorporated by reference to Exhibit 10.102 to Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-114963) filed by Nexstar Broadcasting, Inc.)
10.69	Purchase Agreement, dated May 21, 2004, by and between Nexstar Broadcasting, Inc. and Jewell Television Corporation. (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 333-62916-01) filed by Nexstar Broadcasting, Inc.)
10.70	Time Brokerage Agreement, dated May 21, 2004, by and between Nexstar Broadcasting, Inc. and Jewell Television Corporation. (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (File No. 333-62916-01) filed by Nexstar Broadcasting, Inc.)
10.71	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 7% Senior Subordinated Notes due 2014. (Incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)
10.72	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 12% Senior Subordinated Notes due 2008. (Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)
10.73	Guarantee issued by Nexstar Broadcasting Group, Inc. with respect to 11.375% Senior Discount Notes due 2013. (Incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on October 1, 2004)

Exhibit No.	Exhibit Index

10.74	Supplemental Indenture, dated as of April 1, 2005, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., Mission Broadcasting, Inc., and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.75	Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005, among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc., certain of its subsidiaries from time to time parties to the Credit Agreement, the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Syndication Agents. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.76	First Amendment and Confirmation (Guarantee Agreement), dated as of April 1, 2005, by and among Nexstar Broadcasting Group, Inc. and Nexstar Finance Holdings, Inc. as Guarantors and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders (as defined therein). (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.77	Nexstar First Amendment and Confirmation Agreement to Nexstar Guaranty of Mission Obligations, dated April 1, 2005, by and among Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.78	Guarantee, dated as of April 1, 2005, of Nexstar Broadcasting Group, Inc. executed pursuant to the Indenture, dated as of December 30, 2003, among Nexstar Broadcasting, Inc., Mission Broadcasting, Inc. and The Bank of New York, as Trustee, as amended and supplemented by the Supplemental Indenture (as defined therein). (Incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on April 6, 2005)
10.79	Third Amended and Restated Credit Agreement, dated as of April 1, 2005, among Mission Broadcasting, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., as the Administrative Agent for the Lenders, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Syndication Agents. (Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)
10.80	First Amendment and Confirmation Agreement to Mission Guarantee of Nexstar Obligations, dated as of April 1, 2005, by and among Mission Broadcasting, Inc. as Guarantor and Bank of America, N.A. as Collateral Agent, on behalf of the Majority Lenders (as defined therein). (Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)
10.81	Confirmation Agreement for the Smith Pledge Agreement, dated as of April 1, 2005, by David S. Smith and Bank of America, N.A. as Collateral Agent. (Incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K (File No. 333-62916-02) filed by Mission Broadcasting, Inc. on April 7, 2005)
10.82	First Amendment, dated as of October 20, 2005, to the Fourth Amended and Restated Credit Agreement, among Nexstar Broadcasting Group, Inc., Nexstar Finance Holdings, Inc., Nexstar Broadcasting, Inc., Bank of America, N.A. (as Administrative Agent), UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as Co-Syndication Agents) and several Lenders named therein. (Incorporated by reference to Exhibit 10.121 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)

Exhibit No.	Exhibit Index

10.83	Executive Employment Agreement, dated as of January 23, 2006, by and between Nexstar Broadcasting, Inc. and Matthew E. Devine. (Incorporated by reference to Exhibit 10.122 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)#

10.84	Stock Grant Agreement, dated as of January 23, 2006, by and between Nexstar Broadcasting Group, Inc. and Matthew E. Devine. (Incorporated by reference to Exhibit 10.123 to the Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on March 16, 2006)#

10.85	Purchase Agreement, dated as of June 7, 2006 (entered into by Nexstar Broadcasting Group, Inc. on July 26, 2006), by and between Nexstar Broadcasting Group, Inc. and Television Station Group Holdings, LLC. (Incorporated by reference to Exhibit 1.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2006 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on November 8, 2006)

10.86	Asset Purchase Agreement, dated as of June 27, 2007 (entered into by Mission Broadcasting, Inc. on June 27, 2007), by, between and among Mission Broadcasting, Inc. and Piedmont Television Holdings LLC, Piedmont Television Communications LLC, Piedmont Television of Monroe/El Dorado LLC and Piedmont Television of Monroe/El Dorado License LLC. (Incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)

10.87	Addendum to Employment Agreement, dated as of July 2, 2007, by and between Perry A. Sook and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)#

10.88	Addendum to Employment Agreement, dated as of July 2, 2007, by and between Duane A. Lammers and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q for the period ended June 30, 2007 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 8, 2007)#

10.89	Executive Employment Agreement between Timothy Busch and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 12, 2008)

10.90	Executive Employment Agreement between Brian Jones and Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on August 12, 2008)

10.91	Purchase Agreement, dated June 27, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 3, 2008)

10.92	Registration Rights Agreement, dated as of June 30, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 7, 2008)

10.93	Addendum to Executive Employment Agreement between Perry A. Sook and Nexstar Broadcasting Group, Inc.

12.1	Statement regarding computation of ratio of earnings to fixed charges.*

Exhibit No.	Exhibit Index

14.1	Nexstar Broadcasting Group, Inc. Code of Ethics. (Incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc.)

21.1	Subsidiaries of the registrant.*

23.1	Consent issued by PricewaterhouseCoopers LLP on December 18, 2009.*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).†

24.1	Power of Attorney (included on the signature page to the Form S-4 filed herewith).*

25.1	Statement of Eligibility of Trustee on Form T-1.†

99.1	Letter of Instructions to Broker or Bank.†

#	Management contract or compensatory plan or arrangement
*	Filed herewith
†	To be filed by amendment